                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-89322


                   PROSPECTUS SUPPLEMENT DATED JUNE 30, 2004
                      (TO PROSPECTUS DATED JUNE 30, 2004)



                           $782,927,364 (APPROXIMATE)
                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                   DEPOSITOR


                             BANK OF AMERICA, N.A.
                                MASTER SERVICER


          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-3
                             ---------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-24 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 11 IN THE ACCOMPANYING PROSPECTUS.


Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.


The certificates will represent interests only in the trust and will not represent interests in or obligations of Banc of America Commercial Mortgage Inc. or any of its affiliates, including Bank of America Corporation.


The Series 2004-3 Commercial Mortgage Pass-Through Certificates will consist of the following classes:

o senior certificates consisting of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-1A and Class X Certificates;

o junior certificates consisting of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates;

o the Class CC-A, Class CC-B, Class CC-C, Class CC-D, Class CC-E and Class CC-F Certificates;

o    the Class SS-A, Class SS-B, Class SS-C and Class SS-D Certificates;

o the Class UH-A, Class UH-B, Class UH-C, Class UH-D, Class UH-E, Class UH-F, Class UH-G, Class UH-H and Class UH-J Certificates; and

o the residual certificates consisting of the Class R-I and Class R-II Certificates.

Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D and Class E Certificates are offered hereby.

The trust's assets will consist primarily of 94 mortgage loans and other property described in this prospectus supplement and the accompanying prospectus. The mortgage loans are secured by first liens on commercial and multifamily properties. This prospectus supplement more fully describes the offered certificates, as well as the characteristics of the mortgage loans and the related mortgaged properties.
       ---------------------

Certain characteristics of the offered certificates include:

                                                 APPROXIMATE
                      CERTIFICATE  BALANCE       PASS-THROUGH        ASSUMED FINAL        RATINGS      RATED FINAL
                              AS OF               RATE AS OF          DISTRIBUTION       MOODY'S/     DISTRIBUTION
       CLASS            DELIVERY DATE(1)        DELIVERY DATE           DATE(2)           S&P(3)         DATE(4)
 Class A-1(5).....        $ 23,000,000              2.9750%       December 10, 2006       Aaa/AAA    June 10, 2039
 Class A-2(5).....        $ 34,000,000              4.3480%         April 10, 2009        Aaa/AAA    June 10, 2039
 Class A-3(5).....        $125,000,000              4.8750%         April 10, 2011        Aaa/AAA    June 10, 2039
 Class A-4(5).....        $110,000,000              5.1760%         March 10, 2013        Aaa/AAA    June 10, 2039
 Class A-5(5).....        $414,397,485              5.4836%(6)       May 10, 2014         Aaa/AAA    June 10, 2039
 Class B .........        $ 28,879,200              5.5386%(7)    November 10, 2014       Aa2/AA     June 10, 2039
 Class C .........        $ 11,551,680              5.5386%(7)    November 10, 2015       Aa3/AA-    June 10, 2039
 Class D .........        $ 24,547,319              5.5386%(7)      July 10, 2016          A2/A      June 10, 2039
 Class E .........        $ 11,551,680              5.5386%(7)      July 10, 2016          A3/A-     June 10, 2039

(Footnotes to table on page S-5)

     With respect to the offered certificates, Banc of America Securities LLC is acting as sole lead manager and bookrunner. Bear, Stearns & Co. Inc. and Goldman, Sachs & Co. are acting as co-managers, and Banc of America Securities LLC will be the sole bookrunner for any other classes of certificates, none of which are offered by this prospectus supplement. Banc of America Securities LLC, Bear, Stearns & Co. Inc., and Goldman, Sachs & Co. will purchase the offered certificates from Banc of America Commercial Mortgage Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about July 14, 2004. Banc of America Commercial Mortgage Inc. expects to receive from this offering approximately 100.32% of the initial principal amount of the offered certificates, plus accrued interest from July 1, 2004 before deducting expenses payable by Banc of America Commercial Mortgage Inc.
                             ---------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE OFFERED SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------
                       SOLE LEAD MANAGER AND BOOKRUNNER

                         BANC OF AMERICA SECURITIES LLC
                             ---------------------
BEAR, STEARNS & CO. INC.                                  GOLDMAN, SACHS & CO.
                                 June 30, 2004

                    Banc of America Commercial Mortgage Inc.
          Commercial Mortgage Pass-Through Certificates, Series 2004-3
                      Geographic Overview of Mortgage Pool

                                 [MAP OMITTED]

UTAH                                    NORTH CAROLINA
2 properties                            3 properties
$13,241,454                             $19,988,417
1.1% of total                           1.7% of total

MISSOURI                                SOUTH CAROLINA
2 properties                            1 property
$2,772,671                              $7,009,556
0.2% of total                           0.6% of total

SOUTH DAKOTA                            GEORGIA
1 property                              8 properties
$3,190,639                              $26,015,950
0.3% of total                           2.3% of total

NORTH DAKOTA                            FLORIDA
1 property                              23 properties
$2,716,926                              $89,111,522
0.2% of total                           7.7% of total

IOWA                                    KENTUCKY
1 property                              1 property
$1,870,000                              $2,708,337
0.2% of total                           0.2% of total

MINNESOTA                               ALABAMA
2 properties                            3 properties
$20,109,068                             $8,638,027
1.7% of total                           0.7% of total

ILLINOIS                                MISSISSIPPI
6 properties                            1 property
$22,798,181                             $166,360
2.0% of total                           0.0% of total

MICHIGAN                                TENNESSEE
5 properties                            5 properties
$91,624,950                             $25,797,913
7.9% of total                           2.2% of total

INDIANA                                 LOUISIANA
5 properties                            4 properties
$35,617,607                             $14,046,111
3.1% of total                           1.2% of total

OHIO                                    TEXAS
2 properties                            27 properties
$6,452,874                              $210,332,973
0.6% of total                           18.2% of total

PENNSYLVANIA                            OKLAHOMA
4 properties                            1 property
$24,678,000                             $480,596
2.1% of total                           0.0% of total

NEW YORK                                KANSAS
4 properties                            1 property
$136,342,202                            $1,515,727
11.8% of total                          0.1% of total

NEW HAMPSHIRE                           NEW MEXICO
1 property                              1 property
$3,752,000                              $720,894
0.3% of total                           0.1% of total

MASSACHUSETTS                           COLORADO
11 properties                           4 properties
$36,529,936                             $6,456,981
3.2% of total                           0.6% of total

CONNECTICUT                             ARIZONA
1 property                              14 properties
$20,916,858                             $65,197,976
1.8% of total                           5.6% of total

NEW JERSEY                              CALIFORNIA
6 properties                            12 properties
$33,836,341                             $85,556,196
2.9% of total                           7.4% of total

DELAWARE                                NEVADA
1 property                              11 properties
$2,710,354                              $53,612,825
0.2% of total                           4.6% of total

MARYLAND                                OREGON
3 properties                            2 properties
$16,294,191                             $16,052,002
1.4% of total                           1.4% of total




VIRGINIA                                WASHINGTON
6 properties                            3 properties
$27,732,220                             $18,573,158
2.4% of total                           1.6% of total

                                    [LEGEND OMITTED]

                                    --------------------------------------------
                                    (less than) 1.0% of Initial Pool Balance
                                    1.0% - 5.0% of Initial Pool Balance
                                    5.1% - 10.0% of Initial Pool Balance
                                    (greater than) 10.0% of Initial Pool Balance
                                    --------------------------------------------

       [Pie Chart Omitted]
MORTAGED PROPERTIES BY PROPERTY TYPE

Industrial                        2.0%
Hotel                             1.2%
Office                           31.8%
Manufactured Housing             19.7%
Self Storage                     16.5%
Multifamily                      16.0%
Retail                           12.8%

NOTE REGARDING PIE CHART ON OPPOSITE PAGE: NUMBERS MAY NOT TOTAL TO 100% DUE TO ROUNDING.

FOR MORE INFORMATION

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC's Public Reference Room at the following locations:

 o   SEC Public Reference Section
     450 Fifth Street, N.W.
     Room 1204
     Washington, D.C. 20549

 o   SEC Midwest Regional Offices
     Citicorp Center
     500 West Madison Street
     Suite 1400
     Chicago, Illinois 60661-2511

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-2400.

See also the sections captioned "Available Information" and "Incorporation of Certain Information by Reference" appearing at the end of the accompanying prospectus.

                               TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION
  PRESENTED IN THIS PROSPECTUS SUPPLEMENT
  AND THE ACCOMPANYING PROSPECTUS ............................   S-6
EXECUTIVE SUMMARY ............................................   S-7
SUMMARY OF PROSPECTUS SUPPLEMENT .............................  S-11
RISK FACTORS .................................................  S-24
  Risks Related to the Certificates ..........................  S-24
  Risks Related to the Mortgage Loans ........................  S-33
DESCRIPTION OF THE MORTGAGE POOL .............................  S-70
  General ....................................................  S-70
  Certain Terms and Conditions of the Mortgage Loans .........  S-72
    Due Dates ................................................  S-72
    Mortgage Rates; Calculations of Interest .................  S-72
    Hyperamortization ........................................  S-72
    Amortization of Principal ................................  S-73
    Prepayment Provisions ....................................  S-73
    Defeasance ...............................................  S-74
  Release Or Substitution of Properties ......................  S-75
    "Due-on-Sale" and "Due-on-Encumbrance"
       Provisions ............................................  S-76
  CC Component Mortgage Loan .................................  S-78
  SS Component Mortgage Loan .................................  S-78
  UH Component Mortgage Loan .................................  S-79
  CBA Whole Loan .............................................  S-81
  Significant Mortgage Loans .................................  S-82
  Additional Mortgage Loan Information ....................... S-116
    General .................................................. S-116
    Delinquencies ............................................ S-116
    Tenant Matters ........................................... S-116
    Ground Leases and Other Non-Fee Interests ................ S-116
    Subordinate Financing .................................... S-116
    Lender/Borrower Relationships ............................ S-117
  Certain Underwriting Matters ............................... S-117
    Environmental Assessments ................................ S-117
    Generally ................................................ S-118
    Property Condition Assessments ........................... S-119
    Appraisals and Market Studies ............................ S-119
    Zoning and Building Code Compliance ...................... S-120
    Hazard, Liability and Other Insurance .................... S-120
  The Mortgage Loan Seller ................................... S-121
  Assignment of the Mortgage Loans; Repurchases and
    Substitutions ............................................ S-121
  Representations and Warranties; Repurchases and
    Substitutions ............................................ S-125
  Changes in Mortgage Pool Characteristics ................... S-128
SERVICING OF THE MORTGAGE LOANS .............................. S-129
  General .................................................... S-129
  The Master Servicer ........................................ S-137
  The Special Servicer ....................................... S-137
  Sub-Servicers .............................................. S-138
  Servicing and Other Compensation and Payment of
    Expenses ................................................. S-138
  Evidence as to Compliance .................................. S-143
  Modifications, Waivers, Amendments and Consents ............ S-144
  Defaulted Mortgage Loans; Purchase Option .................. S-147
  REO Properties ............................................. S-149
  Inspections; Collection of Operating Information ........... S-149
  Termination of the Special Servicer ........................ S-150
DESCRIPTION OF THE CERTIFICATES .............................. S-151
  General .................................................... S-151

     Registration and Denominations ............................. S-151
     Certificate Balances and Notional Amount ................... S-152
     Pass-Through Rates ......................................... S-154
     Distributions .............................................. S-156
       General .................................................. S-156
       Class CC Certificates and the CC Component
         Mortgage Loan .......................................... S-156
       Class SS Certificates and the SS Component
         Mortgage Loan .......................................... S-159
       Class UH Certificates and the UH Component
         Mortgage Loan .......................................... S-161
       The Available Distribution Amount ........................ S-165
       Application of the Available Distribution Amount ......... S-166
       Excess Liquidation Proceeds .............................. S-171
       Distributable Certificate Interest ....................... S-171
       Principal Distribution Amount ............................ S-172
       Distributions of Prepayment Premiums ..................... S-174
       Treatment of REO Properties .............................. S-175
     Subordination; Allocation of Losses and Certain
       Expenses ................................................. S-175
     Interest Reserve Account ................................... S-178
     P&I Advances ............................................... S-178
     Appraisal Reductions ....................................... S-181
     Reports to Certificateholders; Certain Available
       Information .............................................. S-184
       Trustee Reports .......................................... S-184
       Servicer Reports ......................................... S-185
       Other Information ........................................ S-186
     Voting Rights .............................................. S-187
     Termination; Retirement of Certificates .................... S-187
   THE TRUSTEE .................................................. S-189
     The Trustee ................................................ S-189
     Indemnification ............................................ S-189
   YIELD AND MATURITY CONSIDERATIONS ............................ S-190
     Yield Considerations ....................................... S-190
       General .................................................. S-190
       Rate and Timing of Principal Payments .................... S-190
       Losses and Shortfalls .................................... S-191
       Certain Relevant Factors ................................. S-192
     Weighted Average Lives ..................................... S-193
   USE OF PROCEEDS .............................................. S-198
   CERTAIN FEDERAL INCOME TAX CONSEQUENCES ...................... S-198
     General .................................................... S-198
     Discount and Premium; Prepayment Premiums .................. S-198
     Characterization of Investments in Offered Certificates..... S-199
     Possible Taxes on Income From Foreclosure Property ......... S-199
     Reporting and Other Administrative Matters ................. S-200
   CERTAIN ERISA CONSIDERATIONS ................................. S-200
   LEGAL INVESTMENT ............................................. S-203
   METHOD OF DISTRIBUTION ....................................... S-204
   LEGAL MATTERS ................................................ S-205
   RATINGS ...................................................... S-205
   INDEX OF PRINCIPAL DEFINITIONS ............................... S-206
   ANNEX A ......................................................   A-1
   ANNEX B ......................................................   B-1
   ANNEX C ......................................................   C-1
   ANNEX D ......................................................   D-1

             FOOTNOTES TO TABLE ON COVER OF PROSPECTUS SUPPLEMENT

(1)   Subject to a variance of plus or minus 10%.


(2) As of the delivery date, the "assumed final distribution date" with respect to any class of offered certificates is the distribution date on which the final distribution would occur for such class of certificates based upon the assumptions, among others, that all payments are made when due and that no mortgage loan is prepaid, in whole or in part, prior to its stated maturity, any mortgage loan with an anticipated repayment date is not prepaid prior to, but is paid in its entirety on its anticipated repayment date, and otherwise based on the maturity assumptions described in this prospectus supplement, if any. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See "Yield and Maturity Considerations" in this prospectus supplement.


(3) It is a condition to their issuance that the classes of offered certificates be assigned ratings by Moody's Investors Service, Inc. and/or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., no lower than those set forth above. The ratings on the offered certificates do not represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent prepayment premiums will be collected on the mortgage loans in connection with such prepayments or the corresponding effect on yield to investors or (iv) whether and to what extent default interest will be received or net aggregate prepayment interest shortfalls will be realized.


(4) The "rated final distribution date" for each class of offered certificates has been set at the first distribution date that follows two years after the end of the amortization term for the mortgage loan that, as of the cut-off date, has the longest remaining amortization term, irrespective of its scheduled maturity. See "Ratings" in this prospectus supplement.


(5) For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-1A Certificates the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 64 mortgage loans, representing approximately 75.4% of the initial pool balance as of the cut-off date. Loan group 2 will consist of 30 mortgage loans, representing approximately 24.6% of the initial pool balance as of the cut-off date. Loan group 2 will include approximately 67.0% of the initial pool balance of all the mortgage loans secured by multifamily properties and approximately 70.6% of the initial pool balance of all the mortgage loans secured by manufactured housing properties.


      So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-1A and Class X Certificates, interest distributions on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate balance of the Class A-5 Certificates has been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class B through Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-1A Certificates pro rata.


(6) The Class A-5 Certificates will accrue interest at the weighted average net mortgage rate less 0.055%.


(7) The Class B, Class C, Class D and Class E Certificates will accrue interest at the weighted average net mortgage rate.

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                  SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.


     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.


     This prospectus supplement begins with several introductory sections describing the Series 2004-3 Certificates and the trust in abbreviated form:


       Executive Summary, which begins on page S-7 of this prospectus supplement and shows certain characteristics of the offered certificates in tabular form;


       Summary of Prospectus Supplement, which begins on page S-11 of this prospectus supplement and gives a brief introduction of the key features of Series 2004-3 and the mortgage loans; and


       Risk Factors, which begins on page S-24 of this prospectus supplement and describes risks that apply to Series 2004-3 which are in addition to those described in the accompanying prospectus with respect to the securities issued by the trust generally.


     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.


     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page S-207 in this prospectus supplement. The capitalized terms used in the accompanying prospectus are defined under the caption "Glossary" beginning on page 107 in the prospectus.


     In this prospectus supplement, "we" refers to the depositor, and "you" refers to a prospective investor in the offered certificates.
                             ---------------------
     Until October 12, 2004, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


     If and to the extent required by applicable law or regulation, this prospectus supplement and the accompanying prospectus will be used by the underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which the underwriter is a principal. The underwriter may also act as agent in such transactions. Such sales will be made at negotiated prices at the time of sale.

                               EXECUTIVE SUMMARY

     The following executive summary does not include all relevant information relating to the offered certificates and the mortgage loans. In particular, the executive summary does not address the risks and special considerations involved with an investment in the offered certificates, and prospective investors should carefully review the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus before making any investment decision. The executive summary also describes the certificates that are not offered by this prospectus supplement (other than the Class CC-A, Class CC-B, Class CC-C, Class CC-D, Class CC-E, Class CC-F, Class SS-A, Class SS-B, Class SS-C, Class SS-D, Class UH-A, Class UH-B, Class UH-C, Class UH-D, Class UH-E, Class UH-F, Class UH-G, Class UH-H, Class UH-J, Class R-I and Class R-II Certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions. Certain capitalized terms used in this executive summary may be defined elsewhere in this prospectus supplement, including in Annex A hereto, or in the prospectus. An "Index of Principal Definitions" is included at the end of this prospectus supplement. A "Glossary" is included at the end of the prospectus. Terms that are used but not defined in this prospectus supplement will have the meanings specified in the prospectus.



                               CERTIFICATE        APPROXIMATE
                                BALANCE OR         PERCENTAGE   APPROXIMATE
                                 NOTIONAL           OF POOL        CREDIT
   CLASS     RATINGS(1)         AMOUNT(2)          BALANCE(2)     SUPPORT
 Offered Certificates
 A-1(9)        Aaa/AAA      $     23,000,000          1.991%       14.250%
 A-2(9)        Aaa/AAA      $     34,000,000          2.943%       14.250%
 A-3(9)        Aaa/AAA      $    125,000,000         10.821%       14.250%
 A-4(9)        Aaa/AAA      $    110,000,000          9.522%       14.250%
 A-5(9)        Aaa/AAA      $    414,397,485         35.873%       14.250%
 B             Aa2/AA       $     28,879,200          2.500%       11.750%
 C             Aa3/AA-      $     11,551,680          1.000%       10.750%
 D              A2/A        $     24,547,319          2.125%        8.625%
 E              A3/A-       $     11,551,680          1.000%        7.625%
------          ----        ----------------         ------        ------
 Private Certificates -- Not Offered Hereby(7)
 A-1A(9)       Aaa/AAA      $    284,159,066         24.599%       14.250%
 F            Baa1/BBB+     $     15,883,560          1.375%        6.250%
 G            Baa2/BBB      $     11,551,680          1.000%        5.250%
 H            Baa3/BBB-     $     15,883,560          1.375%        3.875%
 J             Ba1/BB+      $      4,331,880          0.375%        3.500%
 K             Ba2/BB       $      5,775,840          0.500%        3.000%
 L             Ba3/BB-      $      5,775,840          0.500%        2.500%
 M              B1/B+       $      4,331,880          0.375%        2.125%
 N              B2/B        $      2,887,920          0.250%        1.875%
 O              B3/B-       $      2,887,920          0.250%        1.625%
 P              NR/NR       $     18,771,480          1.625%        0.000%
 X             Aaa/AAA      $  1,155,167,990(8)       N/A           N/A



                                   APPROXIMATE
                                     INITIAL
                                      PASS-
                                     THROUGH        WEIGHTED
                                     RATE AS         AVERAGE
                                   OF DELIVERY        LIFE            PRINCIPAL
   CLASS         RATE TYPE            DATE         (YEARS)(3)         WINDOW(3)
 Offered Certificates
 A-1(9)            Fixed         2.97500%             1.258     8/10/2004-12/10/2006
 A-2(9)            Fixed         4.34800%             3.642    12/10/2006-4/10/2009
 A-3(9)            Fixed         4.87500%             5.558     4/10/2009-4/10/2011
 A-4(9)            Fixed         5.17600%             7.234     4/10/2011-3/10/2013
 A-5(9)           WAC(4)         5.48360%(4)          9.723     3/10/2013-5/10/2014
 B                WAC(5)         5.53860%(5)         10.022     6/10/2014-11/10/2014
 C                WAC(5)         5.53860%(5)         11.192    11/10/2014-11/10/2015
 D                WAC(5)         5.53860%(5)         11.613     11/10/2015-7/10/2016
 E                WAC(5)         5.53860%(5)         11.989     7/10/2016-7/10/2016
-------           -------        ----------          ------    ---------------------
 Private Certificates -- Not Offered Hereby(7)
 A-1A(9)         Fixed(6)        5.20700%(6)          7.748     8/10/2004-6/10/2014
 F                WAC(5)         5.53860%(5)         11.989     7/10/2016-7/10/2016
 G                WAC(5)         5.53860%(5)         11.989     7/10/2016-7/10/2016
 H                WAC(5)         5.53860%(5)         11.989     7/10/2016-7/10/2016
 J               Fixed(6)        5.10200%(6)         11.989     7/10/2016-7/10/2016
 K               Fixed(6)        5.10200%(6)         11.989     7/10/2016-7/10/2016
 L               Fixed(6)        5.10200%(6)         11.989     7/10/2016-7/10/2016
 M               Fixed(6)        5.10200%(6)         11.989     7/10/2016-7/10/2016
 N               Fixed(6)        5.10200%(6)         11.989     7/10/2016-7/10/2016
 O               Fixed(6)        5.10200%(6)         11.989     7/10/2016-7/10/2016
 P               Fixed(6)        5.10200%(6)         14.623     7/10/2016-6/10/2019
 X           Variable Rate(8)    0.31064%(8)              (8)           N/A

(1) Ratings shown are those of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively.


(2)   As of the delivery date. Subject to a variance of plus or minus 10%.


(3) Based on the maturity assumptions (as defined under "Yield and Maturity Considerations" in this prospectus supplement). As of the delivery date, calculations for the certificates assume no prepayments will be made on the mortgage loans prior to their related maturity dates (or, in the case of the mortgage loan with an anticipated repayment date, the related anticipated repayment date).


(4) The Class A-5 Certificates will accrue interest at the weighted average net mortgage rate less 0.055%.


(5) The Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will accrue interest at the weighted average net mortgage rate.

(6) The Class A-1A, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will accrue interest at a fixed rate subject to a cap at the weighted average net mortgage rate.


(7) Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.


(8) The Class X Certificates are not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class X Certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class X Certificates, as described in this prospectus supplement. The interest rate applicable to the Class X Certificates for each distribution date will be as described in this prospectus supplement. See "Description of the Certificates-- Pass-Through Rates" in this prospectus supplement.


(9) For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 64 mortgage loans, representing approximately 75.4% of the initial pool balance as of the cut-off date. Loan group 2 will consist of 30 mortgage loans, representing approximately 24.6% of the initial pool balance as of the cut off date. Loan group 2 will include approximately 67.0% of the initial pool balance of all the mortgage loans secured by multifamily properties and approximately 70.6% of the initial pool balance of all the mortgage loans secured by manufactured housing properties.


      So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-1A and Class X Certificates, interest distributions on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate balance of the Class A-5 Certificates has been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class B through Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-1A Certificates pro rata.

     Below is certain information regarding the mortgage loans and the mortgaged properties in the entire mortgage pool and loan group 1 or loan group 2, as applicable, as of the cut-off date. All weighted averages set forth below are based on the respective cut-off date balances (as defined in this prospectus supplement) of the mortgage loans in the entire mortgage pool, loan group 1 and loan group 2. One mortgage loan that is included in loan group 1, referred to as the CC Component Mortgage Loan, is divided into a senior component and 6 subordinate components. Unless otherwise stated, all references to the principal balance of the CC Component Mortgage Loan and related information (including cut-off date balances, loan group balances, debt service coverage ratios and loan-to-value ratios) is a reference to the senior component only of this mortgage loan and accordingly, such ratios would be lower (in the case of debt service coverage) or higher (in the case of loan-to-value) if the subordinate components were included. One mortgage loan that is included in loan group 1, referred to as the SS Component Mortgage Loan, is divided into a senior component and 4 subordinate components. Unless otherwise stated, all references to the principal balance of the SS Component Mortgage Loan and related information (including cut-off date balances, loan group balances, debt service coverage ratios and loan-to-value ratios) is a reference to the senior component only of this mortgage loan and accordingly, such ratios would be lower (in the case of debt service coverage) or higher (in the case of loan-to-value) if the subordinate components were included. One mortgage loan that is included in loan group 1, referred to as the UH Component Mortgage Loan, is divided into a senior component and 9 subordinate components. Unless otherwise stated, all references to the principal balance of the UH Component Mortgage Loan and related information (including cut-off date balances, loan group balances, debt service coverage ratios and loan-to-value ratios) is a reference to the senior component only of this mortgage loan and accordingly, such ratios would be lower (in the case of debt service coverage) or higher (in the case of loan-to-value) if the subordinate components were included. One mortgage loan, which is included in loan group 1 and is referred to as the CBA Mortgage Loan, is part of a split loan structure that is secured by the same mortgage instrument on the related mortgaged property. Unless otherwise stated, all references to the principal balance and related information (including cut-off date balances, loan group balances, debt service coverage ratios and loan-to-value ratios) is in reference to the CBA Mortgage Loan only and excludes the other mortgage loan in the split loan structure. The other mortgage loan is not included in the trust fund and is referred to as the CBA B Note. The CBA Mortgage Loan, together with its related CBA B Note, is referred to as the CBA Whole Loan. The SS Component Mortgage Loan is part of a split loan structure that is secured by the same mortgage instrument on the related mortgaged property. Unless otherwise stated, all references to the principal balance and related information (including cut-off date balances, loan group balances, debt service coverage ratios and loan-to-value ratios) is in reference to the SS Component Mortgage Loan only and excludes the other mortgage loan in the split loan structure (as well as the related subordinate components). The other mortgage loan is not included in the trust fund and is referred to as the 17 State Street Note B. The SS Component Mortgage Loan, together with its related 17 State Street Note B, is referred to as the 17 State Street Whole Loan. This information is described, and additional information regarding the mortgage loans and the mortgaged properties is described, under "Description of the Mortgage Pool" in this prospectus supplement and in Annex A to this prospectus supplement.

                         MORTGAGE POOL CHARACTERISTICS




                                                 ENTIRE MORTGAGE POOL
CHARACTERISTICS                                     (APPROXIMATE)
------------------------------------------ -------------------------------
Initial principal balance(1) .............          $1,155,167,991
Number of mortgage loans .................                94
Number of mortgaged properties ...........                189
Number of balloon mortgage
 loans(2) ................................                89
Number of ARD loans ......................                 1
Number of full period interest only
 mortgage loans ..........................                 3
Number of fully amortizing loans .........                 1
Average cut-off date balance .............           $12,289,021
Range of cut-off date balances ...........    $1,635,476 to $109,538,973
Weighted average mortgage rate ...........              5.457%
Weighted average remaining
 lock-out period .........................            94 months
Range of remaining terms to
 maturity(3) .............................         52 to 179 months
Weighted average remaining term to
 maturity(3) .............................            109 months
Weighted average underwritten debt
 service coverage ratio(4) ...............               1.61x
Weighted average cut-off date
 loan-to-value ratio(4) ..................               67.2%

                                                     LOAN GROUP 1                   LOAN GROUP 2
CHARACTERISTICS                                     (APPROXIMATE)                   (APPROXIMATE)
------------------------------------------ ------------------------------- ------------------------------
Initial principal balance(1) .............            $871,008,925                   $284,159,066
Number of mortgage loans .................                 64                             30
Number of mortgaged properties ...........                 155                            34
Number of balloon mortgage
 loans(2) ................................                 61                             28
Number of ARD loans ......................                  1                              0
Number of full period interest only
 mortgage loans ..........................                  2                              1
Number of fully amortizing loans .........                  0                              1
Average cut-off date balance .............             $13,609,514                   $ 9,471,969
Range of cut-off date balances ...........     $1,635,476 to $109,538,973     $1,987,369 to $37,351,472
Weighted average mortgage rate ...........               5.527%                         5.241%
Weighted average remaining
 lock-out period .........................              92 months                     100 months
Range of remaining terms to
 maturity(3) .............................          55 to 179 months               52 to 144 months
Weighted average remaining term to
 maturity(3) .............................             111 months                     105 months
Weighted average underwritten debt
 service coverage ratio(4) ...............               1.72 x                         1.29 x
Weighted average cut-off date
 loan-to-value ratio(4) ..................               63.8 %                         77.5 %

---------
(1) Subject to a variance of plus or minus 10%. The initial pool balance and the loan group 1 balance exclude the subordinate components of each of the UH Component Mortgage Loan, the CC Component Mortgage Loan and the SS Component Mortgage Loan.


(2) Excludes mortgage loans that are interest only until maturity or until the anticipated repayment date and fully amortizing mortgage loans.


(3) In the case of the mortgage loan that has an anticipated repayment date, the maturity is based on the anticipated repayment date.


(4) The calculation of the debt service coverage ratio and loan-to-value ratios with respect to each of the UH Component Mortgage Loan, the CC Component Mortgage Loan and the SS Component Mortgage Loan excludes the related subordinate components. Accordingly, these ratios would be lower (in the case of debt service coverage ratios) and higher (in the case of loan-to-value ratios) if the subordinate components were included.


      "Cut-off date loan-to-value ratio" and "underwritten debt service coverage ratio" are calculated as described in Annex A to this prospectus supplement.

                       SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.


                          RELEVANT PARTIES AND DATES


DEPOSITOR

     Banc of America Commercial Mortgage Inc. The depositor, a Delaware corporation, is a subsidiary of Bank of America, N.A. The depositor maintains its principal office at 214 North Tryon Street, Mail code NC1-027-21-02, Charlotte, North Carolina 28255. See "The Depositor" in the accompanying prospectus. Neither the depositor nor any of its affiliates has insured or guaranteed the offered certificates.


TRUSTEE

     Wells Fargo Bank, N.A. The Trustee, a national banking association, will also act as REMIC administrator. See "The Trustee" in this prospectus supplement.


MASTER SERVICER

     Bank of America, N.A., a national banking association. See "Servicing of the Mortgage Loans-- The Master Servicer" in this prospectus supplement.


SPECIAL SERVICER

     Midland Loan Services, Inc. See "Servicing of the Mortgage Loans--The Special Servicer" in this prospectus supplement.


MORTGAGE LOAN SELLER

     Bank of America, N.A. is a national banking association. Bank of America, N.A. is the parent of Banc of America Commercial Mortgage Inc. and a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of America Corporation. Bank of America, N.A. maintains its principal office at Bank of America Corporate Center, 100 North Tryon Street Charlotte, North Carolina 28255.


CUT-OFF DATE

     July 1, 2004.


DELIVERY DATE

     On or about July 14, 2004.


RECORD DATE

     With respect to each class of offered certificates and each distribution date, the last business day of the calendar month immediately preceding the month in which such distribution date occurs.


DISTRIBUTION DATE

     The 10th day of each month or, if any such 10th day is not a business day, the next succeeding business day. The first distribution date with respect to the offered certificates will occur in August 2004.

DETERMINATION DATE

     The earlier of (i) the sixth day of the month in which the related distribution date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related distribution date.

COLLECTION PERIOD

     With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which such distribution date occurs and ends on and includes the determination date in the calendar month in which such distribution date occurs. The first collection period applicable to the offered certificates will begin immediately following the cut-off date and end on the determination date in August 2004.

                                MORTGAGE LOANS

THE MORTGAGE POOL

     The pool of mortgage loans consists of 94 multifamily and commercial mortgage loans. Sixty-four of the mortgage loans are in loan group 1 and 30 of the mortgage loans are in loan group 2. Sixty-eight of these mortgage loans (which include 46 mortgage loans in loan group 1 and 22 mortgage loans in loan group 2) were (a) originated by Bank of America, N.A. or its conduit participants or (b) acquired by Bank of America, N.A. from various third party originators (other than Bridger Commercial Funding LLC). Twenty-six mortgage loans (which include 18 mortgage loans in loan group 1 and eight mortgage loans in loan group 2) were acquired by Bank of America, N.A. from Bridger Commercial Funding LLC. The mortgage loans in the entire mortgage pool have an aggregate cut-off date balance of approximately $1,155,167,991 which is referred to as the initial pool balance, subject to a variance of plus or minus 10%. The mortgage loans in loan group 1 have an aggregate cut-off date balance of approximately $871,008,925 which is referred to as the group 1 balance. The mortgage loans in loan group 2 have an aggregate cut-off date balance of approximately $284,159,066 which is referred to as the group 2 balance.

     One mortgage loan, which is included in the trust fund and is included in loan group 1, referred to as the CC Component Mortgage Loan is divided into a senior component and 6 subordinate components. The aggregate principal balance of the CC Component Mortgage Loan (including its subordinate components) as of the cut-off date is approximately $102,780,036. The principal balance of the senior component of the CC Component Mortgage Loan is approximately $77,780,036, representing 6.7% of the initial pool balance and 8.9% of the group 1 balance. The principal balance of the subordinate components of the CC Component Mortgage Loan is approximately $25,000,000. See "Description of the Mortgage Pool--CC Component Mortgage Loan" in this prospectus supplement.

     One mortgage loan, which is included in the trust fund and is included in loan group 1, referred to as the SS Component Mortgage Loan is divided into a senior component and 4 subordinate components. The aggregate principal balance of the SS Component Mortgage Loan (including its subordinate components) as of the cut-off date is approximately $89,574,744. The principal balance of the senior component of the SS Component Mortgage Loan is approximately $75,850,000, representing 6.6% of the initial pool balance and 8.7% of the group 1 balance. The principal balance of the subordinate components of the SS Component Mortgage Loan is approximately $13,724,744. See "Description of the Mortgage Pool--SS Component Mortgage Loan" in this prospectus supplement.

     One mortgage loan, which is included in the trust fund and is included in loan group 1, referred to as the UH Component Mortgage Loan is divided into a senior component and 9 subordinate components. The aggregate principal balance of the UH Component Mortgage Loan (including its subordinate components) as of the cut-off date is approximately $182,538,973. The principal balance of the senior component of the UH Component Mortgage Loan is approximately $109,538,973, representing 9.5% of the initial pool balance and 12.6% of the group 1 balance. The principal balance of the subordinate components of the UH Component Mortgage Loan is approximately $73,000,000. See "Description of the Mortgage Pool--UH Component Mortgage Loan" in this prospectus supplement.

     The SS Component Mortgage Loan is part of a split loan structure, which is evidenced by a separate promissory note secured by the related mortgaged property. The other mortgage loan in this split loan structure is not included in the trust fund and this mortgage loan is referred to as the 17 State Street Note B. The SS Component Mortgage Loan and the related 17 State Street Note B is referred to as the 17 State Street Whole Loan. The aggregate principal balance as of the cut-off date of the SS Component Mortgage Loan is $89,574,744. The aggregate principal balance as of the date of origination of the 17 State Street Note B is $22,425,256. See "Description of the Mortgage Pool--17 State Street Whole Loan" in this prospectus supplement.


     One mortgage loan, which is included in the trust fund and is included in loan group 1, referred to as the CBA Mortgage Loan is part of a split loan structure, which is evidenced by a separate promissory note secured by the related mortgaged property. The other mortgage loan in this split loan structure is not included in the trust fund and this mortgage loan is referred to as the CBA B Note. The CBA Mortgage Loan and the related CBA B Note is referred to as the CBA Whole Loan. The aggregate principal balance as of the cut-off date of the CBA Mortgage Loan is $2,716,926 and represents 0.2% of the initial pool balance and 0.3% of the group 1 balance. The aggregate principal balance as of the date of origination of the CBA B Note is $170,000. See "Description of the Mortgage Pool--CBA Whole Loan" in this prospectus supplement.


     All numerical information provided in this prospectus supplement with respect to the mortgage loans is provided on an approximate basis. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of all principal scheduled to be paid on or before the cut-off date and assumes no defaults, delinquencies or prepayments on any mortgage loan on or before the cut-off date. For purposes of the presentation of numbers and statistical information set forth in this prospectus supplement, unless otherwise noted, all numbers and statistical information regarding the mortgage loans include only the senior component of each of the UH Component Mortgage Loan, the CC Component Mortgage Loan and the SS Component Mortgage Loan and the CBA Mortgage Loan with respect to the CBA Whole Loan. The calculation of the debt service coverage ratio, cut-off date balance per unit and loan-to-value ratios with respect to each of the UH Component Mortgage Loan, the CC Component Mortgage Loan and the SS Component Mortgage Loan excludes the related subordinate components. These ratios would be lower (in the case of debt service coverage ratios) and higher (in the case of loan-to-value ratios) if the subordinate components were included. All weighted average information provided in this prospectus supplement, unless otherwise stated, reflects weighting by related cut-off date balance. The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding. All percentages of the mortgage pool, or of any specified sub-group thereof, referred to in this prospectus supplement without further description are approximate percentages by aggregate cut-off date balance. See "Description of the Mortgage Pool--Changes in Mortgage Pool Characteristics" in this prospectus supplement.


     The cut-off date balance of each mortgage loan is the unpaid principal balance thereof as of the cut-off date, after application of all payments of principal due on or before such date, whether or not received. The cut-off date balances of the mortgage loans in (a) the entire mortgage pool range from $1,635,476 to $109,538,973, and the average cut-off date balance is $12,289,021
(b) loan group 1 range from $1,635,476 to $109,538,973 and the average cut-off date balance is $13,609,514 and (c) in loan group 2 range from $1,987,369 to $37,351,472, and the average cut-off date balance is $9,471,969.

   As of the cut-off date, the mortgage loans had the following additional characteristics.


                    SELECTED MORTGAGE LOAN CHARACTERISTICS



                             ENTIRE MORTGAGE POOL          LOAN GROUP 1              LOAN GROUP 2
                            ----------------------   -----------------------   -----------------------
Range of mortgage
 rates ..................   4.186% per annum to      4.290% per annum to       4.186% per annum to
                            6.845% per annum         6.845% per annum          6.327% per annum
Weighted average
 mortgage rate ..........   5.457% per annum         5.527% per annum          5.241% per annum
Range of remaining
 terms to stated
 maturity(1) ............   52 months to 179         55 months to 179          52 months to 144
                            months                   months                    months
Weighted average
 remaining term to
 stated maturity(1)......   109 months               111 months                105 months
Range of remaining
 amortization
 terms(2) ...............   119 months to 360        238 months to 360         119 months to 360
                            months                   months                    months
Weighted average
 remaining
 amortization
 term(2) ................   347 months               344 months                357 months
Range of remaining
 lock-out periods .......   21 months to 138         22 months to 138          21 months to 138
                            months                   months                    months
Range of cut-off date
 loan-to-value
 ratios(3) ..............   37.0% to 80.9%           37.5% to 80.9%            37.0% to 80.7%
Weighted average
 cut-off date
 loan-to-value
 ratio(3) ...............    67.2%                    63.8%                     77.5%
Range of maturity
 date loan-to-value
 ratios(3)(4) ...........   29.6% to 75.1%           29.6% to 75.1%            44.4% to 75.1%
Weighted average
 maturity date
 loan-to-value
 ratio(3)(4) ............    57.8%                    54.4%                     68.3%
Range of
 underwritten
 debt service
 coverage
 ratios(3) ..............   1.15x to 2.78x           1.20x to 2.78x            1.15x to 1.65x
Weighted average
 underwritten debt
 service coverage
 ratio(3) ...............    1.61x                    1.72x                     1.29x

----------
(1) In the case of the mortgage loan that has an anticipated repayment date, the maturity is based on the anticipated repayment date.


(2) Excludes mortgage loans that are interest only until maturity or until the anticipated repayment date.

(3) The calculation of the debt service coverage ratio and loan-to-value ratios with respect to each of the CC Component Mortgage Loan, the SS Component Mortgage Loan and the UH Component Mortgage Loan excludes the related subordinate components. Accordingly, these ratios would be lower (in the case of debt service coverage ratios) and higher (in the case of loan-to-value ratios) if the subordinate components were included.


(4)   Excludes the mortgage loans that are fully amortizing.


     Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, located in the six states with the highest concentrations:


                            GEOGRAPHIC CONCENTRATION




                         NUMBER OF     PERCENTAGE OF     PERCENTAGE OF     PERCENTAGE OF
                         MORTGAGED      INITIAL POOL        GROUP 1           GROUP 2
STATE                   PROPERTIES       BALANCE(1)        BALANCE(1)       BALANCE(1)
--------------------   ------------   ---------------   ---------------   --------------
Texas ..............        27              18.2%             23.1%             3.1%
New York ...........         4              11.8%             13.6%             6.2%
Michigan ...........         5               7.9%              4.7%            17.8%
Florida ............        23               7.7%              5.9%            13.4%
California .........        12               7.4%              7.3%             7.6%
Arizona ............        14               5.6%              7.1%             1.3%

----------
(1) With respect to mortgage loans secured by multiple properties in multiple states, the cut-off date balance is allocated among such states based upon amounts set forth in the related mortgage loan documents. Those amounts are set forth in Annex A to this prospectus supplement.


     The remaining mortgaged properties are located throughout 32 other states, with no more than 5.0% of the initial pool balance secured by mortgaged properties located in any such other jurisdiction.

     Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, operated for each indicated purpose:


                                 PROPERTY TYPE




                                          NUMBER OF     PERCENTAGE OF     PERCENTAGE OF     PERCENTAGE OF
                                          MORTGAGED      INITIAL POOL        GROUP 1           GROUP 2
PROPERTY TYPE                            PROPERTIES       BALANCE(1)        BALANCE(1)       BALANCE(1)
-------------------------------------   ------------   ---------------   ---------------   --------------
Office ..............................        25              31.8%             42.1%             0.0%
Manufactured Housing Communities.....        21              19.7%              7.7%            56.4%
Self Storage ........................        99              16.5%             21.9%             0.0%
Multifamily .........................        21              16.0%              7.0%            43.6%
Retail ..............................        19              12.8%             17.0%             0.0%
Industrial ..........................         3               2.0%              2.7%             0.0%
Hotel ...............................         1               1.2%              1.7%             0.0%

----------
(1) The sum of the percentages in this column may not equal 100% due to rounding.

     FOR MORE DETAILED STATISTICAL INFORMATION REGARDING THE MORTGAGE POOL, SEE ANNEX A HERETO.

     On or before the delivery date, the mortgage loan seller will transfer all of the mortgage loans, without recourse, to the depositor, or at the direction of the depositor to the trustee for the benefit of holders of the certificates. In connection with such transfer, the mortgage loan seller will make certain representations and warranties regarding the characteristics of the mortgage loans. As described in more detail later in this prospectus supplement, the mortgage loan seller will be obligated to cure any material breach of any such representation or warranty made by it or either repurchase the affected mortgage loan or, in the period and manner described in this prospectus supplement, substitute a qualified substitute mortgage loan for the affected mortgage loan and pay any substitution shortfall amount. See "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and Substitution" and "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

     The mortgage loan seller will sell each of its respective mortgage loans without recourse and has no obligations with respect to the offered certificates other than pursuant to such representations, warranties and repurchase or substitution obligations. The depositor has made no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or replace mortgage loans with deficient documentation or which are otherwise defective. See "Description of the Mortgage Pool" and "Risk Factors--Risks Related to the Mortgage Loans" in this prospectus supplement and "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     The master servicer and, if circumstances require, the special servicer, will service and administer the mortgage loans pursuant to the pooling and servicing agreement among the depositor, the master servicer, the special servicer, the trustee and the REMIC administrator. See "Servicing of the Mortgage Loans" in this prospectus supplement and "The Pooling and Servicing Agreements" in the accompanying prospectus. The compensation to be received by the master servicer (including certain master servicing fees) and the special servicer (including special servicing fees, liquidation fees and workout fees) for their services is described in this prospectus supplement under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses."


                              OFFERED SECURITIES


THE OFFERED CERTIFICATES; CERTIFICATE BALANCES AND PASS-THROUGH RATES

     The offered certificates consist of 9 classes of the depositor's Commercial Mortgage Pass-Through Certificates as part of Series 2004-3, namely the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D and Class E Certificates. As of the delivery date, your certificates will have the approximate aggregate principal amount or notional amount indicated in the chart on the cover of this prospectus supplement, subject to a variance of plus or minus 10%, and will accrue interest at an annual rate referred to as a pass-through rate indicated in the chart on the cover of this prospectus supplement and the accompanying footnotes. Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis.

     Series 2004-3 consists of a total of 42 classes of certificates, the following 33 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class A-1A, Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class CC-A, Class CC-B, Class CC-C, Class CC-D, Class CC-E, Class CC-F, Class SS-A, Class SS-B, Class SS-C, Class SS-D, Class UH-A, Class UH-B, Class UH-C, Class UH-D, Class UH-E, Class UH-F, Class UH-G, Class UH-H, Class UH-J, Class R-I and Class R-II. The pass-through rates applicable to each of the Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates for each distribution date are set forth on page S-7 of this prospectus supplement. The pass-through rates applicable to each of the Class CC-A, Class CC-B, Class CC-C, Class CC-D, Class CC-E, Class CC-F, Class SS-A, Class SS-B, Class SS-C, Class SS-D, Class UH-A, Class UH-B, Class UH-C, Class UH-D, Class UH-E, Class UH-F, Class UH-G, Class UH-H and Class UH-J Certificates for each distribution date are set forth in the pooling agreement. The Class CC-A, Class CC-B, Class CC-C, Class CC-D, Class CC-E and Class CC-F Certificates are referred to in this prospectus supplement as the Class CC Certificates. The Class SS-A, Class SS-B, Class SS-C and Class SS-D Certificates are referred to in this prospectus supplement as the Class SS Certificates. The UH-A, Class UH-B, Class UH-C, Class UH-D, Class UH-E, Class UH-F, Class UH-G, Class UH-H and Class UH-J Certificates are referred to in this prospectus supplement as the Class UH Certificates. The Class R-I and Class R-II Certificates will not have a certificate balance, a notional amount or a pass-through rate.


CLASS X CERTIFICATES


Notional Amount

     The Class X Certificates will not have a certificate balance. For purposes of calculating the amount of accrued interest, however, the Class X Certificates will have a notional amount.

     The notional amount of the Class X Certificates will equal the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates outstanding from time to time. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates are referred to in this prospectus supplement as the "Sequential Pay Certificates". The initial notional amount of the Class X Certificates will be approximately $1,155,167,990, although it may be as much as 10% larger or smaller. The notional amount of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such class of Certificates and does not represent the right to receive any distributions of principal.


Pass Through Rate

     The pass-through rate applicable to the Class X Certificates for the initial distribution date will equal approximately 0.31064% per annum. The pass-through rate applicable to the Class X Certificates for any interest accrual period subsequent to the initial distribution date will, in general, equal the excess, if any, of (1) the weighted average net mortgage rate, over
(2) the weighted average of the pass-through rates applicable to all the classes of Sequential Pay Certificates.


DISTRIBUTIONS

     For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 64 mortgage loans, representing approximately 75.4% of the initial pool balance as of the cut-off date, and loan group 2 will consist of 30 mortgage loans, representing approximately 24.6% of the initial pool balance as of the cut-off date. Loan group 2 will include approximately 67.0% of the initial pool balance secured by multifamily properties and approximately 70.6% of the initial pool balance secured by manufactured housing properties. Annex A to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan.


     The total of all payments or other collections (or advances in lieu thereof) on or in respect of the mortgage loans (but excluding prepayment premiums and excess interest, each as described in this prospectus supplement) that are available for distributions of interest on and principal of the certificates on any distribution date is herein referred to as the available distribution amount for such date. See "Description of the Certificates--Distributions--The Available Distribution Amount" in this prospectus supplement. On each distribution date, the trustee will apply the available distribution amount for such date for the following purposes and in the following order of priority:


     A. Amount and Order of Distributions


     First, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-1A and Class X: To pay interest, concurrently, (a) on Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 pro rata, from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 1, (b) on Class A-1A from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 2 and (c) on Class X, from the available distribution amount, in each case in accordance with their interest entitlements. However, if on any distribution date, the available distribution amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the available distribution amount will be allocated among all these classes pro rata in accordance with their interest entitlements.


     Second, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-1A: To the extent of amounts then required to be distributed as principal,
(A)(i) first, to the Class A-1 Certificates, available principal received from loan group 1 and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates have been made, until the principal balance of the Class A-1 Certificates is reduced to zero, (ii) then, to the Class A-2 Certificates, available principal received from loan group 1 remaining after distributions in respect of principal to the Class A-1 Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A and Class A-1 Certificates have been made, until the principal balance of the Class A-2 Certificates is reduced to zero, (iii) then, to the Class A-3 Certificates, available principal received from loan group 1 remaining after distributions in respect of principal to the Class A-1 and Class A-2 Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A, Class A-1 and Class A-2 Certificates have been made, until the principal balance of the Class A-3 Certificates is reduced to zero (iv) then, to the Class A-4 Certificates, available principal received from loan group 1 remaining after distributions in respect of principal to the Class A-1, Class A-2 and Class A-3 Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A, Class A-1, Class A-2, and Class A-3 Certificates have been made, until the principal balance of the Class A-4 Certificates is reduced to zero (v) then, to the Class A-5 Certificates, available principal received from loan group 1 remaining after distributions in respect of principal to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been made, until the principal balance of the Class A-5 Certificates is reduced to zero and (B) to the Class A-1A Certificates, available principal received from loan group 2 and, after the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates have been reduced to zero, available principal received from loan group 1 remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates have been made, until the principal balance of the Class A-1A Certificates is reduced to zero.

     Third, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-1A: To reimburse Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-1A pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

     Fourth, Class B: To Class B as follows: (a) to interest on Class B in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on Class B until reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

     Fifth, Class C: To Class C in a manner analogous to the Class B allocations of the fourth step.

     Sixth, Class D: To Class D in a manner analogous to the Class B allocations of the fourth step.

     Seventh, Class E: To Class E in a manner analogous to the Class B allocations in the fourth step.

     Finally, Private Certificates: In the amounts and order of priority provided for in the Pooling Agreement.

     The distributions referred to in priority Second above, will be made, pro rata, among the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates when the certificate balances of all other certificates having certificate balances have been reduced to zero and in any event on the final distribution date as described under "Description of the Certificates--Distributions--The Available Distribution Amount" in this prospectus supplement.


     B. Interest and Principal Entitlements

     A description of each class's interest entitlement can be found in "Description of the Certificates-- Distributions--Distributable Certificate Interest" in this prospectus supplement. As described in such section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal amount.

     The amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Certificates--Principal Distribution Amount" in this prospectus supplement.


     C. Prepayment Premiums

     The manner in which any prepayment consideration and yield maintenance premiums received during a particular collection period will be allocated to one or more of the classes of offered certificates is described in "Description of the Certificates--Distributions--Distributions of Prepayment Premiums" in this prospectus supplement.


SUBORDINATION


     A. General

     The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any distribution date is depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order; provided that mortgage loan losses will not be allocated to any class of the Class CC Certificates (other than mortgage loan losses on the CC Component Mortgage Loan), the Class SS Certificates (other than mortgage loan losses on the SS Component Mortgage Loan), the Class UH Certificates (other than mortgage loan losses on the UH Component Mortgage Loan), or the Class R-I or Class R-II Certificates.

Mortgage loan losses that are realized on the CC Component Mortgage Loan will be allocated to the Class CC Certificates in reverse sequential order before being allocated to any other class of Certificates. Mortgage loan losses that are realized on the SS Component Mortgage Loan will be allocated to the Class SS Certificates in reverse sequential order before being allocated to any other class of Certificates. Mortgage loan losses that are realized on the UH Component Mortgage Loan will be allocated to the Class UH Certificates in reverse sequential order before being allocated to any other class of Certificates. No principal payments or loan losses will be allocated to the Class X Certificates. However, the notional amount on the Class X Certificates (which is used to calculate interest due on the Class X Certificates) will effectively be reduced by the allocation of principal payments and loan losses to the other classes of certificates, the principal balances of which correspond to the notional amount of the Class X Certificates.

                               [GRAPHIC OMITTED]

          -------------------------------------------------------------
             CLASS A-1 CERTIFICATES(1), CLASS A-2 CERTIFICATES(1), CLASS A-3 CERTIFICATES(1), CLASS A-4 CERTIFICATES(1),
             CLASS A-5 CERTIFICATES(1), CLASS A-1A CERTIFICATES(1),
                          AND CLASS X CERTIFICATES(2)
          -------------------------------------------------------------
                                        |
                                        |
                           ---------------------------
                              CLASS B CERTIFICATES
                           ---------------------------
                                        |
                                        |
                           ---------------------------
                              CLASS C CERTIFICATES
                           ---------------------------
                                        |
                                        |
                           ---------------------------
                              CLASS D CERTIFICATES
                           ---------------------------
                                        |
                                        |
                           ---------------------------
                              CLASS E CERTIFICATES
                           ---------------------------
                                        |
                                        |
                      ------------------------------------
                          PRIVATE CERTIFICATES(3)(4)(5)
                         (other than the Class A-1A and
                              Class X Certificates)
                      ------------------------------------

   (1) The Class A-1A Certificates have a priority entitlement to principal payments received in respect of mortgage loans included in loan group
         2. The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1. See "Description of the Certificates--The Available Distribution Amount" in this prospectus supplement.


   (2) The Class X Certificates will only be senior with respect to payments of interest and will not be entitled to receive any payments in respect of principal.


   (3) Each class of Class CC Certificates will only be subordinate to the offered certificates with respect to payments and other collections received on the CC Component Mortgage Loan.


   (4) Each class of Class SS Certificates will only be subordinate to the offered certificates with respect to payments and other collections received on the SS Component Mortgage Loan.


   (5) Each class of Class UH Certificates will only be subordinate to the offered certificates with respect to payments and other collections received on the UH Component Mortgage Loan.

     No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

     See "Description of the Certificates--Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.


B. Shortfalls in Available Funds

     The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

    o shortfalls resulting from additional compensation which the master servicer or special servicer is entitled to receive;

    o shortfalls resulting from interest on advances of principal and interest or property expenses made by the master servicer the special servicer or the trustee;

    o shortfalls resulting from extraordinary expenses of the trust;

    o shortfalls resulting from a reduction of a mortgage loan's interest rate or principal amount by a bankruptcy court or from other unanticipated or default-related expenses of the trust; and

    o shortfalls due to nonrecoverable advances being reimbursed from principal and/or interest collections.

     See "Description of the Certificates--Distributions" in this prospectus supplement.


ADVANCES OF PRINCIPAL AND INTEREST


     A. P&I Advances

     The master servicer (or the trustee, if applicable) is required to advance delinquent monthly mortgage loan payments (including mortgage loan payments on the subordinate components of each of the CC Component Mortgage Loan, the SS Component Mortgage Loan and the UH Component Mortgage Loan) if it determines that the advance will be recoverable. The master servicer will not advance balloon payments due at maturity, late payment charges or default interest. The master servicer also is not required to advance prepayment or yield maintenance premiums. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.


     B. Property Protection Advances

     The master servicer (or the trustee, if applicable) may also be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents.


     C. Interest on Advances

     The master servicer and the trustee, as applicable, will be entitled to interest as described in this prospectus supplement on any of the advances referenced in the two immediately preceding paragraphs, other than for advances referenced under the above Paragraph A of payments not delinquent past applicable grace periods. Interest accrued on any of these outstanding advances may result in reductions in amounts otherwise payable on the certificates.

     See "Description of the Certificates--P&I Advances" and "Servicing of the Mortgage Loans-- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements--Certificate Account" in the accompanying prospectus.

OTHER ASPECTS OF THE OFFERED CERTIFICATES


     A. Denominations

     The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates will be offered in minimum denominations of $10,000 initial principal amount. The Class B, Class C, Class D and Class E Certificates will be offered in minimum denominations of $100,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1.


     B. Registration, Clearance and Settlement

     Each class of offered certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company. The book-entry system through The Depository Trust Company may be terminated with respect to all or any portion of any class of the offered certificates.

     See "Description of the Certificates--Registration and Denominations" in this prospectus supplement and "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the accompanying prospectus.


OPTIONAL TERMINATION

     On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate unpaid balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust could also be terminated in connection with an exchange of all the then outstanding certificates (other than the Class R-I, Class R-II, Class CC, Class SS and Class UH Certificates), including the Class X Certificates (provided, however, that the Class A-1 through Class H Certificates are no longer outstanding), for the mortgage loans remaining in the trust, but all of the holders of such classes of certificates would have to voluntarily participate in such exchange. See "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement and "Description of the Certificates--Termination" in the prospectus.


TAX STATUS

     Elections will be made to treat designated portions of the trust (other than excess interest) as two separate real estate mortgage investment conduits, referred to in this prospectus supplement as REMICs--REMIC I and REMIC II--for federal income tax purposes. In addition, a separate REMIC election will also be made with respect to the CC Component Mortgage Loan, the SS Component Mortgage Loan and the UH Component Mortgage Loan referred to in this prospectus supplement as the Component Mortgage Loan REMIC. The senior component of each of the CC Component Mortgage Loan, the SS Component Mortgage Loan and the UH Component Mortgage Loan and each class of the Class CC Certificates, the Class SS Certificates and the Class UH Certificates will represent "regular interests" in the Component Mortgage Loan REMIC. In the opinion of counsel, such portions of the trust will qualify for this treatment. The portion of the trust consisting of the excess interest will be treated as a grantor trust for federal income tax purposes and will be beneficially owned by the Class P Certificates.

     Pertinent federal income tax consequences of an investment in the offered certificates include:

    o Each class of offered certificates will constitute "regular interests" in one of the REMICs.

    o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

    o Beneficial owners will be required to report income on the offered certificates in accordance with the accrual method of accounting.

    o It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class B Certificates will be issued at a premium, that the Class C and Class D Certificates will be issued with a de minimis amount of original issue discount and that the Class E Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes.

     See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.


ERISA CONSIDERATIONS

     Subject to important considerations described under "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the depositor expects that the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A benefit plan fiduciary considering the purchase of any offered certificates should consult with its counsel to determine whether all required conditions have been satisfied.

     See "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.


LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.

     See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.


CERTIFICATE RATINGS

     It is a requirement for issuance of the offered certificates that they receive credit ratings no lower than the following credit ratings from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.:


                        MOODY'S     S&P
                       ---------   -----
Class A-1 ..........      Aaa       AAA
Class A-2 ..........      Aaa       AAA
Class A-3 ..........      Aaa       AAA
Class A-4 ..........      Aaa       AAA
Class A-5 ..........      Aaa       AAA
Class B ............      Aa2       AA
Class C ............      Aa3       AA-
Class D ............       A2        A
Class E ............       A3        A-

     The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the rated final distribution date. A security rating does not address the frequency of prepayments (either voluntary or involuntary) or the possibility that certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of prepayment premiums or the collection of excess interest.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected class of offered certificates. See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the basis upon which ratings are assigned, the limitations and restrictions on ratings, and conclusions that should not be drawn from a rating.

                                 RISK FACTORS

 o YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS BEFORE MAKING AN INVESTMENT DECISION. IN PARTICULAR, DISTRIBUTIONS ON YOUR CERTIFICATES WILL DEPEND ON PAYMENTS RECEIVED ON AND OTHER RECOVERIES WITH RESPECT TO THE MORTGAGE LOANS. THEREFORE, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS RELATING TO THE MORTGAGE LOANS AND THE MORTGAGED PROPERTIES.

 o THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES RELATING TO YOUR CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR INVESTMENT.

 o IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, YOUR INVESTMENT COULD BE MATERIALLY AND ADVERSELY AFFECTED.

 o THIS PROSPECTUS SUPPLEMENT ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THE RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT.


                       RISKS RELATED TO THE CERTIFICATES


YOUR LACK OF CONTROL OVER THE
 TRUST FUND CAN CREATE RISK....  You and other certificateholders generally do not have the right to make decisions with
                                 respect to the administration of the trust. See "Servicing of the Mortgage Loans-- General" in this prospectus supplement. Such decisions are generally made, subject to the express terms of the pooling agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if such decision is determined to be in your best interests by such party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.
POTENTIAL CONFLICTS
 OF INTEREST...................  The special servicer will have latitude in determining whether to liquidate or modify defaulted mortgage loans. See "Servicing of the Mortgage Loans--Modifications, Waivers,
                                 Amendments and Consents" in this prospectus supplement.

                                 The master servicer, the special servicer or an affiliate of either may purchase certain of the certificates or hold certain companion mortgage loans which are part of a split loan structure but which are not held in the trust fund. In addition, the holder of certain of the non-offered certificates has the right to remove a special servicer and appoint a successor, which may be an affiliate of such holder. It is possible that the special servicers or affiliates thereof may be holders of such non-offered certificates. This could cause a conflict between the master servicer's or the special servicer's duties to the trust under the pooling and servicing agreement and its interest as a holder of a certificate or a companion mortgage loan. In addition, the master servicer is the mortgage loan seller. This could cause a conflict between the master servicer's duty to the trust under the pooling and servicing agreement and its interest as the mortgage loan seller. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standards without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the master servicer or the special servicer. See "Servicing of the Mortgage Loans --General" in this prospectus supplement.

                                 In addition, certain of the mortgage loans included in the trust fund may have been refinancings of debt previously held by an affiliate of the mortgage loan seller.

                                 The related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the real properties securing the mortgage loans because:

                                  o a substantial number of the mortgaged real
                                    properties are managed by property managers affiliated with the respective borrowers;

                                  o these property managers also may manage
                                    and/or franchise additional properties,
                                    including properties that may compete with the mortgaged real properties; and

                                  o affiliates of the property managers and/or
                                    the borrowers, or the property managers
                                    and/or the borrowers themselves also may own other properties, including competing properties.


PREPAYMENTS WILL AFFECT
 DISTRIBUTIONS AND YIELD
 CONSIDERATIONS.....             The yield on any offered certificate will
                                 depend on (a) the price at which such
                                 certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any offered certificate will, in turn, depend on, among other things:

                                  o the pass-through rate for such certificate;


                                  o the rate and timing of principal payments
                                    (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of the class of certificates to which such certificate belongs;

                                  o the rate, timing and severity of realized
                                    losses and additional trust fund expenses
                                    (each as described in this prospectus
                                    supplement) and the extent to which such losses and expenses result in the failure to pay interest on, or a reduction of the certificate balance of, the class of certificates to which such certificate belongs;

                                  o the timing and severity of any net
                                    aggregate prepayment interest shortfalls
                                    (each as described in this prospectus
                                    supplement) and the extent to which such shortfalls are allocated in reduction of the distributable certificate interest payable on the class of certificates to which such certificate belongs;

                                  o the extent to which prepayment premiums are
                                    collected and, in turn, distributed on the class of certificates to which such certificate belongs; and

                                  o the rate and timing of reimbursement of
                                    advances.

                                 It is impossible to predict with certainty any of the factors described in the preceding paragraph. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any class of offered certificates. See "Description of the Mortgage Pool", "Description of the Certificates-- Distributions" and "--Subordination;
                                 Allocation of Losses and Certain Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Yield and Maturity Considerations" in the accompanying prospectus.


PREPAYMENT AND REPURCHASES MAY
 AFFECT THE YIELD TO MATURITY
 OF YOUR CERTIFICATES.........   The yield to maturity on your certificates
                                 will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations, purchases or repurchases upon breaches of representations and warranties.

                                 The investment performance of your
                                 certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

                                 Voluntary prepayments, if permitted, generally require payment of a prepayment premium. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium. Also, we cannot assure you that involuntary prepayments will not occur.

                                 The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

                                  o the terms of the mortgage loans;

                                  o the length of any prepayment lockout
                                    period;

                                  o the level of prevailing interest rates;

                                  o the availability of mortgage credit;

                                  o the applicable yield maintenance charges or
                                    prepayment premiums;

                                  o the master servicer's or special servicer's
                                    ability to enforce those charges or
                                    premiums;

                                  o the occurrence of casualties or natural
                                    disasters; and

                                  o economic, demographic, tax, legal or other
                                    factors.

                                 No yield maintenance charge or prepayment premium will be generally required for prepayments in connection with a casualty or condemnation. In addition, if the mortgage loan seller repurchases any mortgage loan from the trust due to a material breach of representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. The repurchase price paid by the mortgage loan seller may not include a liquidation fee. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.


BORROWER DEFAULTS MAY ADVERSELY
 AFFECT YOUR YIELD............   The rate and timing of delinquencies or
                                 defaults on the mortgage loans will affect:

                                  o the aggregate amount of distributions on
                                    the offered certificates;

                                  o their yield to maturity;

                                  o the rate of principal payments; and

                                  o their weighted average life.

                                 If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess (up to the outstanding principal amount of such certificate).

                                 If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

                                 Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

                                 Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless certain advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.


THE BORROWER'S FORM OF ENTITY
 MAY CAUSE SPECIAL RISKS......   Most of the borrowers are legal entities
                                 rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities".
                                 In general, borrowers organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Two mortgage loans, representing 1.9% of the initial pool balance (2.5% of the group 1 balance), were made to a borrower with members or affiliates that have previously filed for bankruptcy.

                                 Many of the borrowers are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

                                  o operating entities with businesses distinct
                                    from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

                                  o individuals that have personal liabilities
                                    unrelated to the property.

                                 However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

                                 Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. In this respect, eight groups of mortgage loans, representing 25.8% of the initial pool balance, are made to affiliated borrowers. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the accompanying prospectus.

                                 In addition, with respect to five mortgage loans, representing 5.4% of the initial pool balance (7.2% of the group 1 balance) the borrowers own the related mortgaged property as tenants in common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.



BANKRUPTCY PROCEEDINGS ENTAIL
 CERTAIN RISK.................   Under the federal bankruptcy law, the filing
                                 of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property
                                 (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property, which action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan;
                                 (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the securitization trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                 Under the federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                 As a result of the foregoing, the
                                 securitization trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                 Certain of the mortgage loans may have
                                 sponsors that have previously filed
                                 bankruptcy, which in some cases may have involved the same property that currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.


ADDITIONAL COMPENSATION TO THE
 SERVICER WILL AFFECT YOUR
 RIGHT TO RECEIVE
 DISTRIBUTIONS.....              To the extent described in this prospectus
                                 supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.


LIQUIDITY FOR CERTIFICATES MAY
 BE LIMITED...................   Your certificates will not be listed on any
                                 securities exchange or traded on the NASDAQ
                                 Stock Market, and there is currently no
                                 secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. Many other factors may affect the market value of your certificates including the then-prevailing interest rates.


MORTGAGE LOAN AMORTIZATION
 WILL AFFECT PAYMENT..........   As principal payments or prepayments are made
                                 on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentrated risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is the case because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.


SUBORDINATION CREATES SPECIAL
 CONSIDERATIONS FOR INVESTORS
 IN SUBORDINATE OFFERED
 CERTIFICATES..................  As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-1A or Class X Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation.


GRACE PERIODS UNDER THE
 MORTGAGE LOANS MAY IMPACT
 THE MASTER SERVICER'S
 OBLIGATION TO ADVANCE........   The mortgage loans have grace periods for
                                 monthly payments ranging from 0 to 15 days. In some cases, such grace periods may run past the determination date. If borrowers pay at the end of such grace periods rather than on the due dates for such monthly payments, the master servicer will be required to make an advance for such monthly payment (and monthly servicing reports will show significant advances as a result) even though the borrower is not technically delinquent under the terms of its mortgage loan. No interest will accrue on these advances made by the master servicer until after the end of the related grace period. For purposes of the foregoing discussions, a grace period is the number of days before a late payment charge is due on a mortgage loan, which may be different from the date an event of default would occur under the mortgage loan.


RISKS TO THE MORTGAGED
 PROPERTIES RELATING TO
 RECENT TERRORIST ATTACKS
 AND FOREIGN CONFLICTS........   On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums and such higher premiums could adversely affect the cash flow at such mortgaged properties or
                                 (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent.
                                 As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. In addition, the United
                                 States is engaged in continuing military operations in Iraq, Afghanistan and elsewhere.
                                 It is uncertain what effect these operations will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including the certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. With respect to shopping patterns, such events have significantly reduced air travel throughout the United States and, therefore, have had a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties that are dependent on tourism or that are located in areas heavily dependent on tourism which could reduce the ability of the affected mortgaged properties to generate cash flow. The attacks also could result in higher costs for insurance or for security, particularly for larger properties.
                                 See "--Property

                                 Insurance May Not Protect Your Certificates from Loss in the Event of Casualty or Loss" below. Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.


                      RISKS RELATED TO THE MORTGAGE LOANS


RISKS ASSOCIATED WITH
 COMMERCIAL LENDING MAY BE
 DIFFERENT THAN FOR
 RESIDENTIAL LENDING..........   The mortgaged properties consist solely of
                                 multifamily rental and commercial properties.
                                 Commercial and multifamily lending is generally viewed as exposing a lender to a greater risk of loss than residential one to four family lending because it usually involves larger loans to a single borrower or a group of related borrowers.

                                 The repayment of a commercial or multifamily loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents or other operating revenues. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

                                 The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

                                  o the age, design and construction quality of
                                    the properties;

                                  o perceptions regarding the safety,
                                    convenience and attractiveness of the
                                    properties;

                                  o the proximity and attractiveness of
                                    competing properties;

                                  o the adequacy of the property's management
                                    and maintenance;

                                  o increases in operating expenses;

                                  o an increase in the capital expenditures
                                    needed to maintain the properties or make improvements;

                                  o dependence upon a single tenant and
                                    concentration of tenant in a particular
                                    business;

                                  o a decline in the financial condition of a
                                    major tenant;

                                  o an increase in vacancy rates; and

                                  o a decline in rental rates as leases are
                                    renewed or entered into with new tenants.

                                 Other factors are more general in nature, such as:

                                  o national, regional or local economic
                                    conditions, including plant closings,
                                    military base closings, industry slowdowns and unemployment rates;

                                  o local real estate conditions, such as an
                                    oversupply of retail space, office space or multifamily housing;

                                  o demographic factors;

                                  o changes or continued weakness in specific
                                    industry segments;

                                  o the public perception of safety for
                                    customers and clients;

                                  o consumer confidence;

                                  o consumer tastes and preferences;

                                  o retroactive changes in building codes;

                                  o conversion of a property to an alternative
                                    use;

                                  o new construction in the market; and

                                  o number and diversity of tenants.

                                 The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                  o the length of tenant leases;

                                  o the creditworthiness of tenants;

                                  o in the case of rental properties, the rate
                                    at which new rentals occur;

                                  o tenant defaults;

                                  o the property's "operating leverage" which
                                    is generally the percentage of total
                                    property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants; and

                                  o in the case of government sponsored
                                    tenants, the right of the tenant in some instances to cancel a lease due to a lack of appropriations.

                                 A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

                                 Commercial properties represent security for
                                 64.3% of the initial pool balance and 85.3% of the group 1 balance. Manufactured housing communities represent security for 19.7% of the initial pool balance (7.7% of the group 1 balance and 56.4% of the group 2 balance). Lending on commercial properties and manufactured housing communities is generally perceived as involving greater risk than lending on the security of multifamily residential properties. Certain types of commercial properties and manufactured housing communities are exposed to particular kinds of risks. See "Risk Factors-- Risks Related to the Mortgage Loans--Particular Property Types Present Special Risks--Risks Particular to "--Office Properties", "--Retail Properties", "--Multifamily", "--Manufactured Housing
                                 Communities", "--Industrial and Warehouse
                                 Properties", "--Self-Storage Properties",
                                 "--Other" and "--Hotel Properties" in this prospectus supplement.


POOR PROPERTY MANAGEMENT WILL
 LOWER THE PERFORMANCE OF THE
 RELATED MORTGAGED PROPERTY...   The successful operation of a real estate
                                 project depends upon the property manager's performance and viability. The property manager is responsible for:

                                  o responding to changes in the local market;

                                  o planning and implementing the rental
                                    structure;

                                  o operating the property and providing
                                    building services;

                                  o managing operating expenses; and

                                  o assuring that maintenance and capital
                                    improvements are carried out in a timely fashion.

                                 Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                 Good management, by controlling costs,
                                 providing services to tenants and seeing to property maintenance and upkeep, can, in some cases, improve cash flow, reduce vacancy, leasing and repair costs and preserve property value. Poor management could impair short term cash flow and the long term viability of a property.

                                 We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

                                 Furthermore, we cannot assure you that the mortgaged properties will not have related management which in the event that a related management company is incapable of performing its duties may affect one or more groups of mortgaged properties.


BALLOON LOANS MAY PRESENT
 GREATER RISK THAN FULLY
 AMORTIZING LOANS..............  Eighty-nine of the mortgage loans, excluding those mortgage loans that are interest only until maturity or the anticipated repayment date (61 of these mortgage loans are in loan group 1 and 28 of these mortgage loans are in loan group 2), representing 97.8% of the initial pool balance, (97.7% of the group 1 balance and 98.1% of the group 2 balance) as of the cut-off date, will have substantial payments (that is, balloon payments) due at their respective stated maturities unless the mortgage loan is previously prepaid. Fifty-five of the mortgage loans (44 of these mortgage loans are in loan group 1 and 11 of these mortgage loans are in loan group 2) representing in the aggregate 58.4% of the initial pool balance (67.7% of the group 1 balance and 30.1% of the group 2 balance) as of the cut-off date, will have balloon payments due during the period from November 1, 2013, through November 1, 2014. In addition, three of the mortgage loans (two of these mortgage loans are in loan group 1 and one of these mortgage loans is in loan group 2) representing 1.5% of the initial pool balance (1.6% of the group 1 balance and 1.2% of the group 2 balance) as of the cut-off date, will provide for payments of interest only until maturity.

                                 Mortgage loans with balloon payments or
                                 substantial scheduled principal balances involve a greater risk to the lender than fully amortizing loans, because the borrower's ability to repay a mortgage loan on its maturity date or the anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property at a price sufficient to permit repayment. In addition, the one fully-amortizing mortgage loan, which represents 0.2% of the initial pool balance (0.7% of the group 2 balance), which accrues interest on an "actual/360" basis but has fixed monthly payments, may, in fact, have a small balloon payment due at maturity. Circumstances that will affect the ability of the borrower to accomplish either of these goals at the time of attempted sale or refinancing include:

                                  o the prevailing mortgage rates;

                                  o the fair market value of the property;

                                  o the borrower's equity in the related
                                    property;

                                  o the financial condition of the borrower and
                                    operating history of the property;

                                  o the operating history of the property and
                                    occupancy levels of the property;

                                  o reduction in applicable government
                                    assistance/rent subsidy programs;

                                  o tax laws;

                                  o prevailing general and regional economic
                                    conditions; and

                                  o the availability of, and competition for,
                                    credit for multifamily or commercial
                                    properties, as the case may be.

                                 We cannot assure you that each borrower will have the ability to repay the remaining principal balance on the pertinent date. See "Description of the Mortgage Pool-- Certain Terms and Conditions of the Mortgage Loans" and "--Additional Mortgage Loan Information" in this prospectus supplement and "Risk Factors--Certain Factors Affecting
                                 Delinquency, Foreclosure and Loss of the Mortgage Loans--Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

                                 The availability of funds in the mortgage and credit markets fluctuates over time. None of the mortgage loan seller, the parties to the pooling and servicing agreement, or any third party is obligated to refinance any mortgage loan.


PARTICULAR PROPERTY TYPES
 PRESENT SPECIAL RISKS:
 OFFICE PROPERTIES.............  Office properties secure 24 of the mortgage loans, representing 31.8% of the initial pool balance (42.1% of the group 1 balance) as of the cut-off date.

                                 A large number of factors may adversely affect the value of office properties, including:

                                  o the number and quality of an office
                                    building's tenants;

                                  o the physical attributes of the building in
                                    relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

                                  o the desirability of the area as a business
                                    location;

                                  o the strength and nature of the local
                                    economy (including labor costs and quality, tax environment and quality of life for employees);

                                  o an adverse change in population, patterns
                                    of telecommuting or sharing of office
                                    space;

                                  o local competitive conditions, including the
                                    supply of office space or the existence or construction of new competitive office buildings;

                                  o quality of management;

                                  o changes in population and employment
                                    affecting the demand for office space;

                                  o properties not equipped for modern business
                                    becoming functionally obsolescent; and

                                  o declines in the business of tenants,
                                    especially single tenanted property.

                                 In addition, there may be significant costs associated with tenant improvements, leasing commissions and concessions in connection with reletting office space. Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

                                 Included in the office properties references above are six medical office properties representing 3.3% of the initial pool balance (4.4% of the group 1 balance) as of the cut-off date. The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

RETAIL PROPERTIES.............   Retail properties secure 19 of the mortgage
                                 loans, representing 12.8% of the initial pool balance (17.0% of the group 1 balance) as of the cut-off date.

                                 Several factors may adversely affect the value and successful operation of a retail property, including:

                                  o changes in consumer spending patterns,
                                    local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls);

                                  o alternative forms of retailing (such as
                                    direct mail, video shopping networks and internet web sites which reduce the need for retail space by retail companies);

                                  o the quality and philosophy of management;

                                  o the safety, convenience and attractiveness
                                    of the property to tenants and their
                                    customers or clients;

                                  o the public perception of the safety of
                                    customers at shopping malls and shopping centers;

                                  o the need to make major repairs or
                                    improvements to satisfy the needs of major tenants; and

                                  o traffic patterns and access to major
                                    thoroughfares.

                                 The general strength of retail sales also directly affects retail properties. The retailing industry is currently undergoing consolidation due to many factors, including growth in discount and alternative forms of retailing. If the sales by tenants in the mortgaged properties that contain retail space were to decline, the rents that are based on a percentage of revenues may also decline, and tenants may be unable to pay the fixed portion of their rents or other occupancy costs. The cessation of business by a significant tenant can adversely affect a retail property, not only because of rent and other factors specific to such tenant, but also because significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property.

                                 The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property. A "shadow anchor" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. Eleven of the mortgaged properties, securing mortgage loans representing approximately 8.7% of the initial pool balance (11.5% of the group 1 balance) as of the cut-off date are secured by retail properties that are considered by the mortgage loan seller to have an "anchor tenant." Six of the mortgaged properties, securing mortgage loans representing approximately 3.2% of the initial pool balance (4.2% of the group 1 balance) as of the cut-off date, are retail properties that are considered by the mortgage loan seller to be "shadow anchored." Two of the mortgaged properties, securing mortgage loans representing approximately 0.9% of the initial pool balance (1.2% of the group 1 balance) as of the cut-off date, are retail properties that are considered by the mortgage loan seller to be "unanchored".

                                 If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. In addition, in the event that a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.

MULTIFAMILY PROPERTIES........   Multifamily properties secure 21 of the
                                 mortgage loans, representing 16.0% of the initial pool balance (7.0% of the group 1 balance and 43.6% of the group 2 balance) as of the cut-off date.

                                 Several factors may adversely affect the value and successful operation of a multifamily property, including:

                                  o the physical attributes of the apartment
                                    building (e.g., its age, appearance and
                                    construction quality);

                                  o the location of the property (e.g., a
                                    change in the neighborhood over time);

                                  o the ability and willingness of management
                                    to provide adequate maintenance and
                                    insurance;

                                  o the types of services or amenities the
                                    property provides;

                                  o the property's reputation;

                                  o the level of mortgage interest rates (which
                                    may encourage tenants to purchase rather than lease housing);

                                  o the tenant mix, such as the tenant
                                    population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

                                  o the presence of competing properties;

                                  o adverse local or national economic
                                    conditions which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

                                  o state and local regulations which may
                                    affect the building owner's ability to
                                    increase rent to market rent for an
                                    equivalent apartment.

                                 Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

                                 In addition to state regulation of the
                                 landlord-tenant relationship, numerous
                                 counties and municipalities impose rent
                                 control on apartment buildings. These
                                 ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

                                 Certain of the mortgage loans are secured by mortgaged properties that are eligible (or become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the
                                 Section 8 Tenant-Based Assistance Rental
                                 Certificate Program of the United States
                                 Department of Housing and Urban Development.
                                 We can give you no assurance that such
                                 programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

                                 Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.



MANUFACTURED HOUSING
 COMMUNITIES..................   Manufactured housing communities secure 17 of
                                 the mortgage loans representing 19.7% of the
                                 initial pool balance (7.7% of the group 1
                                 balance and 56.4% of the group 2 balance) as of
                                 the cut-off date. Significant factors
                                 determining the value of such properties are
                                 generally
                                 similar to the factors affecting the value of
                                 multifamily residential properties. In
                                 addition, these properties are special purpose
                                 properties that could not be readily converted
                                 to general residential, retail or office use.
                                 In fact, certain states also regulate changes
                                 in manufactured housing communities and
                                 require that the landlord give written notice
                                 to its tenants a substantial period of time
                                 prior to the projected change. Consequently,
                                 if the operation of any of such properties
                                 becomes unprofitable such that the borrower
                                 becomes unable to meet its obligation on the
                                 related mortgage loan, the liquidation value
                                 of the related property may be substantially
                                 less, relative to the amount owing on the
                                 mortgage loan, than would be the case if such
                                 properties were readily adaptable to other
                                 uses.
INDUSTRIAL AND
 WAREHOUSE PROPERTIES..........  Industrial and warehouse properties secure three of the mortgage loans representing 2.0% of the initial pool balance (2.7% of the group
                                 1 balance) as of the cut-off date.

                                 Among the significant factors determining the value of industrial and warehouse properties are:

                                  o the quality of tenants;

                                  o building design and adaptability (e.g.,
                                    clear heights, column spacing, zoning
                                    restrictions, number of bays and bay
                                    depths, divisibility and truck turning
                                    radius); and

                                  o the location of the property (e.g.,
                                    proximity to supply sources and customers, availability of labor and accessibility to distribution channels).

                                 In addition, industrial and warehouse
                                 properties may be adversely affected by
                                 reduced demand for industrial and warehouse space occasioned by a decline in a particular industrial site or occasioned by a decline in a particular industry segment, and a particular industrial and warehouse property may be difficult to release to another tenant or may become functionally obsolete relative to newer properties.

SELF-STORAGE PROPERTIES.......   Self-storage properties secure nine of the
                                 mortgage loans, representing 16.5% of the initial pool balance (21.9% of the group 1 balance) as of the cut-off date. Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to

                                  o decreased demand;

                                  o competition;

                                  o age of improvements; or

                                  o other factors so that the borrower becomes
                                    unable to meet its obligations on the
                                    related mortgage loan,

                                 the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self-storage mortgaged property were readily adaptable to other uses.


                                 Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a mortgaged property included an inspection of the contents of the self-storage units included in the self-storage mortgaged properties and there is no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

HOTEL PROPERTIES..............   A hotel property secures one of the mortgage
                                 loans, representing 1.2% of the initial pool balance (1.7% of the group 1 balance) as of the cut-off date, and it is considered full-service or limited-service.

                                 Various factors may adversely affect the economic performance of a hotel, including:

                                  o adverse economic and social conditions,
                                    either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

                                  o the construction of competing hotels or
                                    resorts;

                                  o continuing expenditures for modernizing,
                                    refurbishing and maintaining existing
                                    facilities prior to the expiration of their anticipated useful lives;

                                  o a deterioration in the financial strength
                                    or managerial capabilities of the owner and operator of a hotel; and

                                  o changes in travel patterns (including, for
                                    example, the decline in air travel
                                    following the terrorist attacks in New York
                                    City, Washington, D.C. and Pennsylvania and the current military operations in Iraq, Afghanistan and elsewhere) caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

                                 Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

                                 Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

                                 When applicable, the liquor licenses for most of the mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

                                 Hotels may be operated under franchise,
                                 management or operating agreements that may be terminated by the franchisor, manager or operator. It may be difficult to terminate a manager of a hotel after foreclosure of a mortgage.


AFFILIATIONS WITH A FRANCHISE
 OR HOTEL MANAGEMENT COMPANY
 PRESENT CERTAIN RISKS........   The mortgage loan secured by a hotel
                                 property, representing approximately 1.2% of the initial pool balance (1.7% of the group 1 balance) as of the cut-off date, is affiliated with a franchise or hotel management company through a franchise or management agreement.
                                 The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

                                  o the continued existence and financial
                                    strength of the franchisor or hotel
                                    management company;

                                  o the public perception of the franchise or
                                    hotel chain service mark; and

                                  o the duration of the franchise licensing or
                                    management agreements.

                                 Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

                                 The transferability of a franchise license agreement is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.


SUBORDINATE FINANCING MAY MAKE
 RECOVERY DIFFICULT IN THE
 EVENT OF LOSS................   The terms of certain mortgage loans permit or
                                 require the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

                                 Additionally, although the mortgage loans generally restrict the pledging of general partnership and managing member equity interests in a borrower subject to certain exceptions, the terms of the mortgages generally permit, subject to certain limitations, the pledging of less than a controlling portion of the limited partnership or non-managing membership equity interest in a borrower. Moreover, in general, any borrower that does not meet special purpose entity criteria may not be restricted in any way from incurring unsecured subordinate debt or mezzanine debt. We are aware that 14 mortgage loans, representing 12.4% of the initial pool balance (9.1% of the group 1 balance and 22.3% of the group 2 balance), provide that the members of the borrower have the right to incur mezzanine debt under specified circumstances set forth in the related loan documents. The borrowers under two of the 14 mortgage loans, representing approximately 1.0% of the initial pool balance (0.7% of the group 1 balance and 2.2% of the group 2 balance), have existing mezzanine debt. With respect to one of the mortgage loans that has existing mezzanine debt, representing 0.5% of the initial pool balance (2.2% of the group 2 balance), the mortgagee and the related mezzanine lender have entered into a mezzanine intercreditor agreement that sets forth the rights of the parties. Pursuant to such mezzanine intercreditor agreement, the related mezzanine lender among other things (x) has agreed, under certain circumstances, not to enforce its rights to realize upon collateral securing the mezzanine loan or take any enforcement action with respect to the mezzanine loan without written confirmation from the rating agencies that such enforcement action would not cause the downgrade, withdrawal or qualification of the current ratings of the certificates and (y) has subordinated the mezzanine loan documents to the related mortgage loan documents and has the option to purchase the related mortgage loan if such mortgage loan becomes defaulted or cure the default.

                                 Although the mortgage loans generally either prohibit the related borrower from encumbering the mortgaged property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property, a violation of such prohibition may not become evident until the related mortgage loan otherwise defaults. In addition, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated unsecured loans or loans secured by property other than the mortgaged property), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may jeopardize the borrower's ability to make any balloon payment due at maturity or at the related anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. We are aware that two mortgage loans representing 1.0% of the initial pool balance (0.7% of the group 1 balance and 2.2% of the group 2 balance) have existing unsecured subordinate debt. In addition, we are aware
                                 (i) that three mortgage loans, representing
                                 7.3% of the initial pool balance (9.4% of the group 1 balance and 0.7% of the group 2 balance), permit additional unsecured debt under certain circumstances, and (ii) that four mortgage loans representing 2.9% of the initial pool balance (2.5% of the group 1 balance and 3.8% of the group 2 balance), permit future subordinate debt secured by the mortgaged property subject to certain conditions. We are also aware that five mortgage loans, representing 23.3% of the initial pool balance (30.2% of the group 1 balance and 2.1% of the group 2 balance), have existing subordinate debt secured by the mortgaged property.

                                 The SS Component Mortgage Loan is one of two mortgage loans that are part of a split loan structure that is secured by the same mortgage instrument on the related mortgaged property. The other mortgage loan in this split loan structure is not included in the trust. The other mortgage loan's principal balance as of the date of origination was $22,425,256. This mortgage loan is subordinate in right of payment to the mortgage loan that is included in the trust. See "Description of the Mortgage Pool--17 State Street Whole Loan" in this prospectus supplement.

                                 One mortgage loan, representing 0.2% of the initial pool balance (0.3% of the group 1 balance), is one of two mortgage loans that are part of a split loan structure that is secured by the same mortgage instrument on the related mortgaged property. The other mortgage loan in this split loan structure is not included in the trust. The other mortgage loan's principal balance as of the date of origination was $170,000. This mortgage loan is subordinate in right of payment to the mortgage loan that is included in the trust. See "Description of the Mortgage Pool--The CBA Whole Loan" in this prospectus supplement.

                                 Additionally, if the borrower (or its
                                 constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation. See "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus.

                                 The debt service requirements of mezzanine debt reduce cash flow available to the borrower that could otherwise be used to make capital improvements, as a result of which the value of the property may be adversely affected. We make no representation whether any other subordinate financing encumbers any mortgaged property, any borrower has incurred material unsecured debt other than trade payables in the ordinary course of business, or any third party holds debt secured by a pledge of an equity interest in a borrower.

                                 Also, although the portions of the CC
                                 Component Mortgage Loan, the SS Component
                                 Mortgage Loan and the UH Component Mortgage
                                 Loan relating to the offered certificates do not include the related subordinate components, the related borrowers are still obligated to make interest and principal payments on the entire amount of such mortgage loans.

YOUR INVESTMENT IS NOT INSURED
 OR GUARANTEED................   The mortgage loans are not insured or
                                 guaranteed by any person or entity,
                                 governmental or otherwise.

                                 The mortgage loans are generally non-recourse loans. If a default occurs under any mortgage loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the property. The depositor has not undertaken an evaluation of the financial condition of any borrower.


ADVERSE ENVIRONMENTAL
 CONDITIONS MAY REDUCE
 CASHFLOW FROM A
 MORTGAGED PROPERTY...........   The trust could become liable for a material
                                 adverse environmental condition at an
                                 underlying real property. Any such potential liability could reduce or delay payments on the offered certificates.

                                 All of the mortgaged properties were subject to environmental site assessments in connection with origination, including Phase I site assessments or updates of previously performed Phase I site assessments, had a transaction screen performed in lieu of a Phase I site assessment or was required to have environmental insurance in lieu of an environmental site assessment. In some cases, Phase II site assessments also have been performed. Although those assessments involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

                                 The environmental investigations described above, as of the date of the report relating to the environmental investigation, did not reveal any material violation of applicable environmental laws with respect to any known circumstances or conditions concerning the related mortgaged property, or, if the environmental investigation report revealed any such circumstances or conditions with respect to the related mortgaged property, then--

                                  o the circumstances or conditions were
                                    subsequently remediated in all material
                                    respects; or

                                  o generally, one or more of the following was
                                    the case:

                                    1.  a party not related to the related
                                        borrower with financial resources
                                        reasonably adequate to cure to cure the
                                        circumstance or condition in all
                                        material respects was identified as a
                                        responsible party for such circumstance
                                        or condition;

                                    2.  the related borrower was required to
                                        provide additional security to cure the
                                        circumstance or condition in all
                                        material respects and to obtain and,
                                        for the period contemplated by the
                                        related mortgage loan documents,
                                        maintain an operations and maintenance
                                        plan;

                                    3.  the related borrower provided a "no
                                        further action" letter or other
                                        evidence that applicable federal, state
                                        or local governmental authorities had
                                        no current intention of taking any
                                        action, and are not requiring any
                                        action, in respect of such circumstance
                                        or condition;

                                    4.  such circumstances or conditions were
                                        investigated further and based upon
                                        such additional investigation, an
                                        independent environmental consultant
                                        recommended no further investigation or
                                        remediation, or recommended only the
                                        implementation of an operations and
                                        maintenance program, which the related
                                        borrower is required to do;

                                    5.  the expenditure of funds reasonably
                                        estimated to be necessary to effect
                                        such remediation was the lesser of (a)
                                        an amount equal to two percent of the
                                        outstanding principal balance of the
                                        related mortgage loan and (b) $200,000;


                                    6.  an escrow of funds exists reasonably
                                        estimated to be sufficient for purposes
                                        of effecting such remediation;

                                    7.  the related borrower or other
                                        responsible party is currently taking
                                        such actions, if any, with respect to
                                        such circumstances or conditions as
                                        have been required by the applicable
                                        governmental regulatory authority;

                                    8.  the related mortgaged property is
                                        insured under a policy of insurance,
                                        subject to certain per occurrence and
                                        aggregate limits and a deductible,
                                        against certain losses arising from
                                        such circumstances or conditions; or

                                    9.  a responsible party with financial
                                        resources reasonably adequate to cure
                                        to cure the circumstance or condition
                                        in all material respects provided a
                                        guaranty or indemnity to the related
                                        borrower to cover the costs of any
                                        required investigation, testing,
                                        monitoring or remediation.

                                 In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition or compelled to do so.

                                 Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing.

                                 There can be no assurance that--

                                  o the environmental testing referred to above
                                    identified all material adverse
                                    environmental conditions and circumstances at the subject properties;

                                  o the recommendation of the environmental
                                    consultant was, in the case of all
                                    identified problems, the appropriate action to take;

                                  o any of the environmental escrows
                                    established with respect to any of the
                                    mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action; or

                                  o an environmental insurance policy will
                                    cover all or part of a claim asserted
                                    against it because such policies are
                                    subject to various deductibles, terms,
                                    exclusions, conditions and limitations, and have not been extensively interpreted by the courts.


THE BENEFITS PROVIDED BY
 CROSS-COLLATERALIZATION MAY
 BE LIMITED...................   As described under "Description of the
                                 Mortgage Pool--General" in this prospectus supplement, the mortgage pool includes one set of cross-collateralized mortgage loans, which represent 2.4% of the initial pool balance
                                 (9.8% of the group 2 balance).
                                 Cross-collateralization arrangements may be terminated with respect to some mortgage loan groups under the terms of the related mortgage loan documents. Cross-collateralization arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such set of cross-collateralized mortgage loans (or any such mortgage loan with multiple notes and/or mortgaged properties) to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

                                 Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

                                 A lien granted by such a borrower entity could be avoided if a court were to determine that:

                                  o such borrower was insolvent when granting
                                    the lien, was rendered insolvent by the
                                    granting of the lien or was left with
                                    inadequate capital, or was not able to pay its debts as they matured; and

                                  o such borrower did not receive fair
                                    consideration or reasonably equivalent
                                    value when it allowed its mortgaged
                                    property or properties to be encumbered by a lien securing the entire indebtedness.

                                 Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

                                  o subordinate all or part of the pertinent
                                    mortgage loan to existing or future
                                    indebtedness of that borrower;

                                  o recover payments made under that mortgage
                                    loan; or

                                  o take other actions detrimental to the
                                    holders of the certificates, including,
                                    under certain circumstances, invalidating the mortgage loan or the mortgages securing such cross-collateralization.


MORTGAGE LOANS TO RELATED
 BORROWERS AND CONCENTRATIONS
 OF RELATED TENANTS MAY RESULT
 IN MORE SEVERE LOSSES ON YOUR
 CERTIFICATES..................  Certain groups of borrowers under the mortgage loans are affiliated or under common control with one another. However, no group of affiliated borrowers are obligors on mortgage loans representing more than 9.2% of the initial pool balance (4.7% of the group 1 balance and 23.0% of the group 2 balance). In addition, tenants in certain mortgaged properties also may be tenants in other mortgaged properties, and certain tenants may be owned by affiliates of the borrowers or otherwise related to or affiliated with a borrower. There are also several cases in which a particular entity is a tenant at multiple mortgaged properties, and although it may not be a major tenant (as described in the prospectus supplement) at any such property, it may be significant to the successful performance of such properties.

                                 In such circumstances, any adverse
                                 circumstances relating to a borrower or tenant or a respective affiliate and affecting one of the related mortgage loans or mortgaged properties could arise in connection with the other related mortgage loans or mortgaged properties. In particular, the bankruptcy or insolvency of any such borrower or tenant or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty. It could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the accompanying prospectus.

                                 In addition, a number of the borrowers under the mortgage loans are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

THE GEOGRAPHIC CONCENTRATION
 OF MORTGAGED PROPERTIES MAY
 ADVERSELY AFFECT PAYMENT ON
 YOUR CERTIFICATES............   A concentration of mortgaged properties in a
                                 particular state or region increases the exposure of the mortgage pool to any adverse economic developments that may occur in such state or region, conditions in the real estate market where the mortgaged properties securing the related mortgage loans are located, changes in governmental rules and fiscal polices, acts of nature, including floods, tornadoes and earthquakes (which may result in uninsured losses), and other factors which are beyond the control of the borrowers. In this regard as of the cut-off date:

                                  o Twenty-seven of the mortgaged properties,
                                    which constitute security for 18.2% of the initial pool balance (23.1% of the group 1 balance and 3.1% of the group 2 balance), are located in Texas;

                                  o Four of the mortgaged properties, which
                                    constitute security for 11.8% of the
                                    initial pool balance (13.6% of the group 1 balance and 6.2% of the group 2 balance), are located in New York;

                                  o Five of the mortgaged properties, which
                                    constitute security for 7.9% of the initial pool balance (4.7% of the group 1 balance and 17.8% of the group 2 balance), are located in Michigan;

                                  o Twenty-three of the mortgaged properties,
                                    which constitute security for 7.7% of the initial pool balance (5.9% of the group 1 balance and 13.4% of the group 2 balance), are located in Florida;

                                  o Twelve of the mortgaged properties, which
                                    constitute security for 7.4% of the initial pool balance (7.3% of the group 1 balance and 7.6% of the group 2 balance), are located in California; and

                                  o Fourteen of the mortgaged properties, which
                                    constitute security for 5.6% of the initial pool balance (7.1% of the group 1 balance and 1.3% of the group 2 balance), are located in Arizona.

MORTGAGE LOANS WITH HIGHER THAN
 AVERAGE PRINCIPAL BALANCES MAY
 CREATE MORE RISK OF LOSS.....   Concentrations in a pool of mortgage loans
                                 with larger than average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed. In this regard:

                                  o Twenty-one mortgage loans (15 of these
                                    mortgage loans are included in loan group 1 and six of these mortgage loans are included in loan group 2) have cut-off date balances that are higher than the average cut-off date balance;

                                  o the largest single mortgage loan, by
                                    cut-off date balance, represents
                                    approximately 9.5% of the initial pool
                                    balance (12.6% of the group 1 balance), and the one group of cross-collateralized mortgage loans represents in the aggregate approximately 2.4% of the initial pool balance (9.8% of the group 2 balance); and

                                  o the ten largest mortgage loans or cross
                                    collateralized loan groups (seven of these mortgage loans are in loan group 1 and four of these mortgage loans are in loan group
                                    2) have cut-off date balances that
                                    represent in the aggregate 43.3% of the
                                    initial pool balance (46.8% of the group 1 balance and 32.5% of the group 2 balance).

CHANGES IN CONCENTRATION MAY
 SUBJECT YOUR CERTIFICATES TO
 GREATER RISK OF LOSS.........   As payments in respect of principal
                                 (including payments in the form of voluntary principal prepayments, liquidation proceeds (as described in this prospectus supplement) and the repurchase prices for any mortgage loans repurchased due to breaches of representations or warranties) are received with respect to the mortgage loans, the remaining mortgage loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the certificates
                                 (other than the Class X, Class R-I and Class
                                 R-II Certificates) is payable in sequential order, classes that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations.

PREPAYMENT PREMIUMS PRESENT
 SPECIAL RISKS...............    Ninety-four of the mortgage loans (64 of
                                 these mortgage loans are in loan group 1 and 30 of these mortgage loans are in loan group 2), representing 100% of the initial pool balance
                                 (100% of the group 1 balance and 100% of the group 2 balance) as of the cut-off date generally prohibit any voluntary prepayment of principal prior to the final one to six scheduled monthly payments, which includes any payment that is due upon the stated maturity date or anticipated repayment date, as applicable, of the related mortgage loan;
                                 however, these mortgage loans generally permit defeasance. In addition, 11 of the mortgage loans (nine of these mortgage loans are in loan group 1 and two of these mortgage loans are in loan group 2) representing 13.3% of the initial pool balance (17.1% of the group 1 balance and 1.9% of the group 2 balance), (a) have an initial lock-out period, (b) are then subject after expiration of the initial lock-out period to a period where the borrower has an option to prepay the loan subject to a prepayment premium, and (c) becomes thereafter prepayable without an accompanying prepayment premium prior to its maturity. In addition, 83 of the mortgage loans, representing 86.7% of the initial pool balance (82.9% of the group 1 balance and 98.1% of the group 2 balance) as of the cut-off date, are prepayable at any time subject to a prepayment premium. See
                                 "Description of the Mortgage Pool--Certain
                                 Terms and Conditions of the Mortgage Loans--
                                 Prepayment Provisions" in this prospectus supplement. Any prepayment premiums actually collected on the remaining mortgage loans, which generally permit voluntary prepayments during particular periods and, depending on the period, require the payment of a prepayment premium with such prepayment, will be distributed among the respective classes of certificates in the amounts and in accordance with the priorities described in this prospectus supplement under "Description of the Certificates-- Distributions--Distributions of
                                 Prepayment Premiums" in this prospectus
                                 supplement. The depositor, however, makes no representation as to the collectibility of any prepayment premium.

                                 See "Servicing of the Mortgage Loans--
                                 Modifications, Waivers, Amendments and
                                 Consents" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans-- Default Interest and Limitations on Prepayments" in the accompanying prospectus. See "Description of the Mortgage Pool-- Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases and Substitutions", "Servicing of the Mortgage Loans--Defaulted Mortgage Loans; Purchase Option" and "Description of the Certificates--Termination; Retirement of
                                 Certificates" in this prospectus supplement.

                                 Generally. Provisions requiring prepayment premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law.

                                 We also note the following with respect to prepayment premiums:

                                  o liquidation proceeds (as described in this
                                    prospectus supplement) recovered in respect of any defaulted mortgage loan will, in general, be applied to cover outstanding advances prior to being applied to cover any prepayment premium due in connection with the liquidation of such mortgage loan;


                                  o the special servicer may waive a prepayment
                                    premium in connection with obtaining a
                                    pay-off of a defaulted mortgage loan;

                                  o no prepayment premium will be payable in
                                    connection with any repurchase of a
                                    mortgage loan resulting from a material
                                    breach of representation or warranty or a material document defect by the mortgage loan seller;

                                  o no prepayment premium will be payable in
                                    connection with the purchase of all of the mortgage loans and any REO properties by the special servicer, master servicer or any holder or holders of certificates evidencing a majority interest in the controlling class in connection with the termination of the trust;

                                  o no prepayment premium will be payable in
                                    connection with the purchase of defaulted mortgage loans by the master servicer, special servicer or any holder or holders of certificates evidencing a majority interest in the controlling class; and

                                  o in general, no prepayment premium is
                                    payable with respect to a prepayment due to casualty or condemnation.

                                 See "Servicing of the Mortgage Loans--
                                 Modifications, Waivers, Amendments and
                                 Consents" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans-- Default Interest and Limitations on Prepayments" in the accompanying prospectus. See "Description of the

                                 Mortgage Pool--Assignment of the Mortgage
                                 Loans; Repurchases and Substitutions" and
                                 "--Representations and Warranties; Repurchases and Substitutions", "Servicing of the Mortgage Loans--Defaulted Mortgage Loans; Purchase Option" and "Description of the Certificates-- Termination; Retirement of Certificates" in this prospectus supplement.


THE OPERATION OF THE MORTGAGED
 PROPERTY UPON FORECLOSURE OF
 THE MORTGAGE LOAN MAY AFFECT
 TAX STATUS...................   If the trust were to acquire a mortgaged
                                 property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage the mortgaged property. Among other things, the independent contractor would not be permitted to perform construction work on the mortgaged property unless such construction generally was at least
                                 10% complete at the time default on the related mortgage loan became imminent. In addition, any net income from such operation and management, other than qualifying "rents from real property" (as defined in Section 856(d) of the Internal Revenue Code of 1986, as amended), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders.


LEASEHOLD INTERESTS ARE SUBJECT
 TO TERMS OF THE GROUND LEASE... Seven mortgaged properties, representing approximately 4.7% of the initial pool balance (6.2% of the group 1 balance) as of the cut-off date are secured, in whole or in part, by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Accordingly, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, although the consent of the ground lessor generally will not be required for foreclosure, the terms and conditions of a leasehold mortgage may be subject to the terms and conditions of the ground lease, and the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation may be affected by the provisions of the ground lease.

CONDOMINIUM OWNERSHIP MAY
 LIMIT USE AND IMPROVEMENTS...   We are aware that one mortgage loan,
                                 representing 1.9% of the initial pool balance
                                 (2.6% of the group 1 balance) as of the cut-off date, is secured by a property that consists of the related borrower's interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common area and the related voting rights in the condominium association. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that related board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged real properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to such a mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

INFORMATION REGARDING THE
 MORTGAGE LOANS IS LIMITED....   The information set forth in this prospectus
                                 supplement with respect to the mortgage loans is derived principally from one or more of the following sources:

                                  o a review of the available credit and legal
                                    files relating to the mortgage loans;

                                  o inspections of each mortgaged property with
                                    respect to the applicable mortgage loan
                                    undertaken by or on behalf of the mortgage loan seller;

                                  o generally, unaudited operating statements
                                    for the mortgaged properties related to the mortgage loans supplied by the borrowers;

                                  o appraisals for the mortgaged properties
                                    related to the mortgage loans that
                                    generally were performed in connection with origination (which appraisals were used in presenting information regarding the values of such mortgaged properties as of the cut-off date under "Description of the Mortgage Pool" and under Annex A for illustrative purposes only);

                                  o engineering reports and environmental
                                    reports for the mortgaged properties
                                    related to the mortgage loans that
                                    generally were prepared in connection with origination; and

                                  o information supplied by entities from which
                                    the mortgage loan seller acquired, or which currently service, certain of the mortgage loans.

                                 Also, several mortgage loans constitute
                                 acquisition financing. Accordingly, limited or no operating information is available with respect to the related mortgaged property. All of the mortgage loans were originated during the preceding nine months.


BORROWER LITIGATION MAY AFFECT
 TIMING OR PAYMENT ON YOUR
 CERTIFICATES.................   Certain borrowers and the principals of
                                 certain borrowers and/or managers may have been involved in bankruptcy or similar proceedings or have otherwise been parties to real estate-related litigation.

                                 There may also be other legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. We cannot assure you that such litigation will not have a material adverse effect on the distributions to certificateholders.


RELIANCE ON A SINGLE TENANT OR
 A SMALL GROUP OF TENANTS MAY
 INCREASE THE RISK OF LOSS....   A deterioration in the financial condition of
                                 a tenant can be particularly significant if a mortgaged property is leased to a single tenant or a small number of tenants. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is because the financial effect of the absence of rental income may be severe; more time may be required to relet the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this regard, see "Risk
                                 Factors--Risks Related to the Mortgage
                                 Loans--Risks Related to Retail

                                 Properties" and "--Risks Related to Office
                                 Properties" in this prospectus supplement.

                                 Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.


MORTGAGED PROPERTIES WITH
 TENANTS PRESENT SPECIAL RISK... The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

                                  o space in the mortgaged properties could not
                                    be leased or relet;

                                  o tenants were unable to meet their lease
                                    obligations;

                                  o leasing or re-leasing is restricted by
                                    exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

                                  o substantial re-leasing costs were required
                                    and/or the cost of performing landlord
                                    obligations under existing leases
                                    materially increased;

                                  o a significant tenant were to become a
                                    debtor in a bankruptcy case; or

                                  o rental payments could not be collected for
                                    any other reason.

                                 Repayment of the mortgage loans secured by retail, offices and industrial and warehouse properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. In addition if a significant portion of tenants have leases which expire near or at maturity of the related mortgage loan, then it may make it more difficult for the related borrower to seek refinancing or make any applicable balloon payment. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages.

                                 Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

                                 Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants leases were terminated.

                                 With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.


MORTGAGED PROPERTIES WITH
 MULTIPLE TENANTS MAY INCREASE
 RELETTING COSTS AND REDUCE
 CASH FLOW....................   If a mortgaged property has multiple tenants,
                                 reletting expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
                                 Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental expenses.


TENANCIES IN COMMON MAY
 HINDER OR DELAY RECOVERY.....   With respect to five mortgage loans,
                                 representing 5.4% of the initial pool balance
                                 (7.2% of the group 1 balance) as of the cut-off date, the borrowers own the related mortgaged property as tenants in common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition.
                                 Although some of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

                                 In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a borrower exercises such right of partition, the related mortgage loans may be subject to prepayment. In addition, the tenant in common structure may cause delays in the enforcement of remedies; this may occur, for example, because of procedural or substantive issues resulting from the existence of multiple borrowers under the related loan, such as in bankruptcy, in which circumstance, each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated.


TENANT BANKRUPTCY ADVERSELY
 AFFECTS PROPERTY
 PERFORMANCE.........            The bankruptcy or insolvency of a major
                                 tenant, or a number of smaller tenants, in retail, office, industrial and warehouse properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease.
                                 If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant
                                 (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three year's rent).


AFFILIATIONS WITH A FRANCHISE
 OR HOTEL MANAGEMENT COMPANY
 PRESENT CERTAIN RISKS........   One mortgage loan secured by a hotel
                                 property, representing approximately 1.2% of the initial pool balance as of the cut-off date
                                 (1.7% of the group 1 balance), is affiliated with a franchise or hotel management company through a franchise or management agreement.
                                 The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

                                  o the continued existence and financial
                                    strength of the franchisor or hotel
                                    management company;

                                  o the public perception of the franchise or
                                    hotel chain service mark; and

                                  o the duration of the franchise licensing or
                                    management agreements.

                                 Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

                                 The transferability of a franchise license agreement is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

ONE ACTION RULES MAY LIMIT
 REMEDIES.....................   Several states (including California) have
                                 laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

PROPERTY INSURANCE MAY NOT
 PROTECT YOUR CERTIFICATES
 FROM LOSS IN THE EVENT OF
 CASUALTY OR LOSS....            The loan documents for each of the mortgage
                                 loans generally require the borrower to
                                 maintain, or cause to be maintained, specified property and liability insurance. The mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. In addition certain of the mortgaged properties are located in California, Washington, Texas, Oregon, Utah,
                                 Nevada and along the Southeastern coastal areas of the United States. These areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. The loans do not generally require the borrowers to maintain earthquake or windstorm insurance.

                                 In light of the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of the policies sold by primary insurers) have indicated that they intend to eliminate coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that is the subject of an insurance claim. The Treasury Department will establish procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage. The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002 provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. Through December 2005, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies, as the Secretary of the Treasury has extended in June 2004 such mandatory participation (scheduled to expire in December 2004) through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002 is also voided. However, it is unclear what acts will fall under the category of "terrorism" as opposed to "acts of war" or "natural disasters," which may not be covered by such program. In addition, coverage under such program will only be available for terrorist acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest. In addition, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

                                 Furthermore, since the Terrorism Insurance
                                 Program was passed into law, it has yet to be determined whether it or state legislation has lowered or will substantially lower the cost of obtaining terrorism insurance.

                                 Finally, the Terrorism Insurance Program terminates on December 31, 2004 (with a potential to extend to December 31, 2005). There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration. It is reported that a new legislation has been introduced in June 2004 to extend the Terrorism Risk Insurance Program beyond December 31, 2005. However, there can be no assurance that such proposal will be enacted into law.

                                 In the event that such casualty losses are not covered by standard casualty insurance policies, the loan documents may not specifically require the borrowers to obtain this form of coverage. Although the mortgage loan documents relating to the remaining mortgage loans contain general provisions which permit the lender to require other reasonable insurance and which do not expressly forbid the lender from requiring terrorism insurance, we cannot assure you whether requiring terrorism insurance would be reasonable or otherwise permissible under the general provisions for any particular mortgage loan.

                                 If the loan documents require insurance
                                 covering terrorist or similar acts, the master servicer or the special servicer, pursuant to the pooling and servicing agreement, may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance and the special servicer consents. In determining whether to require insurance for terrorist or similar acts or to call a default, each of the master servicer and the special servicer will consider the following two factors following due inquiry in accordance with the servicing standard:

                                  o such insurance is not available at
                                    commercially reasonable rates; and

                                  o at that time, the risks relating to
                                    terrorist or similar acts were not commonly insured against for properties similar to the mortgaged property and located in or around the region in which the mortgaged property is located.

                                 However, if the special servicer determines following due inquiry, in accordance with the servicing standard, that it is in the best interests of the certificateholders not to call a default, the master servicer and the special servicer may, in certain circumstances, waive the default regardless of such factors.

                                 Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.


ZONING LAWS AND USE
 RESTRICTIONS, MAY AFFECT
 THE OPERATION OF A
 MORTGAGED PROPERTY OR THE
 ABILITY TO REPAIR OR RESTORE
 A MORTGAGED PROPERTY..........  Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures". This means that the borrower is not required to alter the use or structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a casualty loss. This may adversely affect the cash flow of the property following the casualty. If a casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that which existed before the casualty.

                                 In addition, certain of the mortgaged
                                 properties which are non-conforming may not be "legal non-conforming uses" or "legal non-conforming structures". The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

                                 In addition, certain of the mortgaged
                                 properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements of the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

                                 In addition, certain of the mortgaged
                                 properties are subject to certain use
                                 restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or, in the case of mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

SOME MORTGAGED PROPERTIES MAY
 NOT BE READILY CONVERTIBLE TO
 ALTERNATIVE USES.............   Some of the mortgaged properties may not be
                                 readily convertible to alternative uses if those properties were to become unprofitable for any reason or if those properties were designated as historic sites. Converting commercial properties and manufactured housing communities to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

                                 Zoning or other restrictions also may prevent alternative uses. See "Risk Factors--Risks Related to the Mortgage Loans--Zoning Laws and Use Restrictions" in this prospectus supplement.

APPRAISALS ARE LIMITED IN
 REFLECTING THE VALUE OF A
 MORTGAGED PROPERTY...........   Appraisals were obtained with respect to each
                                 of the mortgaged properties in connection with the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.

MORTGAGE LOAN SELLERS MAY
 NOT BE ABLE TO MAKE A
 REQUIRED REPURCHASE OR
 SUBSTITUTION OF A DEFECTIVE
 MORTGAGE LOAN................   Each mortgage loan seller is the sole
                                 warranting party in respect of the mortgage
                                 loans sold by such mortgage loan seller to us.
                                 Neither we nor any of our affiliates (except,
                                 in certain circumstances, for Bank of America
                                 N.A. in its capacity as the mortgage loan
                                 seller) are obligated to repurchase or
                                 substitute any mortgage loan in connection with
                                 either a breach of the mortgage loan seller's
                                 representations and warranties or any document
                                 defects, if the mortgage loan seller defaults
                                 on its obligation to do so. We cannot provide
                                 assurances that the mortgage loan seller will
                                 have the financial ability to effect such
                                 repurchases or substitutions. Any mortgage loan
                                 that is not repurchased or substituted and that
                                 is not a "qualified mortgage" for a REMIC may
                                 cause the trust fund to fail to qualify as one
                                 or more REMICs or cause the trust fund to incur
                                 a tax. See "Description of the Mortgage Pool--
                                 The Mortgage Loan Seller" and "Representations
                                 and Warranties; Repurchases and Substitutions"
                                 in this prospectus supplement and "The Pooling
                                 and Servicing Agreements--Representations and
                                 Warranties; Repurchases" in the accompanying
                                 prospectus.
RISKS RELATED
 TO ENFORCEABILITY.............  All of the mortgages permit the lender to accelerate the debt upon default by the
                                 borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

                                 If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.


POTENTIAL ABSENCE OF
 ATTORNMENT PROVISIONS ENTAILS
 RISKS........................   In some jurisdictions, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage and do not contain attornment
                                 provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

                                 If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.


RISKS RELATING TO COSTS OF
 COMPLIANCE WITH APPLICABLE
 LAWS AND REGULATIONS..........  A borrower may be required to incur costs to comply with various existing and future
                                 federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the accompanying prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.


NO MORTGAGE LOAN INCLUDED IN
 THE TRUST FUND HAS BEEN
 REUNDERWRITTEN...............   We have not reunderwritten the mortgage
                                 loans. Instead, we have relied on the
                                 representations and warranties made by the mortgage loan seller, and the mortgage loan seller's obligation to repurchase or substitute a mortgage loan or cure the breach in the event of a material breach of a representation or warranty. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the mortgage loan seller will be able to repurchase or substitute a mortgage loan or cure the breach in the event of a material breach of a representation or warranty. See "Description of the Mortgage Pool--Representations and
                                 Warranties; Repurchases and Substitutions" in this prospectus supplement.


BOOK-ENTRY SYSTEM FOR
 CERTIFICATES MAY DECREASE
 LIQUIDITY AND DELAY PAYMENT...  The offered certificates will be issued as book-entry certificates. Each class of
                                 book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates generally can be effected only through The Depository Trust Company, and its participating organizations:

                                  o the liquidity of book-entry certificates in
                                    secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

                                  o your ability to pledge certificates to
                                    persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to the lack of a physical security representing the certificates;

                                  o your access to information regarding the
                                    certificates may be limited since
                                    conveyance of notices and other
                                    communications by The Depository Trust
                                    Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

                                  o you may experience some delay in receiving
                                    distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

                                 See "Description of the
                                 Certificates--Registration and Denomination" in this prospectus supplement.

     SEE "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN OTHER RISKS AND SPECIAL CONSIDERATIONS THAT MAY BE APPLICABLE TO YOUR CERTIFICATES AND THE MORTGAGE LOANS.

                       DESCRIPTION OF THE MORTGAGE POOL


GENERAL

     The pool of mortgage loans (the "Mortgage Pool") consists of 94 multifamily and commercial mortgage loans. The Mortgage Pool will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups"). Loan Group 1 will consist of 64 mortgage loans with an aggregate principal balance of $871,008,925 representing approximately 75.4% of the aggregate principal balance of the Mortgage Pool as of July 1, 2004 (the "Cut-off Date") (the "Group 1 Balance"). Loan Group 2 will consist of 30 mortgage loans with an aggregate principal balance of $284,159,066 (or approximately 67.0% of the aggregate principal balance of the mortgage loans secured by multifamily properties and approximately 70.6% of the aggregate principal balance of the mortgage loans secured by manufactured housing properties), representing approximately 24.6% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date (the "Group 2 Balance"). Each of the Group 1 Balance and the Group 2 Balance are sometimes referred to individually in this prospectus supplement as a "Group Balance" and are collectively referred to as the "Group Balances". Annex A to this prospectus supplement sets forth the Loan Group designation with respect to each mortgage loan.

     Sixty-eight of the mortgage loans (46 of the mortgage loans in Loan Group 1 and 22 of the mortgage loans in Loan Group 2) were (a) originated by Bank of America, N.A. ("Bank of America") or its conduit participants or (b) acquired by Bank of America from various third party originators, other than Bridger Commercial Funding LLC ("Bridger"). Bridger is a real estate financial services company organized in 1998 under the laws of the State of Missouri that originates and acquires commercial and multifamily real estate loans through its own origination offices working in conjunction with various commercial banks in local markets across the United States. Bridger's loan underwriting and quality control procedures are undertaken principally at its headquarters located at 100 Shoreline Highway, Suite 100, Mill Valley, California 94941. Through May 31, 2004, Bridger has originated in excess of $1.7 billion in loans secured by commercial real estate. The mortgage loans described in the first sentence of this paragraph are referred to in this prospectus supplement as the "BOA-Originated Mortgage Loans". Twenty-six mortgage loans (18 of the mortgage loans in Loan Group 1 and eight of the mortgage loans in Loan Group 2) were acquired by Bank of America from Bridger (such mortgage loans, the "BOA-Bridger Mortgage Loans"). The BOA-Originated Mortgage Loans and the BOA-Bridger Mortgage Loans collectively constitute the "Mortgage Loans". The Mortgage Loans have an aggregate Cut-off Date Balance of $1,155,167,991 (the "Initial Pool Balance"), subject to a variance of plus or minus 10%. The Initial Pool Balance and each applicable Group Balance excludes the CC Subordinate Components, the SS Subordinate Components, the UH Subordinate Components, the 17 State Street Note B and the CBA B Note. See "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. All numerical information provided in this prospectus supplement with respect to the Mortgage Loans is provided on an approximate basis. All numerical and statistical information presented in this prospectus supplement (including Cut-off Date Balances, each Group Balance, loan-to-value ratios, Cut-off Date Balance per unit and debt service coverage ratios) with respect to each of the CC Component Mortgage Loan, the SS Component Mortgage Loan and the UH Component Mortgage Loan excludes the related subordinate components. Accordingly, these ratios would be lower (in the case of debt service coverage ratios) and higher (in the case of loan-to-value ratios) if the subordinate components were included. The principal balance of each Mortgage Loan as of the Cut-off Date assumes the timely receipt of all principal scheduled to be paid on or before the Cut-off Date and assumes no defaults, delinquencies or prepayments on any mortgage loan on or before the Cut-off Date. All numerical and statistical information presented in this prospectus supplement (including Cut-off Date Balances, each Group Balance, loan-to-value ratios, Cut-off Date Balance per unit and debt service coverage ratios) for the SS Component Mortgage Loan excludes the 17 State Street Note B. All numerical and statistical information presented in this prospectus supplement (including Cut-off Date Balances, each Group Balance, loan-to-value ratios, Cut-off Date Balance per unit and debt service coverage ratios) for the CBA Mortgage Loan excludes the CBA B Note. All weighted average information provided in this prospectus supplement, unless otherwise stated, reflects weighting by related Cut-off Date Balance. All percentages of the Mortgage Pool, or of any specified sub-group thereof (including each Group Balance), referred to herein without further description are approximate percentages of the Initial Pool Balance (or if applicable, the related Group Balance). The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding.


     Each Mortgage Loan is evidenced by one or more promissory notes (a "Mortgage Note") and secured by one or more mortgages, deeds of trust or other similar security instruments (a "Mortgage") that create a first mortgage lien on a fee simple and/or leasehold interest in real property (a "Mortgaged Property"). Each Mortgage Loan is secured by (i) a manufactured housing community or complex consisting of five or more rental living units or one or more apartment buildings each consisting of five or more rental living units (a "Multifamily Mortgaged Property", and any Mortgage Loan secured thereby, a "Multifamily Loan") (38 Mortgage Loans (8 Mortgage Loans in Loan Group 1 and 30 Mortgage Loans in Loan Group 2), representing 35.7% of the Initial Pool Balance (14.7% of the Group 1 Balance and 100.0% of the Group 2 Balance), or (ii) a hotel, retail shopping mall or center, an office building or complex, an industrial or warehouse building, a self-storage facility or a health club (a "Commercial Mortgaged Property", and any Mortgage Loan secured thereby, a "Commercial Loan") (56 Mortgage Loans (56 Mortgage Loans in Loan Group 1), representing 64.3% of the Initial Pool Balance (85.3% of the Group 1 Balance)).



     With respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer, at the direction of the Mortgage Loan Seller, shall take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee shall take all actions necessary to confirm that the Trustee on behalf of the Trust is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee shall include the foregoing confirmation in the certification required to be delivered by the Trustee after the Closing Date pursuant to the Pooling Agreement.


     There is one set of cross-collateralized and cross-defaulted Mortgage Loans (any such Mortgage Loan, a "Cross-Collateralized Mortgage Loan"). Loan Nos. 58225 and 58226 constitute the set of crossed loans. The Mortgage Loans in this set are cross-collateralized and cross-defaulted with the other Mortgage Loans in that set. This set collectively represents 2.4% of the Initial Pool Balance (9.8% of the Group 2 Balance). Each of the Cross-Collateralized Mortgage Loans is evidenced by a separate Mortgage Note and secured by a separate Mortgage, which Mortgage or separate cross-collateralization agreement as the case may be, contains provisions creating the relevant cross-collateralization and cross-default arrangements. See Annex A hereto for information regarding the Cross-Collateralized Mortgage Loans and see "Risk Factors--Risks Related to the Mortgage Loans--The Benefits Provided by Cross-Collateralization May Be Limited" in this prospectus supplement.


     The Mortgage Loans generally constitute non-recourse obligations of the related borrower. Upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In the case of certain Mortgage Loans where the loan documents permit recourse to a borrower or guarantor, the Depositor has generally not undertaken an evaluation of the financial condition of any such entity or person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans is insured or guaranteed by any person or entity, governmental or otherwise. See "Risk Factors--Risks Related to the Mortgage Loans--Your Investment Is Not Insured or Guaranteed" in this prospectus supplement.

     Twenty-seven of the Mortgaged Properties, which constitute security for approximately 18.2% of the Initial Pool Balance (23.1% of the Group 1 Balance and 3.1% of the Group 2 Balance), are located in Texas; four of the Mortgaged Properties, which constitute security for 11.8% of the Initial Pool Balance (13.6% of the Group 1 Balance and 6.2% of Group 2 balance), are located in New York; five of the Mortgaged Properties, which constitute security for 7.9% of the Initial Pool Balance (4.7% of the Group 1 Balance and 17.8% of the Group 2 Balance), are located in Michigan; 23 of the Mortgaged Properties, which constitute security for 7.7% of the Initial Pool Balance (5.9% of the Group 1 Balance and 13.4% of the Group 2 Balance), are located in Florida; and 12 of the Mortgaged Properties, which constitute security for 7.4% of the Initial Pool Balance (7.3% of the Group 1 Balance and 7.6% of the Group 2 Balance), are located in California; 14 of the Mortgaged Properties, which constitute security for 5.6% of the Initial Pool Balance (7.1% of Group 1 Balance and 1.3% of Group 2 Balance), are located in Arizona. The remaining Mortgaged Properties are located throughout 32 other states, with no more than 5.0% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

     On or about the Delivery Date, the Mortgage Loan Seller will transfer the Mortgage Loans, to or at the direction of the Depositor, without recourse, to the Trustee for the benefit of the Certificateholders. See "Description of the Mortgage Pool--The Mortgage Loan Seller" and "--Assignment of the Mortgage Loans; Repurchases and Substitutions" in this prospectus supplement.


CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. Each of the Mortgage Loans provides, other than three Mortgage Loans (two Mortgage Loans in Loan Group 1 and one Mortgage Loan in Loan Group
2), which are interest only until maturity or the anticipated repayment date and represent 1.5% of the Initial Pool Balance (1.6% of the Group 1 Balance and 1.2% of the Group 2 Balance), for scheduled payments of principal and interest ("Monthly Payments"). Each of the Mortgage Loans provides for payments to be due on the first day of each month (as to each such Mortgage Loan, the "Due Date"). In addition, 20 Mortgage Loans (10 Mortgage Loans in Loan Group 1 and 10 Mortgage Loans in Loan Group 2) representing 31.4% of the Initial Pool Balance (24.7% of the Group 1 Balance and 52.0% of the Group 2 Balance) provide for periods of interest only payments during a portion of their respective loan terms.

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at a rate per annum (a "Mortgage Rate") that is fixed for the remaining term of the Mortgage Loan, except that as described below, the ARD Loan will accrue interest at a higher rate after its Anticipated Repayment Date. As used in this prospectus supplement, the term Mortgage Rate does not include the incremental increase in rate at which interest may accrue on the ARD Loan after the Antiticapted Repayment Date. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged from 4.186% per annum to 6.845% per annum (4.290% per annum to 6.845% per annum in Loan Group 1 and 4.186% per annum to 6.327% per annum in Loan Group 2), and the weighted average Mortgage Rate of the Mortgage Loans (or in the case of each of the CC Component Mortgage Loan, the SS Component Mortgage Loan and the UH Component Mortgage Loan, the related senior component only) was 5.457% (5.527% for Loan Group 1 and 5.241% for Loan
Group 2).

     Hyperamortization. One of the Mortgage Loans (the "ARD Loan") which is in Loan Group 1, which represents 0.6% of the Initial Pool Balance (0.7% of the Group 1 Balance), provides for changes in payments and the accrual of interest if it is not paid in full by a specified date (the "Anticipated Repayment Date"). Commencing on the Anticipated Repayment Date, the ARD Loan will generally bear interest at fixed per annum rate equal to the related Mortgage Rate plus a rate set forth in the related Mortgage Note extending until final maturity (the "Revised Rate"). The "Excess Interest Rate" means the difference in rate of the Revised Rate over the Mortgage Rate.

Interest accrued at the Excess Interest Rate is referred to in this prospectus supplement as "Excess Interest". In addition to paying interest (at the Revised
Rate) and principal (based on the amortization schedule), from and after the Anticipated Repayment Date, the borrower generally will be required to apply all remaining monthly cash flow ("Excess Cash Flow") from the related Mortgaged Property, if any, after paying all permitted operating expenses and capital expenditures, to pay accrued interest at the Revised Rate and then to principal on the ARD Loan as called for in the related Mortgage Loan documents.

     All of the Mortgage Loans, except one mortgage loan representing 0.9% of the Initial Pool Balance and 1.2% of the Group 1 Balance, which accrues interest on a 30/360 Basis (as defined below) (the "30/360 Mortgage Loans") accrue interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an "Actual/360 Basis"). The total amount of the Monthly Payment for each Mortgage Loan accruing interest on an Actual/360 Basis (an "Actual/360 Mortgage Loan") is determined as though the Mortgage Loan accrued interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis"), and the portion of such Monthly Payment allocated to interest is determined based on interest accrued in the preceding month on an Actual/360 Basis with the balance allocated to amortized principal. As a result, the full amortization term is longer than would be the case if calculated on a 30/360 Basis, and the Balloon Payment on any such Mortgage Loan will be larger than would be the case if interest accrued on a 30/360 Basis.

     Amortization of Principal. Eighty-nine Mortgage Loans, excluding the ARD Loan, (61 Mortgage Loans in Loan Group 1 and 28 Mortgage Loans in Loan Group
2), which represent 97.8% of the Initial Pool Balance (97.7% of the Group 1 Balance and 98.1% of the Group 2 Balance), provide for monthly payments of principal based on amortization schedules significantly longer than the respective remaining terms thereof, thereby leaving substantial principal amounts due and payable (each such loan, a "Balloon Loan", and each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. In addition, three of the Mortgage Loans (two Mortgage Loans in Loan Group 1 and one Mortgage Loan in Loan Group 2), representing 1.5% of the Initial Pool Balance (1.6% of the Group 1 Balance 1.2% of the Group 2 Balance), provide for payments of interest only through to the end of their respective loan terms. One Mortgage Loan which represent 0.2% of the Initial Pool Balance (0.7% of the Group 2 Balance) is a fully amortizing Mortgage Loan.

     The original term to stated maturity of each Mortgage Loan or in the case of the ARD Loan, to its Anticipated Repayment Date was between 60 and 180 months. The original amortization schedules of the Mortgage Loans, other than three Mortgage Loans which are interest only for their entire term, (calculated in the case of Actual/360 Mortgage Loans, on a 30/360 Basis for the purposes of the accrual of interest) ranged from 120 to 360 months (240 to 360 months in Loan Group 1 and 120 to 360 months in Loan Group 2). As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans or in the case of the ARD Loan, to its Anticipated Repayment Date will range from 52 to 179 months (55 to 179 months in Loan Group 1 and 52 to 144 months in Loan Group 2), and the weighted average remaining term to stated maturity of the Mortgage Loans or in the case of the ARD Loan, to its Anticipated Repayment Date will be 109 months (111 months in Loan Group 1 and 105 months in Loan Group 2). As of the Cut-off Date, the remaining amortization terms of the Mortgage Loans, other than three Mortgage Loans which are interest only for their entire term, will range from 119 to 360 months (calculated on a 30/360 Basis for the accrual of interest), and the weighted average remaining amortization term of the Mortgage Loans will be 347 months (calculated on a 30/360 Basis for purposes of the accrual of interest). See "Risk Factors--Risks Related to the Mortgage Loans--Balloon Loans May Present Greater Risk than Fully Amortizing Loans" in this prospectus supplement.

     Prepayment Provisions. All of the Mortgage Loans provided as of origination permit either (a) that voluntary prepayments are prohibited until the final one to six scheduled monthly payments by the borrower under the related Mortgage Loan documents including any payment due on the stated maturity date of the related Mortgage Loan, during which voluntary prepayments can be made without penalty, or (b) for a sequence of three periods as follows:

       (1) a period (a "Lock-out Period") during which voluntary principal prepayments are prohibited, followed by

       (2) a period (a "Prepayment Premium Period") during which any voluntary principal prepayment is to be accompanied by a premium, penalty or fee (a "Prepayment Premium"), followed by

       (3) a period (an "Open Period") during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

     Voluntary principal prepayments (after any Lock-out Period) may be made in full or in some cases in part, subject to certain limitations and, during a Prepayment Premium Period, payment of the applicable Prepayment Premium. As of the Cut-off Date, the remaining Lock-out Periods ranged from 21 to 138 scheduled monthly payments, 22 to 138 scheduled monthly payments in Loan Group 1 and 21 to 138 scheduled monthly payments in Loan Group 2. As of the Cut-off-Date the weighted average remaining Lock-out Period was 94 scheduled monthly payments (92 scheduled monthly payments in Loan Group 1 and 100 scheduled monthly payments in Loan Group 2). As of the Cut-off Date, the Open Period ranged from 1 to 6 scheduled monthly payments prior to and including the final scheduled monthly payment at maturity. The weighted average Open Period was 4 scheduled monthly payments (4 scheduled monthly payments in Loan Group 1 and 4 scheduled monthly payments in Loan Group 2). Prepayment Premiums on the Mortgage Loans are generally calculated on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid). The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A to this prospectus supplement.

     As more fully described in this prospectus supplement, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of Certificateholders in the amounts and priorities described under "Description of the Certificates--Distributions--
Distributions of Prepayment Premiums" in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectibility of any Prepayment Premium. See "Risk Factors--Risks Related to the Mortgage Loans--Prepayment Premiums" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

     Defeasance. Eighty-three Mortgage Loans (55 Mortgage Loans in Loan Group 1 and 28 Mortgage Loans in Loan Group 2), representing 86.7% of the Initial Pool Balance (82.9% of the Group 1 Balance and 98.1% of the Group 2 Balance), permit the applicable borrower at any time after a specified period (the "Defeasance Lock-Out Period"), which is at least two years from the Delivery Date, provided no event of default exists, to obtain a release of a Mortgaged Property (or a portion thereof, if applicable) from the lien of the related Mortgage (a "Defeasance Option"). The borrower must meet certain conditions in order to exercise its Defeasance Option. Among other conditions the borrower must pay on any Due Date (the "Release Date"):

       (1) all interest accrued and unpaid on the principal balance of the Note to and including the Release Date;

       (2) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith; and

       (3) an amount (the "Collateral Substitution Deposit") that will be sufficient to (a) purchase U.S. government obligations (or in some instances the applicable Mortgage Loan documents may require the borrower to deliver the government obligations referenced in this clause (3)) providing for payments on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity or Anticipated Repayment Date (or, in certain cases, to the commencement of the related Open Period) date in amounts sufficient to pay the scheduled payments (including payments due on the subordinate components of each of the CC Component Mortgage Loan, the SS Component Mortgage Loan and the UH Component Mortgage Loan) due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance and (b) pay any costs and expenses incurred in connection with the purchase of such government obligations.

     In addition, the borrower must deliver a security agreement granting the Trust Fund a first priority lien on the government securities or the Collateral Substitution Deposit and, generally, an opinion of counsel to such effect. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan. In general, a successor borrower established or designated pursuant to the related loan documents will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. Under the Pooling Agreement, the Master Servicer is required to enforce any provisions of the related Mortgage Loan documents that require, as a condition to the exercise by the mortgagor of any defeasance rights, that the mortgagor pay any costs and expenses associated with such exercise.

     The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

     The Mortgage Loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties generally require that: (1) prior to the release of a related Mortgaged Property, 110% of the allocated loan amount for the Mortgaged Property be defeased and (2) certain debt service coverage ratio and LTV Ratio tests be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

     Additionally, the terms of one Mortgage Loan, representing 0.5% of the Initial Pool Balance (representing 2.0% of Loan Group 2), permit the borrower to release a non-material outparcel provided that the borrower complies with certain criteria under the related Mortgage Loan documents.


RELEASE OR SUBSTITUTION OF PROPERTIES

     The terms of one of the Mortgage Loans, representing approximately 9.5% of the Initial Pool Balance (12.6% of the group 1 balance), that is secured by mortgages on multiple mortgaged real properties permit the related borrower to obtain a release of one of the properties from the related mortgage lien by substituting another property of like kind and quality owned or acquired by the borrower, provided that certain conditions have been satisfied, which conditions include, without limitation, the following:

    o the borrower will provide the lender with at least twenty (20) days but no more than ninety (90) days prior written notice of its request to obtain a release of the individual property;

    o a wire transfer to the lender of immediately available federal funds (or the delivery to the lender of defeasance collateral, if applicable) in an amount equal to one hundred twenty-five percent (125%) of the loan amount for the applicable individual property, together with (i) all accrued and unpaid interest on the amount of principal being prepaid on the date of such prepayment and (ii) all other sums due under the loan documents in connection with a partial prepayment to be calculated and applied in accordance with the loan documents;

    o the borrower will submit to the lender, not less than twenty (20) days prior to the date of such release, a release of lien for such individual property for execution by the lender. Such release will be in a form appropriate in the state in which the individual property is located and will contain standard provisions, if any, protecting the rights of the releasing lender. In addition, the borrower will provide all other documentation the lender reasonably requires to be delivered by the borrower in connection with such release, together with a certificate of the borrower;

    o after giving effect to such release, the lender will have determined that the operations debt service coverage ratio for the properties then remaining subject to the liens of the mortgages will be at least equal to the greater of (i) 1.60x, and (ii) the lesser of (y) the operations debt service coverage ratio for all of the then remaining properties (including the individual property to be released) for the twelve (12) full calendar months immediately preceding the release of the individual property and (z) 1.85x;

    o after giving effect to such release, the lender will have determined that the debt service coverage ratio for the properties then remaining subject to the liens of the mortgages will be at least equal to the greater of (i) 1.69x, and (ii) the lesser of (y) the debt service coverage ratio for all of the then remaining properties (including the individual property to be released) for the twelve (12) full calendar months immediately preceding the release of the individual property and
      (z) 1.90x;

    o after giving effect to such release, the lender will have determined that the loan-to-value ratio with respect to the properties then remaining subject to the lien of the mortgages will not be greater than the lesser of (i) the aggregate loan-to-value ratio as of the closing date with respect to all of the properties and (ii) the aggregate loan-to-value ratio with respect to the properties remaining subject to the lien of the mortgages immediately prior to the release of the individual property;

    o the lender will have received evidence reasonably acceptable to the lender that the individual property to be released will be conveyed to a person other than the borrower, borrower principal or any affiliate of either of the foregoing;

    o the lender will have received a certified copy of an amendment to the operating lease reflecting the deletion of the individual property to be released, but only to the extent that the operating lease does not provide for such deletion to occur automatically; and

    o the lender will have received payment of all lender's reasonable costs and expenses, including due diligence review costs and reasonable counsel fees and disbursements incurred in connection with the release of the individual property from the lien of the related mortgage and the review and approval of the documents and information required to be delivered in connection therewith.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans generally contain both "due-on-sale" and "due-on-encumbrance" clauses that in each case, subject to certain limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the mortgagee. See "--Additional Mortgage Loan Information--Subordinate Financing" herein. Certain of the Mortgage Loans permit the transfer or further encumbrance of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the mortgagee. The Master Servicer and/or the Special Servicer, as applicable, will determine, in a manner consistent with the Servicing Standard and with the REMIC provisions, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property; provided that the Master Servicer will not waive any right that it may have, or grant any consent that it may otherwise withhold without obtaining the consent of the Special Servicer. The Special Servicer's consent will be deemed given if it does not respond within 15 business days following receipt by the Special Servicer of the Master's Servicer's request for such consent and all information reasonably requested by the Special Servicer as such time frame may be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, the CC Controlling Holder, the SS Controlling Holder, the UH Controlling Holder or any Rating Agency, as described below. In addition, the Special Servicer will not waive any right it has, or grant any consent that it may otherwise withhold, under any related "due-on-sale" or "due-on-encumbrance" clause for any Non-Specially Serviced Mortgage Loan or any Specially Serviced Mortgage Loan (other than the CC Component Mortgage Loan, the SS Component Mortgage Loan and the UH Component Mortgage Loan, provided that a CC Control Appraisal Period, SS Control Appraisal Period or UH Control Appraisal Period, as the case may be, does not exist with respect to the related Mortgage Loan as described below) unless the Directing Certificateholder has approved such waiver and consent, which approval will be deemed given if the Directing Certificateholder does not respond within ten business days after the Special Servicer has given a written notice of the matter and a written explanation of the surrounding circumstances and a request for approval of a waiver or consent related to the "due-on-encumbrance" or "due-on-sale clause" to the Directing Certificateholder.


     With respect to the CC Component Mortgage Loan, if a CC Control Appraisal Period does not exist, the Master Servicer with respect to those time periods when the CC Mortgage Loan is a Non-Specially Serviced Mortgage Loan will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the Special Servicer, which consent by the Special Servicer will not be given without the Special Servicer first obtaining the consent of the CC Controlling Holder. With respect to the CC Component Mortgage Loan, if a CC Control Appraisal Period does not exist, the Special Servicer with respect to those time periods when the CC Component Mortgage Loan is a Specially Serviced Mortgage Loan will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the CC Controlling Holder. With respect to the SS Component Mortgage Loan, if a SS Control Appraisal Period does not exist, the Master Servicer with respect to those time periods when the SS Mortgage Loan is a Non-Specially Serviced Mortgage Loan will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the Special Servicer, which consent by the Special Servicer will not be given without the Special Servicer first obtaining the consent of the SS Controlling Holder. With respect to the SS Component Mortgage Loan, if a SS Control Appraisal Period does not exist, the Special Servicer with respect to those time periods when the SS Component Mortgage Loan is a Specially Serviced Mortgage Loan will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the SS Controlling Holder. With respect to the UH Component Mortgage Loan, if a UH Control Appraisal Period does not exist, the Master Servicer with respect to those time periods when the UH Mortgage Loan is a Non-Specially Serviced Mortgage Loan will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the Special Servicer, which consent by the Special Servicer will not be given without the Special Servicer first obtaining the consent of the UH Controlling Holder. With respect to the UH Component Mortgage Loan, if a UH Control Appraisal Period does not exist, the Special Servicer with respect to those time periods when the UH Component Mortgage Loan is a Specially Serviced Mortgage Loan will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the UH Controlling Holder. In each case that the consent of the CC Controlling Holder, SS Controlling Holder or UH Controlling Holder is required with respect to a "due-on-sale" or "due-on-encumbrance" provision, each such party's consent will be deemed granted if such party does not respond to a request for its consent within 10 business days of its receipt of a written notice of the matter and a written explanation of the surrounding circumstances.


     Notwithstanding the foregoing, with respect to any Mortgage Loan that (i) represents greater than 5% of the outstanding principal balance of the Mortgage Pool, (ii) has an outstanding principal balance of greater than $20,000,000, or
(iii) is one of the ten largest Mortgage Loans based on the then outstanding principal balance, neither the Master Servicer nor Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates. In addition, with respect to any Mortgage Loan that represents greater than 2% of the outstanding principal balance of the Mortgage Pool or is one of the ten largest Mortgage Loans based on outstanding principal balance, neither the Master Servicer nor the Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates if, after taking into consideration any additional indebtedness secured by the Mortgaged Property, the loan to value ratio for such Mortgage Loan would be greater than 85% or the debt service coverage ratio would be less than 1.20x. Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at maturity or the Anticipated Repayment Date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "The Pooling and Servicing Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans-- Due-on-Sale and Due-on-Encumbrance" in the accompanying prospectus.


CC COMPONENT MORTGAGE LOAN

     The ownership interest in Loan No. 57990 (the "CC Component Mortgage Loan") will be split into a senior interest (the "CC Senior Component") and 6 subordinate interests (the "CC Subordinate Components"). The CC Subordinate Components consist of the "CC-A Component", the "CC-B Component", the "CC-C Component", the "CC-D Component", the "CC-E Component" and the "CC-F Component". The Cut-off Date Balance of the CC Senior Component will equal approximately $77,780,036, representing 6.7% of the Initial Pool Balance (8.9% of the Group 1 Balance). All distributions of principal and interest with respect to the CC Senior Component will be distributed to the Certificates as described in this prospectus supplement. The holders of the CC Subordinate Components are only entitled on any Distribution Date to amounts collected on the CC Component Mortgage Loan to the extent remaining after the application of such collections to distributions on such Distribution Date in respect of the CC Senior Component as described in this prospectus supplement under "Description of the Certificates--Distributions--the CC Component Mortgage Loan"; provided, however, prepayment premiums actually collected in respect of the CC Component Mortgage Loan shall be allocated to the CC Senior Component and the CC Subordinate Components, pro rata, based upon their outstanding principal balances.

     If the CC Component Mortgage Loan becomes a Defaulted Mortgage Loan, the CC Controlling Holder will have the option, but not the obligation, to purchase the CC Component Mortgage Loan (including the CC Subordinate Components) from the Trust Fund at a price equal to the Purchase Price thereof. The Purchase Price paid in connection with such purchase will be applied as described under "Description of the Certificates--Distributions--the CC Component Mortgage Loan". For more information regarding the relationship between the CC Senior Component and the CC Subordinate Components, see "Description of the Certificates" in this prospectus supplement.


SS COMPONENT MORTGAGE LOAN

     The ownership interest in Loan No. 57984 (the "SS Component Mortgage
Loan") will be split into a senior interest (the "SS Senior Component") and 4 subordinate interests (the "SS Subordinate Components"). The SS Subordinate Components consist of the "SS-A Component", the "SS-B Component", the "SS-C Component" and the the "SS-D Component". The Cut-off Date Balance of the SS Senior Component will equal approximately $75,850,000, representing 6.6% of the Initial Pool Balance (8.7% of the Group 1 Balance). All distributions of principal and interest with respect to the SS Senior Component will be distributed to the Certificates as described in this prospectus supplement. The holders of the SS Subordinate Components are only entitled on any Distribution Date to amounts collected on the SS Component Mortgage Loan to the extent remaining after the application of such collections to distributions on such Distribution Date in respect of the SS Senior Component as described in this prospectus supplement under "Description of the Certificates--Distributions--the SS Component Mortgage Loan"; provided, however, prepayment premiums (if any) actually collected in respect of the SS Component Mortgage Loan shall be allocated to the SS Senior Component and the SS Subordinate Components, pro rata, based on their outstanding principal balances.

     If the SS Component Mortgage Loan becomes a Defaulted Mortgage Loan, the SS Controlling Holder will have the option, but not the obligation, to purchase the SS Component Mortgage Loan (including the SS Subordinate Components) from the Trust Fund at a price equal to the Purchase Price thereof. The Purchase Price paid in connection with such purchase will be applied as described under "Description of the Certificates--Distributions--the SS Component Mortgage Loan". For more information regarding the relationship between the SS Senior Component and the SS Subordinate Components, see "Description of the Certificates" in this prospectus supplement.


UH COMPONENT MORTGAGE LOAN

     The ownership interest in Loan No. 57367 (the "UH Component Mortgage Loan") will be split into a senior interest (the "UH Senior Component")and together with the CC Senior Component and the SS Senior Component, sometimes referred to individually as a "Senior Component" and 9 subordinate interests (the "UH Subordinate Components") and together with the CC Subordinate Components and the SS Subordinate Components, sometimes referred to individually as "Subordinate Components". The UH Subordinate Components consist of the "UH-A Component", the "UH-B Component", the "UH-C Component", the "UH-D Component", the "UH-E Component", the "UH-F Component", the "UH-G Component", the "UH-H Component" and the "UH-J Component". The Cut-off Date Balance of the UH Senior Component will equal approximately $109,538,973, representing 9.5% of the Initial Pool Balance (12.6% of the Group 1 Balance). All distributions of principal and interest with respect to the UH Senior Component will be distributed to the Certificates as described in this prospectus supplement. The holders of the UH Subordinate Components are only entitled on any Distribution Date to amounts collected on the UH Component Mortgage Loan to the extent remaining after the application of such collections to distributions on such Distribution Date in respect of the UH Senior Component as described in this prospectus supplement under "Description of the Certificates--Distributions--the UH Component Mortgage Loan"; provided, however, prepayment premiums (if any) actually collected in respect of the UH Component Mortgage Loan shall be allocated to the UH Senior Component and the UH Subordinate Components, pro rata, based on their outstanding principal balances.

     If the UH Component Mortgage Loan becomes a Defaulted Mortgage Loan, the UH Controlling Holder will have the option, but not the obligation, to purchase the UH Component Mortgage Loan (including the UH Subordinate Components) from the Trust Fund at a price equal to the Purchase Price thereof. The Purchase Price paid in connection with such purchase will be applied as described under "Description of the Certificates--Distributions--the UH Component Mortgage Loan". For more information regarding the relationship between the UH Senior Component and the UH Subordinate Components, see "Description of the Certificates" in this prospectus supplement.


17 STATE STREET WHOLE LOAN

     The SS Component Mortgage Loan is one of two mortgage loans that are part of a split loan structure that is secured by the same mortgage instrument on the related mortgaged property (the "17 State Street Mortgaged Property"). Only the SS Component Mortgage Loan is included in the Trust Fund. The other mortgage loan's principal balance as of the date of origination was $22,425,256. This mortgage loan (the "17 State Street Note B") is subordinated in right of payment to the SS Component Mortgage Loan. As used in this prospectus supplement, the term "17 State Street Whole Loan" refers to the SS Component Mortgage Loan and the 17 State Street Note B. An intercreditor agreement (the "17 State Street Intercreditor Agreement") between the holder of the SS Component Mortgage Loan and the holder of the 17 State Street Note B (the "17 State Street B Noteholder") sets forth the rights of the these noteholders. The 17 State Street Intercreditor Agreement generally provides that the mortgage loans that comprise the 17 State Street Whole Loan will be serviced and administered pursuant to the Pooling Agreement by the Master Servicer and

Special Servicer, as applicable, according to the Servicing Standard. The 17 State Street Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the 17 State Street Whole Loan will be allocated first, to the holder of the 17 State Street Note B, and thereafter, to the holder of SS Component Mortgage Loan.


     Pursuant to the terms of the 17 State Street Intercreditor Agreement, prior to the occurrence of a monetary or a material event of default with respect to the 17 State Street Whole Loan after payment, reimbursement of certain servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the 17 State Street Intercreditor Agreement, all payments and proceeds received with respect to the 17 State Street Whole Loan will be generally paid in the following manner: The holder of the SS Component Mortgage Loan will receive accrued and unpaid interest on the outstanding principal balance of such Loan; then the holder of the SS Component Mortgage Loan will receive payment of principal (from and to the extent of principal payments on the 17 State Street Whole Loan), pro rata, based upon the outstanding principal balances of the SS Component Mortgage Loan and the 17 State Street Note B; then the holder of the 17 State Street Note B will receive accrued and unpaid interest on its outstanding principal balance; then the holder of the 17 State Street Note B will receive payment of principal (from and to the extent of principal payments on the 17 State Street Whole Loan), pro rata, based upon the outstanding principal balance of the SS Component Mortgage Loan and the 17 State Street Note B; then prepayment premiums to the extent actually received in respect of the 17 State Street Whole Loan will be distributed to the holder of the SS Component Mortgage Loan and the holder of the 17 State Street Note B, pro rata, based upon the outstanding principal balances of the SS Component Mortgage Loan and the 17 State Street Note B; then default interest (in excess of interest accrued at the regular rate) and penalty charges will be paid to the holder of the SS Component Mortgage Loan and the 17 State Street Note B pro rata to the extent not required to offset interest on advances or otherwise payable to the Master Servicer or Trustee pursuant to the Pooling Agreement; pro rata, based upon the outstanding principal balances of the SS Component Mortgage Loan and the 17 State Street Note B; and finally any excess will be paid to the holder of the SS Component Mortgage Loan and the holder of the 17 State Street Note B, pro rata, based upon the outstanding principal balances of the SS Component Mortgage Loan and the 17 State Street Note B.


     Following the occurrence and during the continuance of a (x) monetary event of default under the 17 State Street Whole Loan in accordance with the 17 State Street Intercreditor Agreement or (y) a non-monetary event of default under the 17 State Street Whole Loan that gives rise to a Servicing Transfer Event (provided that the 17 State Street B Noteholder has not then cured or is not then curing any such events of default), after payment or reimbursement of certain servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the 17 State Street Intercreditor Agreement, all payments and proceeds received with respect to the 17 State Street Note B will be subordinated to all payments under the SS Component Mortgage Loan and the amounts received with respect to the 17 State Street Whole Loan will generally be paid in the following manner: The holder of the SS Component Mortgage Loan will receive accrued and unpaid interest on the outstanding principal balance thereof; then amounts will be distributed (to the extent of principal allocable to the 17 State Street Whole Loan) to the holder of the SS Component Mortgage Loan until the outstanding principal balance thereof is reduced to zero; then the holder of the 17 State Street Note B will receive accrued and unpaid interest on the outstanding principal balance of such note; then amounts will be distributed (to the extent of principal allocable to the 17 State Street Whole Loan) to the holder of the 17 State Street Note B until the outstanding principal balance of the 17 State Street Note B is reduced to zero; then prepayment premiums to the extent actually received with respect to the SS Component Mortgage Loan will be distributed to the holder of the SS Component Mortgage Loan; then prepayment premiums to the extent actually received with respect to the 17 State Street Note B will be distributed to the holder of the 17 State Street Note B; then default interest (in excess of interest accrued at the regular rate) and penalty charges to the extent not required to offset interest on advances or otherwise payable to the Master Servicer or the Trustee pursuant to the Pooling Agreement will be paid to the holder of the SS Component Mortgage Loan and the 17 State Street Note B, pro rata, based upon the outstanding principal balances of the SS Component Mortgage Loan and the 17 State Street Note B; then any excess will be paid to the holder of the SS Component Mortgage Loan and the holder of the 17 State Street Note B, pro rata, based on the original principal balances of the SS Component Mortgage Loan and the 17 State Street Note B.

     Upon the 17 State Street Whole Loan becoming a Defaulted Mortgage Loan, the holder of the 17 State Street Note B, the holder of the most subordinate Class of Class SS Certificates with a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance, or if no such Class is outstanding, the Class SS Certificates with the then greatest outstanding Certificate Balance (the "17 State Street Purchase Option Holder") will have the right (but not the obligation) to purchase the SS Component Mortgage Loan at the 17 State Street Repurchase Price (as defined below) and, upon written notice, the Special Servicer will be required to sell the SS Component Mortgage Loan to the 17 State Street Purchase Option Holder at the 17 State Street Repurchase Price, on a mutually designated date. The 17 State Street Purchase Option Holder's rights to purchase the SS Component Mortgage Loan will terminate upon the earliest of (1) a foreclosure sale, power of sale, or delivery of deed-in-lieu of foreclosure with respect to the 17 State Street Mortgaged Property and (2) the cure of the subject event of default.

     The "17 State Street Repurchase Price" means, with respect to the SS Component Mortgage Loan, a cash price equal to the sum of, without duplication,
(a) the principal balance of the SS Component Mortgage Loan, (b) accrued and unpaid interest thereon from the payment date under the SS Component Mortgage Loan as to which interest was last paid in full by the 17 State Street Borrower up to and including the end of the interest accrual period relating to the payment date next following the date the purchase occurred, (c) all unreimbursed advances with respect to the SS Component Mortgage Loan, together with interest thereon at the reimbursement rate under the Pooling Agreement and any Master Servicer compensation, Special Servicer compensation, Trustee Fees and Liquidation Fees (d) certain unreimbursed costs and expenses with respect to the 17 State Street Whole Loan and (e) any other additional trust fund expenses; provided, however, that 17 State Street Repurchase Price will not be reduced by any outstanding principal and/or interest advance.


CBA WHOLE LOAN

     One Mortgage Loan (Loan No. 58000, the "CBA Mortgage Loan"), representing 0.2% of the Initial Pool Balance (0.3% of the Group 1 Balance) as of the cut-off date, is one of two mortgage loans that are part of a split loan structure that is secured by the same mortgage instrument on the related mortgaged property (the "CBA Mortgaged Property"). Only the CBA Mortgage Loan is included in the Trust Fund. The other mortgage loan's principal balance as of the date of origination was $170,000. This mortgage loan (the "CBA B Note") is subordinated in right of payment to the CBA Mortgage Loan. As used in this prospectus supplement, the term "CBA Whole Loan" refers to the CBA Mortgage Loan and the CBA B Note. An intercreditor agreement (the "CBA Intercreditor Agreement") between the holder of the CBA Mortgage Loan and the holder of the CBA B Note (the "CBA B Noteholder") sets forth the rights of the these noteholders. The CBA Intercreditor Agreement generally provides that the mortgage loans that comprise the CBA Whole Loan will be serviced and administered pursuant to the Pooling Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standard. The CBA Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the CBA Whole Loan will be allocated first, to the holder of the CBA B Note, and thereafter, to the holder of CBA Mortgage Loan.

     Pursuant to the terms of the CBA Intercreditor Agreement, prior to the occurrence of (i) the acceleration of the CBA Mortgage Loan or CBA B Note, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the related borrower will make separate monthly payments of principal and interest to the Trust and the CBA B Noteholder. Any escrow and reserve payments required in respect of the CBA Mortgage Loan or CBA B Note will be paid to the Trust.

     Following the occurrence and during the continuance of (i) the acceleration of the CBA Whole Loan or CBA B Note, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of the CBA B Note to purchase the CBA Mortgage Loan from the Trust as described below, all payments and proceeds received with respect to the CBA B Note will be subordinated to all payments due under the CBA Mortgage Loan and the amounts received with respect to the CBA Whole Loan will be paid, first, to the Master Servicer, Special Servicer and Trustee, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon; second, to the Master Servicer and Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity; third, to the Trust, in an amount equal to interest due with respect to the CBA Mortgage Loan; fourth, to the Trust, in an amount equal to the principal balance of the CBA Mortgage Loan until paid in full; fifth, to the Trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the CBA Mortgage Loan; sixth, to the CBA B Noteholder, up to the amount of any unreimbursed costs and expenses paid by the CBA B Noteholder; seventh, to the CBA B Noteholder, in an amount equal to interest due with respect to the principal balance of the CBA B Note; eighth, to the CBA B Noteholder, in an amount equal to the principal balance of the CBA B Note until paid in full; ninth, to the CBA B Noteholder, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the CBA B Note; tenth, to the Trust and the CBA B Noteholder, in an amount equal to any unpaid default interest accrued on the CBA Mortgage Loan and CBA B Note, respectively; and eleventh, any excess, to the Trust and the CBA B Noteholder, pro rata, based upon the outstanding principal balances; provided that if the principal balance of the CBA B Note is equal to zero, then based upon the initial principal balances.


     In the event that (i) any payment of principal or interest on the CBA Mortgage Loan or CBA B Note becomes 90 or more days delinquent, (ii) the principal balance of the CBA Mortgage Loan or CBA B Note has been accelerated,
(iii) the principal balance of the CBA Mortgage Loan or CBA B Note is not paid at maturity, (iv) the borrower declares bankruptcy or is subject to a bankruptcy proceeding or (v) any other event where the cash flow payment under a CBA B Note has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the CBA B Note will be entitled to purchase the CBA Mortgage Loan from the Trust for a period of 30 days after its receipt of a notice of such event subject to certain conditions set forth in the CBA Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the CBA Mortgage Loan, together with all unpaid interest on the CBA Mortgage Loan (other than default interest) at the related mortgage rate and certain expenses, fees, advances and interest on advances for which the borrower under the CBA Mortgage Loan is responsible. Unless the borrower or an affiliate is purchasing the CBA Mortgage Loan, no prepayment consideration will be payable in connection with the purchase of the CBA Mortgage Loan.


     The Mortgage Loans, other than the CC Component Mortgage Loan, the SS Component Mortgage Loan and the UH Component Mortgage Loan, are sometimes referred to in this prospectus supplement as the "Non-Partitioned Mortgage Loans". The CC Component Mortgage Loan, the SS Component Mortgage Loan and the UH Component Mortgage Loan, following the occurrence of and during the continuance of a CC Control Appraisal Period, SS Control Appraisal Period or UH Control Appraisal Period, as the case may be, are sometimes referred to in this prospectus supplement as "Post CAP Loans".


SIGNIFICANT MORTGAGE LOANS


     Certain of the larger Mortgage Loans (by outstanding principal balance) are described below in the following table and text. Terms used below relating to underwriting or property characteristics have the meaning assigned to such term in Annex A.

     The following table and summaries describe the ten largest Mortgage Loans or Crossed Pool in the Mortgage Pool by Cut-off Date Balance:




                                                  PERCENT OF   PERCENT OF
                             CUT-OFF                INITIAL    APPLICABLE
                               DATE        LOAN      POOL         LOAN
        LOAN NAME            BALANCE      GROUP     BALANCE       GROUP
------------------------ --------------- ------- ------------ ------------
U-Haul Portfolio .......  $109,538,973     1          9.5%         12.6%
Calpine Center .........    77,780,036     1          6.7           8.9%
17 State Street ........    75,850,000     1          6.6           8.7%
Sun Communities --
 Scio Farms ............    40,964,950     1          3.5           4.7%
369 Lexington Avenue....    40,839,481     1          3.5           4.7%
Sun Communities
 Portfolio 9 ...........    37,351,472     2          3.2          13.1%
Quarters at
 Memorial ..............    35,872,239     1          3.1           4.1%
Sun Communities
 Portfolio 8/Arbor
 Terrace** .............    27,920,000     2          2.4           9.8%
Extra Space Storage --
 East One Portfolio ....    27,208,000     1          2.4           3.1%
St. Clair Estates
 Manufactured
 Home Community.........    27,200,000     2          2.4           9.6%
                          ------------               ----
TOTAL/WTD. AVG .........  $500,525,152               43.3%
                          ============               ====



                                                                    CUT-OFF
                                                     CUT-OFF         DATE        LTV
                                PROPERTY          DATE BALANCE        LTV     RATIO AT   UNDERWRITTEN    MORTGAGE
        LOAN NAME                 TYPE          PER SF/UNIT/PADS     RATIO    MATURITY       DSCR          RATE
------------------------ --------------------- ------------------ ---------- ---------- -------------- -----------
U-Haul Portfolio ....... Self Storage(1)             $ 2,438          37.5%      29.6%      2.78x         6.845%
Calpine Center ......... Office                      $   110          48.3%      40.3%      2.29x         5.232%
17 State Street ........ Office                      $   143          44.6%      38.6%      2.23x         5.247%
Sun Communities --       Manufactured
 Scio Farms ............ Housing Communities         $44,869          77.9%      65.7%      1.22x         5.320%
369 Lexington Avenue.... Office                      $   264          79.8%      73.3%      1.23x         4.400%
Sun Communities          Manufactued
 Portfolio 9 ........... Housing Communities         $30,244          79.3%      66.8%      1.27x         5.320%
Quarters at
 Memorial .............. Multifamily                 $94,401          71.6%      63.6%      1.24x         4.902%
Sun Communities
 Portfolio 8/Arbor       Manufactured
 Terrace** ............. Housing Communities         $23,782          80.0%      67.4%      1.32x         5.320%
Extra Space Storage --
 East One Portfolio .... Self Storage                $ 6,687          80.0%      75.1%      1.41x         4.763%
St. Clair Estates
 Manufactured            Manufactured
 Home Community......... Housing Communities         $43,312          80.0%      73.5%      1.26x         4.660%
TOTAL/WTD. AVG .........                                              59.6%      51.3%      1.90X         5.458%

** For crossed pools, the information is the sum or weighted average of the information for the mortgage loans in the crossed pool.


(1)   One property is a U-Haul truck rental facility.

U-HAUL PORTFOLIO


                  WHOLE LOAN INFORMATION
 ORIGINAL PRINCIPAL BALANCE:      $183,000,000
 FIRST PAYMENT DATE:              June 1, 2004
 TERM/AMORTIZATION:               120/300 months
 SHADOW RATING (S&P/MOODY'S):     AAA/Aaa
 MATURITY DATE:                   May 1, 2014
 EXPECTED MATURITY BALANCE:       $144,298,864
                                  UH Storage (DE)
 BORROWING ENTITY:                Limited Partnership
 INTEREST CALCULATION:            Actual/360
 CALL PROTECTION:                 Lockout/defeasance:
                                  114 payments
                                  Open: 6 payments
 UP-FRONT RESERVES:
   TAX/INSURANCE RESERVE:         Yes
   DEBT SERVICE:                  $30,000,000
   REPLACEMENT RESERVE:           $600,000
   OTHER RESERVE:                 $46,875(1)
 ONGOING MONTHLY RESERVE:
   TAX/INSURANCE RESERVE:         Yes
 LOCKBOX:                         Hard

(1)   Ground water monitoring reserve.


                     FINANCIAL INFORMATION
 WHOLE LOAN BALANCE*:                         $182,538,973
 U-HAUL PORTFOLIO SENIOR COMPONENT
   BALANCE*:                                  $109,538,973
 U-HAUL SUBORDINATE COMPONENT BALANCE*:       $73,000,000
 U-HAUL SENIOR COMPONENT SHADOW RATING
   (S&P/MOODY'S):                             AAA/Aaa
 CUT-OFF DATE LTV:                            37.5%(2)
 MATURITY DATE LTV:                           29.6%(2)
 UNDERWRITTEN DSCR**:                         2.78x(2)
 MORTGAGE RATE+:                              6.845%
 *    As of the Cut-off Date.
 **   DSCR figures based on net cash flow unless otherwise noted.
 +    The interest rate was rounded to three decimals.

With respect to the calculations of the Cut-off Date LTV and Undertwritten DSCR with respect to the U-Haul Portfolio loan, such calculations exclude the U-Haul Subordinate Components. If the U-Haul Portfolio Subordinate Components were included, the Cut-off Date LTV would equal 62.4% and the Underwritten DSCR would be 1.75x.



                   PROPERTY INFORMATION
 PROPERTY TYPE:                Self Storage(3)
 PROPERTY SUB-TYPE:            Self Storage(3)
 LOCATION:                     Various
 YEAR BUILT/RENOVATED:         Various
 UNITS:                        44,931
 CUT-OFF BALANCE PER UNIT:     $2,438(2)
 OCCUPANCY AS OF 5/1/04:       76.8%
 OWNERSHIP INTEREST:           Fee
 PROPERTY MANAGEMENT:          U-Haul Self-Storage
                               Management (WPC), Inc.
 U/W NET CASH FLOW:            $25,806,109
 APPRAISED VALUE:              $292,360,000

(2)   Based on the U-Haul Senior Component Balance.


(3)   One property is a U-Haul truck rental facility.

U-HAUL PORTFOLIO
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                              TRAILING-12         FULL YEAR
                                          UNDERWRITTEN        (12/31/03)          (3/31/03)
                                        ----------------   ----------------   ----------------
 EFFECTIVE GROSS INCOME .............     $41,581,156         $55,340,033       $50,589,942
 TOTAL EXPENSES .....................     $15,176,017         $32,833,387       $30,849,429
 NET OPERATING INCOME (NOI) .........     $26,405,139         $22,506,646       $19,740,513
 CASH FLOW (CF) .....................     $25,806,109         $22,506,646       $19,740,513
 DSCR ON NOI (1) ....................            2.84x               2.42x             2.12x
 DSCR ON CF(1) ......................            2.78x               2.42x             2.12x

(1)   Based on the U-Haul Senior Component Balance.


                             ADDITIONAL INFORMATION


THE LOAN:

o The U-Haul Portfolio loan is secured by a first mortgage on 77 self-storage and truck rental properties and one truck rental facility. The 78 properties total 3,973,835 square feet and 44,931 self-storage units and are located in 24 states.

o The U-Haul Portfolio loan is divided into a senior component and one or more subordinate components as described herein.

o As will be set forth in more detail in the preliminary prospectus supplement, the holder of designated classes of certificates that are entitled to payments solely from the U-Haul Portfolio loan will be entitled in certain instances to exercise rights analogous to the rights of the Directing Certificateholder solely with respect to the U-Haul Portfolio loan. Such rights may include the review and/or approval of certain actions taken by the Master Servicer or the Special Servicer in connection with the U-Haul Portfolio loan. In addition, such holder may (but is not obligated to) purchase the U-Haul Portfolio loan, if the loan is then considered a "Defaulted Mortgage Loan" as more particularly described in the preliminary prospectus supplement, at a price generally equal to its unpaid principal balance, plus accrued and unpaid interest on such balance, all related unreimbursed advances (with interest, if any), and all accrued special servicing fees and additional trust fund expenses.


THE BORROWER:

o The borrower, UH Storage (DE) Limited Partnership (the "U-Haul Portfolio Borrower"), is a single-purpose, bankruptcy-remote entity for which the U-Haul Portfolio Borrower's legal counsel delivered a non-consolidation opinion at loan closing.

o The borrower principal, Corporate Property Associates 15 Incorporated ("CPA:15") is a real estate investment trust ("REIT") engaged in the business of investing in commercial and industrial real estate. W. P. Carey provides ongoing management services to CPA:15. W. P. Carey & Co., an investment firm headquartered in New York City, is a provider of corporate real estate financing solutions. W. P. Carey currently owns and/or manages 680 commercial and industrial facilities throughout the United States and Europe, comprising more than 75 million square feet of space.


THE PROPERTY:

o The U-Haul Portfolio consists of 77 U-Haul self-storage and truck rental properties and one U-Haul truck rental facility for a total of 78 properties representing 44,931 units, and 3,973,835 net rentable square feet located in 24 states. Six states contain 52 out of the 78 properties (66.7%) and 30,105 out of the 44,931 units (67.0%): Texas 15 properties (9,351 units, 20.8%), Florida 12 properties (7,185 units, 16.0%), Arizona 9 properties (4,672 units, 10.4%), Georgia 6 properties, including the 1 rental facility (3,115 units, 6.9%), Virginia 5 properties (2,178 units, 4.8%) and Nevada 5 properties (3,604 units, 8.0%).

U-HAUL PORTFOLIO


INSURANCE:

o The U-Haul Portfolio Borrower, at its sole cost and expense, is required to keep the U-Haul Portfolio Mortgaged Properties insured up to an amount equal to 100% of the actual replacement value against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy, provided that no deductible will exceed $25,000 (except with respect to (i) wind storm insurance for those U-Haul Portfolio Mortgaged Properties located in Florida for which the deductible on such insurance will not be in excess of five percent of the replacement cost of such U-Haul Portfolio Mortgaged Properties and (ii) earthquake and flood insurance for which the deductible on such insurance will not be in excess of $100,000). In addition, the U-Haul Portfolio Borrower, at its sole cost and expense, will also be required to obtain and maintain such other policies of insurance as called for under the U-Haul Portfolio Mortgage Loan documents, which include (but are not limited to): commercial general liability insurance in so called "occurrence" form with a combined limit of not less than $2,000,000 in the aggregate and $1,000,000 per occurrence, rental loss or business interruption insurance for a period of up to 18 months (as called for in the U-Haul Portfolio Mortgage Loan documents), statutory worker's compensation insurance, excess liability insurance in an amount not less than $25,000,000 per occurrence and $50,000,000 aggregate, and customer good liability insurance for amounts of not less than $250,000. In addition, the U-Haul Portfolio Borrower must use commercially reasonable efforts to maintain insurance coverage against losses resulting from acts of terrorism. All policies of insurance described above are required to be issued by an insurer having a claims paying ability rating, as the case may be, of "A+" (or its equivalent) or better by at least two rating agencies, one of which must be S&P, and to contain the standard non-contribution clause naming the Trustee on behalf of the Trust Fund as the person or entity to which all payments made by that insurance company will be paid.


CASUALTY AND CONDEMNATION:

o The U-Haul Portfolio Mortgage Loan documents generally require that, if any U-Haul Portfolio Mortgaged Property is damaged or destroyed, in whole or in part, by fire, or other casualty, or if it is taken by a government authority via eminent domain or otherwise, the U-Haul Portfolio Borrower must promptly proceed with the repair or rebuilding of the improvements so as to be of substantially the same equivalent quality to such U-Haul Portfolio Mortgaged Property as of the date of origination. The mortgagee will disburse monies, casualty or condemnation proceeds for such restoration provided that, among other requirements, (i) no event of default has occurred and is continuing, (ii) (a) in the event that the proceeds are insurance proceeds, less than 20%, and in the event the proceeds are condemnation proceeds, less than 10%, of each of the total aggregate floor area of such U-Haul Portfolio Mortgaged Property has been damaged, destroyed, rendered unusable as a result of a casualty or taken as a result of a condemnation, and (iii) the operating leases shall remain in full force and effect during and after the completion of such restoration without abatement of rent beyond the time required for such restoration. Any proceeds from insurance, casualty or condemnation that are not required to be applied to the restoration and/or repair of the U-Haul Portfolio Mortgaged Property pursuant to the U-Haul Portfolio Mortgage Loan Documents may be applied at the sole discretion of the mortgagee to the repayment of the U-Haul Portfolio Mortgage Loan.


TRANSFER OF PROPERTY AND INTEREST IN THE U-HAUL PORTFOLIO BORROWER:

o The U-Haul Portfolio Mortgage Loan documents generally provide that no direct or indirect transfer of any interest in the U-Haul Portfolio Mortgaged Properties or of greater than a 49% interest in the U-Haul Portfolio Borrower is permitted without the prior written consent of the mortgagee unless the U-Haul Portfolio Borrower and/or its transferee satisfy certain conditions that are set forth in the U-Haul Portfolio Mortgage Loan documents, which generally include payment of an assumption and/or transfer fee, the satisfaction by the transferee of certain single purpose entity requirements and Rating Agency approval.


PROPERTY MANAGEMENT:

o U-Haul Self-Storage Management (WPC), Inc., entered the self-storage business in 1974 and through fiscal year ending March 31, 2003 (FYE 2003), increased its presence in the industry through the acquisition of existing

U-HAUL PORTFOLIO


     facilities and new construction. Through close to 1,000 owned and operated self-storage locations in United States and Canada, the company rents more than 32.5 million square feet. U-Haul has also entered into management agreements to manage self-storage properties owned by others, including SAC Holding Corporation, and Private Mini Storage Realty, L.P., a Texas-based operator of self-storage properties.


CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:


o    None.


FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:


o    Not allowed.

CALPINE CENTER



                     WHOLE LOAN INFORMATION
 ORIGINAL PRINCIPAL BALANCE:   $103,000,000
 FIRST PAYMENT DATE:           June 1, 2004
 TERM/AMORTIZATION:            120/360 months
 MATURITY DATE:                May 1, 2014
 EXPECTED MATURITY BALANCE:    $85,663,934
 BORROWING ENTITY:             Block 59 Limited Partnership
 INTEREST CALCULATION:         Actual/360
 CALL PROTECTION:              Lockout: 26 Payments
                               GRTR 1% PPMT or
                               Yield Maintenance:
                               88 Payments
                               Open: 6 Payments
 UP-FRONT RESERVES:
   TAX RESERVE:                Yes
   REPLACEMENT RESERVE:        $588
   TI/LC:                      $8,199,108
   OTHER RESERVES:             $2,076,333(1)
   IMMEDIATE REPAIR RESERVE:   $2,827,805
 ONGONG MONTHLY RESERVES:
   TAX RESERVE:                Yes
   REPLACEMENT RESERVE:        $588
 LOCKBOX:                      Soft

(1)   Rent abatement reserve.


                 FINANCIAL INFORMATION
 WHOLE LOAN BALANCE*:                 $102,780,036
 CALPINE CENTER SENIOR COMPONENT
   BALANCE*:                          $77,780,036
 CALPINE CENTER SUBORDINATE
   COMPONENT BALANCE*:                $25,000,000
 CALPINE CENTER SENIOR COMPONENT
   SHADOW RATING (S&P/MOODY'S):       AAA/A3
 CUT-OFF DATE LTV:                    48.3%(1)
 MATURITY DATE LTV:                   40.3%(1)
 UNDERWRITTEN DSCR**:                 2.29x(1)
 MORTGAGE RATE+:                      5.232%
 *    As of the Cut-off Date.
 **   DSCR figures based on net cash flow unless otherwise noted.
 +    The interest rate was rounded to three decimals.

With respect to the calculations of the Cut-off Date LTV and Underwritten DSCR with respect to the Calpine Center Loan, such calculations exclude the Calpine Center Subordinate Components. If the Calpine Center Subordinate Components were included, then the Cut-off Date LTV would equal 63.9% and the Underwritten DSCR would equal 1.72x.



                    PROPERTY INFORMATION
 PROPERTY TYPE:                Office
 PROPERTY SUB-TYPE:            CBD
 LOCATION:                     Houston, TX
 YEAR BUILT/RENOVATED:         2003/NA
 NET RENTABLE SQUARE FEET:     705,893
 CUT-OFF BALANCE PER SF:       $110(1)
 OCCUPANCY AS OF 6/14/04:      87.0%
 OWNERSHIP INTEREST:           Fee
 PROPERTY MANAGEMENT:          Hines Interests Limited
                               Partnership
 U/W NET CASH FLOW:            $11,799,489
 APPRAISED VALUE:              $160,925,000

(1)   Based on the Calpine Center Senior Component Balance.

CALPINE CENTER
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                              ANNUALIZED
                                                              MOST RECENT
                                          UNDERWRITTEN         (3/31/04)
                                        ----------------   ----------------
 Effective Gross Income .............      $20,822,863        $14,601,572
 Total Expenses .....................      $ 8,187,095        $ 5,719,616
 Net Operating Income (NOI) .........      $12,635,768        $ 8,881,956
 Cash Flow (CF) .....................      $11,799,489        $ 8,715,700
 DSCR on NOI(1) .....................             2.46x              1.73x
 DSCR on CF(1) ......................             2.29x              1.69x

(1)   Based on the Calpine Center Senior Component.

                               TENANT INFORMATION
--------------------------------------------------------------------------------

                              RATINGS        TENANT        % OF                     POTENTIAL      % POTENTIAL       LEASE
TOP TENANTS+                S&P/MOODY'S     TOTAL SF     TOTAL SF     RENT PSF         RENT            RENT        EXPIRATION
------------------------   -------------   ----------   ----------   ----------   -------------   -------------   -----------
 Calpine ...............       B/Caa1       255,742        36.23%     $23.29       $ 5,955,945         45.56%     11/30/2013
 Burlington(1) .........     BBB+/Baa1      250,058        35.42%     $13.00       $ 3,194,854         24.44%      6/30/2015
 Jones Day .............     Not Rated       54,600         7.73%     $24.42       $ 1,333,332         10.20%     11/10/2018
                                            -------        -----                   -----------         -----
 Totals ................                    560,400        79.39%                  $10,484,131         80.20%

+ Information obtained from Underwritten Rent Roll except for Ratings (S&P/Moody's) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.


(1)   Rent PSF does not include 4,300 square feet of rent free storage space.

                            LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------

                              # OF                      % TOTAL   CUMULATIVE   CUMULATIVE    BASE RENT
YEAR OF EXPIRATION++    LEASES EXPIRING   EXPIRING SF      SF      TOTAL SF    % TOTAL SF     EXPIRING
---------------------- ----------------- ------------- --------- ------------ ------------ -------------
 2010 ................          2            22,814        3.2%      22,814         3.2%    $  476,560
 2011 ................          1             9,385        1.3%      32,199         4.6%    $  131,390
 2013 ................          9           255,742       36.2%     287,941        40.8%    $5,955,945
 2014 ................          1            16,156        2.3%     304,097        43.1%    $  258,496
 2015 ................         10           250,058       35.4%     554,155        78.5%    $3,194,854
 2016 ................          1            17,196        2.4%     571,351        80.9%    $  240,744
 2018 ................          2            54,600        7.7%     625,951        88.7%    $1,333,332
 Vacant ..............                       79,942       11.3%     705,893       100.0%    $1,480,361
                               --           -------      -----
 TOTAL ...............         26           705,893      100.0%

++    Information obtained from Underwritten Rent Roll.

CALPINE CENTER


                         SUMMARY OF SIGNIFICANT TENANTS


o The Calpine Center is currently 87.0% occupied by 7 tenants. The three largest tenants, Calpine (the building's namesake), Burlington and Jones Day, representing 79.4% of the buildings' net rentable area, are:


     o Calpine (NYSE:CPN; Rated B by S&P and Caa1 by Moody's) Calpine occupies 255,742 square feet (36.2% of NRA). The lease term is through November 30, 2013 and there are renewal options for up to 20 years in 5 or 10-year increments. Currently, the base rent is $23.29 per square foot, which contributes 45.6% of base rental income. Established in 1984, Calpine is an electric power company headquartered in San Jose, California and employs more than 3,000 people. Calpine generates approximately $7.5 billion in revenue, for the year ended 2003, and maintains approximately 89 energy centers in 22 states.


     o Burlington (NYSE: BR; Rated BBB+ by S&P and Baa1 by Moody's) Burlington has leased 250,058 square feet. (35.4% of NRA). The company will occupy the space in two stages: 112,452 square feet (floors 15 and 18-21) in January 2004 and the remaining 135,835 square feet (floors 22-26) in July 2004. The lease term is through June 30, 2015 and there are four 5-year renewal options. The base rent is $13.00 per square foot, leading to 24.4% of base rental income.


          Burlington is an independent oil and natural gas exploration and production company. Headquartered in Houston, Burlington employs more than 2,100 people, with major offices located in Calgary, London, Farmington, Midland and Fort Worth. The company reported estimated net income of approximately $267 million for the third quarter of 2003.


     o    Jones Day (Not Rated) Jones Day occupies 54,600 square feet (7.7% of
          NRA) and leases floors 32 and 33. The lease term is through November 10, 2018 and there are renewal options for up to 10 years. The base rent is $24.42 per square foot, leading to 10.2% of base rental income.


          Tracing its origins to 1893, Jones Day has more than 2,200 lawyers residing in 29 locations. The law firm acts as principal outside counsel to a variety of entities, including Fortune 500 companies, privately held companies, financial institutions, investment firms, health care providers, retail chains, foundations, educational institutions and individuals.

CALPINE CENTER


                             ADDITIONAL INFORMATION


THE LOAN:

o The Calpine Center loan is secured by a first mortgage on a 33-story, 705,893 square foot office building. The building has 24 levels of office space resting above 10 levels of parking (950 spaces), of which 2 levels are below grade, and a 2-story lobby and a retail level. The building is situated on 1.11 acres in the Houston central business district.

o The Calpine Center loan is divided into a senior component and one or more subordinate components as described herein.

o As will be set forth in more detail in the preliminary prospectus supplement, the holder of designated classes of Certificates that are entitled to payments solely from the Calpine Center loan will be entitled in certain instances to exercise rights analogous to the rights of the Directing Certificateholder solely with respect to the Calpine Center loan. Such rights may include the review and/or approval of certain actions taken by the Master Servicer or the Special Servicer in connection with the Calpine Center loan. In addition, such holder may (but is not obligated to) purchase the Calpine Center loan, if the loan is then considered a "Defaulted Mortgage Loan" as more particularly described in the preliminary prospectus supplement, at a price generally equal to its unpaid principal balance, plus accrued and unpaid interest on such balance, all related unreimbursed advances (with interest, if any), and all accrued special servicing fees and additional trust fund expenses.


THE BORROWER:

o The borrower, Block 59 Limited Partnership (the "Calpine Center Borrower"), is a single-purpose, bankruptcy-remote entity with one independent director for which the Calpine Center Borrower's legal counsel delivered a substantive non-consolidation opinion at loan closing. The borrower principals are Hines Real Estate Holdings Limited Partnership, a Texas limited partnership and Texas Tower Limited, a Texas limited partnership (collectively, the "Calpine Center Borrower Principal"). The general partner of the Calpine Center Borrower Principal, Texas Tower Limited is Prime Asset Management, LLC. Prime Asset Management is owned by Rafik Al-Hariri.


THE PROPERTY:

o The Calpine Center Property is situated on 1.11 acres in the Downtown Houston central business district. Calpine Center is a 33-story, 705,893 square feet office building constructed in 2003. There are 24 levels of office space resting above 10 levels of parking (950 spaces), of which 2 levels are below grade. There is also a 2-story lobby and a retail level.

o The Calpine Center Borrower, at its sole cost and expense, is required to keep the Calpine Center Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy (or separate policy) without an exclusion for acts of terrorism or similar acts of sabotage with certain customary standard exclusions.


INSURANCE:

o The Calpine Center Borrower, at its sole cost and expense, is required to keep the Calpine Center Mortgaged Properties insured up to an amount equal to 100% of the actual replacement value against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy, provided that no deductible will exceed $100,000. In addition, the Calpine Center Borrower, at its sole cost and expense, will also be required to obtain and maintain such other policies of insurance as called for under the Calpine Center Mortgage Loan documents, which include (but are not limited to): flood insurance (if any part of the Calpine Center Mortgaged Property is located in a special flood hazard area), commercial general liability insurance in

CALPINE CENTER


     so called "occurrence" form with a combined limit of not less than $2,000,000 in the aggregate and $1,000,000 per occurrence, rental loss or business interruption insurance for a period of up to 18 months, with a 12-month extended period of indemnity endorsement (as called for in the Calpine Center Mortgage Loan documents), statutory worker's compensation insurance, and excess liability insurance in an amount not less than $100,000,000 per occurrence. Such policies of insurance policies may not contain an exclusion for acts of terrorism or similar acts of sabotage, but may exclude acts of war and nuclear, chemical and biological acts. All policies of insurance described above are required to be issued by an insurer having a claims paying ability rating, as the case may be, of "AA" (or its equivalent) or better by at least two rating agencies, one of which must be S&P, and to contain the standard non-contribution clause naming the Trustee on behalf of the Trust Fund as the person or entity to which all payments made by that insurance company will be paid.


CASUALTY AND CONDEMNATION:


o The Calpine Center Mortgage Loan documents generally require that, if any Calpine Center Mortgaged Property is damaged or destroyed, in whole or in part, by fire, or other casualty, or if it is taken by a government authority via eminent domain or otherwise, the Calpine Center Borrower must promptly proceed with the repair or rebuilding of the improvements so as to be of substantially the same equivalent quality to such Calpine Center Mortgaged Property as of the date of origination. The mortgagee will disburse monies, casualty or condemnation proceeds for such restoration provided that, among other requirements, (i) no event of default has occurred and is continuing, (ii) in the event that the proceeds are insurance proceeds, less than 35%, and in the event the proceeds are condemnation proceeds, less than 15%, of each of (a) the fair market value of the Calpine Center Mortgaged Property as reasonably determined by the mortgagee, and (b) the rentable area of the improvements on the Calpine Center Mortgaged Property have been damaged, destroyed, rendered unusable as a result of a casualty or taken as a result of a condemnation, (iii) leases covering in the aggregate at least 75% of the total rentable space in the Calpine Center Mortgaged Property that have been demised under executed and delivered leases in effect as of the date of the occurrence of such casualty or condemnation, and each major lease in effect as of such date, shall remain in full force and effect during and after the completion of such restoration without abatement or rent beyond the time required for such restoration. Any proceeds from insurance, casualty or condemnation that are not required to be applied to the restoration and/or repair of the Calpine Center Mortgaged Property pursuant to the Calpine Center Mortgage Loan Documents may be applied at the sole discretion of the mortgagee to the repayment of the Calpine Center Mortgage Loan.


TRANSFER OF PROPERTY AND INTEREST IN THE CALPINE CENTER BORROWER:


o The Calpine Center Borrower has notified the Mortgage Loan Seller that it may market the Calpine Center Mortgaged Property for sale in the near future. The Calpine Center Mortgage Loan documents generally provide that no direct or indirect transfer of any interest in the Calpine Center Mortgaged Property or of greater than a 49% interest in the Calpine Center Borrower is permitted without the prior written consent of the mortgagee unless the Calpine Center Borrower and/or its transferee satisfy certain conditions that are set forth in the Calpine Center Mortgage Loan documents, which generally include payment of an assumption and/or transfer fee, the satisfaction by the transferee of certain single purpose entity requirements and Rating Agency approval.


PROPERTY MANAGEMENT:


o Hines, (Hines Interests Limited Partnership) formed in 1957 by Gerald Hines, is headquartered in Houston, Texas. The company has regional offices located in San Francisco, New York, Chicago and Atlanta, with a physical presence in 72 cities in the U.S. and international locations in Europe, China, Mexico, Russia, and South America. Hines owns and/or manages over 73 million square feet of commercial space, of which 47 million square feet is owned and 36 million square feet is third party managed, located in 168 buildings in the U.S. Hines manages ten office buildings in New York City. Hines has over $4 billion in equity under management through relationships with approximately 20 tax-exempt investors.

CALPINE CENTER


CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:


o    None.


FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:


o The Calpine Center Borrower may incur certain "qualified subordinate debt" which is defined as subordinate debt incurred by the Calpine Center Borrower in connection with further technological updates to the Calpine Center Property, provided that (i) such debt shall not exceed $5,000,000 in the aggregate, (ii) such debt shall be unsecured and at market rates, terms and conditions, (iii) the Calpine Center Borrower shall deliver to the mortgagee an intercreditor and standstill agreement (with respect to any such debt) acceptable to the mortgagee in all respects and (iv) the mortgagee shall receive written confirmation from the Rating Agencies that such subordinate debt will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings of the Certificates.

17 STATE STREET


                    WHOLE LOAN INFORMATION
 ORIGINAL PRINCIPAL BALANCE:    $112,000,000
 FIRST PAYMENT DATE:            May 1, 2004
 TERM/AMORTIZATION:             120/336 months
 INTEREST ONLY PERIOD:          24 months
 MATURITY DATE:                 April 1, 2014
 EXPECTED MATURITY BALANCE:     $ 97,018,801
 BORROWING ENTITY:              RFR/SF 17 State Street L.P.
 INTEREST CALCULATION:          Actual/360
 CALL PROTECTION:               Lockout/defeasance:
                                117 payments
                                Open: 3 payments
 UP-FRONT RESERVES:
   REPAIR RESERVE:              $54,500
   TAX RESERVE:                 Yes
   TI/LC:                       $1,340,812
 ONGOING MONTHLY RESERVES:
   REPLACEMENT RESERVE:         $5,311
   TAX RESERVE:                 Yes
   TI/LC:                       $26,042
 LOCKBOX:                       Hard



                 FINANCIAL INFORMATION
 WHOLE LOAN BALANCE*:                  $112,000,000
 17 STATE STREET SENIOR COMPONENT
  BALANCE*:                            $75,850,000
 17 STATE STREET SUBORDINATE
  COMPONENT BALANCE*:                  $13,724,744
 17 STATE STREET SENIOR
  COMPONENT SHADOW
  RATING (S&P/MOODY'S):                BBB+/Baa2
 CUT-OFF DATE LTV:                     44.6%(1)
 MATURITY DATE LTV:                    38.6%(1)
 UNDERWRITTEN DSCR**:                  2.23x(1)
 MORTGAGE RATE:+                       5.247%
 *    As of the Cut-off Date.
 **   DSCR figures based on net cash flow unless otherwise noted.
 +    The interest rate was rounded to three decimals.

(1) With respect to the calculations of the Cut-off Date LTV and Underwritten DSCR with respect to the 17 State Street Whole Loan, such calculations exclude the 17 State Street Subordinate Components and the 17 State Street Note B. If the 17 State Street Subordinate Components and the 17 State Street Note B were included, the Cut-off Date LTV would equal 65.9% and the Underwritten DSCR would equal 1.38x.




               PROPERTY INFORMATION
 PROPERTY TYPE:                Office
 PROPERTY SUB-TYPE:            CBD
 LOCATION:                     New York, NY
 YEAR BUILT/RENOVATED:         1987/NA
 NET RENTABLE SQUARE FEET:     531,521
 CUT-OFF BALANCE PER SF:       $143(1)
 OCCUPANCY AS OF 5/6/04:       94.8%
 OWNERSHIP INTEREST:           Fee
 PROPERTY MANAGEMENT:          RFR Realty LLC
 U/W NET CASH FLOW:            $11,232,779
 APPRAISED VALUE:              $170,000,000

(1)   Based on the 17 State Street Senior Component.

17 STATE STREET
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                              ANNUALIZED
                                                              MOST RECENT         FULL YEAR
                                          UNDERWRITTEN         (4/30/04)         (12/31/03)
                                        ----------------   ----------------   ----------------
 EFFECTIVE GROSS INCOME .............      $22,047,169        $21,791,041        $23,122,699
 TOTAL EXPENSES .....................      $ 9,732,615        $ 9,464,778        $ 9,718,314
 NET OPERATING INCOME (NOI) .........      $12,314,554        $12,326,263        $13,404,385
 CASH FLOW (CF) .....................      $11,232,779        $12,225,534        $13,310,545
 DSCR ON NOI(1) .....................             2.44x              2.44x              2.66x
 DSCR ON CF(1) ......................             2.23x              2.42x              2.64x

(1)   Based on the 17 State Street Senior Component.
                               TENANT INFORMATION
--------------------------------------------------------------------------------

                              RATINGS      TENANT                             POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS+                S&P/MOODY'S   TOTAL SF   % TOTAL SF   RENT PSF       RENT          RENT      EXPIRATION
-------------------------- ------------- ---------- ------------ ---------- ------------- ------------- -----------
 AXA Reinsurance .........      A/A2       90,968       17.11%    $39.34     $3,578,760        17.83%    7/1/2012
 Shareholders
  Communications .........   Not Rated     57,546       10.83%    $37.23     $2,142,591        10.68%    2/1/2011
                                           ------       -----                ----------        -----
 Totals ..................                148,514       27.94%               $5,721,351        28.51%

+ Information obtained from Underwritten Rent Roll except for Ratings (S&P/Moody's) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

                            LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------

                             NUMBER OF        EXPIRING     % TOTAL     CUMULATIVE     CUMULATIVE
YEAR OF EXPIRATION++      EXPIRING LEASES        SF           SF        TOTAL SF      % TOTAL SF
----------------------   -----------------   ----------   ---------   ------------   -----------
 2004 ................            7            42,695         8.1%        42,695          8.1%
 2005 ................            5            17,332         3.3%        60,027         11.5%
 2006 ................            4            23,427         4.5%        83,454         15.9%
 2007 ................           10            49,504         9.4%       132,958         25.4%
 2008 ................            5            13,318         2.5%       146,276         27.9%
 2009 ................            9            69,071        13.2%       215,347         41.1%
 2010 ................            5            34,772         6.6%       250,119         47.7%
 2011 ................            9            66,054        12.6%       316,173         60.4%
 2012 ................            8           115,301        22.0%       431,474         82.4%
 2013 ................            1             4,422         0.8%       435,896         83.2%
 2014 ................            7            47,511         9.1%       483,407         92.3%
 2015 ................            1            13,100         2.5%       496,507         94.8%
 Vacant ..............                         27,387         5.2%       523,894        100.0%
                                 --           -------       -----
 Total ...............           71           523,894       100.0%

++    Information obtained from Underwritten Rent Roll.

17 STATE STREET

                         SUMMARY OF SIGNIFICANT TENANTS

o The subject property is 94.8% leased by forty-nine office tenants at an average lease rate of $38.30 per square foot. The five largest tenants representing 32.2% of the total net rentable area, are:

o AXA Reinsurance (NYSE: AXA; S&P A/Moody's A2) AXA Insurance plc "AXA" occupies 90,968 square feet (17.1% of NRA) in 5 suites. It contributes $3,578,760 to the base rental income (17.8%) and is one of the largest general insurers in the UK. Launched in January 1998 as AXA Provincial Insurance plc, the company changed its name to AXA Insurance plc in October 1998 following the 1997 merger of the UAP and AXA Group. The company operates in more than 50 countries and serves more than 50 million customers worldwide.

o Shareholders Communications (Not Rated) Shareholder Communications occupies 57,546 square feet (10.8% of NRA) in 6 suites. It contributes $2,142,591 to the base rental income (10.7%). The company was established in 1935 by Lloyd Georgeson. Georgeson Shareholder (GS), which became Shareholder Communications in 1969, was established to facilitate communication between corporations and shareholders.

o Computer Science Corporation (NYSE: CSC; S&P A/Moody's A3) Computer Science Corporation "CSC" occupies 13,100 square feet (2.5% of NRA). It contributes $589,500 of the base rental income (2.9%). The company was formed in 1959, went public in 1963 and was listed the following year on the Pacific and American stock exchanges. CSC offers services ranging from consulting in the strategic uses of information technology, systems design, development and integration and outsourcing. With approximately 90,000 employees in locations worldwide, CSC reported revenue of approximately $13.8 billion for the 12 months ended January 2, 2004.

o    Norges Bank (Not Rated) Norges Bank occupies 5,698 square feet (1.1% of
     NRA). It contributes $194,439 of the base rental income (0.97%) and is headquarted in Oslo, Norway.

o Options Clearing Corporation (S&P AAA/Moody's NR) Options Clearing Corporation occupies 3,775 square feet (0.7% of NRA). It contributes $122,688 to the base rental income (0.6%). Founded in 1973, the OCC is an equity derivatives clearing organization. The Options Clearing Corporation is the first clearinghouse to receive S&P's 'AAA' credit rating. Operating under the jurisdiction of the Securities and Exchange Commission and the Commodity Futures Trading Commission, the OCC issues and clears U.S.-listed options, futures and options on futures on a number of underlying financial assets including common stocks, currencies, stock indexes and interest rate composites.

17 STATE STREET
                             ADDITIONAL INFORMATION

THE LOAN:


o The 17 State Street Whole Loan is secured by a first mortgage on a 42-story, 531,521 square foot office building located in the Financial District of downtown Manhattan in New York City.

o The 17 State Street Whole Loan consists of two mortgage loans that are part of a split loan structure that is secured by the same mortgage instrument on the 17 State Street Mortgaged Property. Only one of those mortgage loans, the 17 State Street Mortgage Loan, also referred to herein as the SS Component Mortgage Loan, is included in the Trust Fund. The other mortgage loan, the 17 State Street Note B, is not included in the Trust Fund and is subordinated in right of payment to the 17 State Street Mortgage Loan. The 17 State Street Mortgage Loan is divided into a senior component and one or more subordinate components as described herein.

o As described herein, the holder of designated classes of Certificates that are entitled to payments solely from the 17 State Street Whole Loan and/or the holder of the 17 State Street Note B will be entitled in certain instances to exercise rights analogous to the rights of the Directing Certificateholder solely with respect to the 17 State Street Whole Loan. Such rights may include the review and/or approval of certain actions taken by the Master Servicer or the Special Servicer in connection with the 17 State Street Whole Loan. In addition, such holders may (but are not obligated to) purchase the 17 State Street Whole Loan, if it is then considered a "Defaulted Mortgage Loan" as more particularly described herein, at a price generally equal to its unpaid principal balance, plus accrued and unpaid interest on such balance, all related unreimbursed advances (with interest, if any), and all accrued special servicing fees and additional trust fund expenses.


THE BORROWER:

o The borrower, RFR/SF 17 State Street L.P., a Delaware limited partnership (the "17 State Street Borrower") is a single-purpose, bankruptcy-remote entity. 17 State Street Borrower is controlled and 50.66% owned by Aby Rosen, Michael Fuchs, Harry Lis and certain other parties and is 49.34% owned by SachenFonds USA III.

o Aby Rosen and Michael Fuchs are serving as the borrower principals for the 17 State Street Whole Loan. The Rosen and Fuchs families have also been involved in real estate investment and development throughout Europe for the past 50 years.


THE PROPERTY:

o The collateral for the 17 State Street Whole Loan consists of a fee simple interest in one 42-story central business district building totaling 531,521 rentable square feet. The property was built in 1987 and is situated on approximately 23,080 square feet (0.53 acres).

o The 17 State Street Borrower, at its sole cost and expense, is required to keep the 17 State Street Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy (or separate policy) without an exclusion for acts of terrorism or similar acts of sabotage with certain customary standard exclusions.


INSURANCE:

o The 17 State Street Borrower, at its sole cost and expense, is required to keep the 17 State Street Mortgaged Properties insured up to an amount equal to 100% of the actual replacement value against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy, provided that no deductible will exceed $100,000. In addition, the 17 State Street Borrower, at its sole cost and expense, will also be required to obtain and maintain such other policies of insurance as called for under the 17 State Street Whole Loan documents, which include (but are not limited to): flood insurance (if any part of the 17 State Street Mortgaged Property is located in a special flood hazard area), (b) earthquake insurance (if any part of the 17 State Street Mortgaged Property is located in an area with a high degree of seismic activity), commercial general liability

17 STATE STREET

     insurance in so called "occurrence" form with a combined limit of not less than $2,000,000 in the aggregate and $1,000,000 per occurrence, rental loss or business interruption insurance for a period of up to 18 months, with a 6-month extended period of indemnity endorsement (as called for in the 17 State Street Whole Loan documents), statutory worker's compensation insurance, and excess liability insurance in an amount not less than $50,000,000 per occurrence. Such policies of insurance policies may not contain an exclusion for acts of terrorism or similar acts of sabotage. All policies of insurance described above are required to be issued by an insurer having a claims paying ability rating, as the case may be, of "AA--" (or its equivalent) or better by at least two rating agencies, one of which must be S&P if it is rating the Certificates and one of which must be Moody's if it is rating the Certificates, and to contain the standard non-contribution clause naming the Trustee on behalf of the Trust Fund as the person or entity to which all payments made by that insurance company will be paid.


CASUALTY AND CONDEMNATION:

o The 17 State Street Whole Loan documents generally require that, if any 17 State Street Mortgaged Property is damaged or destroyed, in whole or in part, by fire, or other casualty, or if it is taken by a government authority via eminent domain or otherwise, the 17 State Street Borrower must promptly proceed with the repair or rebuilding of the improvements so as to be of substantially the same equivalent quality to such 17 State Street Mortgaged Property as of the date of origination. The mortgagee will disburse monies, casualty or condemnation proceeds for such restoration provided that, among other requirements, (i) no event of default has occurred and is continuing, (ii) in the event that the proceeds are insurance proceeds, less than 30%, and in the event the proceeds are condemnation proceeds, less than 15%, of each of (a) the fair market value of the 17 State Street Mortgaged Property as reasonably determined by the mortgagee, and (b) the rentable area of the improvements on the 17 State Street Mortgaged Property have been damaged, destroyed, rendered unusable as a result of a casualty or taken as a result of a condemnation, (iii) leases covering in the aggregate at least 65% of the total rentable space in the 17 State Street Mortgaged Property that have been demised under executed and delivered leases in effect as of the date of the occurrence of such casualty or condemnation shall remain in full force and effect during and after the completion of such restoration without abatement or rent beyond the time required for such restoration. Any proceeds from insurance, casualty or condemnation that are not required to be applied to the restoration and/or repair of the 17 State Street Mortgaged Property pursuant to the 17 State Street Whole Loan Documents may be applied at the sole discretion of the mortgagee to the repayment of the 17 State Street Whole Loan.


TRANSFER OF PROPERTY AND INTEREST IN THE 17 STATE STREET BORROWER:

o The 17 State Street Whole Loan documents generally provide that no direct or indirect transfer of any interest in the 17 State Street Mortgaged Properties or in the 17 State Street Borrower is permitted without the prior written consent of the mortgagee unless the 17 State Street Borrower and/or its transferee satisfy certain conditions that are set forth in the 17 State Street Whole Loan documents, which generally include payment of an assumption and/or transfer fee, the satisfaction by the transferee of certain single purpose entity requirements and Rating Agency approval.


PROPERTY MANAGEMENT:

o The property is managed by RFR Realty LLC, which is related a entity to RFR, a privately held, Manhattan based, real estate investment, development and management company. Aby Rosen and Michael Fuchs are the owners of RFR. RFR established its operation in the United States in 1991 and through various affiliates, presently controls approximately five million square feet of office and retail space plus approximately 2,500 luxury residential apartments.


CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.


FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.

SUN COMMUNITIES -- SCIO FARMS


                   LOAN INFORMATION
 ORIGINAL PRINCIPAL BALANCE:     $40,964,950
 FIRST PAYMENT DATE:             August 1, 2004
 TERM/AMORTIZATION:              144/360 months
 INTEREST ONLY PERIOD:           30 months
 MATURITY DATE:                  July 1, 2016
 EXPECTED MATURITY BALANCE:      $34,538,058
 BORROWING ENTITY:               Sun Scio Farms LLC
 INTEREST CALCULATION:           Actual/360
 CALL PROTECTION:                Lockout/defeasance:
                                 138 payments
                                 Open: 6 payments
 LOCKBOX:                        Springing



           FINANCIAL INFORMATION
 CUT-OFF DATE BALANCE:     $40,964,950
 CUT-OFF DATE LTV:         77.9%
 MATURITY DATE LTV:        65.7%
 UNDERWRITTEN DSCR*:       1.22x
 MORTGAGE RATE:            5.320%
 *    DSCR figures based on net cash flow
unless otherwise noted.


                 PROPERTY INFORMATION
 PROPERTY TYPE:               Manufactured Housing
                              Communities
 PROPERTY SUB-TYPE:           Manufactured Housing
                              Communities
 LOCATION:                    Ann Arbor, MI
 YEAR BUILT/RENOVATED:        1985/NA
 PADS:                        913
 CUT-OFF BALANCE PER PAD:     $44,869
 OCCUPANCY AS OF 2/29/04:     99.6%
 OWNERSHIP INTEREST:          Fee
 PROPERTY MANAGEMENT:         Borrower/Owner
                              Managed
 U/W NET CASH FLOW:           $3,351,442
 APPRAISED VALUE:             $52,600,000

                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                            ANNUALIZED
                                                           MOST RECENT        FULL YEAR
                                         UNDERWRITTEN       (2/29/04)         (12/31/03)
                                        --------------   ---------------   ---------------
 EFFECTIVE GROSS INCOME .............     $5,050,986       $5,135,388        $4,988,910
 TOTAL EXPENSES .....................     $1,653,894       $1,642,602        $1,414,767
 NET OPERATING INCOME (NOI) .........     $3,397,092       $3,492,786        $3,574,143
 CASH FLOW (CF) .....................     $3,351,442       $3,492,786        $3,574,143
 DSCR ON NOI ........................           1.24x            1.28x             1.31x
 DSCR ON CF .........................           1.22x            1.28x             1.31x

SUN COMMUNITIES -- SCIO FARMS


                             ADDITIONAL INFORMATION


THE LOANS:

o The "Sun Communities Portfolio Loans" consist of the following Mortgage Loans which are secured by manufactured housing community properties (each a "Sun Communities Portfolio Property") owned by affiliates of Sun Communities Operating Limited Partnership ("SCOLP"): the "Sun Communities - Scio Farms Loan", "Sun Communities Portfolio 9 Loan", "Sun Communities Portfolio 8 Loan", and "Sun Communities - Arbor Terrace Loan". The Sun Communities - Scio Farms Loan is secured by a first mortgage on a 913-pad manufactured housing community located in Ann Arbor, Michigan and has a Cut-off Date Balance of $40,964,950. The Sun Communities Portfolio 9 Loan is secured by a first mortgage on manufactured housing community properties located in Orlando, Florida, Owosso, Michigan, Holland, Michigan and Holly, Michigan consisting of 1,235 pads and has a Cut-off Date Balance of $37,351,472. The Sun Communities Portfolio 8 Loan is secured by a first mortgage on manufactured housing community properties located in Valparaiso and Indianapolis, Indiana consisting of 772 pads and has a Cut-off Date Balance of $22,640,000. The Sun Communities - Arbor Terrace Loan is secured by a first mortgage on a 402-pad manufactured housing community located in Bradenton, Florida and has a Cut-off Date Balance of $5,280,000.

o The Sun Communities Portfolio 8 is cross-collateralized and cross-defaulted with the Sun Communities - Arbor Terrace Loan. None of the other Sun Communities Portfolio Loans are either cross-collateralized and/or cross-defaulted.


THE BORROWERS:

o Each of the loans in the Sun Communities Portfolio feature separate borrowers (collectively, the "Sun Communities Portfolio Borrowers"). Each Sun Communities Portfolio Borrower is a Michigan limited liability company that is a single-purpose, bankruptcy-remote entity and features two independent directors. In addition, each Sun Portfolio Borrower's legal counsel delivered a non-consolidation opinion at the closing of the related Sun Communities Portfolio Loan.

o Sun Communities, Inc., a Maryland corporation ("Sun"), is a fully integrated, self-administered and self-managed real estate investment trust which owns, operates, and develops manufactured housing communities concentrated in the Midwestern and southeastern United States. Sun, together with affiliates and predecessors, has been in the business since 1975. Structured as an umbrella partnership real estate investment trust, or UPREIT, Sun is the sole general partner and holder of approximately 75.0% of the partnership interests in SCOLP, the borrower principal and the entity through which Sun conducts substantially all of their operations, and which owns, either directly or indirectly through subsidiaries, all of the assets.


o As of December 31, 2003, the real estate investment trust owned and operated a portfolio of approximately 127 properties located in seventeen states, including 115 manufactured housing communities, five recreational vehicle communities, and seven properties containing both manufactured housing and recreational vehicle sites. As of December 31, 2003, the Sun Communities Portfolio Properties contained an aggregate of 43,875 developed sites comprised of 38,797 developed manufactured home sites and 5,078 recreational vehicle sites and an additional 6,756 manufactured home sites suitable for development.


THE PROPERTIES:

o The collateral for each Sun Communities Portfolio Loan generally consists of the fee simple interest in the related Sun Communities Portfolio Property. Each Sun Communities Portfolio Property features certain amenities, which generally include clubhouses, swimming pools, basketball courts, volleyball courts, children's playgrounds and shuffleboard courts. Each Sun Communities Portfolio Property features access to public water/sewer service.

o Each Sun Communities Portfolio Borrower is generally required at its sole cost and expense to keep the related Sun Communities Portfolio Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

SUN COMMUNITIES -- SCIO FARMS


PROPERTY MANAGEMENT:


o Each Sun Communities Portfolio Property is self managed by its related Sun Communities Portfolio Borrower. SCOLP, through its subsidiaries, currently manages 43,875 developed sites, consisting of 38,797 manufactured housing sites and 5,078 RV sites, plus an additional 6,756 manufactured housing sites suitable for development.


     Each Sun Communities Portfolio Borrower neither receives nor pays any management fee or other compensation in connection with the management of the Sun Communities Portfolio Properties and none are subject to a formal management agreement. In the event any Sun Communities Portfolio Borrower elects to have the properties managed by a property manager, whether or not affiliated with the Sun Communities Portfolio Borrower, such property manager (if not affiliated with the Sun Communities Portfolio Borrower) is required to be a "qualified manager" approved by the mortgagee, and the Sun Communities Portfolio Borrower is required to enter into an acceptable management agreement and subordination thereof that conforms to the mortgagee's standards.


CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:


o    None.


FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:


o    Not allowed.

369 LEXINGTON AVENUE


                     LOAN INFORMATION
 ORIGINAL PRINCIPAL BALANCE:     $41,000,000
 FIRST PAYMENT DATE:             May 1, 2004
 TERM/AMORTIZATION:              60/360 months
 MATURITY DATE:                  April 1, 2009
 EXPECTED MATURITY BALANCE:      $37,520,955
 BORROWING ENTITY:               CPP 369 Lex LLC
 INTEREST CALCULATION:           Actual/360
 CALL PROTECTION:                Lockout/defeasance:
                                 57 payments
                                 Open: 3 payments
 UP-FRONT RESERVES:
   TAX/INSURANCE RESERVE:        Yes
   IMMEDIATE REPAIR RESERVE:     $10,750
   OTHER:                        $750,800(1)
 ONGOING MONTHLY RESERVES:
   TAX/INSURANCE RESERVE:        Yes
   REPLACEMENT RESERVE:          $4,247
   TI/LC RESERVE:                $27,778
 LOCKBOX:                        Hard

(1)   Master Lease and Sanctuary Music Reserves.


           FINANCIAL INFORMATION
 CUT-OFF DATE BALANCE:     $40,839,481
 CUT-OFF DATE LTV:         79.8%
 MATURITY DATE LTV:        73.3%
 UNDERWRITTEN DSCR*:       1.23x
 MORTGAGE RATE:            4.400%
 * DSCR figures based on net cash flow unless otherwise noted.


                     PROPERTY INFORMATION
 PROPERTY TYPE:                Office
 PROPERTY SUB-TYPE:            CBD
 LOCATION:                     New York, NY
 YEAR BUILT/RENOVATED:         1927/NA
 NET RENTABLE SQUARE FEET:     154,429
 CUT-OFF BALANCE PER SF:       $264
 OCCUPANCY AS OF 3/31/04:      82.2%(2)
 OWNERSHIP INTEREST:           Fee
 PROPERTY MANAGEMENT:          Core Plus Properties LLC
 U/W NET CASH FLOW:            $3,042,557
 APPRAISED VALUE:              $51,200,000

(2) Occupancy does not include the Master Lease (as defined herein) space but it does include two tenants who will occupy 11,176 square feet on July 1, 2004. The current occupancy, as of 3/31/04, including the Master Lease space is 93.2%

369 LEXINGTON AVENUE

                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                            ANNUALIZED
                                                           MOST RECENT        FULL YEAR
                                         UNDERWRITTEN       (9/30/03)         (12/31/02)
                                        --------------   ---------------   ---------------
 EFFECTIVE GROSS INCOME .............    $6,158,000        $5,716,539        $5,546,921
 TOTAL EXPENSES .....................    $2,784,716        $2,800,832        $2,484,543
 NET OPERATING INCOME (NOI) .........    $3,373,284        $2,915,707        $3,062,378
 CASH FLOW (CF) .....................    $3,042,557        $2,883,999        $3,033,092
 DSCR ON NOI ........................          1.37x             1.18x             1.24x
 DSCR ON CF .........................          1.23x             1.17x             1.23x

                               TENANT INFORMATION
--------------------------------------------------------------------------------

                                  RATINGS      TENANT     % TOTAL                POTENTIAL    % POTENTIAL      LEASE
TOP TENANTS+                    S&P/MOODY'S   TOTAL SF       SF      RENT PSF       RENT          RENT       EXPIRATION
------------------------------ ------------- ---------- ----------- ---------- ------------- ------------- -------------
 Master Lease ................   Not Rated     17,000       11.01%   $35.00     $  595,000        10.44%     3/15/2009
 Sanctuary Music .............   Not Rated     15,324        9.92%   $38.61     $  591,679        10.38%    10/31/2006
 Private Label ...............   Not Rated     13,108        8.49%   $23.99     $  314,412         5.52%    12/31/2006
 Anderson & Rottenberg .......   Not Rated      9,713        6.29%   $30.46     $  295,826         5.19%     9/30/2007
                                               ------       -----               ----------        -----
 TOTALS ......................                 55,145       35.71%              $1,796,917        31.53%

+ Information obtained from Underwritten Rent Roll except for Ratings (S&P/Moody's) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

                            LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------

                             NUMBER OF        EXPIRING      % TOTAL      CUMULATIVE     CUMULATIVE
YEAR OF EXPIRATION++      LEASES EXPIRING        SF            SF         TOTAL SF      % TOTAL SF
----------------------   -----------------   ----------   -----------   ------------   -----------
 2004 ................            5            18,940          12.3%        18,940          12.3%
 2005 ................            5            28,426          18.4%        47,366          30.7%
 2006 ................            6            34,772          22.5%        82,138          53.2%
 2007 ................            4            19,260          12.5%       101,398          65.7%
 2009 ................            5            35,443          23.0%       136,841          88.6%
 2010 ................            1             3,366           2.2%       140,207          90.8%
 2014 ................            1             3,744           2.4%       143,951          93.2%
 Vacant ..............                         10,478           6.8%       154,429        100.00%
                                 --           -------        ------
 TOTAL ...............           27           154,429        100.00%

++    Information obtained from Underwritten Rent Roll.

369 LEXINGTON AVENUE


                         SUMMARY OF SIGNIFICANT TENANTS


o The subject property is 82.2% leased by twenty-three tenants (excluding Master Leased space) at lease rates ranging from $23.99/square foot to $44.45/square foot. The three largest tenants, excluding the Master Lease, representing 24.7% of the total net rentable area are:


     o Master Lease (17,000 square feet -- 11.0% of NRA): At closing, the mortgagee required that the borrower sign a master lease for a minimum term of 5 years for 17,000 sf with a base rent of $35 psf ($595,000 plus reimbursements such that total annual rent shall be at least $662,500). A cash escrow in the amount of $662,500 was required at closing for this master leased space. The master lease shall be decreased based on trailing 6 months cash flow from operations achieving underwritten debt service coverage based on the actual debt service.


     o Sanctuary Music (Not Rated) Sanctuary Music occupies 15,324 square feet (9.9% of NRA). The Sanctuary Group, the tenant's parent company, is a developer of intellectual property rights in the fields of music, television and entertainment. Sanctuary Music has been a tenant in the building since 2000 and they have expanded several times.


     o Private Label (Not Rated) Private Label occupies 13,108 square feet (8.5% of NRA). The subject serves as the corporate headquarters for Private Label, a trade organization that provides services such as trade shows, research and industry information for manufacturers of store brand products. Founded in 1979, Private Label Manufacturers Association (PLMA) represents more than 2,700 companies around the world and has been a tenant in the building since 1993.


     o Anderson & Rottenberg (Not Rated) Anderson & Rottenberg occupies 9,713 square feet (6.29% of total NRA). The law firm provides legal services covering business and corporate law, real estate, intellectual property, family law, estate planning, bankruptcy, collections, municipal, employment and labor law. Anderson & Rottenberg has been a tenant in the building since 1997.

369 LEXINGTON AVENUE


                             ADDITIONAL INFORMATION


THE LOAN:


     o The 369 Lexington Avenue loan is secured by a first mortgage on a 27-story office building constructed in 1927 which has been renovated at several times over the ensuing years. The property has 154,429 square feet of net rentable area on a 10,419 square foot parcel of land (0.24 acres) in Midtown Manhattan.


THE BORROWER:


     o The borrowing entity, CPP 369 Lex LLC (the "369 Lexington Avenue Borrower"), is a single-purpose, bankruptcy-remote entity. The borrower principals are Faraj Srour and Albert Stavrach, who will have a combined 32% interest in the 369 Lexington Avenue Borrower. These individuals have been in the real estate business for over 20 years.


THE PROPERTY:


     o The collateral for the 369 Lexington Avenue loan consists of a fee simple interest in one 27-story building totaling 154,429 rentable square feet. The property was originally constructed in 1927 and is situated on approximately 10,419 square feet (0.24 acres) in Midtown Manhattan. The site is at the southeast corner of East 41st Street and Lexington Avenue in the Grand Central office submarket.


     o The 369 Lexington Avenue Borrower, at its sole cost and expense, is required to keep the 369 Lexington Avenue Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy without an exclusion for acts of terrorism or similar acts of sabotage.


PROPERTY MANAGEMENT:


     o The property is managed by Core Plus Properties LLC, an unrelated entity, which is headquartered in Stamford, CT. The co-managers of the company, James Millard and Frank Gallo, have a combined 48 years of experience in asset and property management in New York, representing over 25,000,000 square feet of office space.


CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:


     o    None.


FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:


     o    Not Allowed.

SUN COMMUNITIES PORTFOLIO 9


                     LOAN INFORMATION
 ORIGINAL PRINCIPAL BALANCE:   $37,351,472
 FIRST PAYMENT DATE:           August 1, 2004
 TERM/AMORTIZATION:            144/360 months
 INTEREST ONLY PERIOD:         30 months
 MATURITY DATE:                July 1, 2016
 EXPECTED MATURITY BALANCE:    $31,491,489
 BORROWING ENTITY:             Sun Candlewick LLC;
                               Sun Silver Star LLC;
                               Aspen-Holland Estates, LLC
 INTEREST CALCULATION:         Actual/360
 CALL PROTECTION:              Lockout/defeasance: 138
                               payments
                               Open: 6 payments
 LOCKBOX:                      Springing



           FINANCIAL INFORMATION
 CUT-OFF DATE BALANCE:     $37,351,472
 CUT-OFF DATE LTV:         79.3%
 MATURITY DATE LTV:        66.8%
 UNDERWRITTEN DSCR*:       1.27x
 MORTGAGE RATE:            5.320%
 *    DSCR figures based on net cash flow unless otherwise noted.


                   PROPERTY INFORMATION
 PROPERTY TYPE:               Manufactured Housing
                              Communities
 PROPERTY SUB-TYPE:           Manufactured Housing
                              Communities
 LOCATION:                    Florida and Michigan
 YEAR BUILT/RENOVATED:        Silver Star            1975/NA
                              Candlewick Court       1975/NA
                              Lincoln Estates        1969/NA
                              Holly Village/
                              Hawaiian Gardens 1980/NA
 PADS:                        1,235
 CUT-OFF BALANCE PER PAD:     $30,244
 OCCUPANCY:                   Silver Star as of
                              2/29/04                  98.8%
                              Candlewick Court as of
                              2/29/04                  95.7%
                              Lincoln Estates as of
                              2/27/04                  96.3%
                              Holly Village / Hawaiian
                              Garden as of 4/30/04      100%
 OWNERSHIP INTEREST:          Fee
 PROPERTY MANAGEMENT:         Borrower/Owner Managed
 U/W NET CASH FLOW:           $3,157,476
 APPRAISED VALUE:             $47,125,000

                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                             ANNUALIZED
                                                            MOST RECENT        FULL YEAR
                                          UNDERWRITTEN       (2/29/04)         (12/31/03)
                                        ---------------   ---------------   ---------------
 EFFECTIVE GROSS INCOME .............     $4,909,475        $4,856,118        $4,763,159
 TOTAL EXPENSES .....................     $1,690,249        $1,367,784        $1,693,704
 NET OPERATING INCOME (NOI) .........     $3,219,226        $3,488,334        $3,069,455
 CASH FLOW (CF) .....................     $3,157,476        $3,488,334        $3,069,455
 DSCR ON NOI ........................           1.29x             1.40x             1.23x
 DSCR ON CF .........................           1.27x             1.40x             1.23x

QUARTERS AT MEMORIAL


                       LOAN INFORMATION
 ORIGINAL PRINCIPAL BALANCE:     $36,000,000
 FIRST PAYMENT DATE:             May 1, 2004
 TERM/AMORTIZATION:              84/360 months
 MATURITY DATE:                  April 1, 2011
 EXPECTED MATURITY BALANCE:      $31,853,684
 BORROWING ENTITY:               McCaslin Memorial I Limited
 INTEREST CALCULATION:           Actual/360
 CALL PROTECTION:                Lockout/defeasance:
                                 81 payments
                                 Open: 3 payments
 UP-FRONT RESERVES:
   IMMEDIATE REPAIR RESERVE:     $2,500
   TAX/INSURANCE RESERVE(1):     Yes
 ONGOING RESERVES:
   TAX RESERVE:                  Yes
   REPLACEMENT RESERVE:          $8,075
 LOCKBOX:                        None

(1) The borrower has made a $98,338 initial deposit into the Insurance Reserve and will make monthly deposits into the Insurance Reserve following an event of default under the loan documents.


           FINANCIAL INFORMATION
 CUT-OFF DATE BALANCE:     $35,872,239
 CUT-OFF DATE LTV:         71.6%
 MATURITY DATE LTV:        63.6%
 UNDERWRITTEN DSCR*:       1.24x
 MORTGAGE RATE:            4.902%
 * DSCR figures based on net cash flow unless otherwise noted.


                   PROPERTY INFORMATION
 PROPERTY TYPE:                Multifamily
 PROPERTY SUB-TYPE:            Garden Style
 LOCATION:                     Houston, TX
 YEAR BUILT/RENOVATED:         2002/NA
 UNITS:                        380
 CUT-OFF BALANCE PER UNIT:     $94,401
 OCCUPANCY AS OF 5/27/04:      91.8%
 OWNERSHIP INTEREST:           Fee
 PROPERTY MANAGEMENT:          Pace Realty Corporation
 U/W NET CASH FLOW:            $2,838,899
 APPRAISED VALUE:              $50,100,000

                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                             FULL YEAR
                                          UNDERWRITTEN      (12/31/2003)
                                         --------------   ---------------
 EFFECTIVE GROSS INCOME ..............    $5,711,866        $5,478,041
 TOTAL EXPENSES ......................    $2,776,067        $2,804,547
 NET OPERATING INCOME (NOI) ..........    $2,935,799        $2,673,494
 CASH FLOW (CF) ......................    $2,838,899        $2,661,588
 DSCR ON NOI .........................          1.28x             1.17x
 DSCR ON CF ..........................          1.24x             1.16x



                                      1 BEDROOM     2 BEDROOM     3 BEDROOM
                                     -----------   -----------   ----------
 Number of Units .................        176           186            18
 Average Rent ....................      1,211         1,554         1,925
 Average Unit Size (SF) ..........        951         1,387         1,587

QUARTERS AT MEMORIAL


                             ADDITIONAL INFORMATION


THE LOAN:


o The Quarters at Memorial Property is secured by a first mortgage on a 380-unit, apartment/townhouse community located one mile west of downtown Houston, Texas.


THE BORROWER:


o The borrower, McCaslin Memorial I Limited, (the "Quarters at Memorial Borrower"), is a single-purpose, bankruptcy-remote entity with at least one independent director for which the Quarters at Memorial Borrower's legal counsel delivered a non-consolidation opinion at loan closing.


o McCaslin Memorial, LLC owns 1% of the Quarters at Memorial Borrower, McCaslin Development I Limited owns 29% of the Quarters at Memorial Borrower and Millennium Growth Fund, L.L.C., a Nevada limited liability company, owns 70% of the Quarters at Memorial Borrower.


o J.D. McCaslin and Carl G. McCaslin, Jr. are the Borrower Principals with a combined 60 years of real estate experience. Together the two are the only shareholders of McCaslin Development Company, a Texas corporation which has completed the construction and lease-up of several thousand luxury apartment homes in the Dallas-Ft. Worth area since 1994. McCaslin Development Company is a full-service real estate service brokerage, development and acquisition company.


THE PROPERTY:


o The collateral for the Quarters at Memorial loan consists of the fee simple interest in a 380-unit, apartment and townhouse community consisting of five four-story apartment buildings containing 453,968 square feet and an additional building housing a clubhouse/leasing office. Built in 2002, the Quarters at Memorial Property is situated on 10 acres midway between Houston's central business district and the Galleria. The Quarters at Memorial Property has 654 parking spaces (1.72 spaces/unit), 582 of which are covered. Project amenities include a clubhouse, pool, spa, an outdoor cabana, a fitness center, and a full service concierge.


o The Quarters at Memorial Borrower, at its sole cost and expense, is required to keep the Quarters at Memorial Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.


PROPERTY MANAGEMENT:


o Pace Realty Corporation, co-founded by J.D. McCaslin in 1980, an affiliate of the Quarters at Memorial Borrower, manages the property. Headquartered in Dallas, Texas, the company has approximately 24 years of multifamily property management experience and currently manages approximately 9,000 units in 14 Texas cities.


CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:


o    None.


FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:


o    Not Allowed.

SUN COMMUNITIES PORTFOLIO 8 (CROSS-COLLATERALIZED WITH SUN COMMUNITIES - ARBOR
                              TERRACE)


                     LOAN INFORMATION
 ORIGINAL PRINCIPAL BALANCE:     $22,640,000
 FIRST PAYMENT DATE:             August 1, 2004
 TERM/AMORTIZATION:              144/360 months
 INTEREST ONLY PERIOD:           30 months
 MATURITY DATE:                  July 1, 2016
 EXPECTED MATURITY BALANCE:      $19,088,065
 BORROWING ENTITY:               Sun Pool 8 LLC
 INTEREST CALCULATION:           Actual/360
 CALL PROTECTION:                Lockout/defeasance: 138
                                 Payments
                                 Open: 6 Payments
 LOCKBOX:                        Springing




           FINANCIAL INFORMATION
 CUT-OFF DATE BALANCE:     $22,640,000
 CUT-OFF DATE LTV:         80.0%
 MATURITY DATE LTV:        67.4%
 UNDERWRITTEN DSCR*:       1.34x
 MORTGAGE RATE:            5.320%

 *    DSCR figures based on net cash flow unless otherwise noted.


                         PROPERTY INFORMATION
 PROPERTY TYPE:             Manufactured Housing
                            Communities
 PROPERTY SUB-TYPE:         Manufactured Housing
                            Communities
 LOCATION:                  Valparaiso, IN
                            Indianapolis, IN
 YEAR BUILT/RENOVATED:      Liberty Farms                  1965/NA
                            West Glen Village              1969/NA
 PADS:                      772
 CUT-OFF BALANCE PER PAD:   $29,326
 OCCUPANCY AS OF:           Liberty Farms (2/29/04)        99.6%
                            West Glen Village (2/27/04)    91.1%
 OWNERSHIP INTEREST:        Fee
 PROPERTY MANAGEMENT:       Borrower/Owner
                            Managed
 U/W NET CASH FLOW:         $2,020,136
 APPRAISED VALUE:           $28,300,000

                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                             ANNUALIZED
                                                            MOST RECENT        FULL YEAR
                                          UNDERWRITTEN       (2/29/04)         (12/31/03)
                                        ---------------   ---------------   ---------------
 EFFECTIVE GROSS INCOME .............      $3,007,379        $2,974,122       $2,962,892
 TOTAL EXPENSES .....................      $  948,643        $  768,982       $  718,468
 NET OPERATING INCOME (NOI) .........      $2,058,736        $2,205,144       $2,244,424
 CASH FLOW (CF) .....................      $2,020,136        $2,205,144       $2,244,424
 DSCR ON NOI ........................            1.36x             1.46x            1.48x
 DSCR ON CF .........................            1.34x             1.46x            1.48x

SUN COMMUNITIES - ARBOR TERRACE (CROSS-COLLATERALIZED WITH SUN COMMUNITIES
     PORTFOLIO 8)


                    LOAN INFORMATION
 ORIGINAL PRINCIPAL BALANCE:     $5,280,000
 FIRST PAYMENT DATE:             August 1, 2004
 TERM/AMORTIZATION:              144/360 months
 INTEREST ONLY PERIOD:           30 months
 MATURITY DATE:                  July 1, 2016
 EXPECTED MATURITY BALANCE:      $4,451,633
 BORROWING ENTITY:               Sun Arbor Terrace LLC
 INTEREST CALCULATION:           Actual/360
 CALL PROTECTION:                Lockout/defeasance:
                                 138 payments
                                 Open: 6 payments
 LOCKBOX:                        Springing




          FINANCIAL INFORMATION
 CUT-OFF DATE BALANCE:     $5,280,000
 CUT-OFF DATE LTV:         80.0%
 MATURITY DATE LTV:        67.4%
 UNDERWRITTEN DSCR*:       1.24x
 MORTGAGE RATE:            5.320%

 *    DSCR figures based on net cash flow unless otherwise noted.


                  PROPERTY INFORMATION
 PROPERTY TYPE:               Manufactured Housing
                              Communities
 PROPERTY SUB-TYPE:           Manufactured Housing
                              Communities
 LOCATION:                    Bradenton, FL
 YEAR BUILT/RENOVATED:        1972/NA
 PADS:                        402
 CUT-OFF BALANCE PER PAD:     $13,134
 OCCUPANCY AS OF 4/5/04:      100%(1)
 OWNERSHIP INTEREST:          Fee
 PROPERTY MANAGEMENT:         Borrower/Owner
                              Managed
 U/W NET CASH FLOW:           $437,238
 APPRAISED VALUE:             $6,600,000

(1) The occupancy percentage reflects the occupancy at the permanent pads only. 198 of the 402 total pads are permanent. The remaining 204 are seasonal pads.

                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                           ANNUALIZED
                                                          MOST RECENT       FULL YEAR
                                         UNDERWRITTEN      (2/29/04)        (12/31/03)
                                        -------------   ---------------   -------------
 EFFECTIVE GROSS INCOME .............      $995,837        $1,778,538       $973,380
 TOTAL EXPENSES .....................      $538,499        $  540,858       $504,816
 NET OPERATING INCOME (NOI) .........      $457,338        $1,237,680       $468,564
 CASH FLOW (CF) .....................      $437,238        $1,237,680       $468,564
 DSCR ON NOI ........................          1.30x             3.51x          1.33x
 DSCR ON CF .........................          1.24x             3.51x          1.33x

EXTRA SPACE STORAGE - EAST ONE PORTFOLIO


                      LOAN INFORMATION
 ORIGINAL PRINCIPAL BALANCE:     $27,208,000
 FIRST PAYMENT DATE:             July 1, 2004
 TERM/AMORTIZATION:              84/360 months
 INTEREST ONLY PERIOD:           36 months
 MATURITY DATE:                  June 1, 2011
 EXPECTED MATURITY BALANCE:      $25,524,976
 BORROWING ENTITY:               Extra Space Properties
                                 Ten LLC
 INTEREST CALCULATION:           Actual/360
 CALL PROTECTION:                Lockout/defeasance:
                                 82 payments
                                 Open: 2 payments
 UP-FRONT RESERVES:
   IMMEDIATE REPAIR RESERVE:     $23,250
   TAX/INSURANCE RESERVE:        Yes
 ONGOING MONTHLY RESERVES:
   TAX/INSURANCE RESERVE:        Yes
   REPLACEMENT RESERVES:         $10,430(1)
 LOCKBOX:                        None

(1) $10,430 per month for the first two years and $3,863 per month each year for the remainder of the loan term.


           FINANCIAL INFORMATION
 CUT-OFF DATE BALANCE:     $27,208,000
 CUT-OFF DATE LTV:         80.0%
 MATURITY DATE LTV:        75.1%
 UNDERWRITTEN DSCR*:       1.41x
 MORTGAGE RATE**:          4.763%

 * DSCR figures based on net cash flow unless otherwise noted.

 ** Full rate is 4.7632%.


                       PROPERTY INFORMATION
 PROPERTY TYPE:        Self Storage
 PROPERTY SUB-TYPE:    Self Storage
 LOCATION:             Massachusetts
                       New Jersey
                       Pennsylvania
 YEAR BUILT/
   RENOVATED:          Foxboro                         1996/NA
                       Hudson                          1990/NA
                       Worcester                       1995/NA
                       Auburn                          1998/NA
                       Brockton                        1999/NA
                       Parlin                          1987/NA
                       Pittsburgh                    1903/1979
                       Kennedy Township              1988/2000
                       Stoughton                       1987/NA
 UNITS:                4,069
 CUT-OFF BALANCE PER
  UNIT:                $6,687
 OCCUPANCY:            Foxboro as of 4/27/04             83.8%
                       Hudson as of 4/27/04              81.9%
                       Worcester as of 4/27/04           85.6%
                       Auburn as of 5/6/04               82.9%
                       Brockton as of 5/6/04             74.9%
                       Parlin as of 4/27/04              84.2%
                       Pittsburgh as of 4/27/04          83.0%
                       Kennedy Township as of 4/27/04    89.5%
                       Stoughton as of 4/27/04           75.9%
 OWNERSHIP INTEREST:   Fee/Leasehold
 PROPERTY              Extra Space
   MANAGEMENT:         Management LLC
 U/W NET CASH
   FLOW:               $2,407,658
 APPRAISED VALUE:      $34,010,000

                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                             FULL YEAR
                                          UNDERWRITTEN       (12/31/03)
                                         --------------   ---------------
 EFFECTIVE GROSS INCOME ..............     $4,693,545        $4,788,580
 TOTAL EXPENSES ......................     $2,216,356        $2,123,022
 NET OPERATING INCOME (NOI) ..........     $2,477,189        $2,665,558
 CASH FLOW (CF) ......................     $2,407,658        $2,665,558
 DSCR ON NOI .........................           1.45x             1.56x
 DSCR ON CF ..........................           1.41x             1.56x

EXTRA SPACE STORAGE - EAST ONE PORTFOLIO


                             ADDITIONAL INFORMATION


THE LOAN:


o The "Extra Space Storage - East One Portfolio Loan" consists of one Mortgage Loan, which is secured by nine self-storage facilities (each an "Extra Space Storage - East One Portfolio Property") and is owned by an affiliate of Extra Space Storage LLC ("Extra Space Storage"). The Foxboro Property is secured by a first mortgage on a 445-unit self-storage facility located in Foxboro, Massachusetts. The Hudson Property is secured by a first mortgage on a 348-unit self-storage facility located in Hudson, Massachusetts. The Worcester Property is secured by a first mortgage on a 271-unit self-storage facility located in Worcester, Massachusetts. The Auburn Property is secured by a first mortgage on a 461-unit self-storage facility located in Auburn, Massachusetts. The Brockton Property is secured by a first mortgage on a 375-unit self-storage facility located in Brockton, Massachusetts. The Parlin Property is secured by a first leasehold mortgage on a 602-unit self-storage facility located in Parlin, New Jersey. The Pittsburgh Property is secured by a first mortgage on a 649-unit self-storage facility located in Pittsburgh, Pennsylvania. The Kennedy Township Property is secured by a first mortgage on a 446-unit self-storage facility located in Kennedy Township, Pennsylvania. The Stoughton Property is secured by a first mortgage on a 472-unit self-storage facility located in Stoughton, Massachusetts. The East One Portfolio Loan has a Cut-off Date Balance of $27,208,000.


THE BORROWER:


o The "Extra Space Storage - East One Portfolio Borrower" is Extra Space Properties Ten LLC, a Delaware limited liability company and a single purpose bankruptcy remote entity. Legal counsel to the Extra Space Storage East One Portfolio Borrower has delivered a non-consolidation opinion.


o Extra Space Storage, founded in 1979, is a privately held company based in Salt Lake City, Utah, with regional offices in California, Massachusetts, New Jersey and Chicago. The company is a national owner, developer, acquirer and operator of self-storage properties, currently operating 110 self-storage facilities totaling approximately 78,000 units located in 15 states with over 30 new facilities under development.


o Extra Space Storage is in the process of structuring an initial public offering that is expected to close in Summer 2004. Upon the closing of the initial public offering, a transfer of equity ownership will occur, as well as a change to the borrower principal. The loan documents allow for the transfer, subject to the following restrictions:


o Equity ownership will be transferred to (a) a new corporation or real estate investment trust, (b) limited partnership controlled by the real estate investment trust and functioning as the real estate investment trust's operating partnership or (c) Massachusetts business trust formed as a subsidiary of the real estate investment trust for the purpose of being the general partner and/or the limited partner of the real estate investment trust, subject to (1) at all times the real estate investment trust or the real estate investment trust operating partnership continues to own and control Extra Space Storage, and Extra Space Storage continues to own, directly or indirectly, all of the real estate investment trust,
     (2) at all times the Extra Space Storage East One Portfolio Borrower shall be controlled by Mr. Wooley, or the real estate investment trust or the real estate investment trust's operating partnership and a "qualified manager" (as defined under the related Mortgage Loan documents) shall manage each individual property, (3) real estate investment trust's operating partnership's receipt of written confirmation from the Rating Agencies that transfer will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings of the Certificate and (4) the mortgagee shall be reimbursed for all expenses, including legal fees, incurred by the mortgagee in connection with the transfer.


o Extra Space Storage proposed that the future real estate investment trust's operating partnership be Extra Space Storage, Inc., which, as of 12/31/03, reported liquidity of approximately $11.7 million, real estate assets of $354.4 million and a net worth of $7.5 million.

EXTRA SPACE STORAGE - EAST ONE PORTFOLIO


                             ADDITIONAL INFORMATION


THE PROPERTIES:


o The collateral consists of nine self-storage facilities located throughout Massachusetts, New Jersey and Pennsylvania containing a total of 71 buildings, 4,069 units and 472,841 net rentable square feet and situated on a total of 33.77 acres. Most of the properties were constructed between 1903 and 2000, averaging 1992 construction. Of the 4,069 units, 3,289 (81%) are standard storage units and 780 (19%) are climate-controlled storage units. The average unit size is 114 square feet. In addition, there are a total of 100 outside vehicle storage spaces. Additional improvements typically consist of a leasing office, either incorporated into one of the storage buildings or combined with a manager's residence in a stand-alone building. A code-operated access gate and a video surveillance system typically provide property protection.


PROPERTY MANAGEMENT:


o Extra Space Management LLC manages all nine facilities in the portfolio. Extra Space Management, an Extra Space Storage -- East One Portfolio Borrower related entity founded in 1979 and headquartered in Salt Lake City, Utah, currently manages 122 self-storage facilities totaling approximately 78,000 units located in 13 states.


CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:


o    None.


FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:


o    Not allowed.

ST. CLAIR ESTATES MANUFACTURED HOME COMMUNITY


                         LOAN INFORMATION
 ORIGINAL PRINCIPAL BALANCE:   $27,200,000
 FIRST PAYMENT DATE:           May 1, 2004
 TERM/AMORTIZATION:            84/360 months
 INTEREST ONLY PERIOD:         24 months
 MATURITY DATE:                April 1, 2011
 EXPECTED MATURITY BALANCE:    $24,994,332
 BORROWING ENTITY:             St. Clair Estates (Delaware), LLC
 INTEREST CALCULATION:         Actual/360
 CALL PROTECTION:              Lockout/defeasance:
                               78 payments
                               Open: 6 payments
 UP-FRONT RESERVES:
   TAX/INSURANCE:              Yes
 ONGOING RESERVES:
   TAX/INSURANCE RESERVE:      Yes
   REPLACEMENT RESERVE:        Yes(1)
 LOCKBOX:                      None


(1) $2,224 per month for the first six years and $2,080 per month each year for the remainder of the loan term.


           FINANCIAL INFORMATION
 CUT-OFF DATE BALANCE:     $27,200,000
 CUT-OFF DATE LTV:         80.0%
 MATURITY DATE LTV:        73.5%
 UNDERWRITTEN DSCR*:       1.26x
 MORTGAGE RATE:            4.660%

 *    DSCR figures based on net cash flow unless otherwise noted.


                     PROPERTY INFORMATION
 PROPERTY TYPE:               Manufactured Housing
                              Communities
 PROPERTY SUB-TYPE:           Manufactured Housing
                              Communities
 LOCATION:                    Clinton Township, MI
 YEAR BUILT/RENOVATED:        1960, 2001/NA
 PADS:                        628
 CUT-OFF BALANCE PER PAD:     $43,312
 OCCUPANCY AS OF 3/30/04:     81.5%(2)
 OWNERSHIP INTEREST:          Fee
 PROPERTY MANAGEMENT:         Capital First Realty, Inc.
 U/W NET CASH FLOW:           $2,122,964
 APPRAISED VALUE:             $34,000,000

(2) Occupancy does not include the Master Lease space. The current occupancy as of 3/30/04 including the Master Lease space is 91.4%.

                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                            FULL YEAR         FULL YEAR
                                         UNDERWRITTEN       (12/31/03)        (12/31/02)
                                        --------------   ---------------   ---------------
 EFFECTIVE GROSS INCOME .............     $2,760,421        $2,703,617       $2,485,873
 TOTAL EXPENSES .....................     $  611,343        $  490,135       $  514,138
 NET OPERATING INCOME (NOI) .........     $2,149,078        $2,213,482       $1,971,735
 CASH FLOW (CF) .....................     $2,122,964        $2,213,482       $1,971,735
 DSCR ON NOI ........................           1.28x             1.31x            1.17x
 DSCR ON CF .........................           1.26x             1.31x            1.17x

ST. CLAIR ESTATES MANUFACTURED HOME COMMUNITY


                             ADDITIONAL INFORMATION


THE LOAN:

o The St. Clair Estates Manufactured Home Community loan is secured by a first mortgage on a 628-pad manufactured housing community located at the outskirts of metropolitan Detroit, 25 miles north of the Detroit central business district.


THE BORROWER:

o The borrower, St. Clair Estates (Delaware), LLC (the "St. Clair Estates Borrower"), a Delaware limited liability company that is a single-purpose, bankruptcy-remote entity. The borrower principal is Richard J. Klarchek, who has over 20 years of experience owning and operating mobile home communities. He owns 16 communities located throughout the Midwest totaling 6,250 pads, 1,000 of which are in the local market.


THE PROPERTY:

o The collateral for the St. Clair Estates Manufactured Home Community loan consists of a fee simple interest in a 628-pad manufactured housing community. The property was built in three phases, with construction between the years of 1960 and 2001. The property includes such amenities as a community center, a swimming pool, playgrounds, a basketball court, off-street parking, visitor parking and concrete streets. The property also features public water and sewer service.

o The St. Clair Estates Borrower is required at its sole cost and expense to keep the St. Clair Estates MHC property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.


PROPERTY MANAGEMENT:

o The property is managed by Capital First Realty, Inc, where the borrower principal Richard Klarchek serves as president. Founded in 1984 and headquartered in Chicago, IL, Capital First Realty, Inc. currently manages 16 manufactured housing properties located throughout the Midwest containing approximately 6,250 residential sites.


CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.


FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o The direct and/or indirect owners of the St. Clair Estates Borrower ("St. Clair Estates Mezzanine Borrower") are permitted to incur mezzanine debt provided that 1) it is extended by a qualified financial institution, 2) it is secured by a pledge of the St. Clair Estates Mezzanine Borrower's equity interest in the St. Clair Estates Borrower, 3) notification to the mortgagee, 4) mezzanine lender executes a subordination and intercreditor agreement satisfactory to the mortgagee and the rating agencies, 5) the aggregate principal amount of mezzanine financing and subject loan shall not exceed a 80.0% loan-to-value ratio, and 6) the aggregate debt service coverage ratio shall not be less than 0.83x based on a 9.25% constant and underwritten net operating income as determined by the mortgagee.

o Additional requirements for mezzanine debt include 1) confirmation of no downgrade from the Rating Agencies, 2) the St. Clair Estates Mezzanine Borrower needs to be structured into the St. Clair Estates Borrower's organizational structure in a way so as not to adversely affect the bankruptcy remote nature of the St. Clair Estates Borrower and not be contrary to Rating Agency criteria (and all organizational documents of the St. Clair Estates Borrower shall be revised to the reasonable satisfaction of the mortgagee), and 3) satisfaction of such other conditions as the mortgagee may require and/or a delivery of a legal opinion (including, but not limited to a revised non-consolidation opinion). All of which must be acceptable to the mortgagee and the Rating Agencies.

ADDITIONAL MORTGAGE LOAN INFORMATION

     General. For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A hereto. Certain capitalized terms that appear herein are defined in Annex A. See Annex B hereto for certain information with respect to capital improvement, replacement, tax, insurance and tenant improvement reserve accounts, as well as certain other information with respect to Multifamily Mortgaged Properties, other than Manufactured Housing Communities.

     Delinquencies. As of the Cut-off Date, none of the Mortgage Loans will have been 30 days or more delinquent in respect of any Monthly Payment during the past 12 months. All of the Mortgage Loans were originated during the nine months prior to the Cut-off Date.

     Tenant Matters. Thirty-four of the retail, office, industrial and warehouse Mortgaged Properties, which represent security for 30.2% of the Initial Pool Balance (40.1% of the Group 1 Balance), are leased in part to one or more Major Tenants. The top concentration of Major Tenants with respect to more than one property (groups of Mortgage Loans where the same company is a Major Tenant of each Mortgage Loan in the group) represent 0.7% of the Initial Pool Balance (0.9% of the Group 1 Balance). In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties. "Major Tenants" means any tenant at a Commercial Mortgaged Property (other than a single tenant) that rents at least 20% of the Leasable Square Footage (as defined in Annex A) at such property.

     Certain of the Multifamily Mortgaged Properties have material concentrations of student tenants.

     Ground Leases and Other Non-Fee Interests. Seven Mortgaged Properties (seven of the Mortgaged Properties relating to Mortgage Loans in Loan Group 1), which represent 4.7% of the Initial Pool Balance (6.2% of the Group 1 Balance), are, in each such case, secured in whole or in part by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. Generally, with certain exceptions, either (i) the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Mortgage Loan or (ii) the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. See "Certain Legal Aspects of Mortgage Loans --Foreclosure--Leasehold Considerations" in the accompanying prospectus.

     Subordinate Financing. The existence of subordinated indebtedness encumbering a mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the mortgaged property could be delayed. In general, the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property other than 16 Mortgage Loans representing 19.1% of the Initial Pool Balance (17.9% of the Group 1 Balance and 23.0% of the Group 2 Balance), which permit additional unsecured debt. In addition, five Mortgage Loans, representing 23.3% of the Initial Pool Balance (30.2% of the Group 1 Balance and 2.1% of the Group 2 Balance), have existing secured subordinate debt and four Mortgage Loans representing 2.9% of the Initial Pool Balance (2.5% of the Group 1 Balance and 3.8% of the Group 2 Balance) permit future subordinate debt secured by the Mortgaged Property subject to certain conditions. Regardless of whether the terms of a mortgage loan prohibit the incurrence of subordinate debt, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. In addition, 14 of the Mortgage Loans representing 12.4% of the Initial Pool Balance (9.1% of the Group 1 Balance and 22.3% of the Group 2 Balance) permit the members of the related borrower to incur mezzanine debt under the circumstances set forth in the related loan agreement. Two Mortgage Loans, representing 1.0% of the Initial Pool Balance (0.7% of the Group 1 Balance and 2.2% of the Group 2 Balance), have existing mezzanine debt. With respect to one Mortgage Loan, representing

0.5% of the Initial Pool Balance (2.2% of the Group 2 Balance), the related mezzanine lender has entered into a mezzanine intercreditor agreement with the mortgagee, pursuant to which, among other things, the related mezzanine lender
(x) has agreed, under certain circumstances, not to enforce its rights to realize upon collateral securing the mezzanine loan or take any enforcement action with respect to the mezzanine loan without written confirmation from the Rating Agencies that such enforcement action would not cause the downgrade, withdrawal or qualification of the current ratings of the Certificates and (y) has subordinated the mezzanine loan documents to the related Mortgage Loan documents and has the option to purchase the related Mortgage Loan if such Mortgage Loan becomes defaulted or cure the default as set forth in such mezzanine intercreditor agreement.

     The SS Component Mortgage Loan is one of two mortgage loans that are part of a split loan structure that is secured by the same mortgage instrument on the related mortgaged property. The other mortgage loan in this split loan structure is not included in the trust. The other mortgage loan's principal balance as of the date of origination was $22,425,256. This mortgage loan is subordinate in right of payment to the mortgage loan that is included in the trust. See "Description of the Mortgage Pool--17 State Street Whole Loan" in this prospectus supplement.

     One Mortgage Loan representing 0.2% of the Initial Pool Balance (0.3% of the Group 1 Balance), is one of two mortgage loans that is part of a split loan structure that is secured by the same mortgage instrument on the related Mortgaged Property. The other mortgage loan in this split loan structure is not included in the Trust. The other mortgage loan's principal balance as of the date of origination was $170,000. Such mortgage loan is subordinate in right of payment to the Mortgage Loan that is included in the Trust. See "Description of the Mortgage Pool--The CBA Whole Loan".

     Except as described above, we do not know whether the respective borrowers under the Mortgage Loans have any other debt outstanding. See "Certain Legal Aspects of Mortgage Loans-- Subordinate Financing" in the accompanying prospectus.

     Lender/Borrower Relationships. The Mortgage Loan Seller, the Depositor or any of their affiliates may maintain certain banking or other relationships with borrowers under the Mortgage Loans or their affiliates, and proceeds of the Mortgage Loans may, in certain limited cases, be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to the Mortgage Loan Seller, the Depositor or such other entities.


CERTAIN UNDERWRITING MATTERS

     Environmental Assessments. Each of the Mortgaged Properties was subject to an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan or was required to have environmental insurance in lieu of an environmental site assessment. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of a Mortgaged Property. The report of each such assessment, update or screen is referred to herein as an "Environmental Report". With respect to an Environmental Report, if any, (i) no such Environmental Report provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and such circumstances or conditions have not been subsequently remediated in all material respects, then generally, with certain exceptions, one or more of the following was the case: (A) a party not related to the related borrower with financial resources reasonably adequate to cure the circumstance or condition in all material respects was identified as a responsible party for such circumstance or condition, (B) the related borrower was required to provide additional security to cure the circumstance or condition in all material respects and to obtain and, for the period contemplated by the related Mortgage Loan documents, maintain an operations and maintenance plan, (C) the related borrower provided a "no further action" letter or other evidence that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such circumstance or condition, (D) such circumstances or conditions were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, or recommended only the implementation of an operations and maintenance program, which the related borrower is required to do, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation was the lesser of (a) an amount equal to two percent of the outstanding principal balance of the related Mortgage Loan and (b) $200,000, (F) an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority, (H) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances or conditions, or (I) a responsible party with financial resources reasonably adequate to cure to cure the circumstance or condition in all material respects provided a guaranty or indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation. There can be no assurance, however, that a responsible party will be financially able to address the subject condition or compelled to do so.

     The Mortgage Loan Seller will not make any representation or warranty with respect to environmental conditions arising after the Delivery Date, and will not be obligated to repurchase or substitute for any Mortgage Loan due to any such condition.

     Generally. Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials ("ACMs"). Such laws, as well as common law, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

     Owners of residential housing constructed prior to 1978 are required by federal law to disclose to potential residents or purchasers any known lead-based paint hazards and violations can incur treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

     The Environmental Protection Agency has identified certain health risks associated with elevated radon gas in buildings, and has recommended that certain mitigating measures be considered.

     When recommended by environmental site assessments, operations and maintenance plans (addressing in some cases ACMs, lead-based paint, and/or radon) were generally required, except in the case of certain Mortgaged Properties where the environmental consultant conducting the assessment also identified the condition of the ACM as good and non-friable (i.e., not easily crumbled). In certain instances where related Mortgage Loan documents required the submission of operations and maintenance plans, these plans have yet to be received. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented. In many cases, certain potentially adverse environmental conditions were not tested for. For example, lead based paint and radon were tested only with respect to Multifamily Mortgaged Properties and only if, in the case of lead based paint, the age of the Mortgaged Property warranted such testing and, in the case of radon, radon is prevalent in the geographic area where the Mortgaged Property is located; however, at several Multifamily Mortgaged Properties located in geographic areas where radon is prevalent, radon testing was not conducted. None of the testing referenced in the preceding sentence was conducted in connection with a Manufactured Housing Community.

     Certain of the Mortgaged Properties may have off-site leaking underground storage tank ("UST") sites located nearby which the environmental assessments either have indicated are not likely to contaminate the related Mortgaged Properties but may require future monitoring or have identified a party not related to the mortgagor (borrower) as responsible for such condition. Certain other Mortgaged Properties may contain contaminants in the soil or groundwater at levels which the environmental consultant has advised are below regulatory levels or otherwise are indicative of conditions typically not of regulatory concern and are not likely to require any further action. In some cases, there was no further investigation of a potentially adverse environmental condition. In certain instances where related Mortgage Loan documents required UST repair or removal and the submission of a confirmation that this work has been performed, the confirmations have yet to be received.

     The information contained herein regarding environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Depositor, the Mortgage Loan Seller, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any of their respective affiliates. There can be no assurance that such environmental assessments or studies, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have material adverse effect on the value or cash flow of the related Mortgaged Property.

     The Pooling Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. In the event a Phase I assessment already exists that is less than 12 months old, a new assessment will not be required under the Pooling Agreement. In the event a Phase I assessment already exists that is between 12 and 18 months old, only an updated data base search will be required. Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Servicing of the Mortgage Loans" in this prospectus supplement and "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans", "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk" and "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

     Property Condition Assessments. Inspections of each of the Mortgaged Properties were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Mortgage Loan, except that in connection with certain Mortgage Loans having an initial principal balance of $2,000,000 or less, a site inspection may not have been performed in connection with the origination of any such Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment; and, in the case of certain Mortgaged Properties, such estimated cost exceeded $100,000. In general, with limited exception, cash reserves were established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, various Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

     Appraisals and Market Studies. An independent appraiser that was either a member of the Appraisal Institute ("MAI") or state certified performed an appraisal (or updated an existing appraisal) of each of the related Mortgaged Properties in connection with the origination of each Mortgage Loan in order to establish the appraised value of the related Mortgaged Property or

Properties. Such appraisal, appraisal update or property valuation was prepared on or about the "Appraisal Date" indicated on Annex A hereto, and except for certain mortgaged properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in the Uniform Standards of Professional Appraisal Practice ("USPAP"). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

     None of the Depositor, the Mortgage Loan Seller, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.

     Zoning and Building Code Compliance. The Mortgage Loan Seller has generally examined whether the use and operation of the Mortgaged Properties were in material compliance with all zoning, land-use, ordinances, rules, regulations and orders applicable to such Mortgaged Properties at the time such Mortgage Loans were originated. The Mortgage Loan Seller may have considered, among other things, legal opinions, certifications from government officials, zoning consultant's reports and/or representations by the related borrower contained in the related Mortgage Loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers. Certain violations may exist, however, the Mortgage Loan Seller does not have notice of any material existing violations with respect to the Mortgaged Properties securing such Mortgage Loans which materially and adversely affect (i) the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of the related Mortgage Loan or
(ii) the principal use of the Mortgaged Property as of the date of the related Mortgage Loan's origination.

     In some cases, the use, operation and/or structure of the related Mortgaged Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, the Mortgage Loan Seller has determined that in the event of a material casualty affecting the Mortgaged Property that:

       (1) the extent of the nonconformity is not material;

       (2) insurance proceeds together with the value of the remaining property would be available and sufficient to pay off the related Mortgage Loan in full;

       (3) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan; or

       (4) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote.

     Although the Mortgage Loan Seller expects insurance proceeds to be available for application to the related Mortgage Loan in the event of a material casualty, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full. In addition, if the Mortgaged Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Mortgage Loan or what would be the revenue-producing potential of the property.

     Hazard, Liability and Other Insurance. The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage

Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

     In addition, if any material improvements on any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related Loan, (b) the full insurable value of the related Mortgaged Property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, as amended, or (d) 100% of the replacement cost of the improvements located on the related Mortgaged Property.


     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

     Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000.


     Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months.

     With respect to four of the Mortgage Loans representing 1.8% of the Initial Pool Balance (2.3% of the Group 1 Balance), the related borrower does not maintain insurance for the Mortgaged Property. Rather, the sole tenant of the Mortgaged Property self-insures.

     In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Thirty of the Mortgaged Properties (27 of the Mortgaged Properties relating to Mortgage Loans in Loan Group 1 and three of the Mortgaged Properties relating to Mortgage Loans in Loan Group 2), securing 16.2% of the Initial Pool Balance (18.5% of the Group 1 Balance and 9.2% of the Group 2 Balance), are located in areas that are considered a high earthquake risk. These areas include all or parts of the states of Washington, Oregon, California, Utah and Nevada. No Mortgaged Property has a "probable maximum loss" ("PML") in excess of 20%.


THE MORTGAGE LOAN SELLER

     Bank of America is a national banking association. The principal office of Bank of America is in Charlotte, North Carolina. Bank of America is a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of America Corporation.

     The information set forth herein concerning Bank of America has been provided by Bank of America. Neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.


ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On or prior to the Delivery Date, by agreement with the Depositor, the Mortgage Loan Seller (except as described in the next paragraph) will assign and transfer the Mortgage Loans (including the CC Subordinate Components, the SS Subordinate Components and the UH Subordinate

Components), without recourse, to or at the direction of the Depositor, to the Trustee for the benefit of the Certificateholders. In connection with such assignment, Bank of America will be required to deliver the following documents, among others, to the Trustee with respect to each Mortgage Loan:

       (1) the original Mortgage Note, endorsed (without recourse) to the order of the Trustee or a lost note affidavit and an indemnity with a copy of such Mortgage Note;

       (2) the original or a copy of the related Mortgage(s) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

       (3) the original or a copy of any related assignment(s), of leases and rents (if any such item is a document separate from the Mortgage) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

       (4) an assignment of each related Mortgage in favor of the Trustee, in recordable form (except for, solely with respect to Mortgages sent for recording but not yet returned, any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

       (5) an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form (except for any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

       (6) a title insurance policy (or copy thereof) effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders thereto (or if the policy has not yet been issued, an original or copy or a written commitment "marked-up" at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy);

       (7) an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing);

       (8) in those cases where applicable, the original or a copy of the related ground lease;

       (9) in those cases where applicable, a copy of any letter of credit relating to a Mortgage Loan;

       (10) with respect to hospitality properties, a copy of the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter, if any; and

       (11) a copy of the related mortgage loan checklist;

provided, however, that with respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of MERS or its designee, no assignment of mortgage, assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer, at the direction of the Mortgage Loan Seller, shall take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee shall take all actions necessary to confirm that the Trustee on behalf of the Trust is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     The Trustee is required to review the documents delivered thereto by Bank of America with respect to each Mortgage Loan within a specified period following such delivery, and the Trustee will hold the related documents in trust. If there exists a breach of any of the delivery obligations made by the Mortgage Loan Seller as generally described in items (1) through (9) in the preceding paragraph, and that breach materially and adversely affects the interests of the Certificateholders, or any of them with respect to the affected loan, including but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of those Certificates, or the Mortgage Loan then Bank of America will be obligated, except as otherwise described below, within a period of 90 days following its receipt of notice (an "Initial Resolution Period") of such omission or defect to (1) deliver the missing documents or cure the defect in all material respects, as the case may be, (2) repurchase (or cause the repurchase of) the affected Mortgage Loan (including any Subordinate Components thereof) at a price (the "Purchase Price") generally equal to the unpaid principal balance of such Mortgage Loan (including any Subordinate Components thereof), plus any accrued but unpaid interest thereon (other than Excess Interest) at the related Mortgage Rate up to but not including the Due Date in the Collection Period of repurchase, plus any related unreimbursed Master Servicing Fees, Special Servicing Fees, Trustee Fees and Servicing Advances (as defined herein), any interest on any Advances and any related Additional Trust Fund Expenses (including any Additional Trust Fund Expense previously reimbursed or paid by the Trust Fund but not so reimbursed by the related mortgagor or other party from Insurance Proceeds, Condemnation Proceeds or otherwise), and any Liquidation Fees if purchased outside of the time frame set forth in the Pooling Agreement or (3) other than with respect to the CC Component Mortgage Loan, the SS Component Mortgage Loan and the UH Component Mortgage Loan, substitute a Qualified Substitute Mortgage Loan (as defined below) for such Mortgage Loan and pay the Trustee a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the "Substitution Shortfall Amount"). If such defect or breach is capable of being cured but not within the Initial Resolution Period and Bank of America has commenced and is diligently proceeding with the cure of such defect or breach within the Initial Resolution Period, then Bank of America will have, with respect to such Mortgage Loans only, an additional period of time referred to as a "Resolution Extension Period" as described in this prospectus supplement to complete such cure or, failing such cure, to repurchase (or cause the repurchase of) or substitute for the related Mortgage Loan (provided, that the Resolution Extension Period shall not apply in the event of a defect that causes the Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the "Code") or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance). As used in this prospectus supplement, "Resolution Extension Period" means for purposes of remediating a breach described in the second sentence of this paragraph for any Mortgage Loan (a) that is not a Specially Serviced Mortgage Loan prior to the commencement of or during the applicable Initial Resolution Period, the period of time which ends on and includes the earlier of (i) the 90th day following the end of the applicable Initial Resolution Period and (ii) the 45th day following receipt by the Mortgage Loan Seller of notice from either the Master Servicer or the Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of the applicable Initial Resolution Period and (b) that is not a Specially Serviced Mortgage Loan prior to the commencement of the applicable Initial Resolution Period but as to a Servicing Transfer Event occurs during the applicable Initial Resolution Period, the period that commences upon the end of the applicable Initial Resolution Period and ends on and includes the 90th day following receipt by the Mortgage Loan Seller of notice from the Master Servicer or the Special Servicer of such Servicing Transfer Event. A "Qualified Substitute Mortgage Loan" in connection with the replacement of a defective Mortgage Loan as contemplated by the Pooling Agreement, is any other mortgage loan which, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the defective Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to that of the defective Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the defective Mortgage Loan; (iv) is accruing interest on the same basis as the defective Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the defective Mortgage Loan and, in any event, has a maturity date not later than two years prior to the Rated Final Distribution Date; (vi) has a then current loan- to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the defective Mortgage Loan as of the Delivery Date; (vii) has comparable prepayment restrictions to those of the defective Mortgage Loan, (viii) will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the defective Mortgage Loan set forth in or made pursuant to the Mortgage Loan Purchase and Sale Agreement; (ix) has a Phase I Environmental Assessment and a property condition report relating to the related Mortgaged Property in its Servicing File, which Phase I Environmental Assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law, and which property condition report will evidence that the related Mortgaged Property is in good condition with no material damage or deferred maintenance; and (x) constitutes a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided, however, that if more than one mortgage loan is to be substituted for any defective Mortgage Loan, then all such proposed replacement mortgage loans shall, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed replacement mortgage loan shall, individually, satisfy each of the requirements specified in clauses (ii) through (x) of this definition; and provided, further, that no mortgage loan shall be substituted for a defective Mortgage Loan unless (x) such prospective replacement mortgage loan shall be acceptable to the Directing Certificateholder (or, if there is no Directing Certificateholder then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, and (y) each Rating Agency shall have confirmed in writing to the Trustee that such substitution will not in and of itself result in an Adverse Rating Event with respect to any Class of Rated Certificates (such written confirmation to be obtained by, and at the expense of, the Mortgage Loan Seller effecting the substitution).


     If (x) any Mortgage Loan is required to be repurchased or substituted as contemplated in this prospectus supplement, (y) such Mortgage Loan is a Crossed-Collateralized Mortgage Loan or part of a portfolio of Mortgaged Properties (which provides that a property may be uncrossed from the other Mortgaged Properties) and (z) the applicable defect or breach does not constitute a defect or breach, as the case may be, as to any related Crossed-Collateralized Mortgage Loan or applies to only specific Mortgaged Properties included in such portfolio (without regard to this paragraph), then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to any related Crossed-Collateralized Mortgage Loan and to each other Mortgaged Property included in such portfolio and the Mortgage Loan Seller will be required to repurchase or substitute for any related Crossed-Collateralized Mortgage Loan in the manner described above unless, in the case of a breach or defect, both of the following conditions would be satisfied if the Mortgage Loan Seller were to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loans or affected Mortgaged Properties as to which a breach had occurred without regard to this paragraph: (i) the debt service coverage ratio for any remaining Cross-Collateralized Mortgage Loans or Mortgaged Properties for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio immediately prior to the repurchase, (b) the debt service coverage ratio on the Closing Date, and (c) 1.25x and (ii) the loan-to-value ratio for any remaining Crossed-Collateralized Mortgage Loans or Mortgaged Properties is not greater than the lesser of (a) the loan-to-value ratio immediately prior to the repurchase, (b) the loan-to-value ratio on the Closing Date, and (c) 75%. In the event that both of the conditions set forth in the preceding sentence would be so satisfied, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loan or Mortgaged Properties as to which the defect or breach exists or to repurchase or substitute for the aggregate Crossed-Collateralized Mortgage Loans or Mortgaged Properties.

     To the extent that the Mortgage Loan Seller repurchases or substitutes for an affected Cross-Collateralized Mortgage Loan or Mortgaged Property in the manner prescribed above while the Trustee continues to hold any related Cross-Collateralized Mortgage Loans, the Mortgage Loan Seller and the Depositor have agreed in the Mortgage Loan Purchase and Sale Agreement to either uncross the repurchased Cross-Collateralized Mortgage Loan or affected property provided the Depositor has received a tax opinion that uncrossing the repurchased Cross-Collateralized Mortgage Loan will not adversely affect the status of any of REMIC I, REMIC II or the Component Mortgage Loan REMIC as a REMIC under the Code, or, in the case of a Cross-Collateralized Loan, to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Cross-Collateralized Mortgage Loans or Mortgaged Properties, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Cross-Collateralized Mortgage Loans or Mortgaged Properties held by such party, then both parties have agreed in the Mortgage Loan Purchase and Sale Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the Mortgage Loans can be modified in a manner that complies with the Mortgage Loan Purchase and Sale Agreement to remove the threat of impairment as a result of the exercise of remedies. "Primary Collateral" shall mean the Mortgaged Property directly securing a Cross-Collateralized Mortgage Loan or Mortgaged Property and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of such loans.


     The respective repurchase, substitution or cure obligations of the Mortgage Loan Seller described in this prospectus supplement will constitute the sole remedies available to the Certificateholders for any failure on the part of the Mortgage Loan Seller to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document, and neither the Depositor nor any other person will be obligated to repurchase the affected Mortgage Loan if the Mortgage Loan Seller defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Mortgage Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Loan Seller will not be required to repurchase (or cause the repurchase of) the related affected Mortgage Loan on the basis of such missing document so long as the Mortgage Loan Seller continues in good faith to attempt to obtain such document or such copy.


     The Pooling Agreement requires that, unless recorded in the name of MERS, the assignments in favor of the Trustee with respect to each Mortgage Loan described in clauses (4), (5) and (7) of the first paragraph under this heading be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the Mortgage Loan Seller. See "The Pooling and Servicing Agreements--Assignment of Mortgage Loans; Repurchases" in the accompanying prospectus.


REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS


     Mortgage Loans. The Depositor will acquire the Mortgage Loans from the Mortgage Loan Seller pursuant to a mortgage loan purchase and sale agreement (the "Mortgage Loan Purchase and Sale Agreement") to be dated as of the Delivery Date. Pursuant to the Mortgage Loan Purchase and Sale Agreement, Bank of America will represent and warrant solely with respect to the Mortgage Loans in each case as of the Delivery Date or as of such earlier date specifically provided in the related representation or warranty (subject to certain exceptions specified in the Mortgage Loan Purchase and Sale Agreement) among other things, substantially as follows:

       (1) the information set forth in the schedule of Mortgage Loans (the "Mortgage Loan Schedule") attached to the Pooling Agreement (which will contain a limited portion of the information set forth in Annex A) with respect to the Mortgage Loans is true, complete and correct in all material respects as of the Delivery Date;

       (2) each Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and subject to (3) below enforceable first lien on the related Mortgaged Property subject only to (a) the lien of current real estate taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or a "marked-up" commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or "marked-up" commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) the rights of tenants (as tenants only) under leases (including subleases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (e) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group (the foregoing items (a) through (e) being herein referred to as the "Permitted Encumbrances");

       (3) the Mortgage(s) and Mortgage Note for each Mortgage Loan and all other documents executed by or on behalf of the related borrower with respect to each Mortgage Loan are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except with respect to provisions relating to default interest, late fees, additional interest, yield maintenance charges or prepayment premiums and except as such enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

       (4) no Mortgage Loan was as of the Delivery Date, or during the twelve-month period prior thereto (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), 30 days or more past due in respect of any Monthly Payment, without giving effect to any applicable grace period;

       (5) there is no right of offset, abatement, diminution, or rescission or valid defense or counterclaim with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, yield maintenance charges or prepayment premiums and, as of the Delivery Date, to the Seller's actual knowledge no such rights have been asserted;

       (6) other than payments due but not yet 30 days or more past due, there exists no material default, breach, violation or event of acceleration existing under any Mortgage Note or Mortgage;

       (7) in the case of each Mortgage Loan, the related Mortgaged Property
   (a) as of the date of origination of such Mortgage Loan, was not the subject of any proceeding pending, and subsequent to such date, the Mortgage Loan Seller has no actual knowledge of any proceeding pending for the condemnation of all or any material portion of such Mortgaged Property, and (b) to the Mortgage Loan Seller's knowledge, is free and clear of any damage caused by fire or other casualty which would materially and adversely affect its value as security for such Mortgage Loan (except in any such case where an escrow of funds or insurance coverage exists that is reasonably estimated to be sufficient to effect the necessary repairs and maintenance);

       (8) at origination, each Mortgage Loan complied with or was exempt from, all applicable usury laws;

       (9) in connection with or subsequent to the origination of the related Mortgage Loan, one or more environmental site assessments, an update of a previously conducted assessment or a transaction screen has been performed with respect to each Mortgaged Property and the Mortgage Loan Seller has no actual knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in an Environmental Report or borrower questionnaire;

       (10) each Mortgaged Property securing a Mortgage Loan is covered by a title insurance policy (or, if not yet issued a pro forma title policy or a "marked-up" commitment) in the original principal amount of such Mortgage Loan after all advances of principal, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property subject only to the exceptions stated therein;

       (11) the proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto;

       (12) the terms of the Mortgage have not been impaired, waived, altered, satisfied, canceled, subordinated, rescinded or modified in any manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage, except as specifically set forth in a written instrument in the related Mortgage File;

       (13) all taxes and governmental assessments or charges or water or sewer bills that prior to the Cut-off Date became due and owing in respect of each related Mortgaged Property have been paid, or if in dispute, an escrow of funds in an amount sufficient to cover such payments has been established;

       (14) the related borrower's interest in each Mortgaged Property securing a Mortgage Loan includes of a fee simple and/or leasehold estate or interest in real property and the improvements thereon;

       (15) no Mortgage Loan contains any equity participation by the mortgagee, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related borrower, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for the negative amortization of interest; except for the ARD Loan to the extent described under "--Certain Terms and Conditions of the Mortgage Loans--Hyperamortization"; and

       (16) the appraisal obtained in connection with the origination of each Mortgage Loan, based upon the representation of the appraiser in a supplemental letter or in the related appraisal, satisfies the appraisal guidelines set forth in Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989 (as amended).

     In the Mortgage Loan Purchase and Sale Agreement, the Mortgage Loan Seller will make certain representations concerning the priority and certain terms of ground leases securing those Mortgage Loans transferred by it. The Mortgage Loan Seller will represent and warrant as of the Delivery Date, that, immediately prior to the transfer of the Mortgage Loans, the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan and had full right and authority to sell, assign and transfer such Mortgage Loan.

     If the Mortgage Loan Seller discovers or is notified of a breach of any of the foregoing representations and warranties with respect to any Mortgage Loan and that breach materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected loan, including, but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of those Certificates or the Mortgage Loan, then the Mortgage Loan Seller will be obligated, within a period of 90 days following its discovery or receipt of notice of such defect or breach to cure such breach in all material respects, repurchase such Mortgage Loan at the applicable Purchase Price or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement. However, if such breach is capable of being cured (but not within the 90 day period) and the Mortgage Loan Seller, has commenced and is diligently proceeding with cure of such breach within 90 day period, the Mortgage Loan Seller shall have up to an additional 90 days to complete such cure or, failing such cure, to repurchase the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement (such possible additional cure period shall not apply on the event of a defect that causes the Mortgage Loan not to constitute a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance). With respect to any Cross- Collateralized Mortgage Loan or Mortgage Loan secured by multiple properties, the provisions regarding repurchase, and substitution set forth above for document defects as described under "Assignment of the Mortgage Loans--Repurchase and Substitutions" shall also be permitted.


     The foregoing cure, substitution or repurchase obligations described in the immediately preceding paragraph will constitute the sole remedy available to the Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Depositor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a breach of such representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. The Mortgage Loan Seller will be the sole Warranting Party (as defined in the accompanying prospectus) in respect of the Mortgage Loans. See "The Pooling and Servicing Agreements--Representations and Warranties; Repurchases" in the accompanying prospectus. In addition, each of the foregoing representations and warranties by the Mortgage Loan Seller is made as of the Delivery Date or such earlier date specifically provided in the related representation and warranty, and the Mortgage Loan Seller will not be obligated to cure or repurchase any Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement due to any breach arising from events subsequent to the date as of which such representation or warranty was made.


CHANGES IN MORTGAGE POOL CHARACTERISTICS


     The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. The Depositor believes that the information set forth herein is representative of the characteristics of the Mortgage Pool as constituted as of the Cut-off Date, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described herein, may vary.


     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the proceeding paragraph, such removal will be noted in the Form 8-K.

                        SERVICING OF THE MORTGAGE LOANS


GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective Mortgage Loans (including the CC Subordinate Components, the SS Subordinate Components and the UH Subordinate Components) for which it is responsible on behalf of the Trust, in the best interests and for the benefit of the Certificateholders (and, in the case of the CBA Whole Loan, the CBA B Noteholder, and in the case of the 17 State Street Whole Loan, the 17 State Street B Noteholder), in accordance with any and all applicable laws, the terms of the Pooling Agreement, and the respective Mortgage Loans (and, in the case of the CBA Whole Loan and the CBA B Note, the CBA Intercreditor Agreement, and in the case of the 17 State Street Whole Loan and the 17 State Street Note B, the 17 State Street Intercreditor Agreement) and, to the extent consistent with the foregoing, the following standard (the "Servicing Standard"): (a) with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, the full collection of all Prepayment Premiums that may become payable under the Mortgage Loans and, in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums), the maximization of the recovery on such Mortgage Loan to the Certificateholders (and, in the case of the CBA Whole Loan, the CBA B Noteholder, and in the case of the 17 State Street Whole Loan, the 17 State Street B Noteholder), as a collective whole, on a net present value basis; and (c) without regard to: (i) any known relationship that the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, may have with the related mortgagor or with any other party to the Pooling Agreement;
(ii) the ownership of any Certificate (or any security backed by the CBA B Note or the 17 State Street Note B) by the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be; (iii) the obligation of the Master Servicer to make Advances, (iv) the obligation of the Special Servicer to direct the Master Servicer to make Servicing Advances; (v) the right of the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; (vi) any ownership, servicing and/or management by the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, of any other mortgage loans or real property and (vii) any obligation of the Master Servicer or Special Servicer, or any affiliate thereof, to repurchase or substitute for a Mortgage Loan as a Mortgage Loan Seller.

     In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans, the 17 State Street Whole Loan and the CBA Whole Loan as to which no Servicing Transfer Event (as defined herein) has occurred and all Corrected Mortgage Loans (as defined herein), and the Special Servicer will be obligated to service and administer each Mortgage Loan, the 17 State Street Whole Loan and the CBA Whole Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan") and each Mortgaged Property acquired on behalf of the Certificateholders in respect of a Defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"). A "Servicing Transfer Event" with respect to any Mortgage Loan, the 17 State Street Whole Loan or the CBA Whole Loan consists of any of the following events:

       (a) the related mortgagor has failed to make when due any Monthly Payment (including a Balloon Payment) or any other payment required under the related loan documents, which failure continues, or the Master Servicer determines, in its reasonable judgment, will continue, unremedied
    (i) except in the case of a delinquent Balloon Payment, for 60 days beyond the date on which the subject payment was due, and (ii) solely in the case of a delinquent Balloon

    Payment if (x) the Borrower is actively seeking a refinancing commitment,
    (y) the Borrower continues to make its payments and (z) the Directing Certificateholder consents, then for 60 days beyond the related maturity date or, if the related Mortgagor has delivered to the Master Servicer, on or before the 60th day after related maturity date, a refinancing commitment reasonably acceptable to the Master Servicer, for such longer period, not to exceed 120 days beyond the related maturity date, during which the refinancing would occur; or

       (b) the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) has determined, in its reasonable judgment, that a default in the making of a Monthly Payment (including a Balloon Payment) or any other material payment required under the related loan documents is likely to occur within 30 days and either (i) the related mortgagor has requested a material modification of the payment terms of the loan or (ii) such default is likely to remain unremedied for at least the period contemplated by clause (a) of this definition; or

       (c) the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) has determined, in its reasonable judgment, that a default, other than as described in clause (a) or (b) of this definition, has occurred that may materially impair the value of the related Mortgaged Property as security for the loan, which default has continued unremedied for the applicable cure period under the terms of the loan (or, if no cure period is specified, for 60 days); or

       (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related mortgagor under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the related mortgagor and such decree or order shall have remained in force undismissed, undischarged or unstayed; or

       (e) the related mortgagor shall have consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such mortgagor or of or relating to all or substantially all of its property; or

       (f) the related mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

       (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

     A Mortgage Loan, the 17 State Street Whole Loan or the CBA Whole Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

       (w) in the case of the circumstances described in clause (a) above, if and when the related mortgagor has made three consecutive full and timely Monthly Payments under the terms of such loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling Agreement);

       (x) in the case of the circumstances described in clauses (b), (d), (e) and (f) above, if and when such circumstances cease to exist in the reasonable judgment of the Special Servicer;

       (y) in the case of the circumstances described in clause (c) above, if and when such default is cured in the reasonable judgment of the Special Servicer; and

       (z) in the case of the circumstances described in clause (g) above, if and when such proceedings are terminated.

The Master Servicer shall continue to collect information and prepare all reports to the Trustee required under the Pooling Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling Agreement. The Master Servicer and the Special Servicer shall not have any responsibility for the performance by each other of their respective duties under the Pooling Agreement.

     Notwithstanding the foregoing, the commencement of a Servicing Transfer Event for the 17 State Street Whole Loan will be delayed if (i) at the time of the occurrence of an event described in clause (a)(i) or (c) of the definition of Servicing Transfer Event (unless an event described in clause (a)(ii), (e) or (g) of the second preceding paragraph is also occurring), the holder of the 17 State Street Note B is curing such event as required by the Pooling Agreement and the 17 State Street Intercreditor Agreement; or (ii) the occurrence of an event described in clause (b) of the definition of the Servicing Transfer Event (unless an event described in clause (a)(i) or (c) of the definition of Servicing Transfer Event has occurred that has not been or is not being cured by the related borrower or unless an event described in clause
(a)(ii), (e) or (g) of the second preceding paragraph is also occurring) (each a "17 State Street Special Servicing Delay"), within the time frame specified in the Pooling Agreement, the holder of the 17 State Street Note B has deposited with the Master Servicer an amount equal to the monthly debt service payment for the 17 State Street Whole Loan due on the first due date following such deposit, which deposit will be irrevocable at any time on or prior to such first due date. Such deposit will be applied by the Master Servicer to debt service in the event that the related borrower fails to make the monthly debt service payment on such due date; however, (A) if the related borrower makes the monthly debt service payment on the first due date but the event described in clause (b) above is continuing, such deposit will either be retained by the Master Servicer or upon request, will be returned to the holder of the 17 State Street Note B (in which event there will no longer exist a 17 State Street Special Servicing Delay) and (B) if the related borrower makes the monthly debt service payment on the first due date and the event described in clause (b) above is not continuing, such deposit will be returned to the holder of the 17 State Street Note B. The right of the holder of the 17 State Street Note B to effect a 17 State Street Cure Event (as defined below) or cause a 17 State Street Special Servicing Delay is subject to the limitation that there be no more than an aggregate of six 17 State Street Cure Events or 17 State Street Special Servicing Delays, in any combination, with respect to the 17 State Street Whole Loan in any twelve calendar month period (provided that no single 17 State Street Cure Event or 17 State Street Special Servicing Delay may occur consecutively for a total of more than three consecutive months). In addition, so long as the 17 State Street B Noteholder is exercising its right to cure a monetary event of default under the 17 State Street Whole Loan pursuant to the 17 State Street Intercreditor Agreement, neither the Master Servicer nor the Special Servicer may treat such event of default as such for purposes of accelerating the 17 State Street Whole Loan or commencing foreclosure proceedings. A "17 State Street Cure Event" means the exercise of the rights given to the 17 State Street B Noteholder pursuant to the 17 State Street Intercreditor Agreement to cure a monetary event of default within five business days following the first notice of such event of default or a material non-monetary event of default under the 17 State Street Whole Loan that is capable of being cured within thirty days.

     The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder (as defined below), the Master Servicer, the Trustee and the Rating Agencies. If the CC Component Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer will deliver an Asset Status Report to the CC Controlling Holder (as defined below). If the SS Component Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special

Servicer will deliver an Asset Status Report to the SS Controlling Holder (as defined below). If the UH Component Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer will deliver an Asset Status Report to the UH Controlling Holder (as defined below). The Directing Certificateholder, the CC Controlling Holder, the SS Controlling Holder or the UH Controlling Holder, as applicable, may object in writing via facsimile or e-mail to any applicable Asset Status Report within 10 business days of receipt; provided, however, the Special Servicer (i) will, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a 10 business day period if it has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder, the CC Controlling Holder, the SS Controlling Holder or the UH Controlling Holder, as applicable, and (ii) in any case, will determine whether such disapproval is not in the best interests of all the Certificateholders as a collective whole, the CC Controlling Holder, the SS Controlling Holder or the UH Controlling Holder, as applicable. In connection with making such affirmative determination, the Special Servicer may request (but is not required to request) a vote by all Certificateholders, but shall in any event take the recommended action after making such affirmative determination. If the Directing Certificateholder, the CC Controlling Holder, the SS Controlling Holder or the UH Controlling Holder, as applicable, does not disapprove an applicable Asset Status Report within 10 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report. However, the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable loan documents. If the Directing Certificateholder, the CC Controlling Holder, the SS Controlling Holder or the UH Controlling Holder, as applicable, disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder, the CC Controlling Holder, the SS Controlling Holder or the UH Controlling Holder, as applicable, fails to disapprove such revised Asset Status Report as described above or until the earliest to occur of (i) the Special Servicer, in accordance with the Servicing Standard, makes a determination that such objection is not in the best interests of the Certificateholders and, if the 17 State Street Whole Loan is involved, the 17 State Street B Noteholder, and, if the CBA Whole Loan is involved, the CBA B Noteholder, as a collective whole, (ii) following the occurrence of an extraordinary event with respect to the related Mortgaged Property, the failure to take any action set forth in such Asset Status Report before the expiration of a 10 business day period would materially and adversely affect the interests of the Certificateholders and, if the 17 State Street Whole Loan is involved, the 17 State Street B Noteholder, and, if the CBA Whole Loan is involved, the CBA B Noteholder, as a collective whole, and it has made a reasonable effort to contact the Directing Certificateholder, the CC Controlling Holder, the SS Controlling Holder or the UH Controlling Holder, as applicable, and (iii) the passage of 90 days from the date of preparation of the initial version of the Asset Status Report. Following the earliest of such events, the Special Servicer will implement the recommended action as outlined in the most recent version of such Asset Status Report. In addition as more fully set forth in the Pooling Agreement, any action which is required to be taken (or not to be taken) by the Special Servicer in connection with an Asset Status Report (or otherwise) will be in each and every case in accordance with the Servicing Standard and applicable law, and the Special Servicer will be required to disregard the direction, or any failure to approve or consent, of any party that would cause the Special Servicer to violate the Servicing Standard or applicable law.

     The "Directing Certificateholder" is the Controlling Class Certificateholder selected by the majority Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, that
(i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

     The "Controlling Class" will be, as of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest payment priority (the Class A Certificates being treated as a single class for this purpose) that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Sequential Pay Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the Controlling Class shall be the outstanding Class of Sequential Pay Certificates with the then largest outstanding Class principal balance). The Controlling Class as of the Delivery Date will be the Class P Certificates.

     The "CC Controlling Class" will be, as of any date of determination, the outstanding Class of Class CC Certificates with the lowest payment priority that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Class CC Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the CC Controlling Class will be the outstanding Class of Class CC Certificates with the then largest outstanding Class principal balance). The CC Controlling Class as of the Delivery Date will be the Class CC-F Certificates.

     The "CC Controlling Holder" will be (a) prior to the occurrence of an CC Control Appraisal Period, holders of a majority percentage interest in the CC Controlling Class, and (b) during the occurrence and the continuation of an CC Control Appraisal Period, the Directing Certificateholder.

     A "CC Control Appraisal Period" will exist if the outstanding aggregate principal balance of all of the CC Subordinate Components of the CC Component Mortgage Loan (net of any Appraisal Reduction Amounts, principal payments, realized losses and unreimbursed additional trust fund expenses) is less than 25% of its original principal balance.

     The "SS Controlling Class" will be, as of any date of determination, the outstanding Class of Class SS Certificates with the lowest payment priority that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Class SS Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the SS Controlling Class will be the outstanding Class of Class SS Certificates with the then largest outstanding Class principal balance). The SS Controlling Class as of the Delivery Date will be the Class SS-D Certificates.

     The "SS Controlling Holder" will be (a) prior to the occurrence of a 17 State Street Control Appraisal Period, the holder of the 17 State Street Note B, (b) during the occurrence and the continuation of a 17 State Street Control Appraisal Period but prior to the occurrence of an SS Control Appraisal Period, holders of a majority percentage interest in the SS Controlling Class, and (c) during the occurrence and the continuation of both a 17 State Street Control Appraisal Period and an SS Control Appraisal Period, the Directing Certificateholder.

     A "17 State Street Control Appraisal Period" will exist if the initial principal balance of the 17 State Street Note B, minus the sum of (1) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 17 State Street Note B, (2) any Appraisal Reduction Amounts for the Mortgage Loan and (3) any Realized Losses and unreimbursed Additional Trust Fund Expenses on the 17 State Street Whole Loan, is less than or equal to 25% of the amount equal to (x) the then outstanding 17 State Street Note B Principal Balance minus (y) any payments of principal (whether as principal payments or otherwise) allocated to and received on the 17 State Street Note B.

     An "SS Control Appraisal Period" will exist if the outstanding aggregate principal balance of all of the SS Subordinate Components of the SS Component Mortgage Loan (net of any Appraisal Reduction Amounts, principal payments, realized losses and unreimbursed additional trust fund expenses) is less than 25% of its original principal balance.

     The "UH Controlling Class" will be, as of any date of determination, the outstanding Class of Class UH Certificates with the lowest payment priority that has a then outstanding Certificate

Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Class UH Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the UH Controlling Class will be the outstanding Class of Class UH Certificates with the then largest outstanding Class principal balance). The UH Controlling Class as of the Delivery Date will be the Class UH-J Certificates.

     The "UH Controlling Holder" will be (a) prior to the occurrence of an UH Control Appraisal Period, holders of a majority percentage interest in the UH Controlling Class, and (b) during the occurrence and the continuation of an UH Control Appraisal Period, the Directing Certificateholder.

     A "UH Control Appraisal Period" will exist if the outstanding aggregate principal balance of all of the UH Subordinate Components of the UH Component Mortgage Loan (net of any Appraisal Reduction Amounts, principal payments, realized losses and unreimbursed additional trust fund expenses) is less than 25% of its original principal balance.

     Pursuant to the Pooling Agreement, each holder of a majority percentage interest in each of the CC Controlling Class (the "CC Controlling Class Holder"), the SS Controlling Class (the "SS Controlling Class Holder") and the UH Controlling Class (the "UH Controlling Class Holder" and, together with the CC Controlling Class Holder and the SS Controlling Class Holder, the "Loan Specific Controlling Class Holders"), will be permitted to appoint an operating advisor ("Operating Advisor"), which may be the related Controlling Holder or any holder of the controlling interest in the Controlling Class, any Certificateholder, or an unrelated third party for such Mortgage Loan, with respect to any action which is to be taken with respect to the CC Component Mortgage Loan, the SS Component Mortgage Loan and the UH Component Mortgage Loan, as applicable, and requires the related Loan Specific Controlling Class Holder's consent in its capacity as the Controlling Holder. The related Operating Advisor will be permitted to exercise all of the rights of the related Loan Specific Controlling Class Holder subject to any limitations set forth in the Pooling Agreement. Any reference in this prospectus supplement to any action to be taken by each Loan Specific Controlling Class Holder in its capacity as a Controlling Holder will mean such Controlling Holder acting through its related Operating Advisor if one has so been appointed. The term "Controlling Holder" refers to the CC Controlling Class Holder, the SS Controlling Class Holder or the UH Controlling Class Holder, as applicable.

     Subject to the limitations below, the Directing Certificateholder and, with respect to (a) the CC Component Mortgage Loan (so long as CC Control Appraisal Period does not exist), the CC Controlling Holder, (b) the SS Component Mortgage Loan (so long as SS Control Appraisal Period does not exist), the SS Controlling Holder, and (c) the UH Component Mortgage Loan (so long as UH Control Appraisal Period does not exist), the UH Controlling Holder, is entitled to advise the Special Servicer and Master Servicer with respect to the following actions (the "Special Actions"). Neither the Special Servicer nor the Master Servicer, as applicable, will be permitted to take any of the following actions without complying with the Approval Provisions (as defined below) (provided that if such response has not been received within such time period by the Special Servicer or the Master Servicer, as applicable, then the required party's approval will be deemed to have been given):

          (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

          (ii) any modification or waiver of a term of a mortgage loan;

          (iii) any proposed or actual sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under "Description of the Certificates--Termination; Retirement of Certificates" or pursuant to a Purchase Option as described below under "--Defaulted Mortgage Loans; Purchase Option" in this prospectus supplement);

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

          (v) any acceptance of substitute or additional collateral for a mortgage loan unless the lender is required to accept such collateral by the underlying loan documents;

          (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause (subject to certain exceptions set forth in the Pooling Agreement);

          (vii) any acceptance or approval of acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan (subject to certain exceptions set forth in the Pooling Agreement);

          (viii) any acceptance of any discounted payoffs;

          (ix) any release of earnout reserve funds;

          (x) the release of any letters of credit that the lender is not required to accept based on the satisfaction of specific requirements set forth in the related underlying Mortgage Loan documentation;

          (xi) any approval of a material lease (in excess of 20% of leasable space); and

          (xii) any change in property manager or franchise.

     The "Approval Provisions" mean the approvals and consents necessary in connection with a Special Action or the extension of the maturity date of a mortgage loan as described below:

          (i) with respect to any Non-Specially Serviced Mortgage Loan, the Master Servicer will be required to obtain the approval or consent of the Special Servicer in connection with a Special Action;

          (ii) with respect to (A) any Non-Partitioned Mortgage Loan that is a Non-Specially Serviced Mortgage Loan or Post CAP Loan that involves an extension of the maturity date of such mortgage loan or (B) in connection with a Special Action for any Non-Partitioned Mortgage Loan or any Post CAP Loan, the Master Servicer will be required to obtain the approval and consent of the Special Servicer and the Special Servicer will be required to obtain the approval and consent of the Directing Certificateholder;

          (iii) with respect to any Non-Partitioned Mortgage Loan or Post CAP Loan that is a Specially Serviced Mortgage Loan, the Special Servicer will be required to seek the approval and consent of the Directing Certificateholder in connection with a Special Action;

          (iv) with respect to the CC Component Mortgage Loan during any time period that a CC Control Appraisal Period does not exist, the Master Servicer, if the CC Component Mortgage Loan is a then Non-Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the Special Servicer, which consent will not be granted without the Special Servicer first obtaining the consent of the CC Controlling Holder, in connection with a Special Action;

          (v) with respect to the SS Component Mortgage Loan during any time period that a SS Control Appraisal Period does not exist, the Master Servicer, if the SS Component Mortgage Loan is a then Non-Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the Special Servicer, which consent will not be granted without the Special Servicer first obtaining the consent of the SS Controlling Holder, in connection with a Special Action;

          (vi) with respect to the UH Component Mortgage Loan during any time period that a UH Control Appraisal Period does not exist, the Master Servicer, if the UH Component Mortgage Loan is a then Non-Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the Special Servicer, which consent will not be granted without the Special Servicer first obtaining the consent of the UH Controlling Holder, in connection with a Special Action;

          (vii) with respect to the CC Component Mortgage Loan during any time period that an CC Control Appraisal Period does not exist, the Special Servicer, if the CC Component Mortgage Loan is a then Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the CC Controlling Holder in connection with a Special Action;

          (viii) with respect to the SS Component Mortgage Loan during any time period that an SS Control Appraisal Period does not exist, the Special Servicer, if the SS Component Mortgage Loan is a then Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the SS Controlling Holder in connection with a Special Action; and

          (ix) with respect to the UH Component Mortgage Loan during any time period that an UH Control Appraisal Period does not exist, the Special Servicer, if the UH Component Mortgage Loan is a then Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the UH Controlling Holder in connection with a Special Action.

     With respect to any extension or Special Action described in clause (ii) above, the Special Servicer will respond to the Master Servicer of its decision to grant or deny the Master Servicer's request for approval and consent within ten business days of its receipt of such request and all information reasonably requested by the Special Servicer as such time frame may be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, the CC Controlling Holder, the SS Controlling Holder and the UH Controlling Holder, as described below or, if the consent of the Rating Agencies may be required. If the Special Servicer so fails to respond to the Master Servicer within the time period referenced in the preceding sentence, such approval and consent will be deemed granted. In addition in connection with clause (ii), the Directing Certificateholder will respond to the Special Servicer of its decision to grant or deny the Special Servicer's request for approval and consent within ten business days of its receipt of such request. With respect to any Special Action described in clause (iii) above, the Directing Certificateholder will respond to the Special Servicer within ten business days of its receipt of such request and such request will be deemed granted if the Directing Certificateholder does not respond in such time frame. With respect to any Special Action described in clauses (iv) through (ix) above, the Directing Certificateholder, the CC Controlling Holder, the SS Controlling Holder and the UH Controlling Holder, as applicable, will respond to the Master Servicer or the Special Servicer, as applicable, within ten business days of its receipt of a request for its approval and consent, and such request will be deemed granted if the required party does not respond in such time frame.

     The Directing Certificateholder, the CC Controlling Holder, the SS Controlling Holder, the UH Controlling Holder, and the CBA B Noteholder, as applicable, may direct the Special Servicer to take, or to refrain from taking, certain actions as the Directing Certificateholder, the CC Controlling Holder, the SS Controlling Holder, the UH Controlling Holder, or the CBA B Noteholder, as applicable, may deem advisable or as to which provision is otherwise made in the Pooling Agreement; provided that no such direction and no objection contemplated above or in this paragraph may require or cause the Special Servicer or the Master Servicer, as applicable, to violate any REMIC provisions, any provision of the Pooling Agreement or applicable law, including the Special Servicer's or the Master Servicer's, as applicable, obligation to act in accordance with the Servicing Standard or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities under the Pooling Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders in which event the Special Servicer or the Master Servicer, as applicable, shall disregard any such direction or objection.

     None of the Directing Certificateholder, the CC Controlling Holder, the SS Controlling Holder or the UH Controlling Holder will have any liability whatsoever to the trust fund or any Certificateholders other than the Controlling Class Certificateholders and shall have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that with respect to Controlling Class Certificateholders, none of the Directing Certificateholder, the CC Controlling Holder, the SS Controlling Holder or the UH Controlling Holder will be protected against any liability to the Controlling Class Certificateholders which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, (i) that the Directing Certificateholder, the CC Controlling Holder, the SS Controlling Holder or the UH Controlling Holder may have special relationships and interests that conflict with those of holders of one or more classes of Certificates, (ii) that the Directing Certificateholder, the CC Controlling Holder, the SS Controlling Holder or the UH Controlling Holder may act solely in the interests of the holders of the Controlling Class, the CC Controlling Class, the SS Controlling Class or the UH Controlling Class, as applicable, (iii) that the Directing Certificateholder, the CC Controlling Holder, the SS Controlling Holder or the UH Controlling Holder does not have any duties to the holders of any class of Certificates other than the Controlling Class, the CC Controlling Class, the SS Controlling Class or the UH Controlling Class, as applicable, (iv) that the Directing Certificateholder, the CC Controlling Holder, the SS Controlling Holder or the UH Controlling Holder may take actions that favor the interests of the holders of the Controlling Class, the CC Controlling Class, the SS Controlling Class or the UH Controlling Class, as applicable, over the interests of the holders of one or more other classes of Certificates, (v) that none of the Directing Certificateholder, the CC Controlling Holder, the SS Controlling Holder or the UH Controlling Holder will have any liability whatsoever by reason of its having acted solely in the interests of the CC Controlling Class, the SS Controlling Class or the UH Controlling Class, as applicable, and (vi) that no Certificateholder may take any action whatsoever against the Directing Certificateholder, the CC Controlling Holder, the SS Controlling Holder or the UH Controlling Holder or any director, officer, employee, agent or principal of the Directing Certificateholder, the CC Controlling Holder, the SS Controlling Holder or the UH Controlling Holder for having so acted.

     At any time that there is no Directing Certificateholder, CC Controlling Holder, SS Controlling Holder, UH Controlling Holder, CBA B Noteholder, or Operating Advisor for any of them, or that any such party has not been properly identified to the Master Servicer and/or the Special Servicer, such servicer(s) will not have any duty to provide any notice to or seek the consent or approval of such party with respect to any matter.

     The Master Servicer and Special Servicer will each be required to service and administer any group of related Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized, are remediated or otherwise addressed as contemplated above.

     Set forth below is a description of certain pertinent provisions of the Pooling Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the accompanying prospectus, in particular to the section captioned "The Pooling and Servicing Agreements," for additional important information regarding the terms and conditions of the Pooling Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.


THE MASTER SERVICER

     Bank of America, N.A. will be the Master Servicer. Bank of America, N.A. will be the Master Servicer through its Capital Markets Servicing Group ("BOA-CMSG"), a division of Bank of America, N.A. BOA-CMSG's principal offices are located at NC1-026-06-01, 900 West Trade Street, Suite 650, Charlotte, North Carolina 28255. BOA-CMSG was formed in 1994 as a result of the Security Pacific National Bank and Bank of America NT&SA merger, combining term loan portfolios from bank units, affiliates and the CMBS portfolio from the Bank of America NT&SA's trust group. As a result of the merger between Bank of America NT&SA and NationsBank, N.A., BOA-CMSG was reorganized to perform warehouse and primary servicing for Bank of America N.A.'s conduit platform. As of March 31, 2004, BOA-CMSG acted as a full, master or primary servicer on approximately 3,325 loans which total approximately $20,465 billion. Bank of America, N.A. has been approved as a master servicer by S&P, Moody's and Fitch Ratings ("Fitch").

     The information set forth herein concerning the Master Servicer has been provided by the Master Servicer. Neither the Depositor nor any Underwriter or other person other than the Master Servicer makes any representation or warranty as to the accuracy or completeness of such information.


THE SPECIAL SERVICER

     Midland Loan Services, Inc. ("Midland") will be the Special Servicer under the Pooling and Servicing Agreement. Midland, a wholly owned subsidiary of PNC Bank, National Association, was incorporated under the laws of the State of Delaware in 1998. Its principle servicing offices are located at 10851 Mastin Street Building 82, Suite 700, Overland Park, Kansas 66210. As of May 31, 2004, Midland was servicing approximately 13,897 commercial and multifamily loans with an aggregate principal balance of approximately $90.7 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. With respect to those loans, approximately 8,915 of the loans, with an aggregate principal balance of approximately $63.7 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of May 31, 2004, Midland was the named special servicer in approximately 80 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $45.1 billion. With respect to such transactions as of such date, Midland was administering approximately 146 assets with an outstanding principal balance of approximately $970.4 million. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities rated by Moody's, Fitch and S&P and has received the highest rankings as a master, primary and special servicer from S&P and Fitch.

     The information set forth herein concerning the Special Servicer has been provided by the Special Servicer and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.


SUB-SERVICERS

     The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling Agreement for such delegated duties. A majority of the Mortgage Loans are currently being primary serviced by third-party servicers that are entitled to and will become Sub-Servicers of such loans on behalf of the Master Servicer. Each sub-servicing agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (each, a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer will assume such party's rights and obligations under such Sub-Servicing Agreement if the Sub-Servicer meets certain conditions set forth in the Pooling Agreement. The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

     The Trust will not be responsible for any fees owed to any Sub-Servicer retained by the Master Servicer or the Special Servicer. Each Sub-Servicer retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling Agreement. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. As mentioned above, the CC Subordinate Components, the SS Subordinate Components and the UH Subordinate Components will be serviced and administered under the Pooling Agreement as if each were one Mortgage Loan. Accordingly, the Master Servicer or the Special Servicer, as the case may be, will be entitled to receive the servicing fees and other forms of compensation as described below. The Master Servicer will be entitled to receive a Master Servicing Fee on the CC Subordinate Components, the SS Subordinate Components and the UH Subordinate Components.

     The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan, the 17 State Street Whole Loan or the CBA Whole Loan (including Specially Serviced Mortgage Loans, the 17 State Street Whole Loan, the CBA

Whole Loan and Mortgage Loans as to which the related Mortgaged Property has become an REO Property), for each calendar month commencing with July 2004 or any applicable portion thereof, will accrue at the applicable Master Servicing Fee Rate and will be computed on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Mortgage Loan, the 17 State Street Whole Loan or the CBA Whole Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Mortgage Loan, the 17 State Street Whole Loan, the CBA Whole Loan or REO Loan, as the case may be and without giving effect to any Excess Interest that may accrue on the ARD Loan on or after its Anticipated Repayment Date. The "Master Servicing Fee Rate" will range from approximately 0.0400% to 0.1100% per annum, on a loan-by-loan basis, with a weighted average Master Servicing Fee Rate of 0.0938% per annum as of the Cut-off Date. As additional servicing compensation, the Master Servicer will be entitled to retain Prepayment Interest Excesses (as described below) collected on the Mortgage Loans. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in certain government securities and other investment grade obligations specified in the Pooling Agreement ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement, except to the extent such losses are incurred solely as the result of the insolvency of the federal or state chartered depository institution or trust company that holds such investment accounts, so long as such depository institution or trust company satisfied the qualifications set forth in the Pooling Agreement in the definition of "eligible account" at the time such investment was made.

     If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Master Servicing Fees and any Excess Interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess". Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Master Servicing Fees) on such prepayment will constitute a "Prepayment Interest Shortfall". Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating Interest Payment") in an amount equal to the sum of (i) the aggregate amount of Balloon Payment Interest Shortfalls, if any, incurred in connection with Balloon Payments received in respect of the Mortgage Loans during the most recently ended Collection Period, plus (ii) the lesser of (A) the aggregate amount of Prepayment Interest Shortfalls, if any, incurred in connection with principal prepayments received in respect of the Mortgage Loan during the most recently ended Collection Period, and (B) the aggregate of (1) that portion of its Master Servicing Fees for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at 0.02% per annum, and
(2) all Prepayment Interest Excesses received in respect of the Mortgage Loans during the most recently ended Collection Period, plus (iii) in the event that any principal prepayment was received on the last business day of the second most recently ended Collection Period, but for any reason was not included as part of the Master Servicer Remittance Amount for the preceding Master Servicer Remittance Date (other than because of application of the subject principal prepayment for another purpose), the total of all interest and other income accrued or earned on the amount of such principal prepayment while it is on deposit with the Master Servicer, provided, however, that if a Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related Borrower to deviate from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) on a Specially Serviced Mortgage Loan, (w) a payment of insurance proceeds or condemnation proceeds, (x) a payment subsequent to a default under the related Mortgage loan documents (provided the Master Servicer reasonably believes that acceptance of such payment is consistent with the Servicing Standard and has obtained the consent of the Special Servicer), (y) pursuant to applicable law or a court order, or (z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the subject Collection Period, the amount in clause (ii) above shall be the aggregate of
(A) all Master Servicing Fees for such Collection Period and (B) all Prepayment Interest Excesses and, to the extent earned on principal prepayments, Net Investment Earnings received by the Master Servicer during such Collection Period; and provided, further, that the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls shall not be cumulative.



     A "Balloon Payment Interest Shortfall" is, with respect to any Balloon Loan with a Maturity Date that occurs after, or that provides for a grace period for its Balloon Payment that runs past, the Determination Date in any calendar month, and as to which the Balloon Payment is actually received after the Determination Date in such calendar month (but no later than its Maturity Date or, if there is an applicable grace period, beyond the end of such grace period), the amount of interest, to the extent not collected from the related Determination Date, that would have accrued on the principal portion of such Balloon Payment during the period from the related Maturity Date to, but not including, the first day of the calendar month following the month of maturity (less the amount of related Master Servicing Fees that would have been payable from that uncollected interest and, if applicable, exclusive of any portion of that uncollected interest that would have been Default Interest). In no event will the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls be cumulative.


     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Special Servicing Fee" for any particular calendar month or applicable portion thereof will accrue with respect to each Specially Serviced Mortgage Loan (including, if applicable, the 17 State Street Note B and the CBA B Note) and each Mortgage Loan, the CBA Whole Loan and the 17 State Street Whole Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal to 0.25% (25 basis points) per annum (the "Special Servicing Fee Rate"), on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Specially Serviced Mortgage Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Specially Serviced Mortgage Loan or REO Loan, as the case may be and without giving effect to any Excess Interest that may accrue on the ARD Loan on or after its Anticipated Repayment Date. All such Special Servicing Fees will be payable monthly from general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account (or in the case of the CBA B Note, the related custodial account) from time to time. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan (including if applicable, the 17 State Street Note B and the CBA B Note), the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% (100 basis points) to, each collection of interest (other than Default Interest (as defined below) and Excess Interest) and principal (including scheduled payments, prepayments, Balloon Payments, Liquidation Proceeds (other than in connection with Liquidation Proceeds paid by the Master Servicer, the Special Servicer a Class CC Certificateholder, a Class SS Certificateholder, a Class UH Certificateholder or the holder or holders of Certificates evidencing a majority interest in such Controlling Class) and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated, resigns or is replaced, it shall retain the right to receive any and all Workout Fees payable with respect to (i) any Mortgage Loans serviced by it that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of

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such termination or resignation and (ii) (other than if it was terminated for cause in which case only the preceding clause (i) shall apply) any Specially Serviced Mortgage Loans for which the Special Servicer has resolved all of the circumstances and/or conditions causing any such Mortgage Loan to be a Specially Serviced Mortgage Loan but which had not as of the time the Special Servicer was terminated become a Corrected Mortgage Loan solely because the related mortgagor had not made three consecutive timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the related mortgagor making such three consecutive timely monthly payments (and the successor to the Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff or unscheduled or partial payments in lieu thereof with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds. As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% (100 basis points) to, the related payment or proceeds (other than any portion thereof that represents accrued but unpaid Default Interest or Excess Interest). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any Mortgage Loan by the Mortgage Loan Seller, for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase occurs within the time frame set forth in the Pooling Agreement, (ii) the purchase of any Specially Serviced Mortgage Loan by the Master Servicer, the Special Servicer, any holder or holders of Certificates evidencing a majority interest in the Controlling Class, the CC Controlling Holder, the SS Controlling Holder, the UH Controlling Holder or any mezzanine lender which purchase occurs not later than 90 days following the Special Servicer's determination of fair value, as discussed below in "--Defaulted Mortgage Loans; Purchase Option", or (iii) the purchase of all of the Mortgage Loans and REO Properties by the Master Servicer, the Special Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust. The Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing compensation, the Master Servicer and the Special Servicer, as set forth in the Pooling Agreement, generally will be entitled to retain all assumption and modification fees, charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Mortgage Loans (and, accordingly, such amounts will not be available for distribution to Certificateholders). In addition, the Master Servicer as to Non-Specially Serviced Mortgage Loans and the Special Servicer as to Specially Serviced Mortgage Loans will also be entitled to retain as additional servicing compensation "Default Interest" (that is, interest (other than Excess Interest) in excess of interest at the related Mortgage Rate accrued as a result of a default) and late payment charges (late payment charges and Default Interest are referred to in this prospectus supplement as "Default Charges") only after such Default Charges has been applied: (1) to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, any unpaid interest on advances made by that party with respect to any REO Loan or Mortgage Loan in the Mortgage Pool, (2) to reimburse the Trust Fund for any interest on advances that were made with respect to any Mortgage Loan, since the Delivery Date during the 12-month period preceding receipt of such Default Charges, which interest was paid to the Master Servicer, the Special Servicer or the Trustee, as applicable, from a source of funds other than Default Charges collected on the Mortgage Pool, (3) to reimburse the Special Servicer for Servicing Advances made for the cost of inspection on a Specially Serviced Mortgage Loan and (4) to pay, or to reimburse the Trust Fund for, any other Additional

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Trust Fund Expenses incurred with respect to any Mortgage Loan during the
12-month period preceding receipt of such Default Charges, which expense if paid from a source of funds other than Default Charges collected on the Mortgage Pool, is or will be an Additional Trust Fund Expense. Any Default Charges remaining after the application described in the immediately preceding clause (1) through (4) will be allocated as Additional Servicing Compensation between the Master Servicer and the Special Servicer as set forth in the Pooling Agreement. The Master Servicer (except to the extent the Sub-Servicers are entitled thereto pursuant to the applicable Sub-Servicing Agreement) (or, with respect to accounts held by the Special Servicer, the Special Servicer) shall be entitled to receive all amounts collected for checks returned for insufficient funds with respect to the Mortgage Loans as additional servicing compensation. In addition, collections on a Mortgage Loan are to be applied to interest (at the related Mortgage Rate) and principal then due and owing prior to being applied to Default Charges. The Master Servicer (or if applicable a Sub-Servicer) may grant a one time waiver of Default Charges in connection with a late payment by a borrower provided that for any waiver thereafter with respect to any loan that is 30 days or more past due and with respect to which Advances, Advance Interest or Additional Trust Fund Expenses (including any Additional Trust Fund Expense previously reimbursed or paid by the Trust Fund, but not so reimbursed by the related mortgagor or other party from Insurance Proceeds, Condemnation Proceeds or otherwise) that have been incurred and are outstanding, the Master Servicer must seek the consent of the Directing Certificateholder. Some or all of the items referred to in the prior paragraphs that are collected in respect of the 17 State Street Note B and/or the CBA B Note may also be paid to, and allocated between, the Master Servicer and the Special Servicer, as additional compensation, as provided in the Pooling Agreement.


     The Master Servicer and the Special Servicer will, in general, each be required to pay its expenses incurred by it in connection with its servicing activities under the Pooling Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling Agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or Special Servicer in connection with the servicing of a Mortgage Loan, the 17 State Street Whole Loan, or the CBA Whole Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases (subject to recoverability), will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan, the 17 State Street Whole Loan, or the CBA Whole Loan or REO Property ("Related Proceeds"). Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof). The Special Servicer will be required to direct the Master Servicer to make Servicing Advances (which include certain Servicing Advances that must be made within five business days in order to avoid a material adverse consequence to the Trust Fund (any such Advance, an "Emergency Advance")); provided that the Special Servicer may, at its option, make such Servicing Advance itself (including Emergency Advances). The Special Servicer is, however, obligated to make any Servicing Advance with respect to Specially Serviced Mortgage Loans and REO Properties which it fails to timely request the Master Servicer to make. The Special Servicer may no more than once per calendar month require the Master Servicer to reimburse it for any Servicing Advance (including an Emergency Advance) made by the Special Servicer (after reimbursement, such Servicing Advance will be deemed to have been made by the Master Servicer) to the extent such Servicing Advance is not a Nonrecoverable Advance. The Special Servicer will be relieved of any obligations with respect to a Servicing Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer makes that Advance).

     If the Master Servicer or the Special Servicer is required under the Pooling Agreement to make a Servicing Advance, but neither does so within 10 days after such Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the Master Servicer or Special Servicer, as the case may be, notice of such failure and, if such failure continues for three more business days, the Trustee will be required to make such Servicing Advance.

     The Master Servicer, the Special Servicer and the Trustee will be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable judgment of the Master Servicer, the Special Servicer or the Trustee, as the case may be, ultimately recoverable from Related Proceeds (any Servicing Advance not so recoverable, a "Nonrecoverable Servicing Advance"). The Trustee will be permitted to rely on any nonrecoverability determination made by the Master Servicer or the Special Servicer.

     The foregoing paragraph notwithstanding, the Master Servicer may, including at the direction of the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved, pay directly out of the Certificate Account (or, if the 17 State Street Whole Loan or the CBA Whole Loan is involved, out of the related Custodial Account) any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders and, if the 17 State Street Whole Loan is involved, the 17 State Street B Noteholder, and, if the CBA Whole Loan is involved, the CBA B Noteholder (as a collective whole), as evidenced by an officer's certificate delivered promptly to the Trustee, the Depositor and the Rating Agencies, setting forth the basis for such determination and accompanied by any supporting information the Master Servicer or the Special Servicer may have obtained.

     As and to the extent described herein, the Master Servicer, the Special Servicer and the Trustee are each entitled to receive interest at the Reimbursement Rate (compounded monthly) on Servicing Advances made thereby. See "The Pooling and Servicing Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the accompanying prospectus and "Description of the Certificates--P&I Advances" in this prospectus supplement.


EVIDENCE AS TO COMPLIANCE

     On or before April 30 of each year, beginning April 30, 2005 (or, as to any such year, such earlier date as is contemplated by the Pooling Agreement), each of the Master Servicer and the Special Servicer, at its expense, shall cause a firm of independent public accountants (which may also render other Services to the Master Servicer or the Special Servicer, as the case may be) and that is a member of the American Institute of Certified Public Accountants, to furnish a statement to the Depositor and the Trustee to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer and the Special Servicer, as the case may be, which includes an assertion that the Master Servicer and the Special Servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in the Uniform Single Association Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers.

     The Pooling Agreement also requires that, on or before a specified date in each year, commencing in 2005, each of the Master Servicer and the Special Servicer deliver to the Trustee a statement signed by one or more officers thereof to the effect that the Master Servicer or Special Servicer, as the case may be, has fulfilled its material obligations under the Pooling Agreement in all material respects throughout the preceding calendar year or the portion thereof during which the Certificates were outstanding.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The Master Servicer (as to Mortgage Loans, the 17 State Street Whole Loan or the CBA Whole Loan which are not Specially Serviced Mortgage Loans (each a "Non-Specially Serviced Mortgage Loan")) (subject to obtaining the consent of the Special Servicer, the CC Controlling Holder, the SS Controlling Holder, the UH Controlling Holder, as applicable) and the Special Servicer (as to Specially Serviced Mortgage Loans subject to the requirements regarding the resolution of Defaulted Mortgage Loans described below under "--Defaulted Mortgage Loans; Purchase Option" in this prospectus supplement) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee, subject, however, to the rights of consent provided to the Directing Certificateholder, the CC Controlling Holder, the SS Controlling Holder, the UH Controlling Holder, any mezzanine lender, or the CBA B Noteholder, as applicable, and to each of the following limitations, conditions and restrictions:

          (i) with limited exception (including as described below with respect to Excess Interest) the Master Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced acts with respect to, any Mortgage Loan or the CBA Whole Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Mortgage Loan, the 17 State Street Whole Loan or the CBA Whole Loan or affect the security for such Mortgage Loan, the 17 State Street Whole Loan or the CBA Whole Loan, unless the Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer shall promptly provide the Special Servicer with notice of any borrower request for such modification, waiver or amendment, the Master Servicer's recommendations and analysis, and with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant any such consent, each of which shall be provided reasonably promptly in accordance with the Servicing Standard, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly responded to within 10 business days of the Special Servicer's receipt from the Master Servicer of the Master Servicer's recommendations and analysis and all information reasonably requested thereby as such time frame may be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, the CC Controlling Holder, the SS Controlling Holder, the UH Controlling Holder, or the Rating Agencies, as the case may be in order to make an informed decision (or, if the Special Servicer did not request any information, within ten business days from such notice), such consent shall be deemed to have been granted);

          (ii) the Master Servicer may (with the consent of the Directing Certificateholder) extend the maturity date of any Mortgage Loan (including the 17 State Street Whole Loan and the CBA Whole Loan, if applicable) having a term of five years or less for up to 6 months (but no more than two such extensions by the Master Servicer shall occur);

          (iii) with limited exception the Special Servicer may not agree to (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's agreeing to) any modification, waiver or amendment of any term of, or take (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's taking) any of the other above referenced actions with respect to, any Mortgage Loan, the 17 State Street Whole Loan or the CBA Whole Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable judgment of the Special Servicer would materially impair the security for such Mortgage Loan, the 17 State Street Whole Loan or the CBA Whole Loan, unless a material default on such Mortgage Loan, the 17 State Street Whole Loan or the CBA Whole Loan has occurred or, in the reasonable judgment of the Special Servicer, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders and, if the 17 State Street Whole Loan is involved, the 17 State Street B Noteholder, and, if the CBA Whole Loan is involved, the CBA B Noteholder, on a net present value basis than would liquidation as certified to the Trustee in an officer's certificate;

          (iv) the Special Servicer shall not extend (or in the case of a Non-Specially Serviced Mortgage Loan, the 17 State Street Whole Loan or the CBA Whole Loan, consent to the Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan beyond the earliest of (A) two years prior to the Rated Final Distribution Date or with respect to the CC Component Mortgage Loan, the SS Component Mortgage Loan and the UH Component Mortgage Loan, the related date set forth in the Pooling Agreement, and (B) if such Mortgage Loan, the 17 State Street Whole Loan or the CBA Whole Loan is secured by a Mortgage solely or primarily on the related mortgagor's leasehold interest in the related Mortgaged Property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, 10 years) prior to the end of the then current term of the related ground lease (plus any unilateral options to extend);

          (v) neither the Master Servicer nor the Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would result in an adverse REMIC event with respect to the Component Mortgage Loan REMIC, REMIC I or REMIC II;

          (vi) subject to applicable law, the related Mortgage Loan documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer shall permit any modification, waiver or amendment of any term of any Mortgage Loan or the CBA Whole Loan unless all related fees and expenses are paid by the related borrower;

          (vii) except for substitutions contemplated by the terms of the Mortgage Loans, the 17 State Street Whole Loan or the CBA Whole Loan, the Special Servicer shall not permit (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's permitting) any borrower to add or substitute real estate collateral for its Mortgage Loan, the 17 State Street Whole Loan or the CBA Whole Loan unless the Special Servicer shall have first determined in its reasonable judgment, based upon a Phase I environmental assessment (and any additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations;

          (viii) with limited exceptions, including a permitted defeasance as described above under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans-- Defeasance" in this prospectus supplement and specific releases contemplated by the terms of the mortgage loans in effect on the Delivery Date, the Special Servicer shall not permit the release (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's releasing), including in connection with a substitution contemplated by clause (vi) above, any collateral securing a performing Mortgage Loan; except where a Mortgage Loan (or, in the case of a group of Cross-Collateralized Mortgage Loans, where such entire group of Cross-Collateralized Mortgage Loans) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the reasonable judgment of the Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan, the 17 State Street Whole Loan or the CBA Whole Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer's reasonable judgment, adequate security for the remaining Mortgage Loan, the 17 State Street Whole Loan or the CBA Whole Loan and (C) such release would not, in and of itself, result in an adverse rating event with respect to any Class of Offered Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that the limitations, conditions and restrictions set forth in clauses
(i) through (viii) above shall not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Mortgage Loan, the 17 State Street Whole Loan or the CBA Whole Loan that either occurs automatically, or results from the exercise of a unilateral option by the related mortgagor within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan, the 17 State Street Whole Loan or the CBA Whole Loan in effect on the Delivery Date (or, in the case of a replacement Mortgage Loan, on the related date of substitution); and provided, further, that, notwithstanding clauses (i) through (viii) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a mortgagor if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and provided, further, that, notwithstanding clause (viii) above, neither the Master Servicer nor the Special Servicer shall be required to obtain any confirmation of the Certificate ratings from the Rating Agencies in order to grant easements that do not materially affect the use or value of a Mortgaged Property or the mortgagor's ability to make any payments with respect to the related Mortgage Loan.

     With respect to the ARD Loan, the Master Servicer will be permitted to waive all or any accrued Excess Interest if, prior to the related maturity date, the related borrower has requested the right to prepay such Mortgage Loan in full together with all other payments required by such Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the Master Servicer's determination to waive the right to such Excess Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver will not be effective until such prepayment is tendered. The Master Servicer will have no liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria. Notwithstanding the foregoing, pursuant to the Pooling Agreement, the Master Servicer will be required to seek the consent of the Directing Certificateholder prior to waiving any Excess Interest. The Directing Certificateholder's consent to a waiver request will be deemed granted if the Directing Certificateholder fails to respond to such request within ten business days of its receipt of such request. Except as permitted by clauses (i) through (viii) of the preceding paragraph, the Special Servicer will have no right to waive the payment or Excess Interest.

     Any modification, extension, waiver or amendment of the payment terms of the CBA Whole Loan or the 17 State Street Whole Loan, as applicable, will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the Trust as holder of the CBA Mortgage Loan or the 17 State Street Whole Loan, as applicable, nor the CBA B Noteholder or the 17 State Street B Noteholder, as applicable, gains a priority over the other such holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

     Further, to the extent consistent with the Servicing Standard, taking into account the subordinate position of the 17 State Street Note B or CBA B Note:

          (i) no waiver, reduction or deferral of any amounts due on the SS Component Mortgage Loan or CBA Mortgage Loan, as applicable, will be permitted to be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the 17 State Street Note B or CBA B Note, as applicable, and

          (ii) no reduction of the mortgage interest rate of the SS Component Mortgage Loan or the CBA Mortgage Loan, as applicable, will be permitted to be effected prior to the reduction of the mortgage interest rate of 17 State Street Note B or the CBA B Note, as applicable, to the maximum extent possible.

     The Master Servicer will not be required to seek the consent of any Certificateholder or the Special Servicer in order to approve certain minor or routine modifications, waivers or amendments of the

Mortgage Loans, the 17 State Street Whole Loan or the CBA Whole Loan, including waivers of minor covenant defaults, releases of non-material parcels of a Mortgaged Property, grants of easements that do not materially affect the use or value of a Mortgaged Property or a borrower's ability to make any payments with respect to the related Mortgage Loan and other routine approvals including the granting of subordination, non-disturbance and attornment agreements and leasing consents, typically performed by a master servicer on a routine basis; provided that any such modification, waiver or amendment may not affect a payment term of the Certificates, constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) or otherwise have an adverse REMIC effect, be inconsistent with the Servicing Standard, or violate the terms, provisions or limitations of the Pooling Agreement or related Intercreditor Agreement.

DEFAULTED MORTGAGE LOANS; PURCHASE OPTION

     Within 30 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer will be required to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, or new information, in accordance with the Servicing Standard. A "Defaulted Mortgage Loan" is a Mortgage Loan (i) that is delinquent 60 days or more in respect to a Monthly Payment (not including the Balloon Payment) or (ii) is more than 60 days delinquent in respect of its Balloon Payment unless (w) the related borrower is actively seeking a refinancing commitment, (x) the related borrower continues to make payments in the amount of its Monthly Payment, (y) the Directing Certificateholder consents, and (z) the related borrower has delivered to the Master Servicer, on or before the 60th day after the Due Date of such Balloon Payment, a refinancing commitment reasonably acceptable to the Master Servicer, for such longer period, not to exceed 120 days beyond the Due Date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

     In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, any majority Certificateholder of the Controlling Class or the Special Servicer will each have an assignable option (such option will only be assignable after such option arises) (a "Purchase Option") to purchase the Defaulted Mortgage Loan, subject to the purchase rights of the the CC Controlling Holder, in the case of the CC Component Mortgage Loan, the SS Controlling Holder, in the case of the SS Component Mortgage Loan, the UH Controlling Holder, in the case of the UH Component Mortgage Loan, the 17 State Street B Noteholder, in the case of the 17 State Street Whole Loan, and the CBA B Noteholder, in the case of the CBA Whole Loan, from the Trust Fund at a price (the "Option Price") generally equal to (i) the unpaid principal balance of the Defaulted Mortgage Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Advances (and interest on Advances), and all accrued Master Servicing Fees, Special Servicing Fees, Trustee Fees and Additional Trust Fund Expenses allocable to such Defaulted Mortgage Loan whether paid or unpaid, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Special Servicer will, from time to time, but not less often than every ninety
(90) days, adjust its fair value determination based upon changed circumstances, new information, and other relevant factors, in each instance in accordance with the Servicing Standard. The majority Certificateholder of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling Agreement, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related mortgagor's cure of all related defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the majority Certificateholder of the Controlling Class, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, then the determination of whether the Option Price represents a fair value of the Defaulted Mortgage Loan will be made in the manner set forth in the Pooling Agreement.

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Directing Certificateholder, shall use its reasonable efforts to sell any REO Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling Agreement to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an REO Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

     The Special Servicer shall give the Directing Certificateholder, the Master Servicer and the Trustee not less than 10 days' prior written notice of its intention to sell any such REO Property, and shall sell the REO Property to the highest offeror (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that the Master Servicer, Special Servicer, holder (or holders) of Certificates evidencing a majority interest in the Controlling Class, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling Agreement; and provided, further that if the Special Servicer intends to make an offer on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee or an agent on its behalf shall promptly obtain, at the expense of the Trust an appraisal of such REO Property and (iii) the Special Servicer shall not offer less than (x) the fair market value set forth in such appraisal or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses and unreimbursed Advances and interest on Advances.

     Subject to the REMIC provisions, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the Trust other than customary representations and warranties of title, condition and authority (if liability for breach thereof is limited to recourse against the Trust). Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust and the Certificateholders for failure to perform its duties in accordance herewith. None of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling Agreement.


REO PROPERTIES

     In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as REO Property to be operated and managed in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. The Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property". Generally, net income from foreclosure property means income which does not qualify as "rents from real property" within the meaning of Code
Section 856(c)(3)(A) and Treasury regulations thereunder or as income from the sale of such REO Property. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, would not constitute "rents from real property," or that all of such income would fail to so qualify if a separate charge is not stated for such non-customary services or such services are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by the Component Mortgage Loan REMIC or REMIC I, such as a hotel or self-storage facility, will not constitute "rents from real property." Any of the foregoing types of income instead constitute "net income from foreclosure property," which would be taxable to such REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus.


INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     Commencing in 2005, the Master Servicer is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than REO Properties and Mortgaged Properties securing Specially Serviced Mortgage Loans) at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $4,000,000, at least once every year) (or an entity employed by the Master Servicer for such purpose). In addition, the Special Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan is transferred thereto and will be required to perform a yearly physical inspection of each such Mortgaged Property so long as the related Mortgage Loan, the 17 State Street Whole Loan or the CBA Whole Loan is a Specially Serviced Mortgage Loan. The Special Servicer will be entitled to receive reimbursement for such expense as a Servicing Advance payable, first from Default Charges from the related Mortgage Loan and then from general collections. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

     With respect to each Mortgage Loan, the 17 State Street Whole Loan or the CBA Whole Loan that requires the borrower to deliver quarterly, annual or other periodic operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.


TERMINATION OF THE SPECIAL SERVICER


     The holder or holders of Certificates evidencing a majority interest in the Controlling Class may at any time replace any Special Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. The designated replacement shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling Agreement, the then-current rating or ratings of one or more Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling Agreement, that the designated replacement will be bound by the terms of the Pooling Agreement and that the Pooling Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated replacement's becoming the Special Servicer under the Pooling Agreement.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     The Depositor will issue its Commercial Mortgage Pass-Through Certificates, Series 2004-3, on July 14, 2004 (the "Delivery Date") pursuant to a Pooling and Servicing Agreement, dated as of July 1, 2004, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator (the "Pooling Agreement").

     The Offered Certificates, together with the Private Certificates, will represent in the aggregate the entire beneficial interest in a trust (the "Trust"), the assets of which (such assets collectively, the "Trust Fund") include: (i) the Mortgage Loans (including the CC Subordinate Components, the SS Subordinate Components and the UH Subordinate Components) and all payments thereunder and proceeds thereof due or received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date); (ii) any REO Properties; (iii) such funds or assets as from time to time are deposited in the Certificate Account and the Interest Reserve Account and (iv) the Excess Liquidation Proceeds Reserve Account (see "The Pooling and Servicing Agreements--Certificate Account" in the accompanying prospectus).

     The Certificates will consist of 42 classes to be designated as: (i) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the Class A-1A Certificates (collectively, the "Class A Certificates" and together with the Class X Certificates, the "Senior Certificates"); (ii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates and the Class P Certificates (collectively with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class X Certificates (collectively with the Sequential Pay Certificates, the "REMIC II Certificates"); (iv) the Class CC-A, Class CC-B, Class CC-C, Class CC-D, Class CC-E and Class CC-F Certificates (collectively, the "Class CC Certificates");
(v) the Class SS-A, Class SS-B, Class SS-C and Class SS-D Certificates (collectively, the "Class SS Certificates"); (vi) the Class UH-A, Class UH-B, Class UH-C, Class UH-D, Class UH-E, Class UH-F, Class UH-G, Class UH-H and Class UH-J Certificates (collectively, the "Class UH Certificates"); and (vii) the Class R-I Certificates and the Class R-II Certificates, (the Class R-I and Class R-II Certificates collectively, the "REMIC Residual Certificates"). Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. Each Class of Certificates is sometimes referred to in this prospectus supplement as a "Class".

     The Class A-1A, Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class CC, Class SS, Class UH, and the REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act and are not offered hereby. Accordingly, to the extent this prospectus supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.


REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, $10,000 actual principal amount and in any whole dollar denomination in excess thereof; and (ii) in the case of the other Offered Certificates, $100,000 actual principal amount and in any whole dollar denomination in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the accompanying prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (its "Participants"), and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the accompanying prospectus.

     The Trustee will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates, and of transfers and exchanges of the Offered Certificates.


CERTIFICATE BALANCES AND NOTIONAL AMOUNT

     On the Delivery Date (assuming receipt of all scheduled payments through the Delivery Date and assuming there are no prepayments other than those actually received prior to the Delivery Date), the respective classes of Certificates described below will have the following characteristics as described in the immediately below table (in each case, subject to a variance of plus or minus 10%):


                                                    APPROXIMATE
                              CERTIFICATE          PERCENTAGE OF     APPROXIMATE
                               BALANCE OR               POOL           CREDIT
        CLASS               NOTIONAL AMOUNT           BALANCE          SUPPORT
---------------------   -----------------------   ---------------   ------------
  A-1 ...............        $   23,000,000             1.991%          14.250%
  A-2 ...............        $   34,000,000             2.943%          14.250%
  A-3 ...............        $  125,000,000            10.821%          14.250%
  A-4 ...............        $  110,000,000             9.522%          14.250%
  A-5 ...............        $  414,397,485            35.873%          14.250%
  B .................        $   28,879,200             2.500%          11.750%
  C .................        $   11,551,680             1.000%          10.750%
  D .................        $   24,547,319             2.125%           8.625%
  E .................        $   11,551,680             1.000%           7.625%
  A-1A ..............        $  284,159,066            24.599%          14.250%
  F .................        $   15,883,560             1.375%           6.250%
  G .................        $   11,551,680             1.000%           5.250%
  H .................        $   15,883,560             1.375%           3.875%
  J .................        $    4,331,880             0.375%           3.500%
  K .................        $    5,775,840             0.500%           3.000%
  L .................        $    5,775,840             0.500%           2.500%
  M .................        $    4,331,880             0.375%           2.125%
  N .................        $    2,887,920             0.250%           1.875%
  O .................        $    2,887,920             0.250%           1.625%
  P .................        $   18,771,480             1.625%           0.000%
  X .................        $1,155,167,990(1)          N/A             N/A

----------------
(1)   Notional Amount.

     The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time will be the then aggregate stated principal amount thereof. On each Distribution Date, the Certificate Balance of each Class of Sequential Pay Certificates will be reduced by any distributions of principal actually made on such Class on such Distribution Date, and will be further reduced by any Realized

Losses and certain Additional Trust Fund Expenses allocated to such Class on such Distribution Date. See "--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" below.


     The Class X Certificates will not have a Certificate Balance. For purposes of calculating the amount of accrued interest, however, the Class X Certificates will have a notional amount (a "Notional Amount").


     The Notional Amount of the Class X Certificates will equal the aggregate Certificate Balances of the Sequential Pay Certificates outstanding from time to time. The total initial Notional Amount of the Class X Certificates will be approximately $1,155,167,990, although it may be as much as 10% larger or smaller.


     The REMIC Residual Certificates will not have a Certificate Balance or a Notional Amount.


     A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance is reduced to zero; provided, however, that, under very limited circumstances, reimbursement of any previously allocated Realized Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.


     For purposes of calculating the allocation of collections on the CC Component Mortgage Loan between the CC Senior Component, on the one hand, and the CC Subordinate Components on the other hand, the CC Senior Component will be deemed to have a principal balance (the "CC Senior Balance") and each CC Subordinate Component will be deemed to have a principal balance (each, a "CC Subordinate Balance") equal to the amounts described under "Description of the Mortgage Pool--CC Component Mortgage Loan". The CC Senior Component will accrue interest during each interest accrual period on the amount of the CC Senior Balance thereof outstanding immediately prior to the related Distribution Date at a per annum rate equal to approximately 5.23172577464479% as of the commencement of such interest accrual period. The CC Subordinate Components will accrue interest during each interest accrual period on the amount of the related CC Subordinate Balances thereof outstanding immediately prior to the related Distribution Date at a per annum rate equal to the Pass-Through Rate in effect for the related Class of Class CC Certificates as of the commencement of such interest accrual period. The CC Senior Balance will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "Description of the Certificates -- Distributions -- Class CC Certificates and the CC Component Mortgage Loan," and the CC Subordinate Balances will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "Description of the Certificates -- Distributions -- Class CC Certificates and the CC Component Mortgage Loan."


     For purposes of calculating the allocation of collections on the SS Component Mortgage Loan between the SS Senior Component, on the one hand, and the SS Subordinate Components on the other hand, the SS Senior Component will be deemed to have a principal balance (the "SS Senior Balance") and each SS Subordinate Component will be deemed to have a principal balance (each, a "SS Subordinate Balance") equal to the amounts described under "Description of the Mortgage Pool -- SS Component Mortgage Loan". The SS Senior Component will accrue interest during each interest accrual period on the amount of the SS Senior Balance thereof outstanding immediately prior to the related Distribution Date at a per annum rate equal to approximately 5.24724493342123% as of the commencement of such interest accrual period. The SS Subordinate Components will accrue interest during each interest accrual period on the amount of the related SS Subordinate Balances thereof outstanding immediately prior to the related Distribution Date at a per annum rate equal to the Pass-Through Rate in effect for the related Class of Class SS Certificates as of the commencement of such interest accrual period. The SS Senior Balance will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "Description of the Certificates -- Distributions -- Class SS Certificates and the SS Component Mortgage Loan," and the SS Subordinate Balances will be reduced on each

Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "Description of the Certificates -- Distributions -- Class SS Certificates and the SS Component Mortgage Loan."

     For purposes of calculating the allocation of collections on the UH Component Mortgage Loan between the UH Senior Component, on the one hand, and the UH Subordinate Components on the other hand, the UH Senior Component will be deemed to have a principal balance (the "UH Senior Balance") and each UH Subordinate Component will be deemed to have a principal balance (each, a "UH Subordinate Balance") equal to the amounts described under "Description of the Mortgage Pool -- UH Component Mortgage Loan". The UH Senior Component will accrue interest during each interest accrual period on the amount of the UH Senior Balance thereof outstanding immediately prior to the related Distribution Date at a per annum rate equal to approximately 6.84458095976106% as of the commencement of such interest accrual period. The UH Subordinate Components will accrue interest during each interest accrual period on the amount of the related UH Subordinate Balances thereof outstanding immediately prior to the related Distribution Date at a per annum rate equal to the Pass-Through Rate in effect for the related Class of Class UH Certificates as of the commencement of such interest accrual period. The UH Senior Balance will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "Description of the Certificates -- Distributions -- Class UH Certificates and the UH Component Mortgage Loan," and the UH Subordinate Balances will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "Description of the Certificates -- Distributions -- Class UH Certificates and the UH Component Mortgage Loan."


PASS-THROUGH RATES

     The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates on any Distribution Date will be the Pass-Through Rates indicated on the cover page of this prospectus supplement.

     The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately 0.31064% per annum. The Pass-Through Rate applicable to the Class X Certificates for any interest accrual period subsequent to the initial Distribution Date will, in general, equal the excess, if any, of (1) the Weighted Average Net Mortgage Rate, over
(2) the weighted average of the Pass-Through Rates applicable to all the classes of Sequential Pay Certificates.

     The approximate initial Pass-Through Rates for the Class A-5 Certificates is a per annum rate equal to 5.4836%. For any subsequent date, the Class A-5 Certificates will accrue interest at the Weighted Average Net Mortgage Rate less 0.055%.

     The approximate initial Pass-Through Rate for each of the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates is a per annum rate equal to 5.5386%. For any subsequent date, the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will accrue interest at the Weighted Average Net Mortgage Rate.

     The Pass-Through Rate for the Class A-1A, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will accrue interest at a fixed per annum rate equal to 5.2070%, 5.1020%, 5.1020%, 5.1020%, 5.1020%, 5.1020%,
5.1020% and 5.1020%, respectively, subject to a cap at the Weighted Average Net Mortage Rate.

     The Pass-Through Rates for the Class CC, Class SS and Class UH Certificates will be set forth in the Pooling Agreement.

     The Class P Certificates and only the Class P Certificates will be entitled to receive distributions in respect of Excess Interest.

     "Weighted Average Net Mortgage Rate" for any Distribution Date means the weighted average of the Net Mortgage Rates for all the Mortgage Loans (excluding the interest rates and principal balances of the CC Subordinate Components, the SS Subordinate Components and the UH Subordinate Components) immediately following the preceding Distribution Date (weighted on the basis of their respective Stated Principal Balances (as defined in this prospectus supplement) (excluding the principal balances of the CC Subordinate Components, the SS Subordinate Components and the UH Subordinate Components) immediately following the preceding Distribution Date).


     The "Net Mortgage Rate" with respect to any Mortgage Loan (or, in the case of the CC Component Mortgage Loan, the SS Component Mortgage Loan, and the UH Component Mortgage Loan, the related Senior Component) is, in general, a per annum rate equal to the related Mortgage Rate minus the Administrative Fee Rate, with respect to the CC Senior Component, approximately 5.180% per annum, with respect to the SS Senior Component, approximately 5.195% per annum, and with respect to the UH Senior Component, approximately 6.733% per annum, minus the Administrative Fee Rate; provided, however, that for purposes of calculating the Pass-Through Rate for each Class of REMIC II Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Delivery Date; and provided, further, however, that if any Mortgage Loan or Senior Component does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC II Certificates, then the Net Mortgage Rate of such Mortgage Loan or Senior Component for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee Rate); provided, however, that with respect to such Mortgage Loans or Senior Components, the Mortgage Rate for the one month period (a) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note and (b) prior to the due date in March will be determined inclusive of one day of interest retained for the one month period prior to the due dates in January and February in any year which is not a leap year or February in any year which is a leap year. As of the Cut-off Date (without regard to the adjustment described above), the Net Mortgage Rates for the Mortgage Loans ranged from 4.074% per annum to 6.733% per annum, with a Weighted Average Net Mortgage Rate of 5.361% per annum. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The "Administrative Fee Rate" is the sum of the applicable Master Servicing Fee Rate and the per annum rate at which the monthly Trustee Fee is calculated (as more particularly described in Annex A to this prospectus supplement).


     The "Stated Principal Balance" of each Mortgage Loan will initially equal the outstanding principal balance of the Mortgage Loans as of the Cut-off Date and will be permanently reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that have been distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period.


     The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs. The first Collection Period applicable to the Offered Certificates will begin immediately following the Cut-off Date and will end on the Determination Date in August 2004. The "Determination Date" for each Distribution Date will be the earlier of (i) the sixth day of the month in which the related Distribution Date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related Distribution Date.

DISTRIBUTIONS

     General. Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on the 10th day of each month or, if any such 10th day is not a business day, then on the next succeeding business day (each, a "Distribution Date"). The first Distribution Date with respect to the Offered Certificates will occur in August 2004. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor. Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Offered Certificates. See "--Registration and Denominations" above. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

     With respect to any Distribution Date and any Class of Certificates, the "Record Date" will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

     Class CC Certificates and the CC Component Mortgage Loan. Each Class of Class CC Certificates will be entitled only to distributions from amounts collected on the CC Component Mortgage Loan, and only in the priority set forth below. All collections of principal and interest on the CC Component Mortgage Loan (including on the CC Subordinate Components thereof) received by the Master Servicer during any Collection Period (net of any portion allocable to reimburse any outstanding P&I Advances and Servicing Advances, or pay any Master Servicing Fees, Special Servicing Fees, Trustee Fees, Workout Fees, Liquidation Fees, interest on Advances and any other Additional Trust Fund Expenses, in respect of the CC Component Mortgage Loan (including on the CC Subordinate Components thereof)), will be remitted to the Trustee on the Master Servicer Remittance Date and applied by the Trustee on the related Distribution Date, together with any P&I Advance or payment by the Master Servicer to cover Prepayment Interest Shortfalls made in respect of such Mortgage Loan, for the following purposes and in the following order of priority:

       (i) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all CC Component Distributable Interest in respect of the CC Senior Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (ii) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the CC Component Principal Entitlement for the CC Senior Component for such Distribution Date (the "CC Senior Component Principal Distribution Amount");

       (iii) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, to reimburse the CC Senior Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the CC Component Mortgage Loan to the CC Senior Component and for which no reimbursement has previously been received;

       (iv) to pay interest on the CC-A Component, up to an amount equal to all CC Component Distributable Interest in respect of the CC-A Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (v) to pay principal on the CC-A Component, up to an amount equal to the CC Component Principal Entitlement for the CC-A Component for such Distribution Date;

       (vi) to reimburse the CC-A Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the CC Component Mortgage Loan to the CC-A Component and for which no reimbursement has previously been received;

       (vii) to pay interest to the CC-B Component, up to an amount equal to all CC Component Distributable Interest in respect of the CC-B Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (viii) to pay principal on the CC-B Component, up to an amount equal to the CC Component Principal Entitlement for the CC-B Component for such Distribution Date;

       (ix) to reimburse the holders of the CC-B Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the CC Component Mortgage Loan to the CC-B Component and for which no reimbursement has previously been received;

       (x) to pay interest to the CC-C Component, up to an amount equal to all CC Component Distributable Interest in respect of the CC-C Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (xi) to pay principal on the CC-C Component, up to an amount equal to the CC Component Principal Entitlement for the CC-C Component for such Distribution Date;

       (xii) to reimburse the CC-C Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the CC Component Mortgage Loan to the CC-C Component and for which no reimbursement has previously been received;

       (xiii) to pay interest on the CC-D Component, up to an amount equal to all CC Component Distributable Interest in respect of the CC-D Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (xiv) to pay principal on the CC-D Component, up to an amount equal to the CC Component Principal Entitlement for the CC-D Component for such Distribution Date;

       (xv) to reimburse the CC-D Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the CC Component Mortgage Loan to the CC-D Component and for which no reimbursement has previously been received;

       (xvi) to pay interest on the CC-E Component, up to an amount equal to all CC Component Distributable Interest in respect of the CC-E Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (xvii) to pay principal on the CC-E Component, up to an amount equal to the CC Component Principal Entitlement for the CC-E Component for such Distribution Date;

       (xviii) to reimburse the CC-E Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the CC Component Mortgage Loan to the CC-E Component and for which no reimbursement has previously been received;

       (xix) to pay interest on the CC-F Component, up to an amount equal to all CC Component Distributable Interest in respect of the CC-F Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (xx) to pay principal on the CC-F Component, up to an amount equal to the CC Component Principal Entitlement for the CC-F Component for such Distribution Date;

       (xxi) to reimburse the CC-F Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the CC Component Mortgage Loan to the CC-F Component and for which no reimbursement has previously been received; and

       (xxii) with respect to the CC Component Mortgage Loan, to distribute to the holders of the Class R-I Certificates any excess after allocation of the distributions set forth in clauses (i) through (xxi) above.

     All distributions on the CC-A Component, the CC-B Component, the CC-C Component, the CC-D Component, the CC-E Component and the CC-F Component referenced in clauses (iv) through (xxi) above shall be made to the corresponding holders of the Class CC-A Certificates, the Class CC-B Certificates, the Class CC-C Certificates, the Class CC-D Certificates, the Class CC-E Certificates and the Class CC-F Certificates, respectively.

     The "CC Component Distributable Interest" in respect of the Components is equal to the CC Accrued Component Interest in respect of each CC Component reduced by such component's allocable share (calculated as described below) of any Prepayment Interest Shortfall for such Distribution Date.

     The "CC Accrued Component Interest" in respect of the CC Components for each Distribution Date is equal to one calendar month's interest at the applicable interest rate (net of the Administrative Fee Rate) for each CC Component, which in the case of the CC Senior Component is equal to approximately 5.232% per annum and in the case of the CC-A Component, the CC-B Component, the CC-C Component, the CC-D Component, the CC-E Component and the CC-F Component, respectively, is equal to the Pass-Through Rate of the Class CC-A Certificates, the Class CC-B Certificates, the Class CC-C Certificates, the Class CC-D Certificates, the Class CC-E Certificates and the Class CC-F Certificates, respectively.

     In the absence of a monetary or other material event of default under the CC Component Mortgage Loan, principal will be paid on the CC Senior Component and the CC-A Component, the CC-B Component, the CC-C Component, the CC-D Component, the CC-E Component and the CC-F Component, pro rata (in accordance with their respective outstanding principal balances). If any of the events of default described in the prior sentence exists, principal will be paid first to the CC Senior Component until its outstanding principal balance is reduced to zero and then sequentially to each of the CC-A Component, the CC-B Component, the CC-C Component, the CC-D Component, the CC-E Component and the CC-F Component until the principal balance of each such component is reduced to zero. Accordingly the "CC Component Principal Entitlement" with respect to any Component is (a) prior to any of the events of default described in the first sentence of this paragraph, an amount equal to such CC Component's pro rata share of the CC Principal Distribution Amount and (b) after any of the events of default described in the first sentence of this paragraph, an amount equal to the lesser of (i) the outstanding principal balance of such CC Component and
(ii) the portion of the CC Principal Distribution Amount remaining after giving effect to all distributions of higher priority on such Distribution Date.

     For purposes of determining the actual amount allocable to principal as referenced in this paragraph, the payment of principal and interest under the CC Component Mortgage Loan is based on an interest rate under the whole loan of 5.288% per annum (with the accrual of interest calculated on an Actual/360 Basis), a 30-year amortization term with each respective scheduled monthly payment made by the borrower calculated on a 30/360 Basis (the "CC Schedule").

     The "CC Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

       (a) the principal portions of all Monthly Payments (other than a Balloon Payment) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the CC Component Mortgage Loan for the Due Date occurring during the related Collection Period;

       (b) all voluntary principal prepayments received on the CC Component Mortgage Loan during the related Collection Period;

       (c) with respect to the CC Component Mortgage Loan if its stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the CC Component Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

       (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the CC Component Mortgage Loan during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the CC Component Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

       (e) the portion any amount described in clause (e) of the definition of Principal Distribution Amount, as described in this prospectus supplement under "-- Principal Distribution Amounts" that is attributable to the CC Component Mortgage Loan.

     Class SS Certificates and the SS Component Mortgage Loan. Each Class of Class SS Certificates will be entitled only to distributions from amounts collected on the SS Component Mortgage Loan, and only in the priority set forth below. All collections of principal and interest on the SS Component Mortgage Loan (including on the SS Subordinate Components thereof) received by the Master Servicer during any Collection Period (net of any portion allocable to reimburse any outstanding P&I Advances and Servicing Advances, or pay any Master Servicing Fees, Special Servicing Fees, Trustee Fees, Workout Fees, Liquidation Fees, interest on Advances and any other Additional Trust Fund Expenses, in respect of the SS Component Mortgage Loan (including on the SS Subordinate Components thereof)), will be remitted to the Trustee on the Master Servicer Remittance Date and applied by the Trustee on the related Distribution Date, together with any P&I Advance or payment by the Master Servicer to cover Prepayment Interest Shortfalls made in respect of such Mortgage Loan, for the following purposes and in the following order of priority:

       (i) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all SS Component Distributable Interest in respect of the SS Senior Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (ii) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the SS Component Principal Entitlement for the SS Senior Component for such Distribution Date (the "SS Senior Component Principal Distribution Amount");

       (iii) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, to reimburse the SS Senior Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the SS Component Mortgage Loan to the SS Senior Component and for which no reimbursement has previously been received;

       (iv) to pay interest on the SS-A Component, up to an amount equal to all SS Component Distributable Interest in respect of the SS-A Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (v) to pay principal on the SS-A Component, up to an amount equal to the SS Component Principal Entitlement for the SS-A Component for such Distribution Date;

       (vi) to reimburse the SS-A Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the SS Component Mortgage Loan to the SS-A Component and for which no reimbursement has previously been received;

       (vii) to pay interest to the SS-B Component, up to an amount equal to all SS Component Distributable Interest in respect of the SS-B Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (viii) to pay principal on the SS-B Component, up to an amount equal to the SS Component Principal Entitlement for the SS-B Component for such Distribution Date;

       (ix) to reimburse the holders of the SS-B Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the SS Component Mortgage Loan to the SS-B Component and for which no reimbursement has previously been received;

       (x) to pay interest to the SS-C Component, up to an amount equal to all SS Component Distributable Interest in respect of the SS-C Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (xi) to pay principal on the SS-C Component, up to an amount equal to the SS Component Principal Entitlement for the SS-C Component for such Distribution Date;

       (xii) to reimburse the SS-C Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the SS Component Mortgage Loan to the SS-C Component and for which no reimbursement has previously been received;

       (xiii) to pay interest on the SS-D Component, up to an amount equal to all SS Component Distributable Interest in respect of the SS-D Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (xiv) to pay principal on the SS-D Component, up to an amount equal to the SS Component Principal Entitlement for the SS-D Component for such Distribution Date;

       (xv) to reimburse the SS-D Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the SS Component Mortgage Loan to the SS-D Component and for which no reimbursement has previously been received; and

       (xvi) with respect to the SS Component Mortgage Loan, to distribute to the holders of the Class R-I Certificates any excess after allocation of the distributions set forth in clauses (i) through (xvii) above.

     All distributions on the SS-A Component, the SS-B Component, the SS-C Component, the SS-D Component, SS-E Component, SS-F Component, SS-G Component and the SS-H Component referenced in clauses (iv) through (xv) above shall be made to the corresponding holders of the Class SS-A Certificates, the Class SS-B Certificates, the Class SS-C Certificates and the Class SS-D Certificates, respectively.

     The "SS Component Distributable Interest" in respect of the Components is equal to the SS Accrued Component Interest in respect of each SS Component reduced by such component's allocable share (calculated as described below) of any Prepayment Interest Shortfall for such Distribution Date.

     The "SS Accrued Component Interest" in respect of the SS Components for each Distribution Date is equal to one calendar month's interest at the applicable interest rate (net of the Administrative Fee Rate) for each SS Component, which in the case of the SS Senior Component is equal to approximately 5.247% per annum and in the case of the SS-A Component, the SS-B Component, the SS-C Component and the SS-D Component, respectively, is equal to the Pass-Through Rate of the Class SS-A Certificates, the Class SS-B Certificates, the Class SS-C Certificates and the Class SS-D Certificates, respectively.

     In the absence of a monetary or other material event of default under the SS Component Mortgage Loan, principal will be paid on the SS Senior Component and the SS-A Component, the SS-B Component, the SS-C Component and the SS-D Component, pro rata (in accordance with their respective outstanding principal balances). If any of the events of default described in the prior sentence exists, principal will be paid first to the SS Senior Component until its outstanding principal balance is reduced to zero and then sequentially to each of the SS-A Component, the SS-B Component, the SS-C Component and the SS-D Component until the principal balance of each such component is reduced to zero. Accordingly the "SS Component Principal Entitlement" with respect to any Component is (a) prior to any of the events of default described in the first sentence of this paragraph, an amount equal to such SS Component's pro rata share of the SS Principal Distribution Amount and (b) after any of the events of default described in the first sentence of this paragraph, an amount equal to the lesser of (i) the outstanding principal balance of such SS Component and
(ii) the portion of the SS Principal Distribution Amount remaining after giving effect to all distributions of higher priority on such Distribution Date.

     For purposes of determining the actual amount allocable to principal as referenced in this paragraph, the payment of principal and interest under the SS Component Mortgage Loan is based on an interest rate under the whole loan of 5.877% per annum (with the accrual of interest calculated on an Actual/360 Basis), a 28-year amortization term with each respective scheduled monthly payment made by the borrower calculated on a 30/360 Basis (the "SS Schedule").

     The "SS Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

       (a) the principal portions of all Monthly Payments (other than a Balloon Payment) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the SS Component Mortgage Loan for the Due Date occurring during the related Collection Period;

       (b) all voluntary principal prepayments received on the SS Component Mortgage Loan during the related Collection Period;

       (c) with respect to the SS Component Mortgage Loan if its stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the SS Component Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

       (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the SS Component Mortgage Loan during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the SS Component Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

       (e) the portion any amount described in clause (e) of the definition of Principal Distribution Amount, as described in this prospectus supplement under "--Principal Distribution Amounts" that is attributable to the SS Component Mortgage Loan.

     Class UH Certificates and the UH Component Mortgage Loan. Each Class of Class UH Certificates will be entitled only to distributions from amounts collected on the UH Component Mortgage Loan, and only in the priority set forth below. All collections of principal and interest on the UH Component Mortgage Loan (including on the UH Subordinate Components thereof) received by the Master Servicer during any Collection Period (net of any portion allocable to reimburse any outstanding P&I Advances and Servicing Advances, or pay any Master Servicing Fees, Special Servicing Fees, Trustee Fees, Workout Fees, Liquidation Fees, interest on Advances and any other Additional Trust Fund Expenses, in respect of the UH Component Mortgage Loan (including on the UH Subordinate Components thereof)), will be remitted to the Trustee on the Master Servicer Remittance Date and applied by the Trustee on the related Distribution Date, together with any P&I Advance or payment by the Master Servicer to cover Prepayment Interest Shortfalls made in respect of such Mortgage Loan, for the following purposes and in the following order of priority:

       (i) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all UH Component Distributable Interest in respect of the UH Senior Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (ii) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the UH Component Principal Entitlement for the UH Senior Component for such Distribution Date (the "UH Senior Component Principal Distribution Amount");

       (iii) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, to reimburse the UH Senior Component for all

   Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the UH Component Mortgage Loan to the UH Senior Component and for which no reimbursement has previously been received;

       (iv) to pay interest on the UH-A Component, up to an amount equal to all UH Component Distributable Interest in respect of the UH-A Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (v) to pay principal on the UH-A Component, up to an amount equal to the UH Component Principal Entitlement for the UH-A Component for such Distribution Date;

       (vi) to reimburse the UH-A Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the UH Component Mortgage Loan to the UH-A Component and for which no reimbursement has previously been received;

       (vii) to pay interest to the UH-B Component, up to an amount equal to all UH Component Distributable Interest in respect of the UH-B Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (viii) to pay principal on the UH-B Component, up to an amount equal to the UH Component Principal Entitlement for the UH-B Component for such Distribution Date;

       (ix) to reimburse the holders of the UH-B Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the UH Component Mortgage Loan to the UH-B Component and for which no reimbursement has previously been received;

       (x) to pay interest to the UH-C Component, up to an amount equal to all UH Component Distributable Interest in respect of the UH-C Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (xi) to pay principal on the UH-C Component, up to an amount equal to the UH Component Principal Entitlement for the UH-C Component for such Distribution Date;

       (xii) to reimburse the UH-C Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the UH Component Mortgage Loan to the UH-C Component and for which no reimbursement has previously been received;

       (xiii) to pay interest on the UH-D Component, up to an amount equal to all UH Component Distributable Interest in respect of the UH-D Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (xiv) to pay principal on the UH-D Component, up to an amount equal to the UH Component Principal Entitlement for the UH-D Component for such Distribution Date;

       (xv) to reimburse the UH-D Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the UH Component Mortgage Loan to the UH-D Component and for which no reimbursement has previously been received;

       (xvi) to pay interest on the UH-E Component, up to an amount equal to all UH Component Distributable Interest in respect of the UH-E Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (xvii) to pay principal on the UH-E Component, up to an amount equal to the UH Component Principal Entitlement for the UH-E Component for such Distribution Date;

       (xviii) to reimburse the UH-E Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the UH Component Mortgage Loan to the UH-E Component and for which no reimbursement has previously been received;

       (xix) to pay interest on the UH-F Component, up to an amount equal to all UH Component Distributable Interest in respect of the UH-F Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (xx) to pay principal on the UH-F Component, up to an amount equal to the UH Component Principal Entitlement for the UH-F Component for such Distribution Date;

       (xxi) to reimburse the UH-F Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the UH Component Mortgage Loan to the UH-F Component and for which no reimbursement has previously been received;

       (xxii) to pay interest on the UH-G Component, up to an amount equal to all UH Component Distributable Interest in respect of the UH-G Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (xxiii) to pay principal on the UH-G Component, up to an amount equal to the UH Component Principal Entitlement for the UH-G Component for such Distribution Date;

       (xxiv) to reimburse the UH-G Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the UH Component Mortgage Loan to the UH-G Component and for which no reimbursement has previously been received;

       (xxv) to pay interest on the UH-H Component, up to an amount equal to all UH Component Distributable Interest in respect of the UH-H Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (xxvi) to pay principal on the UH-H Component, up to an amount equal to the UH Component Principal Entitlement for the UH-H Component for such Distribution Date;

       (xxvii) to reimburse the UH-H Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the UH Component Mortgage Loan to the UH-H Component and for which no reimbursement has previously been received;

       (xxviii) to pay interest on the UH-J Component, up to an amount equal to all UH Component Distributable Interest in respect of the UH-J Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (xxix) to pay principal on the UH-J Component, up to an amount equal to the UH Component Principal Entitlement for the UH-J Component for such Distribution Date;

       (xxx) to reimburse the UH-J Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the UH Component Mortgage Loan to the UH-J Component and for which no reimbursement has previously been received; and

       (xxxi) with respect to the UH Component Mortgage Loan, to distribute to the holders of the Class R-I Certificates any excess after allocation of the distributions set forth in clauses (i) through (xxx) above.

     All distributions on the UH-A Component, the UH-B Component, the UH-C Component, the UH-D Component, UH-E Component, UH-F Component, UH-G Component, UH-H Component and the UH-J Component referenced in clauses (iv) through (xxx) above shall be made to the corresponding holders of the Class UH-A Certificates, the Class UH-B Certificates, the Class UH-C Certificates, the Class UH-D Certificates, UH-E Certificates, UH-F Certificates, UH-G Certificates, UH-H Certificates and the Class UH-J Certificates, respectively.

     The "UH Component Distributable Interest" in respect of the Components is equal to the UH Accrued Component Interest in respect of each UH Component reduced by such component's allocable share (calculated as described below) of any Prepayment Interest Shortfall for such Distribution Date.

     The "UH Accrued Component Interest" in respect of the UH Components for each Distribution Date is equal to one calendar month's interest at the applicable interest rate (net of the Administrative Fee Rate) for each UH Component, which in the case of the UH Senior Component is equal to approximately 6.845% per annum and in the case of the UH-A Component, the UH-B Component, the UH-C Component, the UH-D Component, UH-E Component, UH-F Component, UH-G Component, UH-H Component and the UH-J Component, respectively, is equal to the

Pass-Through Rate of the Class UH-A Certificates, the Class UH-B Certificates, the Class UH-C Certificates, the Class UH-D Certificates, UH-E Certificates, UH-F Certificates, UH-G Certificates, UH-H Certificates and the Class UH-J Certificates, respectively.

     In the absence of a monetary or other material event of default under the UH Component Mortgage Loan, principal will be paid on the UH Senior Component and the UH-A Component, the UH-B Component, the UH-C Component, the UH-D Component, UH-E Component, UH-F Component, UH-G Component, UH-H Component and the UH-J Component, pro rata (in accordance with their respective outstanding principal balances). If any of the events of default described in the prior sentence exists, principal will be paid first to the UH Senior Component until its outstanding principal balance is reduced to zero and then sequentially to each of the UH-A Component, the UH-B Component, the UH-C Component, the UH-D Component, UH-E Component, UH-F Component, UH-G Component, UH-H Component and the UH-J Component until the principal balance of each such component is reduced to zero. Accordingly the "UH Component Principal Entitlement" with respect to any Component is (a) prior to any of the events of default described in the first sentence of this paragraph, an amount equal to such UH Component's pro rata share of the UH Principal Distribution Amount and (b) after any of the events of default described in the first sentence of this paragraph, an amount equal to the lesser of (i) the outstanding principal balance of such UH Component and (ii) the portion of the UH Principal Distribution Amount remaining after giving effect to all distributions of higher priority on such Distribution Date.

     For purposes of determining the actual amount allocable to principal as referenced in this paragraph, the payment of principal and interest under the UH Component Mortgage Loan is based on an interest rate under the whole loan of 6.449% per annum (with the accrual of interest calculated on an Actual/360 Basis), a 25-year amortization term with each respective scheduled monthly payment made by the borrower calculated on a 30/360 Basis (the "UH Schedule").

     The "UH Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

       (a) the principal portions of all Monthly Payments (other than a Balloon Payment) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the UH Component Mortgage Loan for the Due Date occurring during the related Collection Period;

       (b) all voluntary principal prepayments received on the UH Component Mortgage Loan during the related Collection Period;

       (c) with respect to the UH Component Mortgage Loan if its stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the UH Component Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

       (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the UH Component Mortgage Loan during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the UH Component Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

       (e) the portion any amount described in clause (e) of the definition of Principal Distribution Amount, as described in this prospectus supplement under "--Principal Distribution Amounts" that is attributable to the UH Component Mortgage Loan.

     The Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal

       (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

          (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

          (ii) any payments of principal and interest, Liquidation Proceeds and Insurance and Condemnation Proceeds received after the end of the related Collection Period;

          (iii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

          (iv) Excess Interest (which is distributable solely to the Class P Certificates as described in this prospectus supplement);

          (v) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including Trustee Fees, Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees and Default Charges) (to the extent Default Charges are not otherwise applied to cover interest on Advances or other expenses), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses);

          (vi) amounts deposited in the Certificate Account in error;

          (vii) all funds released from the Excess Liquidation Proceeds Account with respect to such Distribution Date;

          (viii) with respect to each Mortgage Loan which accrues interest on an Actual/360 Basis and any Distribution Date relating to the one month period preceding the Distribution Date in each February (and in any January of a year which is not a leap year), an amount equal to the related Withheld Amount;

          (ix) any amounts distributable to the Class CC Certificates in respect of the CC Component Mortgage Loan as described in clauses (iv) through (xviii) under "Description of the Certificates--Distributions--Class CC Certificates and the CC Component Mortgage Loan";

          (x) any amounts distributable to the Class SS Certificates in respect of the SS Component Mortgage Loan as described in clauses (iv) through (xviii) under "Description of the Certificates--Distributions--Class SS Certificates and the SS Component Mortgage Loan"; and

          (xi) any amounts distributable to the Class UH Certificates in respect of the UH Component Mortgage Loan as described in clauses (iv) through (xviii) under "Description of the Certificates--Distributions--Class UH Certificates and the UH Component Mortgage Loan".

       (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date, any Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period and for the Distribution Date occurring in each March, the related Withheld Amounts remitted to the Trustee for distribution to the Certificateholders as described under "Description of the Certificates--Interest Reserve Account."

     See "The Pooling and Servicing Agreements--Certificate Account" in the accompanying prospectus.

     Application of the Available Distribution Amount. On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

       (1) concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 2, to the holders of the Class A-1A Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (iii) from the entire Available Distribution Amount for such Distribution Date relating to the entire Mortgage Pool, to the holders of the Class X Certificates in accordance with the respective amounts of Distributable Certificate Interest in respect of such Class of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the above Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (2) to pay principal to Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-1A Certificates, in reduction of the Certificate Balances thereof: (i)(A) first, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero, (B) then, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A and Class A-1 Certificates have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero, (C) then, to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 and Class A-2 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1 and Class A-2 have been made on such Distribution Date, until the Class A-3 Certificates are reduced to zero, (D) then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2 and Class A-3 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2 and Class A-3 Certificates have been made on the Distribution Date, until the Class A-4 Certificates are reduced to zero and (E) then, to the Class A-5 Certificates, available principal received from loan group 1 remaining after distributions in respect of principal to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A, Class A-1, Class A-2, Class A-3, and Class A-4 Certificates have been made, until the principal balance of the Class A-5 Certificates is reduced to zero; and (ii) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount for such Distribution Date and, after the Class A-5 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates have been made on such Distribution Date, until the class A-1A Certificates are reduced to zero;

       (3) to reimburse the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes and for which no reimbursement has previously been paid; and

       (4) to make payments on the other Classes of Certificates (collectively, the "Subordinate Certificates") as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate Balance of the Subordinate Certificates is to be or has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see "--Termination; Retirement of Certificates" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates will be so made (subject to available funds) to the holders of such Classes, up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes.

     On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:


       (1) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;


       (2) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates have been reduced to zero, to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;


       (3) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;


       (4) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;


       (5) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates and Class B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

       (6) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

       (7) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (8) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class B Certificates and Class C Certificates have been reduced to zero, to pay principal to the holder of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

       (9) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

       (10) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (11) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates and Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

       (12) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

       (13) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (14) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

       (15) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

       (16) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (17) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F

   Certificates have been reduced to zero, to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

       (18) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

       (19) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (20) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates have been reduced to zero, to pay principal to the holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

       (21) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

       (22) to pay interest to the holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (23) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates have been reduced to zero, to pay principal to the holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

       (24) to reimburse the holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

       (25) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (26) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates have been reduced to zero, to pay principal to the holders of the Class K Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

       (27) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

       (28) to pay interest to the holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (29) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates have been reduced to zero, to pay principal to the holders of the Class L Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

       (30) to reimburse the holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

       (31) to pay interest to the holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (32) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates have been reduced to zero, to pay principal to the holders of the Class M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

       (33) to reimburse the holders of the Class M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

       (34) to pay interest to the holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (35) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates have been reduced to zero, to pay principal to the holders of the Class N Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

       (36) to reimburse the holders of the Class N Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

       (37) to pay interest to the holders of the Class O Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (38) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates,

   Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates have been reduced to zero, to pay principal to the holders of the Class O Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

       (39) to reimburse the holders of the Class O Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

       (40) to pay interest to the holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (41) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates have been reduced to zero, to pay principal to the holders of the Class P Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

       (42) to reimburse the holders of the Class P Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received; and

       (43) to pay to the holders of the Class R-I Certificates and the Class R-II Certificates, the balance, if any, of the Available Distribution Amount in REMIC I and REMIC II, respectively, for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23), (26), (29), (32), (35),
(38) and (41) above with respect to any Class of Sequential Pay Certificates will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of Certificates.

     Excess Liquidation Proceeds. Except to the extent Realized Losses or Additional Trust Fund Expenses have been allocated to any class of Certificates, Excess Liquidation Proceeds will not be available for distribution from an account (the "Excess Liquidation Proceeds Reserve Account") to the Holders of the Certificates. "Excess Liquidation Proceeds" are the excess of (i) proceeds from the sale or liquidation of a mortgage loan or REO Property, net of expenses, unpaid servicing compensation and related Advances and interest on Advances, over (ii) the amount that would have been received if payment had been made in full on the Due Date immediately following the date upon which the proceeds were received.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC II Certificates for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class' allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

     The "Accrued Certificate Interest" in respect of each Class of REMIC II Certificates for each Distribution Date is equal to one calendar month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months for each of the Classes of Certificates.

     The Master Servicer will be required to make Compensating Interest Payments in connection with Prepayment Interest Shortfalls as described in this prospectus supplement. The "Net Aggregate Prepayment Interest Shortfall" for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred during the related Collection Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date to all classes of Certificates (other than the REMIC Residual Certificates). In each case, such allocations will be made pro rata to such classes on the basis of Accrued Certificate Interest otherwise distributable for each such Class for such Distribution Date and will reduce the respective amounts of Accrued Certificate Interest for each such Class for such Distribution Date.

     With respect to the CC Component Mortgage Loan, Prepayment Interest Shortfalls will be allocated in reverse sequential order to the CC Subordinate Components and then to the CC Senior Component. Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls with respect to the CC Component Mortgage Loan for any Distribution Date will be used first, to cover the Prepayment Interest Shortfalls incurred during the related Collection Period allocated to the CC Senior Component, and then, to cover any Prepayment Interest Shortfalls incurred during the related Collection Period allocated sequentially to the CC Subordinate Components. Any such Prepayment Interest Shortfalls allocated to the CC Subordinate Components, to the extent not covered by the Master Servicer on such Distribution Date, will reduce such CC Subordinate Components' interest entitlement for the related Distribution Date. Any such Prepayment Interest Shortfalls allocated to the CC Senior Component, to the extent not covered by the Master Servicer on such Distribution Date, will be allocated to the Classes of Certificates as described above.

     With respect to the SS Component Mortgage Loan, Prepayment Interest Shortfalls will be allocated in reverse sequential order to the SS Subordinate Components and then to the SS Senior Component. Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls with respect to the SS Component Mortgage Loan for any Distribution Date will be used first, to cover the Prepayment Interest Shortfalls incurred during the related Collection Period allocated to the SS Senior Component, and then, to cover any Prepayment Interest Shortfalls incurred during the related Collection Period allocated sequentially to the SS Subordinate Components. Any such Prepayment Interest Shortfalls allocated to the SS Subordinate Components, to the extent not covered by the Master Servicer on such Distribution Date, will reduce such SS Subordinate Components' interest entitlement for the related Distribution Date. Any such Prepayment Interest Shortfalls allocated to the SS Senior Component, to the extent not covered by the Master Servicer on such Distribution Date, will be allocated to the Classes of Certificates as described above.

     With respect to the UH Component Mortgage Loan, Prepayment Interest Shortfalls will be allocated in reverse sequential order to the UH Subordinate Components and then to the UH Senior Component. Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls with respect to the UH Component Mortgage Loan for any Distribution Date will be used first, to cover the Prepayment Interest Shortfalls incurred during the related Collection Period allocated to the UH Senior Component, and then, to cover any Prepayment Interest Shortfalls incurred during the related Collection Period allocated sequentially to the UH Subordinate Components. Any such Prepayment Interest Shortfalls allocated to the UH Subordinate Components, to the extent not covered by the Master Servicer on such Distribution Date, will reduce such UH Subordinate Components' interest entitlement for the related Distribution Date. Any such Prepayment Interest Shortfalls allocated to the UH Senior Component, to the extent not covered by the Master Servicer on such Distribution Date, will be allocated to the Classes of Certificates as described above.

     Principal Distribution Amount. So long as both the Class A-5 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a

Loan Group-by-Loan Group basis (the "Group 1 Principal Distribution Amount" and "Group 2 Principal Distribution Amount," respectively). On each Distribution Date after the Certificate Balances of either the Class A-5 or Class A-1A Certificates have been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The "Principal Distribution Amount" for any Distribution Date will, in general with respect to a Loan Group or the Mortgage Pool, equal the aggregate of the following (excluding, (1) except with respect to clause (f) below, any amounts received in respect of the CC Component Mortgage Loan, (2) except with respect to clause
(g) below, any amounts received in respect of the SS Component Mortgage Loan, and (3) except with respect to clause (h) below, any amounts received in respect of the UH Component Mortgage Loan):

       (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable for their respective Due Dates occurring during the related Collection Period;

       (b) all voluntary principal prepayments received on the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable during the related Collection Period;

       (c) with respect to any Balloon Loan in the Mortgage Pool or in such Loan Group, as applicable as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

       (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;


       (e) the excess, if any, of (i) the Group 1 Principal Distribution Amount, the Group 2 Principal Distribution Amount and Principal Distribution Amount, as the case may be for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect of such Group 1 Principal Distribution Amount, the Group 2 Principal Distribution Amount and the Principal Distribution Amount, as the case may be on such immediately preceding Distribution Date;


       (f) with respect to the CC Component Mortgage Loan, the CC Senior Component Principal Distribution Amount for such Distribution Date;


       (g) with respect to the SS Component Mortgage Loan, the SS Senior Component Principal Distribution Amount for such Distribution Date; and


       (h) with respect to the UH Component Mortgage Loan, the UH Senior Component Principal Distribution Amount for such Distribution Date.


     For purposes of the foregoing, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     Notwithstanding the foregoing, unless otherwise noted, where Principal Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

     An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment deemed due on any such Mortgage Loan delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such loan's terms in effect immediately prior to maturity. The Assumed Monthly Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

     Excess Interest. On each Distribution Date, Excess Interest received in the related Collection Period will be distributed solely to the Class P Certificates to the extent set forth in the Pooling Agreement, and will not be available for distribution to holders of the Offered Certificates.

     Distributions of Prepayment Premiums. On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans included in Loan Group 1 during the related Prepayment Period will be distributed by the Trustee to the following Classes: to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in an amount equal to the product of (a) a fraction, not greater than 1, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (c) the amount of Prepayment Premium collected on such principal prepayment during the related Prepayment Period. Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

     On each Distribution Date, Prepayment Premiums collected in respect of Mortgage Loans included in Loan Group 2 during the related Prepayment Period will be required to be distributed by the Trustee to the holders of the Class A-1A Certificates in the following manner: Such holders will receive the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal payments received in respect of such Distribution Date for all mortgage loans included in Loan Group 2 on such Distribution Date,
(b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Prepayment Premiums collected on such principal prepayment during the related Prepayment Period. Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions shall be distributed to the holders of the Class X Certificates. No Prepayment Premiums in respect of Mortgage Loans included in Loan Group 2 will be distributed to holders of any other Class of Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any class of Offered Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Prepayment Premium with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment. However, under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

     No Prepayment Premiums will be distributed to the holders of the Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificates. Instead, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the Mortgage Loans will be distributed to the holders of the Class X Certificates.

     Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Prepayment Period.

     The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and "Risk Factors--Risks Related to the Mortgage Loans-- Prepayment Premiums" in this prospectus supplement.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Master Servicing Fees, Special Servicing Fees and Trustee Fees payable under the Pooling Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Principal Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to the recoverability determination described below (see "--P&I Advances"), the Master Servicer and the Trustee will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.


SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, and Class A-1A Certificates, of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the

Available Distribution Amount on each Distribution Date in the order of priority described under "--Distributions--The Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the Offered Certificates.


     Each CC Subordinate Component, and thus the related Class of Class CC Certificates, will represent interests in, and will be payable only out of payments, advances and other collections on, the CC Component Mortgage Loan. The rights of the holders of the Class CC Certificates to receive distributions of amounts collected or advanced on the CC Component Mortgage Loan will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the REMIC II Certificates. Each SS Subordinate Component, and thus the related Class of Class SS Certificates, will represent interests in, and will be payable only out of payments, advances and other collections on, the SS Component Mortgage Loan. The rights of the holders of the Class SS Certificates to receive distributions of amounts collected or advanced on the SS Component Mortgage Loan will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the REMIC II Certificates. Each UH Subordinate Component, and thus the related Class of Class UH Certificates, will represent interests in, and will be payable only out of payments, advances and other collections on, the UH Component Mortgage Loan. The rights of the holders of the Class UH Certificates to receive distributions of amounts collected or advanced on the UH Component Mortgage Loan will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the REMIC II Certificates.


     This subordination provided by the Subordinate Certificates and, to the extent described herein, with respect to the related Mortgage Loans, the Class CC Certificates, the Class SS Certificates and the Class UH Certificates is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, and Class A-1A Certificates, of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "--Distributions--The Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the Offered Certificates. If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date minus the then outstanding CC Subordinate Balance, the then outstanding SS Subordinate Balance and the then outstanding UH Subordinate Balance, is less than the then aggregate Certificate Balance of the Sequential Pay Certificates, the Certificate Balances of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first) provided, however, that (i) any Realized Losses with respect to the CC Component Mortgage Loan will first be allocated in reverse sequential order to the CC Subordinate Components, prior to being allocated to any Class of Sequential Pay Certificates, (ii) any Realized Losses with respect to the SS Component Mortgage Loan will first be allocated in reverse sequential order to the SS Subordinate Components, prior to being allocated to any Class of Sequential Pay Certificates, and (iii) any Realized Losses with respect to the UH Component Mortgage Loan will first be allocated in reverse sequential order to the UH Subordinate Components, prior to being allocated to any Class of Sequential Pay Certificates. If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, and Class A-1A

Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses to the extent paid from funds which would otherwise have been used to make distributions of principal. Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of the Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses. Realized Losses and Additional Trust Fund Expenses with respect to the CC Component Mortgage Loan will first be allocated to the CC Subordinate Components (and thus, the related Class of Class CC Certificates) in reverse sequential order prior to being allocated to the CC Senior Component (and thus, the Sequential Pay Certificates). Realized Losses and Additional Trust Fund Expenses with respect to the SS Component Mortgage Loan will first be allocated to the SS Subordinate Components (and thus, the related Class of Class SS Certificates) in reverse sequential order prior to being allocated to the SS Senior Component (and thus, the Sequential Pay Certificates). Realized Losses and Additional Trust Fund Expenses with respect to the UH Component Mortgage Loan will first be allocated to the UH Subordinate Components (and thus, the related Class of Class UH Certificates) in reverse sequential order prior to being allocated to the UH Senior Component (and thus, the Sequential Pay Certificates).


     "Realized Losses" are losses on or in respect of the Mortgage Loans, the 17 State Street Whole Loan or the CBA Whole Loan arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of any Defaulted Mortgage Loan (or any Mortgage Loan, the 17 State Street Whole Loan or the CBA Whole Loan as to which the related Mortgaged Property has become an REO Property (an "REO Loan")) as to which a final recovery determination has been made is an amount generally equal to (i) the unpaid principal balance of such Mortgage Loan, the 17 State Street Whole Loan or the CBA Whole Loan (or REO Loan) as of the Due Date related to the Collection Period in which the final recovery determination was made, plus (ii) all accrued but unpaid interest (excluding Excess Interest) on such Mortgage Loan (or REO Loan) at the related Mortgage Rate to but not including the Due Date related to the Collection Period in which the final recovery determination was made, plus
(iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the final recovery determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Collection Period related to the Mortgage Loan, the 17 State Street Whole Loan or the CBA Whole Loan (or REO Loan) during the Collection Period in which such final recovery determination was made (net of any related Liquidation Expenses paid therefrom). If any portion of the debt due under a Mortgage Loan, the 17 State Street Whole Loan or the CBA Whole Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.


     "Additional Trust Fund Expenses" include, among other things, (i) all Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) property inspection costs incurred by the Special Servicer for Specially Serviced Mortgage Loans to the extent paid out of general collections, (v) certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under "The Trustee--Indemnification" and under "The Pooling and Servicing Agreements--Certain Matters Regarding the Trustee" in the accompanying prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor as described under "The Pooling and Servicing Agreements--Certain Matters Regarding the Master Servicer, the Special

Servicer, the REMIC Administrator and the Depositor" in the accompanying prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Certain Federal Income Tax Consequences--Possible Taxes on Income From Foreclosure Property and Other Taxes" herein and "Certain Federal Income Tax Consequences-- REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus, (vi) if not advanced by the Master Servicer, any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a Defaulted Mortgage Loan (see "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the accompanying prospectus), and (vii) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.


EXCESS INTEREST DISTRIBUTION ACCOUNT

     The Trustee is required to establish and maintain an "Excess Interest Distribution Account" (which may be a sub-account of the Distribution Account) in the name of the Trustee for the benefit of the Class P Certificateholders. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period. Amounts on deposit in the Excess Interest Distribution Account may be invested only in Permitted Investments. The Trustee will have no obligation to invest the funds on deposit in the Excess Interest Distribution Account.


INTEREST RESERVE ACCOUNT

     The Master Servicer will be required to establish and maintain an "Interest Reserve Account" (which may be a sub-account of the Certificate Account) in the name of the Trustee for the benefit of the holders of the Certificates. On each Master Servicer Remittance Date occurring in February and in January of any year which is not a leap year, an amount will be required to be withdrawn from the Certificate Account, in respect of each Mortgage Loan, other than the Subordinate Components of the CC Component Mortgage Loan, the SS Component Mortgage Loan, and the UH Component Mortgage Loan, that accrues interest on an Actual/360 Basis, for deposit into the Interest Reserve Account, equal to one day's interest at the related Net Mortgage Rate on the respective Stated Principal Balance, as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, of each such Mortgage Loan, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so withdrawn in any consecutive January (if applicable) and February, the "Withheld Amount"). The "Master Servicer Remittance Date" for any month is the business day preceding each Distribution Date. On each Master Servicer Remittance Date occurring in March, the Master Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Certificate Account. The Master Servicer may invest amounts on deposit in the Interest Reserve Account in Permitted Investments for its own account.


P&I ADVANCES

     With respect to each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling Agreement, funds held in the Certificate Account (or with respect to the 17 State Street Whole Loan or the CBA Whole Loan, the separate custodial account created with respect thereto) that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments and Excess Interest) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees that were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the business day prior to the Master Servicer Remittance Date. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies on such Mortgage Loan, the interest portion of the P&I Advance required to be made in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by
(ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. For purposes of determining its advancing obligations in this regard, including calculation of any Appraisal Reduction Amount, the Master Servicer will treat the CBA Whole Loan as a single mortgage loan. Neither the Master Servicer nor the Trustee will be required to make a P&I Advance with respect to the 17 State Street Note B or the CBA B Note. See "Description of the Certificates--Appraisal Reductions" in this prospectus supplement. Subject to the recoverability determination described below, if the Master Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance. See "The Trustee--The Trustee" in this prospectus supplement.

     The Master Servicer and the Trustee will each be entitled to recover any P&I Advance made out of its own funds from any Related Proceeds (or, with respect to the 17 State Street Note B or the CBA B Note, from the custodial account maintained with respect to the 17 State Street Whole Loan and the CBA Whole Loan, respectively). Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance that it (or the Special Servicer) determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds (a "Nonrecoverable P&I Advance"; and, together with a Nonrecoverable Servicing Advance, "Nonrecoverable Advances"). The Trustee will be entitled to rely on any non-recoverability determination made by the Master Servicer and the Trustee and Master Servicer will be entitled to rely on the determination made by the Special Servicer. Neither the Master Servicer nor the Trustee will make a P&I Advance for Excess Interest or a Prepayment Premium. The Master Servicer, the Special Servicer and Trustee, as applicable, will be entitled to recover any Advance that at any time is determined to be a Nonrecoverable Advance (and interest thereon) out of funds received on or in respect of other Mortgage Loans. Upon the determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time and the unreimbursed portion of such Advance will accrue interest at the Reimbursement Rate. If such an election to obtain reimbursement over time is made, the Master Servicer, the Special Servicer or Trustee, as applicable, will, during the first six months after such nonrecoverability determination was made, only seek reimbursement for such Nonrecoverable Advance from collections of principal (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts (as defined below)). After such initial six months, the Master Servicer, the Special Servicer or Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in each case for a period of time not to exceed an additional six months (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). In the event that the Master Servicer, the Special Servicer or Trustee, as applicable, wishes to seek reimbursement over time after the second six-month period discussed in the preceding sentence, then the Master Servicer, the Special Servicer or Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in either case for such a longer period of time as agreed to by the Master Servicer, the Special Servicer or the Trustee, as applicable, and the Directing Certificateholder, each in its sole discretion (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). Notwithstanding the foregoing, at any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer, constitute a violation of the Servicing Standard and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling Agreement. The Master Servicer, the Special Servicer or the Trustee, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Nonrecoverable Advances from general collections as described above unless (1) the Master Servicer or Special Servicer (or Trustee, if applicable) determines in its sole discretion that waiting three weeks after such a notice could jeopardize the Master Servicer's or the Special Servicer's (or Trustee's, if applicable) ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer or Special Servicer (or Trustee, if applicable) that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer or Special Servicer has not timely received from the Trustee information requested by the Master Servicer or Special Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the Master Servicer or the Special Servicer (or Trustee, if applicable) shall give each Rating Agency notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The Master Servicer or the Special Servicer (or Trustee, if applicable) shall have no liability for any loss, liability or expense resulting from any notice provided to each Rating Agency contemplated by the immediately preceding sentence.

     If the Master Servicer, the Special Servicer or the Trustee, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made: first, out of the Principal Distribution Amount, which, but for its application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date, and second, out of other amounts which, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date.

     If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Nonrecoverable Advance or to pay interest thereon, then the Principal Distribution Amount for such Distribution Date shall be reduced, to not less than zero, by the amount of such reimbursement. If and to the extent (i) any Advance is determined to be a Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of the Principal Distribution Amount as contemplated above and (iii) the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then the Principal Distribution Amount for the Distribution date that corresponds to the Due Period in which such item was recovered shall be increased by an amount equal to the lesser of (A) the amount of such item and
(B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.

     If one or more unreimbursed Workout-Delayed Reimbursement Amounts (as defined below) exist, then such Workout-Delayed Reimbursement Amounts will be reimbursable only from amounts in the Certificate Account that represent collections of principal on the Mortgage Loans; provided, however, that on any Distribution Date when (1) less than 10% of the initial aggregate Stated Principal Balance of the Mortgage Pool is outstanding and (2) the sum of the aggregate unpaid Nonrecoverable Advances plus the aggregate unpaid Workout-Delayed Reimbursement Amounts, which have not been reimbursed to the Master Servicer, Special Servicer or Trustee, as applicable, exceeds 20% of the aggregate Stated Principal Balance of the Mortgage Pool then outstanding, then the Master Servicer, the Special Servicer or the Trustee, as applicable, may obtain reimbursement of any outstanding Workout-Delayed Reimbursement Amount from principal collections or any other amounts in the Certificate Account, including but not limited to interest collected on the Mortgage Loans, if principal is not sufficient to pay such amounts; provided, further, however, that the foregoing shall not in any manner limit the right of the Master Servicer, Special Servicer or Trustee, as applicable, to choose voluntarily to seek reimbursement of Workout-Delayed Reimbursement Amounts solely from collections of principal. The Master Servicer, Special Servicer or Trustee, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Workout-Delayed Reimbursement Amounts from interest collections as described in the preceding sentence. As used in the second preceding sentence, "Workout-Delayed Reimbursement Amount" means, with respect to any mortgage loan, the amount of any Advance made with respect to such mortgage loan on or before the date such mortgage loan becomes (or, but for the making of 3 monthly payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the person who made such Advance on or before the date, if any, on which such mortgage loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount will not in any manner limit the right of any person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance recoverable in the same manner as any other Nonrecoverable Advance. See "Description of the Certificates-- Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements--Certificate Account" in the accompanying prospectus.

     The Master Servicer and the Trustee will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Reimbursement Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period. The interest referred to in the immediately preceding sentence is referred to in this prospectus supplement as "Advance Interest". Such interest on any Advance will be payable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, first, out of Default Charges collected on the related Mortgage Loan and, second, at any time coinciding with or following the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. To the extent not offset by Default Charges accrued and actually collected on the related Mortgage Loan as described above, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Certificates.

APPRAISAL REDUCTIONS

     Promptly following the occurrence of any of the following events (1) any Mortgage Loan, the 17 State Street Whole Loan or the CBA Whole Loan becoming a Modified Mortgage Loan; (2) any Monthly Payment with respect to any Mortgage Loan, the 17 State Street Whole Loan or the CBA Whole Loan remains unpaid for 60 days past the Due Date for such payment; (3) the passage of 60 days after the Special Servicer receives notice that the mortgagor under such Mortgage Loan becomes the subject of bankruptcy, insolvency or similar proceedings, which remain undischarged and undismissed; (4) the passage of 60 days after the Special Servicer receives notice that a receiver or similar official is appointed with respect to the related Mortgaged Property; (5) the related Mortgaged Property becoming an REO Property or (6) if a Mortgage Loan or the CBA Whole Loan has been extended three times upon the 60th day after the third extension (an "Appraisal Trigger Event") with respect to any Mortgage Loan, the 17 State Street Whole Loan or the CBA Whole Loan (each such loan, a "Required Appraisal Loan"), the Special Servicer will be required to obtain (or, if such Mortgage Loan, the 17 State Street Whole Loan or the CBA Whole Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained (or if applicable, conducted) within the prior twelve months and there has been no subsequent material change in the circumstances surrounding the related Mortgaged Property that, in the Special Servicer's judgment, would materially affect the value of the Mortgaged Property, and shall deliver a copy of such appraisal to the Trustee, the Master Servicer and the Directing Certificateholder), the CC Controlling Holder (only if the CC Component Mortgage Loan has become a Required Appraisal Loan), the SS Controlling Holder (only if the SS Component Mortgage Loan has become a Required Appraisal Loan), and the UH Controlling Holder (only if the UH Component Mortgage Loan has become a Required Appraisal Loan). If such appraisal is obtained from a qualified appraiser, the cost of such appraisal will be covered by, and reimbursable as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction Amount" for any Required Appraisal Loan will, in general, be an amount (calculated as of the Determination Date immediately following the later of the date on which the most recent relevant appraisal was obtained by the Special Servicer pursuant to the Pooling Agreement and the date of the most recent Appraisal Trigger Event with respect to such Required Appraisal Loan) equal to the excess, if any, of:

       (1) the sum of (a) the Stated Principal Balance of such Required Appraisal Loan as of such Determination Date, (b) to the extent not previously advanced by or on behalf of the Master Servicer, or the Trustee, all unpaid interest (net of Default Interest) accrued on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date, (c) all unpaid Master Servicing Fees, Special Servicing Fees, Trustee Fees and Additional Trust Fund Expenses accrued with respect to such Required Appraisal Loan, (d) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or, the Trustee with respect to such Required Appraisal Loan and reimbursable out of the Trust Fund, together with all unpaid Advance Interest accrued on such Advances, and (e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable, for which neither the Master Servicer nor the Special Servicer holds any escrow payments or Reserve Funds; over

       (2) the sum of (x) the excess, if any, of (i) 90% of the Appraisal Value of the related Mortgaged Property or REO Property (subject to such downward adjustments as the applicable Special Servicer may deem appropriate
   (without implying any obligation to do so) based upon its review of the related appraisal and such other information as such Special Servicer deems appropriate), as applicable, as determined by the most recent relevant appraisal acceptable for purposes of the Pooling Agreement, over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of such Required Appraisal Loan, and (y) any escrow payments reserve funds and/or letters of credit held by the Master Servicer or the Special Servicer with respect to such Required Appraisal Loan, the related Mortgaged Property or any related REO Property (exclusive of any such items that are to be applied to real estate taxes, assessments, insurance premiums and/or ground rents or that were taken into account in determining the Appraised Value of the related Mortgaged Property or REO Property, as applicable, referred to in clause
   (2)(x)(i) above).

     If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

     For so long as any Mortgage Loan, the 17 State Street Whole Loan or the CBA Whole Loan or REO Loan remains a Required Appraisal Loan, the Special Servicer is required, within 30 days of each anniversary of such Mortgage Loan having become a Required Appraisal Loan, to obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an update of the prior appraisal, and shall deliver a copy of such update to the Trustee, the Master Servicer, the Directing Certificateholder, the CC Controlling Holder (only if such Required Appraisal Loan is the CC Component Mortgage Loan), the SS Controlling Holder (only if such Required Appraisal Loan is the SS Component Mortgage Loan), and the UH Controlling Holder (only if such Required Appraisal Loan is the UH Component Mortgage Loan). If such update is obtained from a qualified appraiser, the cost thereof shall be covered by, and be reimbursed as, a Servicing Advance. Promptly following the receipt of, and based upon, such update, the Special Servicer shall redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder and, applicable, the CC Controlling Holder, the SS Controlling Holder and the UH Controlling Holder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

     The Directing Certificateholder with respect to the Mortgage Loans, other than the CC Component Mortgage Loan during which period no CC Control Appraisal Period exists, the SS Component Mortgage Loan during which period no SS Control Appraisal Period exists, and the UH Component Mortgage Loan during which period no UH Control Appraisal Period exists, will have the right at any time to require that the Special Servicer obtain a new appraisal of the subject Mortgaged Property in accordance with MAI standards, at the expense of the Controlling Class Certificateholder. Upon receipt of such appraisal the Special Servicer will deliver a copy thereof to the Trustee, the Master Servicer, the Directing Certificateholder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

     Each of the CC Controlling Holder, the SS Controlling Holder and the UH Controlling Holder, as applicable, will have the right, at its expense at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the subject Mortgaged Property in accordance with MAI standards. Upon receipt of such appraisal the Special Servicer shall deliver a copy thereof to the Trustee, the Master Servicer, the Directing Certificateholder, the CC Controlling Holder, the SS Controlling Holder and the UH Controlling Holder, as applicable. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer shall redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder, the CC Controlling Holder, the SS Controlling Holder and the UH Controlling Holder, as applicable, the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

     The 17 State Street Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise the 17 State Street Whole Loan. Any Appraisal Reduction Amount in respect of the 17 State Street Whole Loan that exceeds the aggregate balance of the 17 State Street Note B will be allocated to the SS Component Mortgage Loan.

     The CBA Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise the CBA Whole Loan. Any Appraisal Reduction Amount in respect of the CBA Whole Loan that exceeds the aggregate balance of the CBA B Note will be allocated to the CBA Mortgage Loan.

     A "Modified Mortgage Loan" is any Mortgage Loan, the 17 State Street Whole Loan or the CBA Whole Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that:
(A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (C) in the reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     Trustee Reports. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, on each Distribution Date the Trustee will be required to deliver or make available electronically to each Certificateholder and Certificate Owner (so long as such Certificate Owner provides the Trustee with or submits electronically to the Trustee with a certification in the form set forth in the Pooling Agreement which discloses such Certificate Owner's status as a holder), the following statements and reports (collectively, the "Distribution Date Statement") substantially in the forms set forth in Annex C (although such forms may be subject to change over time) and substantially containing the information below:

       (1) A statement setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II Certificates and applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II Certificates allocable to Distributable Certificate Interest and Prepayment Premiums; (iii) the Available Distribution Amount for such Distribution Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Determination Date, the aggregate amount of P&I Advances made as of the Master Servicer Remittance Date ("Payment After Determination Date Report"), the aggregate amount of P&I Advances and other Servicing Advances made in respect of the immediately preceding Distribution Date; (v) the aggregate Stated Principal Balance of the Mortgage Pool (less the Subordinate Balances of the CC Subordinate Components, the SS Subordinate Components, and the UH Subordinate Components) outstanding immediately before and immediately after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for the prior Determination Date; (vii) as of the end of the Collection Period for the immediately preceding Distribution Date, the number and aggregate ending scheduled principal balance of Mortgage Loans (A) delinquent 30-59 days,
   (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) as to which foreclosure proceedings have been commenced (except with respect to REO Properties) and (E) any bankruptcy by a borrower; (viii) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent; (ix) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC II Certificates for such Distribution Date; (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC II Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates; (xi) any unpaid Distributable Certificate Interest in respect of such Class of REMIC II Certificates after giving effect to the distributions made on such Distribution Date; (xii) the Pass-Through Rate for each Class of REMIC II Certificates for such Distribution Date; (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period; (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC II Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xvi) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the Collection Period for the prior Distribution Date;
   (xvii) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or Special Servicer pursuant to the Pooling Agreement during the related Collection Period; (xviii) current and cumulative outstanding Advances;
   (xix) current prepayments and curtailments; (xx) the number and

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   aggregate principal balance of Mortgage Loans as to which foreclosure proceedings have been commenced as to the related Mortgaged Property; (xxi) the amounts held in the Excess Liquidation Proceeds Reserve Account; (xxii) the ratings from all Rating Agencies for all Classes of Certificates; and (xxiii) the amounts, if any, distributed with respect to the Class CC Certificates, the Class SS Certificates and the Class UH Certificates on such Distribution Date. In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per a specified denomination.

       (2) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report shall contain certain of the categories of information regarding the Mortgage Loans set forth in this prospectus supplement in the tables under the caption "Annex A: Certain Characteristics of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this prospectus supplement on Annex A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, occupancy, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

     Servicer Reports. The Master Servicer is required to deliver to the Trustee on the second business day following each Determination Date, and the Trustee is to provide or make available on each Distribution Date, either in electronic format or by first-class mail (if requested in writing) to each Certificateholder, and any potential investor in the Certificates who certifies their identity as such, on each Distribution Date, a CMSA loan setup file, a CMSA loan periodic update file, a CMSA property file, and a CMSA financial file (in electronic format and substance provided by the Master Servicer and/or the Special Servicer) setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, and certain CMSA supplemental reports set forth in the Pooling Agreement containing certain information regarding the Mortgage Loans and the Mortgaged Properties all of which will be made available electronically (i) to any interested party including the Rating Agencies, the Underwriters and any party to the Pooling Agreement via the Trustee's Website or, (ii) to authorized persons identified by the Trustee to the Master Servicer and parties to the Pooling Agreement, via the Master Servicer's Website, if the Master Servicer elects to maintain a website, in its sole discretion, with the use of a username and a password provided by the Master Servicer to such Person upon delivery to the Trustee with a copy to the Master Servicer of a certification in the form attached to the Pooling Agreement.

     The servicer reports will not include any information that the Master Servicer or the Special Servicer, as applicable, deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related Distribution Date. None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     Within 60 days after receipt by the Master Servicer from the related borrowers or otherwise, as to Non-Specially Serviced Mortgage Loans, and within 45 days after receipt by the Master Servicer from the Special Servicer or otherwise, as to Specially Serviced Mortgage Loans and REO Properties, of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer (or the Special Servicer, with respect to Specially Serviced Mortgage Loan) shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) a report (the "CMSA Operating Statement Analysis Report") and the Master Servicer shall remit a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (within

10 days following initial preparation and each update thereof), together with, if so requested, the underlying operating statements and rent rolls, to the Special Servicer in a format reasonably acceptable to the Trustee and Special Servicer.

     Within 60 days after receipt by the Master Servicer (or 30 days in the case of items received by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties) of any quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer (or the Special Servicer, with respect to Specially Serviced Mortgage Loans) shall prepare or update and forward to the Special Servicer and the Directing Certificateholder (in an electronic format reasonably acceptable to the Special Servicer) a report (the "CMSA NOI Adjustment Worksheet") to normalize the full year net operating income and debt service coverage numbers for such Mortgaged Property or REO Property, together with, if so requested, the related operating statements.

     All CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets will be prepared substantially in the form as set forth in the Pooling Agreement and will be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master Servicer will forward electronic copies (to the extent available) to the Directing Certificateholder, the Trustee upon request, each Rating Agency upon request, and any Certificateholder, upon request, or to the extent a beneficial owner of an Offered Certificate (a "Certificate Owner") has confirmed its ownership interest in the Certificates held thereby, such Certificate Owner, together with the related operating statement or rent rolls. Each CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet will be prepared using normalized year-to-date CMSA methodology as in effect on the Delivery Date and as modified and reasonably agreeable to the Master Servicer from time to time. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Depositor, the REMIC Administrator, the Mortgage Loan Seller and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     To the extent set forth in the Pooling Agreement the Trustee will make available each month, to the general public, the Distribution Date Statement (and any additional files containing the same information in an alternative format), the servicer reports, Mortgage Loan information as presented in the CMSA loan setup file, CMSA loan periodic update file, all other CMSA reports provided to it by the Master Servicer and any other item at the request of the Depositor to any interested party via the Trustee's Website initially located at "www.ctslink.com". In addition, pursuant to the Pooling Agreement, the Trustee will make available, as a convenience to the general public (and not in furtherance of the distribution of the accompanying prospectus or the prospectus supplement under the securities laws), the Pooling Agreement, the accompanying prospectus and the prospectus supplement via the Trustee's Website. For assistance with the above-referenced services, interested parties may call (301) 815-6600. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

     In connection with providing access to the Trustee's Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with the Pooling Agreement.

     For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the Certificates--Reports to Certificateholders" in the accompanying prospectus.

     Other Information. The Pooling Agreement requires that the Trustee make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items to the extent in its possession: (a) all officer's certificates delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement, (b) all accountant's reports delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement, and (c) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate (as confirmed to the Master Servicer by the Trustee) or any person identified to the Master Servicer by the Trustee as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage Loan, in each case except to the extent the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee along with the Distribution Date Statement referred to under "Description of the Certificates--Reports to Certificateholders; Certain Available Information--Trustee Reports" in this prospectus supplement; provided that, until the Trustee has either disclosed such information to all Certificateholders along with the Distribution Date Statement or has properly filed such information with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master Servicer is entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and, provided, further, that the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

     The Trustee, subject to the last sentence of the prior paragraph, will make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee may require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

VOTING RIGHTS

     At all times during the term of the Pooling Agreement, 98% of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates and 2% of the Voting Rights shall be allocated to the holders of the Class X Certificates in proportion to their Notional Amounts. No Voting Rights will be assigned to the the Class CC Certificates, the Class SS Certificates, the Class UH Certificates or the REMIC Residual Certificates. See "Description of the Certificates--Voting Rights" in the accompanying prospectus.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, (ii) the purchase or exchange of all of the

Mortgage Loans that constitute the Initial Pool Balance and REO Properties remaining in the Trust Fund by the Master Servicer, Special Servicer or by any holder or holders (other than the Depositor or the Mortgage Loan Seller) of Certificates representing a majority interest in the Controlling Class or (iii) the exchange of all the then outstanding Certificates (other than the Class R-I, Class R-II, Class CC, Class SS or Class UH Certificates) for the Mortgage Loans remaining in the Trust. Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.


     Any such purchase by the Master Servicer, Special Servicer or the majority holder(s) of the Controlling Class of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans that constitute the Initial Pool Balance then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer or the majority holder(s) of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the Initial Pool Balance as of the Delivery Date. The purchase price paid by the Master Servicer or the majority holder(s) of the Controlling Class, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The exchange of all the then outstanding Certificates (other than the Class R-I, Class R-II, Class CC, Class SS or Class UH Certificates) for the Mortgage Loans remaining in the Trust (i) is limited to certain Classes of Certificates and (ii) requires that all Certificateholders must voluntarily participate.


     On the final Distribution Date, the aggregate amount paid by any Special Servicer or the Master Servicer, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements--Certificate Account" in the prospectus supplement), will be applied generally as described under "--Distributions" above.


     Any optional termination by the Special Servicer or the Master Servicer would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans without the receipt of any Yield Maintenance Charges and, as a result, investors in the Class X Certificates and any other Certificates purchased at a premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

                                  THE TRUSTEE


THE TRUSTEE

     Wells Fargo Bank, N.A. ("Wells Fargo"), a national banking association, will act as Trustee on behalf of the certificateholders. Wells Fargo maintains an office and conducts certificate transfer services at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Wells Fargo otherwise conducts trustee and securities administration services at its offices in Columbia, Maryland. Its address there is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. As compensation for its services, the Trustee will be entitled to receive a fee payable from funds on deposit in the Distribution Account. In addition, the Trustee will be obligated to make any advance required to be made, but not made, by the Master Servicer under the Pooling Agreement (including a Servicing Advance, to the extent the Trustee has actual knowledge of the failure of the Master Servicer to make such Servicing Advance), provided that the Trustee will not be obligated to make any advance that it determines to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Master Servicer or the Special Servicer that an advance, if made, would be nonrecoverable. The Trustee will be entitled to reimbursement (with interest thereon at the Reimbursement Rate) for each advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer.

     The Trustee will make no representation as to the validity or sufficiency of the Pooling Agreement, the certificates, the Mortgage Loans or related documents or the sufficiency of this prospectus supplement and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or the Special Servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account maintained by or on behalf of the Master Servicer or the Special Servicer. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required under the Pooling Agreement. However, upon receipt of any of the various resolutions, statements, opinions, reports, documents, orders or other instruments required to be furnished to it pursuant to the Pooling Agreement, the Trustee will be required to examine such documents and to determine whether they conform to the requirements of the Pooling Agreement (to the extent set forth therein) without responsibility for investigating the contents thereof.

     Wells Fargo Bank, N.A. is rated "Aaa" by Moody's and "AA" by S&P.

     The information set forth herein concerning the Trustee has been provided by the Trustee and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     Pursuant to the Pooling Agreement, the Trustee will be entitled to a monthly fee (the "Trustee Fee"; and, together with the Master Servicing Fee, the "Administrative Fees") payable out of general collections on the Mortgage Loans and any REO Properties. The Administrative Fees will be computed for the same period for which interest payments on the Mortgage Loans are computed.

     The Trustee will also have certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "Certain Federal Income Tax Consequences--REMICs --Reporting and Other Administrative Matters" and "The Pooling and Servicing Agreements-- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor", "--Events of Default" and "--Rights Upon Event of Default" in the accompanying prospectus.


INDEMNIFICATION

     The Trustee will be entitled to indemnification, from amounts held in the Certificate Account, for any loss, liability, damages, claim or expense arising in respect of the Pooling Agreement or the certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct of the Trustee. Any such indemnification payments will be Additional Trust Fund Expenses that will reduce the amount available to be distributed to Certificateholders as described under "Description of the Certificates--Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.


                       YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate, (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses on or in respect of the Mortgage Loans and of Additional Trust Fund Expenses and Appraisal Reductions and the extent to which such losses, expenses and reductions are allocable to or otherwise result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z) the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs.

     Rate and Timing of Principal Payments. The yield to holders of any Class of Offered Certificates that are Sequential Pay Certificates purchased at a discount or premium will be affected by the rate and timing of reductions of the Certificate Balances of such Class of Certificates. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will be distributable entirely in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates until the related Certificate Balances thereof are reduced to zero, and the Group 2 Principal Distribution Amount (and after the Class A-5 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will be generally distributable to the Class A-1A Certificates. Following retirement of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. Consequently, the rate and timing of reductions of the Certificate Balance of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-1A Certificates will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2. Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the

Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Failure of the borrower under the ARD Loan to repay its Mortgage Loan by or shortly after its Anticipated Repayment Date, for whatever reason, will also tend to lengthen the weighted average lives of the Sequential Pay Certificates. Although the ARD Loan includes incentives for the related borrower to repay the Mortgage Loan by its Anticipated Repayment Date (e.g., an increase in the interest rate of the loan above the Mortgage Rate and the application of all excess cash (net of approved property expenses and any required reserves) from the related Mortgaged Property to pay down the Mortgage loan, in each case following the passage of such date), there can be no assurance that the related borrower will want, or be able, to repay the Mortgage Loan in full. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" herein and "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the accompanying prospectus.


     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans (and, with respect to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, which Loan Group such Mortgage Loan is deemed to be in) are distributed or otherwise result in a reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the principal balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.


     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As and to the extent described herein, Realized Losses and Additional Trust Fund Expenses will be allocated (i) with respect to Realized Losses and Additional Trust Fund Expenses attributable to the CC Component Mortgage Loan, to the related Classes of Class CC Certificates in reverse sequential order to the extent described in this prospectus supplement, (ii) with respect to Realized Losses and Additional Trust Fund Expenses attributable to the SS Component Mortgage Loan, to the related Classes of Class SS Certificates in reverse sequential order to the extent described in this prospectus supplement, (iii) with respect to Realized Losses and Additional Trust Fund Expenses attributable to the UH Component Mortgage Loan, to the related Classes of Class UH Certificates in reverse sequential order to the extent described in this prospectus supplement, and
(iv) with respect to Realized Losses and Additional Trust Fund Expenses attributable to each Mortgage Loan (other than the CC Component Mortgage Loan, the SS Component Mortgage Loan and the UH Component Mortgage Loan in which the related Subordinate Balances have not been reduced to zero and with respect to Realized Losses and Additional Trust Fund Expenses allocable to the Mortgage Pool generally, to the respective Classes of Sequential Pay Certificates (which allocation will, in general, reduce the amount of interest distributable thereto in the case of Additional Trust Fund Expenses and reduce the Certificate Balance thereof in the case of Realized Losses) in the following order: first, to each Class of Sequential Pay Certificates (other than the Class A Certificates), in reverse alphabetical order of Class designation, until the Certificate Balance thereof has been reduced to zero; then, to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates, pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate Balance of each such Class has been reduced to zero.

     The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated to (i) with respect to Net Aggregate Prepayment Interest Shortfalls attributable to the CC Component Mortgage Loan, to the related Class of Class CC Certificates in reverse sequential order to the extent described in this prospectus supplement, (ii) with respect to Net Aggregate Prepayment Interest Shortfalls attributable to the SS Component Mortgage Loan, to the related Class of Class SS Certificates in reverse sequential order to the extent described in this prospectus supplement, (iii) with respect to Net Aggregate Prepayment Interest Shortfalls attributable to the UH Component Mortgage Loan, to the related Class of Class UH Certificates in reverse sequential order to the extent described in this prospectus supplement, and (iv) with respect to Net Aggregate Prepayment Interest Shortfalls attributable to each Mortgage Loan (other the CC Component Mortgage Loan, the SS Component Mortgage Loan or the UH Component Mortgage Loan in which the related Subordinate Balance has not been reduced to zero), and with respect to Net Aggregate Prepayment Interest Shortfalls allocable to the Mortgage Pool generally, to all classes of Certificates (other than the REMIC Residual Certificates). In each case, such allocations will be made pro rata to such classes on the basis of Accrued Certificate Interest otherwise distributable for each such Class for such Distribution Date and will reduce the respective amounts of Accrued Certificate Interest for each such Class for such Distribution Date.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, Lock-out Periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, hotel rooms, industrial or warehouse space, health care facility beds, senior living units or office space, as the case may be, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors--Risks Related to the Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans" herein and "The Pooling and Servicing Agreements" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate (or, in the case of the ARD Loan after its Anticipated Repayment Date, the Revised Rate) at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate for any Mortgage Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of the ARD Loan, out of certain net cash flow from the related Mortgaged Property). Accordingly, there can be no assurance that a Mortgage Loan will be prepaid prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     If a Mortgage Loan is not in a Lock-out Period, any Prepayment Premium in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

     The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

WEIGHTED AVERAGE LIVES

     The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any such Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined below) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Offered Certificate belongs. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balances thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero, and then, to the Class A-5 Certificates until the Certificate Balance thereof is reduced to zero, the Group 2 Principal Distribution Amount (and, after the Class A-5 Certificates have been retired, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-1A Certificates may be shorter, and the weighted average lives of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective Classes of Sequential Pay Certificates.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR model (as described in the accompanying prospectus). As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "25%", "50%", "75%", "100%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lock-out Period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs.

     There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-out Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-out Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.


     The following tables indicate the percentages of the initial Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D and Class E Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the "Maturity Assumptions"): (i) the Mortgage Loans have the characteristics set forth on Annex A as of the Cut-off Date, (ii) the Pass-Through Rate and the initial Certificate Balance (such initial Certificate Balance referred to herein for purposes of the Maturity Assumptions as the "Initial Certificate Balance"), as the case may be, of each Class of Offered Certificates are as described herein, (iii) the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of actual number of days elapsed during the month of accrual in a 360-day year are the actual contractual Monthly Payments (adjusted to take into account the addition or subtraction of any Withheld Amounts as described under "Description of the Certificates--Interest Reserve Account"), (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) scheduled Monthly Payments on the Mortgage Loans are timely received, (vi) no voluntary or involuntary prepayments are received as to any Mortgage Loan during such Mortgage Loan's Lock-out Period ("LOP"), if any, Defeasance Lockout Period ("DLP"), if any, or, yield maintenance period ("YMP"), if any, and the ARD Loan is paid in full on its Anticipated Repayment Date otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments), (vii) none of the Master Servicer, the Special Servicer nor any majority holder(s) of the Controlling Class exercises its or exercise their right of optional termination described herein,
(viii) no Mortgage Loan is required to be repurchased by the Mortgage Loan Seller, (ix) no Prepayment Interest Shortfalls are incurred, (x) there are no Additional Trust Fund Expenses, (xi) distributions on the Offered Certificates are made on the 10th day of each month, commencing in August 2004 and (xii) the Offered Certificates are settled on July 14, 2004 (the "Settlement Date"). To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. The indicated prepayment speeds were assumed for each Mortgage Loan for any period for which a fixed prepayment premium would apply under such Mortgage Loan. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of the Initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-1 CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----------------------------------------   ------------   ------------   ------------   ------------   ------------
Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
July 10, 2005 ..........................        60.24          60.24          60.24          60.24          60.24
July 10, 2006 ..........................        16.26          16.26          16.26          16.26          16.26
July 10, 2007 ..........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........         1.26           1.26           1.26           1.26           1.26

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-2 CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----------------------------------------   ------------   ------------   ------------   ------------   ------------
Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
July 10, 2005 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2006 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2007 ..........................        75.29          75.29          75.29          75.29          75.29
July 10, 2008 ..........................        34.91          34.91          34.91          34.91          34.91
July 10, 2009 ..........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........         3.64           3.64           3.63           3.63           3.62

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-3 CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----------------------------------------   ------------   ------------   ------------   ------------   ------------
Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
July 10, 2005 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2006 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2007 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2008 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2009 ..........................        52.85          52.85          52.85          52.85          52.85
July 10, 2010 ..........................        41.23          40.66          39.89          38.70          28.95
July 10, 2011 ..........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........         5.56           5.55           5.55           5.54           5.43

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-4 CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)


                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----------------------------------------   ------------   ------------   ------------   ------------   ------------
Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
July 10, 2005 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2006 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2007 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2008 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2009 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2010 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2011 ..........................        31.14          31.14          31.14          31.14          31.14
July 10, 2012 ..........................        18.57          18.57          18.57          18.57          18.57
July 10, 2013 ..........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........         7.23           7.23           7.23           7.23           7.16

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-5 CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)


                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----------------------------------------   ------------   ------------   ------------   ------------   ------------
Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
July 10, 2005 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2006 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2007 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2008 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2009 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2010 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2011 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2012 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2013 ..........................        98.57          98.57          98.57          98.57          98.57
July 10, 2014 ..........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........         9.72           9.71           9.69           9.65           9.46

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS B CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)


                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----------------------------------------   ------------   ------------   ------------   ------------   ------------
Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
July 10, 2005 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2006 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2007 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2008 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2009 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2010 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2011 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2012 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2013 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2014 ..........................        21.52          21.52          21.52          21.52          21.52
July 10, 2015 ..........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........        10.02          10.02          10.02          10.01           9.89

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS C CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)


                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----------------------------------------   ------------   ------------   ------------   ------------   ------------
Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
July 10, 2005 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2006 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2007 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2008 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2009 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2010 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2011 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2012 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2013 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2014 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2015 ..........................        81.32          81.32          81.32          81.32          81.32
July 10, 2016 ..........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........        11.19          11.18          11.17          11.16          11.07

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS D CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----------------------------------------   ------------   ------------   ------------   ------------   ------------
Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
July 10, 2005 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2006 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2007 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2008 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2009 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2010 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2011 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2012 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2013 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2014 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2015 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2016 ..........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........        11.61          11.51          11.48          11.46          11.37

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS E CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----------------------------------------   ------------   ------------   ------------   ------------   ------------
Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
July 10, 2005 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2006 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2007 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2008 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2009 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2010 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2011 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2012 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2013 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2014 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2015 ..........................       100.00         100.00         100.00         100.00         100.00
July 10, 2016 ..........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........        11.99          11.97          11.78          11.66          11.57

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans as described under "Description of the Certificates-- General" in this prospectus supplement, and to pay certain expenses in connection with the issuance of the Certificates.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     For federal income tax purposes, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being herein referred to as the "Component Mortgage Loan REMIC", "REMIC I" and "REMIC II", respectively. The assets of the Component Mortgage Loan REMIC will generally include the CC Component Mortgage Loan, the SS Component Mortgage Loan, the UH Component Mortgage Loan, the Trust's interest in any related REO Properties and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account (as to the related Senior Component only) and any REO Accounts. The CC Senior Component, the SS Senior Component and the UH Senior Component and each Class of Class CC Certificates, Class SS Certificates and Class UH Certificates will represent "regular interests" in the Component Mortgage Loan REMIC. The assets of REMIC I generally will include the Mortgage Loans (the CC Senior Component in the case of the CC Component Mortgage Loan, the SS Senior Component in the case of the SS Component Mortgage Loan and the UH Senior Component in the case of the UH Component Mortgage Loan), the Trust's interest in any REO Properties acquired on behalf of the Certificateholders (other than with respect to the CC Component Mortgage Loan, the SS Component Mortgage Loan and the UH Component Mortgage Loan) and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account and the REO Accounts (each as defined in the accompanying prospectus). The assets of REMIC II will consist of certain uncertificated "regular interests" in REMIC I and amounts in the Certificate Account with respect thereto. For federal income tax purposes,
(i) the REMIC II Certificates will evidence the "regular interests" in, and generally will be treated as debt obligations of, REMIC II (other than the portion of the Class P Certificates representing Excess Interest) and (ii) the Class R-II Certificates will represent the sole class of "residual interest" in REMIC II and (iii) the Class R-I Certificates will represent the sole class of "residual interests" in the Component Mortgage Loan REMIC and REMIC I. Upon issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP, special tax counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, the Component Mortgage Loan REMIC, REMIC I and REMIC II each will qualify as a REMIC under the Code. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code, and the Class P Certificates, in addition to evidencing a regular interest in REMIC II, will evidence beneficial ownership of such Excess Interest and the Excess Interest Distribution Account. See "Certain Federal Income Tax Consequences--REMICs" in the accompanying prospectus.


DISCOUNT AND PREMIUM; PREPAYMENT PREMIUMS

     The Offered Certificates generally will be treated as newly originated debt instruments originated on the related Startup Day for federal income tax purposes. The "Startup Day" of the Component Mortgage Loan REMIC, REMIC I and REMIC II is the Delivery Date. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class B Certificates will be issued at a premium, that the Class C and Class D Certificates will be issued with a de minimis amount of original issue discount and that the Class E Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes. See "Certain Federal Income Tax Consequences-- REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" and "--Premium" in the accompanying prospectus.

     For purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium on the Offered Certificates, the Prepayment Assumption will be 0% CPR (except that the ARD Loan will be assumed to be repaid on its Anticipated Repayment
Date). See "Yield and Maturity Considerations--Weighted Average Lives" herein. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

     Prepayment Premiums actually collected will be distributed among the holders of the respective classes of Certificates as described under "Description of the Certificates--Distributions of Prepayment Premiums" in this prospectus supplement. It is not entirely clear under the Code when the amount of Prepayment Premiums so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Prepayment Premium. Prepayment Premiums, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of an offered Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Prepayment Premiums.


CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT to the extent that such Certificates are treated as "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Code. If 95% or more of the Mortgage Loans are treated as assets described in Section 856(c)(5)(B) of the Code, the Offered Certificates will be treated as such assets in their entirety. The Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by residential property. It is anticipated that as of the Cut-off Date, 16.0% and 19.7%, of the Initial Pool Balance will represent Mortgage Loans secured by multifamily properties and manufactured housing communities, respectively. None of the foregoing characterizations will apply to the extent of any Mortgage Loans that have been defeased. Accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions. The Offered Certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code. The Offered Certificates will be treated as "permitted assets" for a financial asset securitization investment trust under Section 860L(c) of the Code. See "Description of the Mortgage Pool" in this prospectus supplement and "Certain Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.


POSSIBLE TAXES ON INCOME FROM FORECLOSURE PROPERTY

     In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC provisions (an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. These considerations will be of particular relevance with respect to any health care facilities or hotels that become REO Property. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.


REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Reporting of interest income, including any original issue discount, if any, with respect to the Offered Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of the Offered Certificates and the IRS; holders of REMIC II Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting regarding qualification of the REMIC's assets as set forth above under "--Characterization of Investments in Offered Certificates" will be made as required under the Treasury regulations, generally on an annual basis.

     As applicable, the Offered Certificate information reports will include a statement of the adjusted issue price of the Offered Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--REMICs" in the accompanying prospectus.


                         CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and individual retirement annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code ("Plan Assets"). Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that are held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation Section 2510.3-101).

     The U.S. Department of Labor issued individual prohibited transaction exemptions to NationsBank Corporation (predecessor in interest to Bank of America Corporation), Prohibited

Transaction Exemption ("PTE") 93-31, to Bear, Stearns & Co. Inc., PTE 90-30, and to Goldman, Sachs & Co., PTE 89-88, each as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41 (collectively, the "Exemption"), which generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by an Exemption-Favored Party (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. "Exemption-Favored Party" shall include
(a) Bank of America Corporation, (b) each of the Underwriters, (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bank of America Corporation (such as Banc of America Securities LLC) or any other Underwriter, and
(d) any member of the underwriting syndicate or selling group of which a person described in (a), (b) or (c) is a manager or co-manager with respect to the Offered Certificates.


     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Offered Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, such Offered Certificate at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Fitch, Moody's Investors Service, Inc. ("Moody's"), or S&P. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter; the "Restricted Group" consists of any Exemption-Favored Party, the Trustee, the Depositor, the Master Servicer, the Special Servicer, any sub-servicer, the Mortgage Loan Seller, any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any affiliate of any of the aforementioned persons. Fourth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.


     A fiduciary of a Plan contemplating a purchase of any Class of Offered Certificates in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing any Class of Offered Certificates, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to such Certificates as of the date of such purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any Class of Offered Certificates.


     The Exemption also requires that the Trust meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an Offered Certificate; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificate. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the Depositor, an Exemption-Favored Party, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer, the Mortgage Loan Seller or a borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a "Party in Interest") with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the continued holding of the Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan (as defined in the next sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     Moreover, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of the Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the continued holding of the Offered Certificates by a Plan.

     Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

     Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Offered Certificates.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (i) the Offered Certificates constitute "securities" for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See "Certain ERISA Considerations" in the accompanying prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in the Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

     Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.


     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.


                               LEGAL INVESTMENT


     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.


     No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.


     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and Banc of America Securities LLC ("Banc of America"), Bear, Stearns & Co. Inc. ("Bear") and Goldman, Sachs & Co. ("Goldman Sachs") (collectively, the "Underwriters"), the Depositor has agreed to sell to each of Banc of America, Bear, and Goldman Sachs and each of Banc of America, Bear, and Goldman Sachs has agreed to purchase, severally but not jointly, the respective Certificate Balances or Notional Amount as applicable, of each Class of the Offered Certificates as set forth below subject in each case to a variance of 10%.




                        BANC OF AMERICA         BEAR         GOLDMAN SACHS
                       -----------------   --------------   --------------
Class A-1 ..........      $ 23,000,000      $         0      $         0
Class A-2 ..........      $ 34,000,000      $         0      $         0
Class A-3 ..........      $125,000,000      $         0      $         0
Class A-4 ..........      $110,000,000      $         0      $         0
Class A-5 ..........      $364,397,485      $25,000,000      $25,000,000
Class B ............      $ 28,879,200      $         0      $         0
Class C ............      $ 11,551,680      $         0      $         0
Class D ............      $ 24,547,319      $         0      $         0
Class E ............      $ 11,551,680      $         0      $         0

     With respect to the Offered Certificates, Banc of America is acting as sole lead manager and bookrunner. Bear and Goldman Sachs are each acting as a co-manager, and Banc of America will be the sole bookrunner for any other classes of certificates, none of which are offered by this prospectus supplement.

     Banc of America is an affiliate of the Depositor. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be an amount equal to approximately 100.32% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on all of the Offered Certificates, before deducting expenses payable by the Depositor.

     Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that the Underwriters presently intend to make a market in the Offered Certificates; however, the Underwriters have no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors--Risks Related to the Certificates--Liquidity for Certificates May Be Limited" in this prospectus supplement and "Risk Factors--Limited Liquidity of Certificates" in the accompanying prospectus.

     The Depositor and the Mortgage Loan Seller have agreed to indemnify the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the

Securities Act against, or make contributions to the Underwriters and the such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. The Mortgage Loan Seller has agreed to indemnify the Depositor, its officers and directors, the Underwriters and each person, if any, who controls the Depositor or the Underwriters within the meaning of Section 15 of the Securities Act, with respect to certain liabilities, including certain liabilities under the Securities Act, relating to the Mortgage Loans sold by the Mortgage Loan Seller.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina and for the Underwriters by Thacher Proffitt & Wood LLP, New York, New York.


                                    RATINGS

     It is a condition to their issuance that the Offered Certificates receive the credit ratings indicated below from Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"; and, together with Moody's, the "Rating Agencies"):



CLASS                      MOODY'S     S&P
-----------------------   ---------   -----
   Class A-1 ..........      Aaa       AAA
   Class A-2 ..........      Aaa       AAA
   Class A-3 ..........      Aaa       AAA
   Class A-4 ..........      Aaa       AAA
   Class A-5 ..........      Aaa       AAA
   Class B ............      Aa2        AA
   Class C ............      Aa3       AA--
   Class D ............       A2        A
   Class E ............       A3       A--

     The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Distribution Date in June 2039 (the "Rated Final Distribution Date"). The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors, or (iv) whether and to what extent Default Interest will be received or Net Aggregate Prepayment Interest Shortfalls will be realized, or (v) payments of Excess Interest.

     There is no assurance that any rating assigned to the Offered Certificates by a Rating Agency will not be lowered, qualified (if applicable) or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. In this regard, a rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by Moody's or S&P.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk Factors--Limited Nature of Ratings" in the accompanying prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS




17 State Street B Noteholder ...............      S-79
17 State Street Borrower ...................      S-97
17 State Street Control Appraisal
   Period ..................................     S-133
17 State Street Cure Event .................     S-131
17 State Street Intercreditor
   Agreement ...............................      S-79
17 State Street Mortgaged Property .........      S-79
17 State Street Note B .....................      S-79
17 State Street Purchase Option
   Holder ..................................      S-81
17 State Street Repurchase Price ...........      S-81
17 State Street Special Servicing
   Delay ...................................     S-131
17 State Street Whole Loan .................      S-79
30/360 Basis ...............................      S-73
30/360 Mortgage Loans ......................      S-73
369 Lexington Avenue Borrower ..............     S-105
Accrued Certificate Interest ...............     S-171
ACMs .......................................     S-118
Actual/360 Basis ...........................      S-73
Actual/360 Mortgage Loan ...................      S-73
Additional Trust Fund Expenses .............     S-177
                                                S-155,
Administrative Fee Rate ....................       A-1
Administrative Fees ........................     S-189
Advance Interest ...........................     S-181
Advances ...................................     S-142
Annual Debt Service ........................       A-1
Annualized Most Recent .....................       A-3
Anticipated Repayment Date .................      S-72
Appraisal Date .............................     S-120
Appraisal Reduction Amount .................     S-182
Appraisal Trigger Event ....................     S-182
Appraisal Value ............................       A-1
Approval Provisions ........................     S-135
ARD Loan ...................................      S-72
Asset Status Report ........................     S-131
Assumed Monthly Payment ....................     S-174
Balloon ....................................       A-1
Balloon Loan ...............................      S-73
Balloon Payment ............................      S-73
Balloon Payment Interest Shortfall .........     S-140
Banc of America ............................     S-204
Bank of America ............................      S-70
Base Interest Fraction .....................     S-174
Bear .......................................     S-204
BOA-Bridger Mortgage Loans .................      S-70
BOA-CMSG ...................................     S-137
BOA-Originated Mortgage Loans ..............      S-70


Bridger ....................................      S-70
Calpine Center Borrower ....................      S-91
Calpine Center Borrower Principal ..........      S-91
Cash Flow ..................................       A-1
CBA B Note .................................      S-81
CBA B Noteholder ...........................      S-81
CBA Intercreditor Agreement ................      S-81
CBA Mortgage Loan ..........................      S-81
CBA Mortgaged Property .....................      S-81
CBA Whole Loan .............................      S-81
CC Accrued Component Interest ..............     S-158
CC Component Distributable
   Interest ................................     S-158
CC Component Mortgage Loan .................      S-78
CC Component Principal
   Entitlement .............................     S-158
CC Control Appraisal Period ................     S-133
CC Controlling Class .......................     S-133
CC Controlling Class Holder ................     S-134
CC Controlling Holder ......................     S-133
CC Principal Distribution Amount ...........     S-158
CC Schedule ................................     S-158
CC Senior Balance ..........................     S-153
CC Senior Component ........................      S-78
CC Senior Component Principal
   Distribution Amount .....................     S-156
CC Subordinate Balance .....................     S-153
CC Subordinate Components ..................      S-78
CC-A Component .............................      S-78
CC-B Component .............................      S-78
CC-C Component .............................      S-78
CC-D Component .............................      S-78
CC-E Component .............................      S-78
CC-F Component .............................      S-78
Certificate Balance ........................     S-152
                                                S-151,
Certificate Owner ..........................     S-186
Certificate Registrar ......................     S-152
Class ......................................     S-151
Class A Certificates .......................     S-151
Class CC Certificates ......................     S-151
Class SS Certificates ......................     S-151
Class UH Certificates ......................     S-151
CMSA NOI Adjustment Worksheet ..............     S-186
CMSA Operating Statement Analysis
   Report ..................................     S-185
Code .......................................     S-123
Collateral Substitution Deposit ............      S-74
                                                 S-12,
Collection Period ..........................     S-155

Commercial Loan .........................     S-71
Commercial Mortgaged Property ...........     S-71
Compensating Interest Payment ...........    S-139
Component Mortgage Loan REMIC............    S-198
Controlling Class .......................    S-133
Controlling Class Certificateholder .....    S-133
Controlling Holder ......................    S-134
Corrected Mortgage Loan .................    S-130
CPA:15 ..................................     S-85
Cross-Collateralized Mortgage Loan.......     S-71
                                             S-11,
Cut-off Date ............................     S-70
Cut-off Date Balance ....................     S-70
Cut-off Date Loan-to-Value Ratio ........      A-2
Cut-off Date LTV ........................      A-2
Cut-off Date LTV Ratio ..................      A-2
Default Charges .........................    S-141
Default Interest ........................    S-141
Defaulted Mortgage Loan .................    S-147
DEFEASANCE ..............................      A-2
Defeasance Lock-Out Period ..............     S-74
Defeasance Option .......................     S-74
Definitive Certificate ..................    S-152
                                             S-11,
Delivery Date ...........................    S-151
Depositor ...............................     S-11
                                             S-12,
Determination Date ......................    S-155
Directing Certificateholder .............    S-132
Discount Rate ...........................      A-2
Distributable Certificate Interest ......    S-171
                                             S-11,
Distribution Date .......................    S-156
Distribution Date Statement .............    S-184
DLP .....................................    S-194
DTC .....................................    S-151
Due Date ................................     S-72
Emergency Advance .......................    S-142
Environmental Report ....................    S-117
ERISA ...................................    S-200
Excess Cash Flow ........................     S-73
Excess Interest .........................     S-73
Excess Interest Distribution Account.....    S-178
Excess Interest Rate ....................     S-72
Excess Liquidation Proceeds .............    S-171
Excess Liquidation Proceeds Reserve
   Account ..............................    S-171
Excluded Plan ...........................    S-202
Exemption ...............................    S-201
Exemption-Favored Party .................    S-201
Expenses ................................      A-1


Extra Space Storage .....................    S-112
Extra Space Storage - East One
   Portfolio Borrower ...................    S-112
Extra Space Storage - East One
   Portfolio Loan .......................    S-112
Extra Space Storage - East One
   Portfolio Property ...................    S-112
Fitch ...................................    S-137
Form 8-K ................................    S-128
Full Year ...............................      A-3
Full Year Cash Flow .....................      A-2
Full Year End Date ......................      A-2
Full Year Expenses ......................      A-2
Full Year Revenues ......................      A-2
Fully Amortizing ........................      A-2
GAAP ....................................      A-2
Goldman Sachs ...........................    S-204
Group 1 Balance .........................     S-70
Group 1 Principal Distribution
   Amount ...............................    S-173
Group 2 Balance .........................     S-70
Group 2 Principal Distribution
   Amount ...............................    S-173
Group Balance ...........................     S-70
Group Balances ..........................     S-70
Hyper Am ................................      A-2
Initial Certificate Balance .............    S-194
Initial Pool Balance ....................     S-70
Initial Resolution Period ...............    S-123
Int Diff (BEY) - B ......................      A-3
Int Diff (MEY) ..........................      A-4
Interest Only ...........................      A-2
Interest Reserve Account ................    S-178
IO, Balloon .............................      A-2
Leasable Square Footage .................      A-2
Liquidation Fee .........................    S-141
Liquidation Fee Rate ....................    S-141
Loan Group 1 ............................     S-70
Loan Group 2 ............................     S-70
Loan Groups .............................     S-70
Loan Specific Controlling Class
   Holders ..............................    S-134
Lock-out Period .........................     S-74
LOP .....................................    S-194
MAI .....................................    S-119
Major Tenants ...........................    S-116
Master Servicer .........................     S-11
Master Servicer Remittance Date .........    S-178
Master Servicing Fee ....................    S-138
Master Servicing Fee Rate ...............    S-139
Maturity ................................      A-2

Maturity Assumptions ..................     S-194
Maturity Date .........................       A-2
Maturity Date Balance .................       A-2
Maturity Date Loan-to-Value Ratio .....       A-2
Maturity Date LTV .....................       A-2
MERS ..................................      S-71
Midland ...............................     S-137
Modified Mortgage Loan ................     S-183
Money Rates ...........................     S-181
Monthly Payments ......................      S-72
                                           S-201,
Moody's ...............................     S-205
Mortgage ..............................      S-71
Mortgage Loan Purchase and Sale
   Agreement ..........................     S-125
Mortgage Loan Schedule ................     S-126
Mortgage Loan Seller ..................      S-11
Mortgage Loans ........................      S-70
Mortgage Note .........................      S-71
Mortgage Pool .........................      S-70
Mortgage Rate .........................      S-72
Mortgaged Property ....................      S-71
Most Recent Cash Flow .................       A-3
Most Recent DSCR ......................       A-3
Most Recent End Date ..................       A-3
Most Recent Expenses ..................       A-3
Most Recent Financial End Date ........       A-3
Most Recent Revenues ..................       A-3
Most Recent Statement Type ............       A-3
Multifamily Loan ......................      S-71
Multifamily Mortgaged Property ........      S-71
Net Aggregate Prepayment Interest
   Shortfall ..........................     S-172
Net Mortgage Rate .....................     S-155
Net Rentable Area (SF) ................       A-2
Non-Partitioned Mortgage Loans ........      S-82
Nonrecoverable Advances ...............     S-179
Nonrecoverable P&I Advance ............     S-179
Nonrecoverable Servicing Advance ......     S-143
Non-Specially Serviced Mortgage
   Loan ...............................     S-144
Notional Amount .......................     S-153
NPV (BEY) .............................       A-3
Occupancy Percent .....................       A-4
Occupancy % ...........................       A-4
Offered Certificates ..................     S-151
OPEN ..................................       A-4
Open Period ...........................      S-74
Operating Advisor .....................     S-134
Option Price ..........................     S-147
Pads ..................................       A-4


Participants ..........................     S-152
Party in Interest .....................     S-202
Payment After Determination Date
   Report .............................     S-184
Periodic Treasury Yield ...............       A-4
Permitted Encumbrances ................     S-126
Permitted Investments .................     S-139
P&I Advance ...........................     S-178
Plan ..................................     S-200
Plan Assets ...........................     S-200
PML ...................................     S-121
Pooling Agreement .....................     S-151
Post CAP Loans ........................      S-82
Prepayment Interest Excess ............     S-139
Prepayment Interest Shortfall .........     S-139
Prepayment Premium ....................      S-74
Prepayment Premium Period .............      S-74
Primary Collateral ....................     S-125
prime rate ............................     S-181
Principal Distribution Amount .........     S-173
Private Certificates ..................     S-151
PTE ...................................     S-201
Purchase Option .......................     S-147
Purchase Price ........................     S-123
Qualified Substitute Mortgage Loan.....     S-123
Quarters at Memorial Borrower .........     S-108
Rated Final Distribution Date .........     S-205
Rating Agencies .......................     S-205
Realized Losses .......................     S-177
                                            S-11,
Record Date ...........................     S-156
Reimbursement Rate ....................     S-181
                                            S-85,
REIT ..................................     S-199
Related Loans .........................       A-4
Related Proceeds ......................     S-142
Release Date ..........................      S-74
REMIC .................................     S-198
REMIC Administrator ...................     S-189
REMIC I ...............................     S-198
REMIC II ..............................     S-198
REMIC II Certificates .................     S-151
REMIC Residual Certificates ...........     S-151
REO Extension .........................     S-148
REO Loan ..............................     S-177
REO Property ..........................     S-129
REO Tax ...............................     S-200
Required Appraisal Loan ...............     S-182
Resolution Extension Period ...........     S-123
Restricted Group ......................     S-201
Revenues ..............................       A-1

Revised Rate ...........................     S-72
Rooms ..................................      A-4
SCOLP ..................................    S-100
Senior Certificates ....................    S-151
Senior Component .......................     S-79
                                            S-17,
Sequential Pay Certificates ............    S-151
Servicing Advances .....................    S-142
Servicing Standard .....................    S-129
Servicing Transfer Event ...............    S-129
Settlement Date ........................    S-194
Similar Law ............................    S-202
S&P ....................................    S-205
Special Actions ........................    S-134
Special Servicer .......................     S-11
Special Servicing Fee ..................    S-140
Special Servicing Fee Rate .............    S-140
Specially Serviced Mortgage Loan .......    S-129
SS Accrued Component Interest ..........    S-160
SS Component Distributable Interest.....    S-160
SS Component Mortgage Loan .............     S-78
SS Component Principal Entitlement......    S-160
SS Control Appraisal Period ............    S-133
SS Controlling Class ...................    S-133
SS Controlling Class Holder ............    S-134
SS Controlling Holder ..................    S-133
SS Principal Distribution Amount .......    S-161
SS Schedule ............................    S-161
SS Senior Balance ......................    S-153
SS Senior Component ....................     S-78
SS Senior Component Principal
   Distribution Amount .................    S-159
SS Subordinate Balance .................    S-153
SS Subordinate Components ..............     S-78
SS-A Component .........................     S-78
SS-B Component .........................     S-78
SS-C Component .........................     S-78
SS-D Component .........................     S-78
St. Clair Estates Borrower .............    S-115
St. Clair Estates Mezzanine
   Borrower ............................    S-115
Stated Principal Balance ...............    S-155
Subordinate Certificates ...............    S-167
Subordinate Components .................     S-79
Sub-Servicer ...........................    S-138
Sub-Servicing Agreement ................    S-138
Sub-Servicing Fee Rate .................      A-1
Substitution Shortfall Amount ..........    S-123
Sun ....................................    S-100
Sun Communities - Arbor Terrace
   Loan ................................    S-100


Sun Communities - Scio Farms Loan.......    S-100
Sun Communities Portfolio 8 Loan .......    S-100
Sun Communities Portfolio 9 Loan .......    S-100
Sun Communities Portfolio
   Borrowers ...........................    S-100
Sun Communities Portfolio Loans ........    S-100
Sun Communities Portfolio Property......    S-100
Trailing 12 Months .....................      A-3
Trust ..................................    S-151
Trust Fund .............................    S-151
Trustee ................................     S-11
Trustee Fee ............................    S-189
UH Accrued Component Interest ..........    S-163
UH Component Distributable
   Interest ............................    S-163
UH Component Mortgage Loan .............     S-79
UH Component Principal
   Entitlement .........................    S-164
UH Control Appraisal Period ............    S-134
UH Controlling Class ...................    S-133
UH Controlling Class Holder ............    S-134
UH Controlling Holder ..................    S-134
UH Principal Distribution Amount .......    S-164
UH Schedule ............................    S-164
UH Senior Balance ......................    S-154
UH Senior Component ....................     S-79
UH Senior Component Principal
   Distribution Amount .................    S-161
UH Subordinate Balance .................    S-154
UH Subordinate Components ..............     S-79
UH-A Component .........................     S-79
U-Haul Portfolio Borrower ..............     S-85
UH-B Component .........................     S-79
UH-C Component .........................     S-79
UH-D Component .........................     S-79
UH-E Component .........................     S-79
UH-F Component .........................     S-79
UH-G Component .........................     S-79
UH-H Component .........................     S-79
UH-J Component .........................     S-79
Underwriters ...........................    S-204
Underwriting Agreement .................    S-204
Underwriting Cash Flow .................      A-5
Underwriting Debt Service Coverage
   Ratio ...............................      A-4
Underwriting DSCR ......................      A-4
Underwritten Cash Flow .................      A-5
Underwritten Debt Service Coverage
   Ratio ...............................      A-4
Underwritten DSCR ......................      A-4
Units ..................................      A-4

UPB ..............................      A-4
USPAP ............................    S-120
UST ..............................    S-119
U/W Cash Flow ....................      A-5
U/W DSCR .........................      A-4
U/W Expenses .....................      A-5
U/W Replacement Reserves .........      A-6
U/W Replacement Reserves Per
   Unit ..........................      A-6
U/W Revenues .....................      A-5
Voting Rights ....................    S-187
Weighted Average Net Mortgage
   Rate ..........................    S-154


Wells Fargo ......................    S-189
Withheld Amount ..................    S-178
Workout Fee ......................    S-140
Workout Fee Rate .................    S-140
Workout-Delayed Reimbursement
   Amount ........................    S-181
Yield Rate .......................      A-4
YM ...............................      A-6
YMP ..............................    S-194

                                                                        ANNEX A

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or any Underwriter, or any of their respective affiliates or any other person.

     For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings and the schedules and tables in this Annex A will be qualified by the following:

      1. "Administrative Fee Rate" means the sum of the Master Servicing Fee Rate (including the per annum rates at which the monthly sub-servicing fee is payable to the related Sub-Servicer (the "Sub-Servicing Fee Rate")), plus the per annum rate applicable to the calculation of the Trustee Fee.

      2. "Annual Debt Service" means the amount derived by multiplying the Monthly Payment set forth for each Mortgage Loan in this Annex A by twelve.


      3. "Appraisal Value" means, for any Mortgaged Property, the appraiser's value as stated in the appraisal available to the Depositor as of the date specified on the schedule.

      4. "Balloon" means a loan that has a significant outstanding balance at maturity.

      5. "Cash Flow" means with respect to any Mortgaged Property, the total cash flow available for Annual Debt Service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses, capital expenditures and tenant improvements and leasing commissions.

         (i) "Revenues" generally consist of certain revenues received in respect of a Mortgaged Property, including, for example, (A) for the Multifamily Mortgaged Properties, rental and other revenues; (B) for the Commercial Mortgaged Properties, base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues; and (C) for hotel Mortgaged Properties, guest room rates, food and beverage charges, telephone charges and other revenues.

         (ii) "Expenses" generally consist of all expenses incurred for a Mortgaged Property, including for example, salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor. In the case of hotel Mortgaged Properties, Expenses include, for example, expenses relating to guest rooms (hotels only), food and beverage costs, telephone bills, and rental and other expenses, and such operating expenses as general and administrative, marketing and franchise fees.

     In certain cases, Full Year Cash Flow, Most Recent Cash Flow and/or U/W Cash Flow have been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Such Cash Flow does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from Most Recent Expenses, Full Year Expenses or U/W Expenses to reflect normalized Most Recent Cash Flow, Full Year Cash Flow or U/W Cash Flow, as the case may be. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. Such Cash Flow was not necessarily determined in accordance with generally accepted accounting principles ("GAAP"). Such Cash Flow is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Moreover, in certain cases such Cash Flow may reflect partial-year annualizations.

      6. "Cut-off Date Loan-to-Value Ratio", "Cut-off Date LTV Ratio" or "Cut-off Date LTV" means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraisal Value of the related Mortgaged Property.

      7. "DEFEASANCE" means, with respect to any Mortgage Loan, that such Mortgage Loan is subject to a Defeasance Option.

      8. "Discount Rate" means, with respect to any prepayment premium calculation, the yield on the U.S. Treasury issue with a maturity date closest to the maturity date for the Mortgage Loan being prepaid, or an interpolation thereof.

      9. "Full Year End Date" means, with respect to each Mortgage Loan, the date indicated on Annex A as the "Full Year End Date" with respect to such Mortgage Loan, which date is generally the end date with respect to the period covered by the latest available annual operating statement provided by the related borrower.

      10. "Full Year Cash Flow" means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as Full Year Revenues less Full Year Expenses, Full Year capital expenditures and Full Year tenant improvements and leasing commissions. See also "Cash Flow" above.

         (i) "Full Year Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

         (ii) "Full Year Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

      11. "Fully Amortizing" means fully amortizing Mortgage Loan; except that such Mortgage Loan may have a payment due at its maturity in excess of its scheduled Monthly Payment.

      12. "Hyper Am" means ARD Loan.

      13. "Interest Only": Any Mortgage Loan which requires scheduled payments of interest only until the related Maturity Date, or Anticipated Repayment Date.

      14. "IO, Balloon": Any Mortgage Loan which requires only scheduled payments of interest for some (but not all) of the term of the related Mortgage Loan and that has a significant outstanding balance at maturity.

      15. "Leasable Square Footage" or "Net Rentable Area (SF)" means, in the case of a Mortgaged Property operated as a retail center, office complex or industrial or warehouse facility, the square footage of the net leasable area.

      16. "Maturity" or "Maturity Date" means, with respect to any Mortgage Loan, the date specified in the related Mortgage Note as its stated maturity date, or with respect to the ARD Loan, its Anticipated Repayment Date.

      17. "Maturity Date Balance" means, with respect to any Mortgage Loan, the balance due at maturity, assuming no prepayments, defaults or extensions.

      18. "Maturity Date Loan-to-Value Ratio" or "Maturity Date LTV" means, with respect to any Mortgage Loan, the Maturity Date Balance, divided by the Appraisal Value of the related Mortgaged Property.

      19. "Most Recent Cash Flow" means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses, Most Recent capital expenditures and Most Recent tenant improvements and leasing commissions. See also "Cash Flow" above.

         (i) "Most Recent Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended on the Most Recent Date, based upon operating statements and other information furnished by the related borrower.

         (ii) "Most Recent Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended on the Most Recent Date, based upon operating statements and other information furnished by the related borrower.

      20. "Most Recent DSCR" means, with respect to any Mortgage Loan, (a) the Most Recent Cash Flow for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan.

      21. "Most Recent Financial End Date" means, with respect to any Mortgage Loan, the date indicated on Annex A as the "Most Recent End Date" with respect to such Mortgage Loan which date is generally the end date with respect to the period covered by the latest available operating statement provided by the related borrower.

      22. "Most Recent Statement Type" means certain financial information with respect to the Mortgaged Properties as set forth in the three categories listed in (i) through (iii) immediately below.

         (i) "Full Year" means certain financial information regarding the Mortgaged Properties presented as of the date which is presented in the Most Recent Financial End Date.

         (ii) "Annualized Most Recent" means certain financial information regarding the Mortgaged Properties which has been annualized based upon one month or more of financial data.

         (iii) "Trailing 12 Months" means certain financial information regarding a Mortgaged Properties which is presented for the trailing 12 months prior to the Most Recent Financial End Date.

      23. "NPV (BEY)" refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) an amount equal to one percent (1%) of the then outstanding principal balance of the related Mortgage Loan or (b) an amount equal to (y) the sum of the present values as of the date of prepayment of the related Mortgage Loan of all unpaid principal and interest payments required under this note, calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage Loan at a discount rate equal to the Periodic Treasury Yield, minus (z) the outstanding principal balance of the loan as of the date of prepayment of the related Mortgage Loan. Loan No. 8828 has been assumed to be included in this category for purposes of Annex A.

      24. "Int Diff (BEY) - B" refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) one percent (1%) of the principal amount being prepaid or (b) the product obtained by multiplying
   (x) the principal amount being prepaid, times (y) the difference obtained by subtracting (I) the Yield Rate (plus 100 basis points in the case of Loan No. 57952) from (II) the mortgage rate of the related Mortgage Note, times (z) the present value factor calculated using the following formula:

                                          (-n)
                                  1--(1+r)
                                  -----------
                                        r
   where r is equal to the Yield Rate and n is equal to the number of years and any fraction thereof, remaining between the date the prepayment is made and the maturity date of the related Mortgage Note.

     As used in this definition, "Yield Rate" means the yield rate for the specified United States Treasury security, as reported in The Wall Street Journal on the fifth business day preceding the date the prepayment is required in the related Mortgage Loan documents. Loan Nos. 57990, 57829, 57952, 57968, 57983, 57823, 57821 and 57893 have been assumed to be included in this category for purposes of Annex A.

      25. "Int Diff (MEY)" refers to a method of calculation of a yield maintenance premium. Under this method, "Yield Maintenance" means a prepayment premium in an amount equal to the greater of (i) one percent (1%) of the portion of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Note Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, "Reinvestment Yield" means the yield rate for the specified United States Treasury security as described in the underlying Note converted to a monthly compounded nominal yield. The "Prepayment Calculation Date" means, as applicable, the date on which (i) Lender applies any prepayment to the reduction of the outstanding principal amount of this Note, (ii) Lender accelerates the Loan, in the case of a prepayment resulting from acceleration, or (iii) Lender applies funds held under any Reserve Account, in the case of a prepayment resulting from such an application (other than in connection with acceleration of the Loan). Loan Nos. 58014 and 58106 have been assumed to be included in this category for purposes of Annex A.

      26. "Occupancy %" or "Occupancy Percent" means the percentage of Leasable Square Footage or Total Units/Rooms/Pads, as the case may be, of the Mortgaged Property that was occupied as of a specified date, as specified by the borrower or as derived from the Mortgaged Property's rent rolls, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

      27. "OPEN" means, with respect to any Mortgage Loan that such Mortgage Loan may be voluntarily prepaid without a Prepayment Premium.

      28. "Periodic Treasury Yield" means (a) the annual yield to maturity of the actively traded noncallable United States Treasury fixed interest rate security (other than such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the maturity date (or if two or more securities have maturity dates equally close to the maturity date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth business day preceding the prepayment date, divided by (b) twelve, if scheduled payment dates are monthly, or four, if scheduled payment dates are quarterly.

      29. "Related Loans" means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

      30. "UPB" means, with respect to any Mortgage Loan, its unpaid principal balance.

      31. "Units", "Rooms" and "Pads" respectively, mean: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment (referred to in the schedule as "Units"); (ii) in the case of a Mortgaged Property operated as a hotel, the number of rooms (referred to in the schedule as "Rooms"); and (iii) in the case of a Mortgaged Property operated as a Manufactured Housing Community, the number of pads (referred to in the schedule as "Pads").

      32. "U/W DSCR", "Underwritten DSCR", "Underwritten Debt Service Coverage Ratio", "Underwriting DSCR" or "Underwriting Debt Service Coverage Ratio" means, with respect to any Mortgage Loan, (a) the U/W Cash Flow for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan.

      33. "U/W Cash Flow", "Underwritten Cash Flow" or "Underwriting Cash Flow" means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as U/W Revenues less U/W Expenses, U/W Reserves and U/W tenant improvements and leasing commissions. See also "Cash Flow" above.

         (i) "U/W Revenues" are the anticipated Revenues in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or, as in some instances, as have been subsequently updated. U/W Revenues have generally been calculated
      (a) assuming that the occupancy rate for the Mortgaged Property was consistent with the Mortgaged Property's current or historical rate, or the relevant market rate, if such rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and (b) in the case of retail, office, industrial and warehouse Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the related leases or historical trends at the Mortgaged Property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office, industrial and warehouse Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year. Also, in the case of certain Mortgaged Properties that are operated as nursing home or hotel properties and are subject to an operating lease with a single operator, U/W Revenues were calculated based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease.

         (ii) "U/W Expenses" are the anticipated Expenses in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or as in some instances as may be updated. U/W Expenses were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the Mortgaged Property in an amount approximately equal to a percentage of assumed gross revenues for the year, (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures) and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office, industrial and warehouse Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

     Actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating U/W Cash Flow. In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating U/W Cash Flow for a Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. There can be no assurance that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

     In most cases, U/W Cash Flow describes the cash flow available after deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In those cases where such "reserves" were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is U/W Cash Flow set forth herein intended to represent such future net cash flow.



      34. "U/W Replacement Reserves" means, with respect to any Mortgaged Property, the aggregate amount of on-going reserves (generally for capital improvements and replacements) assumed to be maintained with respect to such Mortgaged Property. In each case, actual reserves, if any, may be less than the amount of U/W Reserves.


      35. "U/W Replacement Reserves Per Unit" means, with respect to any Mortgaged Property, (a) the related U/W Reserves, divided by (b) the number of Units, Rooms, Leasable Square Feet or Pads, as applicable.


      36. "YM" means, with respect to any Mortgage Loan, a yield maintenance premium.


      37. For purposes of the calculation of the Net Mortgage Rate in Annex A to this prospectus supplement, such values were calculated without regard to the adjustment described in the definition of Net Mortgage Rates in this prospectus supplement.

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












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

                BASED ON OUTSTANDING PRINCIPAL BALANCE(1)(2)(3)
                               ALL MORTGAGE LOANS




                             JUL-04          JUL-05          JUL-06          JUL-07
                        --------------- --------------- --------------- ---------------
Locked Out ............       100.00%         100.00%          90.44%          89.50%
Yield
 Maintenance(4) .......         0.00%           0.00%           9.56%          10.50%
Open ..................         0.00%           0.00%           0.00%           0.00%
                           ---------       ---------       ---------       ---------
Total .................       100.00%         100.00%         100.00%         100.00%
                           ---------       ---------       ---------       ---------
Total Balance as of
 the Cut-off Date
 (in millions) ........   $ 1,155.17      $ 1,144.09      $ 1,131.74      $ 1,115.91
                          ----------      ----------      ----------      ----------
Percent of
 Mortgage Pool
 Balance ..............       100.00%          99.04%          97.97%          96.60%
                          ----------      ----------      ----------      ----------



                             JUL-08         JUL-09        JUL-10        JUL-11        JUL-12        JUL-13        JUL-14
                        --------------- ------------- ------------- ------------- ------------- ------------- -------------
Locked Out ............        85.73%        86.48%        84.84%        84.41%        83.23%        83.74%        86.63%
Yield
 Maintenance(4) .......        12.44%        13.52%        13.54%        15.59%        15.98%        16.26%        13.37%
Open ..................         1.83%         0.00%         1.62%         0.00%         0.80%         0.00%         0.00%
                           ---------       -------       -------       -------       -------       -------       -------
Total .................       100.00%       100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
                           ---------       -------       -------       -------       -------       -------       -------
Total Balance as of
 the Cut-off Date
 (in millions) ........   $ 1,097.86      $ 965.10      $ 946.88      $ 784.53      $ 749.46      $ 719.77      $ 141.95
                          ----------      --------      --------      --------      --------      --------      --------
Percent of
 Mortgage Pool
 Balance ..............        95.04%        83.55%        81.97%        67.92%        64.88%        62.31%        12.29%
                          ----------      --------      --------      --------      --------      --------      --------



                            JUL-15        JUL-16        JUL-17        JUL-18      JUL-19
                        ------------- ------------- ------------- ------------- ----------
Locked Out ............      86.12%         0.00%         0.00%         0.00%       0.00%
Yield
 Maintenance(4) .......      13.88%       100.00%       100.00%       100.00%       0.00%
Open ..................       0.00%         0.00%         0.00%         0.00%       0.00%
                           -------        ------        ------        ------       -----
Total .................     100.00%       100.00%       100.00%       100.00%       0.00%
                           -------        ------        ------        ------       -----
Total Balance as of
 the Cut-off Date
 (in millions) ........   $ 133.57       $ 18.09       $ 17.61       $ 17.10      $ 0.00
                          --------       -------       -------       -------      ------
Percent of
 Mortgage Pool
 Balance ..............      11.56%         1.57%         1.52%         1.48%       0.00%
                          --------       -------       -------       -------      ------

-------
(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, if any.

(2)   As of the Cut-off Date.

(3)   Numbers may not total to 100% due to rounding.

(4) As of the Cut-off Date, 11 Mortgage Loans, representing 13.3% of the initial pool balance, are subject to yield maintenance prepayment provisions after the lockout period. The remaining Mortgage Loans, representing 86.7% of the initial pool balance, are subject to defeasance after an initial restriction period.

                          MORTGAGE POOL PROPERTY TYPE


                                                          % OF      WEIGHTED
                          NUMBER OF      AGGREGATE      INITIAL      AVERAGE
                          MORTGAGED     CUT-OFF DATE      POOL    UNDERWRITTEN
     PROPERTY TYPE       PROPERTIES       BALANCE       BALANCE       DSCR
----------------------- ------------ ----------------- --------- --------------
Office ................       25     $  366,920,409       31.8%        1.75x
Manufactured
 Housing ..............       21        227,221,308       19.7         1.26x
Self Storage ..........       99        190,623,356       16.5         2.21x
Multifamily ...........       21        184,854,996       16.0         1.29x
Retail ................       19        147,726,906       12.8         1.44x
 Anchored .............       11        100,062,956        8.7         1.48x
 Shadow
 Anchored .............        6         36,804,644        3.2         1.36x
 Unanchored ...........        2         10,859,306        0.9         1.44x
Industrial ............        3         23,396,310        2.0         1.65x
Hotel .................        1         14,424,707        1.2         1.58x
                              --     --------------      -----
Total/Wtd Avg .........      189     $1,155,167,991      100.0%        1.61x
                             ===     ==============      =====



                                                  WEIGHTED                      WEIGHTED
                                MIN/MAX            AVERAGE         MIN/MAX      AVERAGE
                             UNDERWRITTEN       CUT-OFF DATE    CUT-OFF DATE    MORTGAGE
     PROPERTY TYPE               DSCR             LTV RATIO       LTV RATIO      RATE
----------------------- ---------------------- -------------- ---------------- ---------
Office ................           1.23x/2.29x        61.5%    44.6%/79.8%        5.339
Manufactured
 Housing ..............           1.20x/1.65x        77.9%    37.0%/80.9%        5.382%
Self Storage ..........           1.23x/2.78x        54.4%    37.5%/80.0%        6.090%
Multifamily ...........           1.15x/1.57x        76.0%    48.1%/80.0%        5.078%
Retail ................           1.25x/1.92x        71.8%    46.9%/79.9%        5.481%
 Anchored .............           1.25x/1.92x        72.0%    46.9%/79.9%        5.474%
 Shadow
 Anchored .............           1.26x/1.64x        71.1%    60.4%/79.8%        5.558%
 Unanchored ...........           1.35x/1.48x        71.6%    67.0%/73.7%        5.284%
Industrial ............           1.28x/1.79x        64.8%    63.7%/67.8%        5.184%
Hotel .................           1.58x/1.58x        53.0%    53.0%/53.0%        6.309%
Total/Wtd Avg .........           1.15x/2.78x        67.2%    37.0%/80.9%        5.457%

                           LOAN GROUP 1 PROPERTY TYPE


                                                       % OF
                                                     INITIAL     WEIGHTED
                          NUMBER OF     AGGREGATE      LOAN       AVERAGE
                          MORTGAGED   CUT-OFF DATE   GROUP 1   UNDERWRITTEN
     PROPERTY TYPE       PROPERTIES      BALANCE     BALANCE       DSCR
----------------------- ------------ -------------- --------- --------------
Office ................       25     $366,920,409      42.1%        1.75x
Self Storage ..........       99      190,623,356      21.9         2.21x
Retail ................       19      147,726,906      17.0         1.44x
 Anchored .............       11      100,062,956      11.5         1.48x
 Shadow
 Anchored .............        6       36,804,644       4.2         1.36x
 Unanchored ...........        2       10,859,306       1.2         1.44x
Manufactured
 Housing ..............        5       66,878,324       7.7         1.23x
Multifamily ...........        3       61,038,914       7.0         1.23x
Industrial ............        3       23,396,310       2.7         1.65x
Hotel .................        1       14,424,707       1.7         1.58x
                              --     ------------     -----
Total/Wtd Avg .........      155     $871,008,925     100.0%        1.72x
                             ===     ============     =====



                                                  WEIGHTED                     WEIGHTED
                                MIN/MAX            AVERAGE         MIN/MAX     AVERAGE
                             UNDERWRITTEN       CUT-OFF DATE    CUT-OFF DATE   MORTGAGE
     PROPERTY TYPE               DSCR             LTV RATIO       LTV RATIO        RATE
----------------------- ---------------------- -------------- ---------------- -----------
Office ................           1.23x/2.29x        61.5%    44.6%/79.8%          5.339%
Self Storage ..........           1.23x/2.78x        54.4%    37.5%/80.0%          6.090%
Retail ................           1.25x/1.92x        71.8%    46.9%/79.9%          5.481%
 Anchored .............           1.25x/1.92x        72.0%    46.9%/79.9%          5.474%
 Shadow
 Anchored .............           1.26x/1.64x        71.1%    60.4%/79.8%          5.558%
 Unanchored ...........           1.35x/1.48x        71.6%    67.0%/73.7%          5.284%
Manufactured
 Housing ..............           1.20x/1.29x        77.1%    64.7%/80.9%          5.505%
Multifamily ...........           1.22x/1.26x        74.7%    71.6%/79.9%          4.985%
Industrial ............           1.28x/1.79x        64.8%    63.7%/67.8%          5.184%
Hotel .................           1.58x/1.58x        53.0%    53.0%/53.0%          6.309%
Total/Wtd Avg .........           1.20x/2.78x        63.8%    37.5%/80.9%          5.527%

                           LOAN GROUP 2 PROPERTY TYPE


                                                       % OF
                                                     INITIAL     WEIGHTED
                          NUMBER OF     AGGREGATE      LOAN       AVERAGE
                          MORTGAGED   CUT-OFF DATE   GROUP 2   UNDERWRITTEN
     PROPERTY TYPE       PROPERTIES      BALANCE     BALANCE       DSCR
----------------------- ------------ -------------- --------- --------------
Manufactured
 Housing ..............     16       $160,342,984      56.4%        1.27x
Multifamily ...........     18        123,816,082      43.6         1.32x
                            --       ------------     -----
Total/Wtd Avg .........     34       $284,159,066     100.0%        1.29x
                            ==       ============     =====



                                                  WEIGHTED                       WEIGHTED
                                MIN/MAX            AVERAGE         MIN/MAX       AVERAGE
                             UNDERWRITTEN       CUT-OFF DATE    CUT-OFF DATE     MORTGAGE
     PROPERTY TYPE               DSCR             LTV RATIO       LTV RATIO        RATE
----------------------- ---------------------- -------------- ---------------- -----------
Manufactured
 Housing ..............           1.20x/1.65x        78.2%    37.0%/80.7%          5.331%
Multifamily ...........           1.15x/1.57x        76.7%    48.1%/80.0%          5.124%
Total/Wtd Avg .........           1.15x/1.65x        77.5%    37.0%/80.7%          5.241%

                      MORTGAGE POOL CUT-OFF DATE BALANCES



                                                                % OF      WEIGHTED       WEIGHTED      WEIGHTED
           RANGE OF             NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
         CUT-OFF DATE            MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
           BALANCES               LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
------------------------------ ----------- ----------------- --------- -------------- -------------- -----------
$1,635,476 -- $1,999,999......       4      $    7,488,117       0.6%        1.45x          56.5%        5.265%
$2,000,000 -- $2,999,999......       7          17,644,323       1.5         1.29x          77.8%        5.684%
$3,000,000 -- $3,999,999......      12          42,536,266       3.7         1.45x          68.6%        5.319%
$4,000,000 -- $4,999,999......       8          35,845,422       3.1         1.34x          70.9%        5.893%
$5,000,000 -- $7,499,999......      19         117,565,770      10.2         1.40x          73.1%        5.565%
$7,500,000 -- $9,999,999......      11          98,364,662       8.5         1.47x          72.1%        5.463%
$10,000,000 -- $14,999,999....      13         146,436,074      12.7         1.42x          69.6%        5.448%
$15,000,000 -- $19,999,999....       6         104,679,349       9.1         1.30x          76.2%        5.453%
$20,000,000 -- $29,999,999....       7         166,410,857      14.4         1.33x          79.6%        5.043%
$30,000,000 -- $49,999,999....       4         155,028,143      13.4         1.24x          77.3%        4.981%
$50,000,000 -- $99,999,999....       2         153,630,036      13.3         2.26x          46.5%        5.239%
$100,000,000 -- $109,538,973..       1         109,538,973       9.5         2.78x          37.5%        6.845%
                                    --      --------------     -----
Total/Wtd Avg ................      94      $1,155,167,991     100.0%        1.61x          67.2%        5.457%
                                    ==      ==============     =====

                       LOAN GROUP 1 CUT-OFF DATE BALANCES



                                                                      % OF
                                                                    INITIAL       WEIGHTED         WEIGHTED        WEIGHTED
             RANGE OF                NUMBER OF       AGGREGATE        LOAN         AVERAGE          AVERAGE        AVERAGE
           CUT-OFF DATE               MORTGAGE     CUT-OFF DATE     GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
             BALANCES                  LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
---------------------------------   -----------   --------------   ---------   --------------   --------------   -----------
$1,635,476 -- $1,999,999.........         2       $  3,505,476       0.4%            1.28x            72.4%      5.474%
$2,000,000 -- $2,999,999.........         5         12,618,106       1.4             1.31x            77.3%      5.778%
$3,000,000 -- $3,999,999.........         6         21,307,353       2.4             1.58x            64.8%      5.242%
$4,000,000 -- $4,999,999.........         7         31,185,016       3.6             1.35x            70.5%      5.869%
$5,000,000 -- $7,499,999.........        13         80,860,884       9.3             1.43x            70.4%      5.675%
$7,500,000 -- $9,999,999.........         7         63,074,600       7.2             1.57x            69.0%      5.472%
$10,000,000 -- $14,999,999.......        10        113,241,831      13.0             1.45x            67.3%      5.623%
$15,000,000 -- $19,999,999.......         4         68,115,373       7.8             1.32x            75.6%      5.553%
$20,000,000 -- $29,999,999.......         4         96,254,607      11.1             1.37x            79.7%      4.990%
$30,000,000 -- $49,999,999.......         3        117,676,671      13.5             1.23x            76.6%      4.873%
$50,000,000 -- $99,999,999.......         2        153,630,036      17.6             2.26x            46.5%      5.239%
$100,000,000 -- $109,538,973.....         1        109,538,973      12.6             2.78x            37.5%      6.845%
                                         --       ------------     -----
Total/Wtd Avg ...................        64       $871,008,925     100.0%            1.72x            63.8%      5.527%
                                         ==       ============     =====

                       LOAN GROUP 2 CUT-OFF DATE BALANCES



                                                                   % OF
                                                                 INITIAL     WEIGHTED       WEIGHTED      WEIGHTED
              RANGE OF                NUMBER OF     AGGREGATE      LOAN       AVERAGE        AVERAGE      AVERAGE
            CUT-OFF DATE               MORTGAGE   CUT-OFF DATE   GROUP 2   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
              BALANCES                  LOANS        BALANCE     BALANCE       DSCR         LTV RATIO       RATE
------------------------------------ ----------- -------------- --------- -------------- -------------- -----------
$1,987,369 -- $1,999,999............       2     $  3,982,640       1.4%        1.59x          42.5%        5.081%
$2,000,000 -- $2,999,999............       2        5,026,217       1.8         1.25x          79.2%        5.447%
$3,000,000 -- $3,999,999............       6       21,228,913       7.5         1.32x          72.5%        5.396%
$4,000,000 -- $4,999,999............       1        4,660,406       1.6         1.25x          73.3%        6.057%
$5,000,000 -- $7,499,999............       6       36,704,886      12.9         1.32x          79.2%        5.322%
$7,500,000 -- $9,999,999............       4       35,290,063      12.4         1.28x          77.7%        5.447%
$10,000,000 -- $14,999,999..........       3       33,194,243      11.7         1.33x          77.7%        4.854%
$15,000,000 -- $19,999,999 .........       2       36,563,975      12.9         1.26x          77.3%        5.268%
$20,000,000 -- $29,999,999..........       3       70,156,250      24.7         1.27x          79.4%        5.115%
$30,000,000 -- $37,351,472..........       1       37,351,472      13.1         1.27x          79.3%        5.320%
                                           -     ------------     -----
Total/Wtd Avg ......................      30     $284,159,066     100.0%        1.29x          77.5%        5.241%
                                          ==     ============     =====

                     MORTGAGE POOL GEOGRAPHIC DISTRIBUTION


                                                                      % OF        WEIGHTED         WEIGHTED        WEIGHTED
                                  NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
                                  MORTGAGED       CUT-OFF DATE        POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
 MORTGAGED PROPERTY LOCATION     PROPERTIES         BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------------   ------------   -----------------   ---------   --------------   --------------   -----------
Texas .......................         27       $  210,332,973         18.2%          1.85x            59.2%          5.468%
New York ....................          4          136,342,202         11.8           1.81x            59.3%          5.031%
Michigan ....................          5           91,624,950          7.9           1.25x            78.9%          5.124%
Florida .....................         23           89,111,522          7.7           1.65x            65.0%          5.913%
California ..................         12           85,556,196          7.4           1.41x            71.5%          5.518%
Arizona .....................         14           65,197,976          5.6           1.52x            69.2%          5.734%
Nevada ......................         11           53,612,825          4.6           1.63x            65.2%          5.836%
Massachusetts ...............         11           36,529,936          3.2           1.51x            76.3%          5.089%
Indiana .....................          5           35,617,607          3.1           1.39x            77.8%          5.398%
New Jersey ..................          6           33,836,341          2.9           1.42x            76.3%          5.218%
Virginia ....................          6           27,732,220          2.4           1.63x            67.0%          5.855%
Georgia .....................          8           26,015,950          2.3           1.77x            67.2%          5.049%
Tennessee ...................          5           25,797,913          2.2           1.39x            72.3%          5.805%
Pennsylvania ................          4           24,678,000          2.1           1.30x            79.7%          5.354%
Illinois ....................          6           22,798,181          2.0           1.84x            60.2%          6.241%
Connecticut .................          1           20,916,858          1.8           1.35x            79.8%          5.460%
Minnesota ...................          2           20,109,068          1.7           1.35x            74.7%          5.284%
North Carolina ..............          3           19,988,417          1.7           1.70x            66.0%          5.393%
Washington ..................          3           18,573,158          1.6           1.29x            74.4%          5.845%
Maryland ....................          3           16,294,191          1.4           1.72x            62.7%          5.358%
Oregon ......................          2           16,052,002          1.4           1.40x            62.6%          5.678%
Louisiana ...................          4           14,046,111          1.2           1.90x            62.0%          5.275%
Utah ........................          2           13,241,454          1.1           1.76x            58.4%          4.642%
Alabama .....................          3            8,638,027          0.7           1.90x            60.6%          5.193%
South Carolina ..............          1            7,009,556          0.6           1.45x            79.7%          5.250%
Colorado ....................          4            6,456,981          0.6           2.28x            49.6%          6.545%
Ohio ........................          2            6,452,874          0.6           1.42x            74.0%          5.387%
New Hampshire ...............          1            3,752,000          0.3           1.45x            80.0%          4.774%
South Dakota ................          1            3,190,639          0.3           1.35x            77.8%          5.260%
Missouri ....................          2            2,772,671          0.2           2.78x            37.5%          6.845%
North Dakota ................          1            2,716,926          0.2           1.26x            79.9%          5.330%
Delaware ....................          1            2,710,354          0.2           1.20x            80.9%          6.327%
Kentucky ....................          1            2,708,337          0.2           1.25x            79.2%          5.290%
Iowa ........................          1            1,870,000          0.2           1.20x            74.8%          5.787%
Kansas ......................          1            1,515,727          0.1           2.78x            37.5%          6.845%
New Mexico ..................          1              720,894          0.1           2.78x            37.5%          6.845%
Oklahoma ....................          1              480,596          0.0           2.78x            37.5%          6.845%
Mississippi .................          1              166,360          0.0           2.78x            37.5%          6.845%
                                      --       --------------        -----
Total Wtd/Avg ...............        189       $1,155,167,991        100.0%          1.61x            67.2%          5.457%
                                     ===       ==============        =====

----------
  [X]  The Mortgaged Properties are located throughout 38 states.

                      LOAN GROUP 1 GEOGRAPHIC DISTRIBUTION



                                                                 % OF         WEIGHTED       WEIGHTED      WEIGHTED
                                  NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
                                  MORTGAGED   CUT-OFF DATE   LOAN GROUP 1   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
  MORTGAGED PROPERTY LOCATION    PROPERTIES      BALANCE        BALANCE         DSCR         LTV RATIO       RATE
------------------------------- ------------ -------------- -------------- -------------- -------------- -----------
Texas .........................       25      $201,537,702        23.1%          1.86x          58.6%        5.518%
New York ......................        3       118,778,227        13.6           1.89x          56.6%        4.984%
California ....................       10        63,981,804         7.3           1.47x          69.2%        5.440%
Arizona .......................       13        61,440,027         7.1           1.54x          69.7%        5.757%
Nevada ........................       11        53,612,825         6.2           1.63x          65.2%        5.836%
Florida .......................       17        50,998,297         5.9           1.95x          54.7%        6.245%
Michigan ......................        1        40,964,950         4.7           1.22x          77.9%        5.320%
New Jersey ....................        6        33,836,341         3.9           1.42x          76.3%        5.218%
Massachusetts .................       10        33,029,936         3.8           1.53x          77.5%        5.067%
Pennsylvania ..................        4        24,678,000         2.8           1.30x          79.7%        5.354%
Illinois ......................        6        22,798,181         2.6           1.84x          60.2%        6.241%
Connecticut ...................        1        20,916,858         2.4           1.35x          79.8%        5.460%
North Carolina ................        3        19,988,417         2.3           1.70x          66.0%        5.393%
Oregon ........................        2        16,052,002         1.8           1.40x          62.6%        5.678%
Washington ....................        2        13,912,752         1.6           1.31x          74.8%        5.773%
Utah ..........................        2        13,241,454         1.5           1.76x          58.4%        4.642%
Tennessee .....................        3        10,837,913         1.2           1.58x          67.6%        5.912%
Louisiana .....................        3        10,752,208         1.2           2.01x          57.4%        5.067%
Alabama .......................        3         8,638,027         1.0           1.90x          60.6%        5.193%
Georgia .......................        6         7,438,151         0.9           2.78x          37.5%        6.845%
Virginia ......................        5         7,415,970         0.9           2.78x          37.5%        6.845%
Colorado ......................        4         6,456,981         0.7           2.28x          49.6%        6.545%
Ohio ..........................        2         6,452,874         0.7           1.42x          74.0%        5.387%
Maryland ......................        1         3,844,770         0.4           2.78x          37.5%        6.845%
New Hampshire .................        1         3,752,000         0.4           1.45x          80.0%        4.774%
Missouri ......................        2         2,772,671         0.3           2.78x          37.5%        6.845%
North Dakota ..................        1         2,716,926         0.3           1.26x          79.9%        5.330%
Delaware ......................        1         2,710,354         0.3           1.20x          80.9%        6.327%
Iowa ..........................        1         1,870,000         0.2           1.20x          74.8%        5.787%
Indiana .......................        1         1,589,664         0.2           2.78x          37.5%        6.845%
Kansas ........................        1         1,515,727         0.2           2.78x          37.5%        6.845%
Minnesota .....................        1         1,109,068         0.1           2.78x          37.5%        6.845%
New Mexico ....................        1           720,894         0.1           2.78x          37.5%        6.845%
Oklahoma ......................        1           480,596         0.1           2.78x          37.5%        6.845%
Mississippi ...................        1           166,360         0.0           2.78x          37.5%        6.845%
                                      --      ------------       -----
Total Wtd/Avg .................      155      $871,008,925       100.0%          1.72x          63.8%        5.527%
                                     ===      ============       =====

----------
  [X]  The Mortgaged Properties are located throughout 35 states.

                      LOAN GROUP 2 GEOGRAPHIC DISTRIBUTION



                                                               % OF         WEIGHTED       WEIGHTED      WEIGHTED
                                NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
                                MORTGAGED   CUT-OFF DATE   LOAN GROUP 2   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
 MORTGAGED PROPERTY LOCATION   PROPERTIES      BALANCE        BALANCE         DSCR         LTV RATIO       RATE
----------------------------- ------------ -------------- -------------- -------------- -------------- -----------
Michigan ....................       4      $ 50,660,000         17.8%          1.26x          79.7%        4.966%
Florida .....................       6        38,113,225         13.4           1.24x          78.7%        5.469%
Indiana .....................       4        34,027,943         12.0           1.32x          79.7%        5.330%
California ..................       2        21,574,392          7.6           1.22x          78.4%        5.752%
Virginia ....................       1        20,316,250          7.1           1.21x          77.8%        5.494%
Minnesota ...................       1        19,000,000          6.7           1.27x          76.9%        5.193%
Georgia .....................       2        18,577,799          6.5           1.36x          79.1%        4.330%
New York ....................       1        17,563,975          6.2           1.25x          77.7%        5.350%
Tennessee ...................       2        14,960,000          5.3           1.26x          75.7%        5.728%
Maryland ....................       2        12,449,421          4.4           1.40x          70.5%        4.898%
Texas .......................       2         8,795,271          3.1           1.56x          72.0%        4.325%
South Carolina ..............       1         7,009,556          2.5           1.45x          79.7%        5.250%
Washington ..................       1         4,660,406          1.6           1.25x          73.3%        6.057%
Arizona .....................       1         3,757,949          1.3           1.25x          60.6%        5.350%
Massachussetts ..............       1         3,500,000          1.2           1.36x          64.8%        5.293%
Louisiana ...................       1         3,293,904          1.2           1.53x          77.1%        5.954%
South Dakota ................       1         3,190,639          1.1           1.35x          77.8%        5.260%
Kentucky ....................       1         2,708,337          1.0           1.25x          79.2%        5.290%
                                    -      ------------        -----
Total Wtd/Avg ...............      34      $284,159,066        100.0%          1.29x          77.5%        5.241%
                                   ==      ============        =====

----------
  [X]  The Mortgaged Properties are located throughout 18 states.


             MORTGAGE POOL UNDERWRITTEN DEBT SERVICE COVERAGE RATIO




                                                          % OF      WEIGHTED       WEIGHTED      WEIGHTED
                          NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
        RANGE OF           MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
  UNDERWRITTEN DSCR(S)      LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
------------------------ ----------- ----------------- --------- -------------- -------------- -----------
1.15x -- 1.19x .........       2      $    9,875,833       0.9%        1.17x          78.4%        5.587%
1.20x -- 1.24x .........      17         245,535,381      21.3         1.23x          77.5%        5.213%
1.25x -- 1.29x .........      18         178,055,392      15.4         1.27x          75.9%        5.352%
1.30x -- 1.34x .........      13         116,782,597      10.1         1.33x          75.7%        5.541%
1.35x -- 1.39x .........      12          95,589,357       8.3         1.37x          75.0%        5.542%
1.40x -- 1.49x .........      11         128,737,229      11.1         1.44x          75.2%        5.154%
1.50x -- 1.59x .........       8          49,325,940       4.3         1.55x          67.2%        5.558%
1.60x -- 1.69x .........       4          26,105,300       2.3         1.68x          60.4%        5.400%
1.70x -- 1.79x .........       1           7,639,865       0.7         1.79x          63.7%        4.978%
1.80x -- 1.89x .........       2          20,588,198       1.8         1.84x          56.1%        4.684%
1.90x -- 1.99x .........       3          13,763,891       1.2         1.94x          59.1%        5.146%
2.00x -- 2.78x .........       3         263,169,009      22.8         2.48x          42.7%        5.908%
                              --      --------------     -----
Total Wtd/Avg ..........      94      $1,155,167,991     100.0%        1.61x          67.2%        5.457%
                              ==      ==============     =====

             LOAN GROUP 1 UNDERWRITTEN DEBT SERVICE COVERAGE RATIO




                                                         % OF         WEIGHTED       WEIGHTED      WEIGHTED
                          NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
        RANGE OF           MORTGAGE   CUT-OFF DATE   LOAN GROUP 1   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
  UNDERWRITTEN DSCR(S)      LOANS        BALANCE        BALANCE         DSCR         LTV RATIO       RATE
------------------------ ----------- -------------- -------------- -------------- -------------- -----------
1.20x -- 1.24x .........       9     $166,637,097         19.1%          1.23x          77.2%        5.046%
1.25x -- 1.29x .........      10       72,177,094          8.3           1.27x          72.7%        5.750%
1.30x -- 1.34x .........       8       62,619,844          7.2           1.33x          73.7%        5.766%
1.35x -- 1.39x .........      11       92,089,357         10.6           1.37x          75.4%        5.551%
1.40x -- 1.49x .........       9      110,969,875         12.7           1.45x          74.5%        5.220%
1.50x -- 1.59x .........       5       37,236,766          4.3           1.55x          65.2%        5.815%
1.60x -- 1.69x .........       3       24,117,930          2.8           1.68x          62.3%        5.403%
1.70x -- 1.79x .........       1        7,639,865          0.9           1.79x          63.7%        4.978%
1.80x -- 1.89x .........       2       20,588,198          2.4           1.84x          56.1%        4.684%
1.90x -- 1.99x .........       3       13,763,891          1.6           1.94x          59.1%        5.146%
2.00x -- 2.78x .........       3      263,169,009         30.2           2.48x          42.7%        5.908%
                              --     ------------        -----
Total Wtd/Avg ..........      64     $871,008,925        100.0%          1.72x          63.8%        5.527%
                              ==     ============        =====

             LOAN GROUP 2 UNDERWRITTEN DEBT SERVICE COVERAGE RATIO



                                                         % OF         WEIGHTED       WEIGHTED      WEIGHTED
                          NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
        RANGE OF           MORTGAGE   CUT-OFF DATE   LOAN GROUP 2   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
  UNDERWRITTEN DSCR(S)      LOANS        BALANCE        BALANCE         DSCR         LTV RATIO       RATE
------------------------ ----------- -------------- -------------- -------------- -------------- -----------
1.15x -- 1.19x .........       2     $  9,875,833          3.5%          1.17x          78.4%        5.587%
1.20x -- 1.24x .........       8       78,898,284         27.8           1.23x          78.2%        5.564%
1.25x -- 1.29x .........       8      105,878,297         37.3           1.26x          78.0%        5.081%
1.30x -- 1.34x .........       5       54,162,753         19.1           1.33x          77.9%        5.281%
1.35x -- 1.39x .........       1        3,500,000          1.2           1.36x          64.8%        5.293%
1.40x -- 1.49x .........       2       17,767,355          6.3           1.44x          79.7%        4.741%
1.50x -- 1.59x .........       3       12,089,175          4.3           1.55x          73.4%        4.769%
1.60x -- 1.65x .........       1        1,987,369          0.7           1.65x          37.0%        5.364%
                               -     ------------        -----
Total Wtd/Avg ..........      30     $284,159,066        100.0%          1.29x          77.5%        5.241%
                              ==     ============        =====

                 MORTGAGE POOL CUT-OFF DATE LOAN-TO-VALUE RATIO


                                                          % OF      WEIGHTED       WEIGHTED      WEIGHTED
        RANGE OF          NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
      CUT-OFF DATE         MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
      LTV RATIO(S)          LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
------------------------ ----------- ----------------- --------- -------------- -------------- -----------
37.0% -- 49.9% .........       6      $  270,151,649      23.4%        2.46x          42.8%        5.885%
50.0% -- 59.9% .........       6          53,469,046       4.6         1.72x          55.9%        5.522%
60.0% -- 64.9% .........       9          57,088,447       4.9         1.58x          63.1%        5.251%
65.0% -- 69.9% .........       8          47,628,996       4.1         1.38x          68.9%        5.784%
70.0% -- 74.9% .........      23         205,129,622      17.8         1.32x          73.3%        5.530%
75.0% -- 79.9% .........      34         395,221,876      34.2         1.29x          78.4%        5.233%
80.0% -- 80.9% .........       8         126,478,354      10.9         1.34x          80.1%        5.064%
                              --      --------------     -----
Total Wtd/Avg ..........      94      $1,155,167,991     100.0%        1.61x          67.2%        5.457%
                              ==      ==============     =====

                 LOAN GROUP 1 CUT-OFF DATE LOAN-TO-VALUE RATIO


                                                         % OF         WEIGHTED       WEIGHTED      WEIGHTED
        RANGE OF          NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
      CUT-OFF DATE         MORTGAGE   CUT-OFF DATE   LOAN GROUP 1   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
      LTV RATIO(S)          LOANS        BALANCE        BALANCE         DSCR         LTV RATIO       RATE
------------------------ ----------- -------------- -------------- -------------- -------------- -----------
37.5% -- 49.9% .........       4     $266,169,009         30.6%          2.47x          42.8%        5.897%
50.0% -- 59.9% .........       6       53,469,046          6.1           1.72x          55.9%        5.522%
60.0% -- 64.9% .........       7       49,830,499          5.7           1.62x          63.2%        5.240%
65.0% -- 69.9% .........       8       47,628,996          5.5           1.38x          68.9%        5.784%
70.0% -- 74.9% .........      21      191,669,216         22.0           1.33x          73.3%        5.508%
75.0% -- 79.9% .........      15      206,643,806         23.7           1.29x          78.7%        5.265%
80.0% -- 80.9% .........       3       55,598,354          6.4           1.42x          80.0%        4.844%
                              --     ------------        -----
Total Wtd/Avg ..........      64     $871,008,925        100.0%          1.72x          63.8%        5.527%
                              ==     ============        =====

                 LOAN GROUP 2 CUT-OFF DATE LOAN-TO-VALUE RATIO


                                                         % OF         WEIGHTED       WEIGHTED      WEIGHTED
        RANGE OF          NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
      CUT-OFF DATE         MORTGAGE   CUT-OFF DATE   LOAN GROUP 2   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
      LTV RATIO(S)          LOANS        BALANCE        BALANCE         DSCR         LTV RATIO       RATE
------------------------ ----------- -------------- -------------- -------------- -------------- -----------
37.0% -- 49.9% .........       2     $  3,982,640          1.4%          1.59x          42.5%        5.081%
60.0% -- 64.9% .........       2        7,257,949          2.6           1.30x          62.6%        5.323%
70.0% -- 74.9% .........       2       13,460,406          4.7           1.30x          72.9%        5.857%
75.0% -- 79.9% .........      19      188,578,070         66.4           1.29x          78.2%        5.199%
80.0% -- 80.7% .........       5       70,880,000         24.9           1.27x          80.1%        5.236%
                              --     ------------        -----
Total Wtd/Avg ..........      30     $284,159,066        100.0%          1.29x          77.5%        5.241%
                              ==     ============        =====

                MORTGAGE POOL MATURITY DATE LOAN-TO-VALUE RATIO


                                                            % OF      WEIGHTED        WEIGHTED      WEIGHTED
         RANGE OF           NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE       AVERAGE
       MATURITY DATE         MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITTEN   MATURITY DATE    MORTGAGE
       LTV RATIO(S)           LOANS         BALANCE       BALANCE       DSCR         LTV RATIO        RATE
-------------------------- ----------- ----------------- --------- -------------- --------------- -----------
Fully Amortizing .........       1      $    1,987,369       0.2%        1.65x           0.6%         5.364%
25.0% -- 49.9% ...........      10         305,178,003      26.4         2.36x          36.7%         5.908%
50.0% -- 59.9% ...........      22         158,550,573      13.7         1.49x          55.3%         5.478%
60.0% -- 64.9% ...........      20         184,561,113      16.0         1.32x          62.6%         5.468%
65.0% -- 69.9% ...........      27         300,191,784      26.0         1.30x          66.9%         5.380%
70.0% -- 74.9% ...........      11         145,011,148      12.6         1.26x          72.7%         4.940%
75.0% -- 75.1% ...........       3          59,688,000       5.2         1.45x          75.1%         4.702%
                                --      --------------     -----
Total Wtd/Avg(a) .........      94      $1,155,167,991     100.0%        1.61x          57.8%         5.457%
                                ==      ==============     =====

(a) Excludes the mortgage loan that is fully amortizing with respect to calculating the weighted average maturity date LTV Ratio.

                 LOAN GROUP 1 MATURITY DATE LOAN-TO-VALUE RATIO


                                                           % OF         WEIGHTED        WEIGHTED      WEIGHTED
        RANGE OF          NUMBER OF      AGGREGATE        INITIAL        AVERAGE        AVERAGE       AVERAGE
      MATURITY DATE        MORTGAGE    CUT-OFF DATE    LOAN GROUP 1   UNDERWRITTEN   MATURITY DATE    MORTGAGE
      LTV RATIO(S)          LOANS         BALANCE         BALANCE         DSCR         LTV RATIO        RATE
------------------------ ----------- ---------------- -------------- -------------- --------------- -----------
29.6% -- 49.9% .........       9      $ 303,182,732         34.8%          2.36x          36.7%         5.916%
50.0% -- 59.9% .........      21        154,792,625         17.8           1.50x          55.3%         5.481%
60.0% -- 64.9% .........      15        145,164,263         16.7           1.33x          62.5%         5.499%
65.0% -- 69.9% .........      14        156,081,471         17.9           1.31x          66.5%         5.366%
70.0% -- 74.9% .........       3         58,899,835          6.8           1.23x          72.4%         4.830%
75.0% -- 75.1% .........       2         52,888,000          6.1           1.43x          75.1%         4.768%
                              --      -------------        -----
Total Wtd/Avg ..........      64      $ 871,008,925        100.0%          1.72x          54.4%         5.527%
                              ==      =============        =====

                 LOAN GROUP 2 MATURITY DATE LOAN-TO-VALUE RATIO


                                                           % OF         WEIGHTED        WEIGHTED      WEIGHTED
         RANGE OF           NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE       AVERAGE
       MATURITY DATE         MORTGAGE   CUT-OFF DATE   LOAN GROUP 2   UNDERWRITTEN   MATURITY DATE    MORTGAGE
       LTV RATIO(S)           LOANS        BALANCE        BALANCE         DSCR         LTV RATIO        RATE
-------------------------- ----------- -------------- -------------- -------------- --------------- -----------
Fully Amortizing .........       1     $  1,987,369          0.7%          1.65x           0.6%         5.364%
25.0% -- 49.9% ...........       1        1,995,271          0.7           1.53x          44.4%         4.800%
50.0% -- 59.9% ...........       1        3,757,949          1.3           1.25x          56.8%         5.350%
60.0% -- 64.9% ...........       5       39,396,850         13.9           1.29x          63.0%         5.357%
65.0% -- 69.9% ...........      13      144,110,314         50.7           1.28x          67.4%         5.396%
70.0% -- 74.9% ...........       8       86,111,313         30.3           1.27x          72.9%         5.015%
75.0% -- 75.1% ...........       1        6,800,000          2.4           1.57x          75.1%         4.186%
                                --     ------------        -----
Total Wtd/Avg(a) .........      30     $284,159,066        100.0%          1.29x          68.3%         5.241%
                                ==     ============        =====

(a) Excludes the mortgage loan that is fully amortizing with respect to calculating the weighted average maturity date LTV Ratio.


                          MORTGAGE POOL MORTGAGE RATES


                                                            % OF      WEIGHTED       WEIGHTED      WEIGHTED
         RANGE OF           NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
         MORTGAGE            MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
           RATES              LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
-------------------------- ----------- ----------------- --------- -------------- -------------- -----------
4.186% -- 4.499% .........       5      $   76,807,280       6.6%        1.38x          76.0%        4.349%
4.500% -- 4.749% .........       2          30,950,000       2.7         1.27x          79.4%        4.660%
4.750% -- 4.999% .........       9         122,142,236      10.6         1.44x          73.5%        4.841%
5.000% -- 5.249% .........      10         235,269,807      20.4         1.96x          55.8%        5.195%
5.250% -- 5.499% .........      23         264,226,318      22.9         1.29x          77.3%        5.356%
5.500% -- 5.749% .........      17         145,372,701      12.6         1.38x          72.2%        5.630%
5.750% -- 5.999% .........      15          90,308,265       7.8         1.34x          72.8%        5.858%
6.000% -- 6.249% .........       7          42,080,340       3.6         1.40x          69.6%        6.062%
6.250% -- 6.499% .........       4          32,507,275       2.8         1.38x          68.2%        6.319%
6.500% -- 6.845% .........       2         115,503,769      10.0         2.70x          39.5%        6.827%
                                --      --------------     -----
Total Wtd/Avg ............      94      $1,155,167,991     100.0%        1.61x          67.2%        5.457%
                                ==      ==============     =====

                          LOAN GROUP 1 MORTGAGE RATES


                                                           % OF         WEIGHTED       WEIGHTED      WEIGHTED
         RANGE OF           NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
         MORTGAGE            MORTGAGE   CUT-OFF DATE   LOAN GROUP 1   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
           RATES              LOANS        BALANCE        BALANCE         DSCR         LTV RATIO       RATE
-------------------------- ----------- -------------- -------------- -------------- -------------- -----------
4.290% -- 4.499% .........       2     $ 51,429,481          5.9%          1.37x          74.5%        4.377%
4.500% -- 4.749% .........       1        3,750,000          0.4           1.36x          74.9%        4.660%
4.750% -- 4.999% .........       7      109,684,913         12.6           1.45x          73.6%        4.845%
5.000% -- 5.249% .........       8      212,499,217         24.4           2.04x          53.5%        5.196%
5.250% -- 5.499% .........       8      108,477,368         12.5           1.31x          77.3%        5.378%
5.500% -- 5.749% .........      15      136,894,821         15.7           1.39x          71.7%        5.627%
5.750% -- 5.999% .........      13       78,214,361          9.0           1.33x          72.6%        5.866%
6.000% -- 6.249% .........       6       37,419,934          4.3           1.41x          69.2%        6.063%
6.250% -- 6.499% .........       2       17,135,061          2.0           1.52x          57.4%        6.312%
6.500% -- 6.845% .........       2      115,503,769         13.3           2.70x          39.5%        6.827%
                                --     ------------        -----
Total/Wtd Avg ............      64     $871,008,925        100.0%          1.72x          63.8%        5.527%
                                ==     ============        =====

                          LOAN GROUP 2 MORTGAGE RATES


                                                           % OF         WEIGHTED       WEIGHTED      WEIGHTED
         RANGE OF           NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
         MORTGAGE            MORTGAGE   CUT-OFF DATE   LOAN GROUP 2   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
           RATES              LOANS        BALANCE        BALANCE         DSCR         LTV RATIO       RATE
-------------------------- ----------- -------------- -------------- -------------- -------------- -----------
4.186% -- 4.499% .........       3     $ 25,377,799          8.9%          1.42x          79.1%        4.291%
4.500% -- 4.749% .........       1       27,200,000          9.6           1.26x          80.0%        4.660%
4.750% -- 4.999% .........       2       12,457,323          4.4           1.38x          72.3%        4.808%
5.000% -- 5.249% .........       2       22,770,590          8.0           1.27x          77.3%        5.186%
5.250% -- 5.499% .........      15      155,748,950         54.8           1.28x          77.3%        5.341%
5.500% -- 5.749% .........       2        8,477,880          3.0           1.18x          79.8%        5.677%
5.750% -- 5.999% .........       2       12,093,904          4.3           1.38x          73.9%        5.806%
6.000% -- 6.249% .........       1        4,660,406          1.6           1.25x          73.3%        6.057%
6.250% -- 6.327% .........       2       15,372,214          5.4           1.22x          80.3%        6.327%
                                --     ------------        -----
Total/Wtd Avg ............      30     $284,159,066        100.0%          1.29x          77.5%        5.241%
                                ==     ============        =====

                    MORTGAGE POOL ORIGINAL TERM TO MATURITY


                                                         % OF      WEIGHTED       WEIGHTED      WEIGHTED
     ORIGINAL TERM       NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
      TO MATURITY         MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        (MONTHS)           LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
----------------------- ----------- ----------------- --------- -------------- -------------- -----------
60 -- 83 ..............      14      $  139,181,362      12.0%        1.35x          75.2%        4.774%
84 -- 99 ..............      10         160,617,210      13.9         1.35x          75.9%        4.927%
100 -- 120 ............      59         693,941,986      60.1         1.80x          61.1%        5.693%
121 -- 179 ............       9         139,627,432      12.1         1.28x          77.9%        5.517%
180 ...................       2          21,800,000       1.9         1.30x          76.5%        5.828%
                             --      --------------     -----
Total/Wtd Avg .........      94      $1,155,167,991     100.0%        1.61x          67.2%        5.457%
                             ==      ==============     =====

                     LOAN GROUP 1 ORIGINAL TERM TO MATURITY


                                                        % OF         WEIGHTED       WEIGHTED      WEIGHTED
     ORIGINAL TERM       NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
      TO MATURITY         MORTGAGE   CUT-OFF DATE   LOAN GROUP 1   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        (MONTHS)           LOANS        BALANCE        BALANCE         DSCR         LTV RATIO       RATE
----------------------- ----------- -------------- -------------- -------------- -------------- -----------
60 -- 83 ..............       5     $ 77,316,830          8.9%          1.37x          74.4%        4.682%
84 -- 99 ..............       6      106,410,321         12.2           1.40x          74.7%        4.865%
100 -- 120 ............      48      612,658,028         70.3           1.86x          59.1%        5.740%
121 -- 179 ............       3       52,823,746          6.1           1.30x          74.9%        5.505%
180 ...................       2       21,800,000          2.5           1.30x          76.5%        5.828%
                             --     ------------        -----
Total/Wtd Avg .........      64     $871,008,925        100.0%          1.72x          63.8%        5.527%
                             ==     ============        =====

                     LOAN GROUP 2 ORIGINAL TERM TO MATURITY


                                                        % OF         WEIGHTED       WEIGHTED      WEIGHTED
     ORIGINAL TERM       NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
      TO MATURITY         MORTGAGE   CUT-OFF DATE   LOAN GROUP 2   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        (MONTHS)           LOANS        BALANCE        BALANCE         DSCR         LTV RATIO       RATE
----------------------- ----------- -------------- -------------- -------------- -------------- -----------
60 -- 83 ..............       9     $ 61,864,532         21.8%          1.33x          76.2%        4.889%
84 -- 99 ..............       4       54,206,889         19.1           1.25x          78.1%        5.049%
100 -- 120 ............      11       81,283,959         28.6           1.32x          75.8%        5.333%
121 -- 144 ............       6       86,803,686         30.5           1.27x          79.7%        5.525%
                             --     ------------        -----
Total/Wtd Avg .........      30     $284,159,066        100.0%          1.29x          77.5%        5.241%
                             ==     ============        =====

                  MORTGAGE POOL ORIGINAL AMORTIZATION TERM (1)


        ORIGINAL                                         % OF      WEIGHTED       WEIGHTED      WEIGHTED
      AMORTIZATION       NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
          TERM            MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        (MONTHS)           LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
----------------------- ----------- ----------------- --------- -------------- -------------- -----------
Interest Only .........       3      $   17,090,000       1.5%        1.78x          55.2%        4.615%
120 -- 143 ............       1           1,987,369       0.2         1.65x          37.0%        5.364%
240 -- 299 ............       1           4,132,874       0.4         1.28x          67.8%        6.084%
300 -- 359 ............      11         241,190,174      20.9         2.28x          46.4%        6.121%
360 ...................      78         890,767,574      77.1         1.43x          73.1%        5.290%
                             --      --------------     -----
Total/Wtd Avg .........      94      $1,155,167,991     100.0%        1.61x          67.2%        5.457%
                             ==      ==============     =====

                  LOAN GROUP 1 ORIGINAL AMORTIZATION TERM (1)


        ORIGINAL                                        % OF         WEIGHTED       WEIGHTED      WEIGHTED
      AMORTIZATION       NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
          TERM            MORTGAGE   CUT-OFF DATE   LOAN GROUP 1   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        (MONTHS)           LOANS        BALANCE        BALANCE         DSCR         LTV RATIO       RATE
----------------------- ----------- -------------- -------------- -------------- -------------- -----------
Interest Only .........       2     $ 13,590,000          1.6%          1.88x          52.7%        4.440%
240 -- 299 ............       1        4,132,874          0.5           1.28x          67.8%        6.084%
300 -- 359 ............      11      241,190,174         27.7           2.28x          46.4%        6.121%
360 ...................      50      612,095,877         70.3           1.49x          70.9%        5.314%
                             --     ------------        -----
Total/Wtd Avg .........      64     $871,008,925        100.0%          1.72x          63.8%        5.527%
                             ==     ============        =====

----------
(1) For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

                  LOAN GROUP 2 ORIGINAL AMORTIZATION TERM (1)


        ORIGINAL                                        % OF         WEIGHTED       WEIGHTED      WEIGHTED
      AMORTIZATION       NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
          TERM            MORTGAGE   CUT-OFF DATE   LOAN GROUP 2   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        (MONTHS)           LOANS        BALANCE        BALANCE         DSCR         LTV RATIO       RATE
----------------------- ----------- -------------- -------------- -------------- -------------- -----------
Interest Only .........       1     $  3,500,000          1.2%          1.36x          64.8%        5.293%
120 -- 143 ............       1        1,987,369          0.7           1.65x          37.0%        5.364%
360 ...................      28      278,671,696         98.1           1.29x          78.0%        5.239%
                             --     ------------        -----
Total Wtd/Avg .........      30     $284,159,066        100.0%          1.29x          77.5%        5.241%
                             ==     ============        =====

----------
(1) For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.


                    MORTGAGE POOL REMAINING TERM TO MATURITY


        RANGE OF
       REMAINING                                         % OF      WEIGHTED       WEIGHTED      WEIGHTED
        TERMS TO         NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
        MATURITY          MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        (MONTHS)           LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
----------------------- ----------- ----------------- --------- -------------- -------------- -----------
52 -- 59 ..............      13      $  122,304,245      10.6%        1.35x          75.2%        4.690%
60 -- 79 ..............       2          20,067,756       1.7         1.32x          75.3%        5.364%
80 -- 99 ..............      10         164,365,462      14.2         1.37x          75.3%        4.919%
100 -- 109 ............       1           6,740,678       0.6         1.44x          74.5%        5.820%
110 -- 119 ............      55         667,637,418      57.8         1.81x          60.8%        5.699%
120 -- 139 ............       7          46,016,010       4.0         1.38x          73.0%        6.036%
140 -- 159 ............       4         106,236,422       9.2         1.26x          78.9%        5.320%
160 -- 179 ............       2          21,800,000       1.9         1.30x          76.5%        5.828%
                             --      --------------     -----
Total Wtd/Avg .........      94      $1,155,167,991     100.0%        1.61x          67.2%        5.457%
                             ==      ==============     =====

                    LOAN GROUP 1 REMAINING TERM TO MATURITY


        RANGE OF
       REMAINING                                        % OF         WEIGHTED       WEIGHTED      WEIGHTED
        TERMS TO         NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
        MATURITY          MORTGAGE   CUT-OFF DATE   LOAN GROUP 1   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        (MONTHS)           LOANS        BALANCE        BALANCE         DSCR         LTV RATIO       RATE
----------------------- ----------- -------------- -------------- -------------- -------------- -----------
55 -- 59 ..............       4     $ 60,439,713          6.9%          1.38x          74.3%        4.486%
60 -- 79 ..............       1       16,877,117          1.9           1.32x          74.8%        5.384%
80 -- 99 ..............       7      113,349,212         13.0           1.43x          74.1%        4.867%
100 -- 109 ............       1        6,740,678          0.8           1.44x          74.5%        5.820%
110 -- 119 ............      45      595,153,459         68.3           1.87x          58.9%        5.749%
120 -- 139 ............       3       15,683,796          1.8           1.66x          63.3%        6.043%
140 -- 159 ............       1       40,964,950          4.7           1.22x          77.9%        5.320%
160 -- 179 ............       2       21,800,000          2.5           1.30x          76.5%        5.828%
                             --     ------------        -----
Total Wtd/Avg .........      64     $871,008,925        100.0%          1.72x          63.8%        5.527%
                             ==     ============        =====

                    LOAN GROUP 2 REMAINING TERM TO MATURITY


        RANGE OF
       REMAINING                                        % OF         WEIGHTED       WEIGHTED      WEIGHTED
        TERMS TO         NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
        MATURITY          MORTGAGE   CUT-OFF DATE   LOAN GROUP 2   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        (MONTHS)           LOANS        BALANCE        BALANCE         DSCR         LTV RATIO       RATE
----------------------- ----------- -------------- -------------- -------------- -------------- -----------
52 -- 59 ..............       9     $ 61,864,532         21.8%          1.33x          76.2%        4.889%
60 -- 79 ..............       1        3,190,639          1.1           1.35x          77.8%        5.260%
80 -- 99 ..............       3       51,016,250         18.0           1.25x          78.1%        5.036%
110 -- 119 ............      10       72,483,959         25.5           1.32x          76.2%        5.283%
120 -- 139 ............       4       30,332,214         10.7           1.24x          78.0%        6.032%
140 -- 144 ............       3       65,271,472         23.0           1.29x          79.6%        5.320%
                             --     ------------        -----
Total Wtd/Avg .........      30     $284,159,066        100.0%          1.29x          77.5%        5.241%
                             ==     ============        =====

               MORTGAGE POOL REMAINING STATED AMORTIZATION TERMS



       REMAINING                                         % OF      WEIGHTED       WEIGHTED      WEIGHTED
         STATED          NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
      AMORTIZATION        MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
     TERMS (MONTHS)        LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
----------------------- ----------- ----------------- --------- -------------- -------------- -----------
Interest Only .........       3      $   17,090,000       1.5%        1.78x          55.2%        4.615%
119 -- 149 ............       1           1,987,369       0.2         1.65x          37.0%        5.364%
225 -- 249 ............       1           4,132,874       0.4         1.28x          67.8%        6.084%
275 -- 299 ............       8         159,495,528      13.8         2.35x          46.2%        6.573%
300 -- 324 ............       1           2,094,646       0.2         1.24x          74.8%        5.920%
325 -- 349 ............       2          79,600,000       6.9         2.18x          46.0%        5.220%
350 -- 360 ............      78         890,767,574      77.1         1.43x          73.1%        5.290%
                             --      --------------     -----
Total Wtd/Avg .........      94      $1,155,167,991     100.0%        1.61x          67.2%        5.457%
                             ==      ==============     =====

                LOAN GROUP 1 REMAINING STATED AMORTIZATION TERMS



       REMAINING                                        % OF         WEIGHTED       WEIGHTED      WEIGHTED
         STATED          NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
      AMORTIZATION        MORTGAGE   CUT-OFF DATE   LOAN GROUP 1   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
     TERMS (MONTHS)        LOANS        BALANCE        BALANCE         DSCR         LTV RATIO       RATE
----------------------- ----------- -------------- -------------- -------------- -------------- -----------
Interest only .........       2     $ 13,590,000          1.6%          1.88x          52.7%        4.440%
225 -- 249 ............       1        4,132,874          0.5           1.28x          67.8%        6.084%
275 -- 299 ............       8      159,495,528         18.3           2.35x          46.2%        6.573%
300 -- 324 ............       1        2,094,646          0.2           1.24x          74.8%        5.920%
325 -- 349 ............       2       79,600,000          9.1           2.18x          46.0%        5.220%
350 -- 360 ............      50      612,095,877         70.3           1.49x          70.9%        5.314%
                             --     ------------        -----
Total Wtd/Avg .........      64     $871,008,925        100.0%          1.72x          63.8%        5.527%
                             ==     ============        =====

                LOAN GROUP 2 REMAINING STATED AMORTIZATION TERMS



       REMAINING                                        % OF         WEIGHTED       WEIGHTED      WEIGHTED
         STATED          NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
      AMORTIZATION        MORTGAGE   CUT-OFF DATE   LOAN GROUP 2   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
     TERMS (MONTHS)        LOANS        BALANCE        BALANCE         DSCR         LTV RATIO       RATE
----------------------- ----------- -------------- -------------- -------------- -------------- -----------
Interest Only .........       1     $  3,500,000          1.2%          1.36x          64.8%        5.293%
119 -- 149 ............       1        1,987,369          0.7           1.65x          37.0%        5.364%
350 -- 360 ............      28      278,671,696         98.1           1.29x          78.0%        5.239%
                             --     ------------        -----
Total Wtd/Avg .........      30     $284,159,066        100.0%          1.29x          77.5%        5.241%
                             ==     ============        =====

                            MORTGAGE POOL SEASONING


                                                         % OF      WEIGHTED       WEIGHTED      WEIGHTED
                         NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
       SEASONING          MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        (MONTHS)           LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
----------------------- ----------- ----------------- --------- -------------- -------------- -----------
0 -- 4 ................     77       $1,041,739,426      90.2%        1.64x          66.5%        5.419%
5 -- 8 ................     17          113,428,565       9.8         1.34x          73.3%        5.801%
                            --       --------------     -----
Total Wtd/Avg .........     94       $1,155,167,991     100.0%        1.61x          67.2%        5.457%
                            ==       ==============     =====

                             LOAN GROUP 1 SEASONING


                                                        % OF         WEIGHTED       WEIGHTED      WEIGHTED
                         NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
       SEASONING          MORTGAGE   CUT-OFF DATE   LOAN GROUP 1   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        (MONTHS)           LOANS        BALANCE        BALANCE         DSCR         LTV RATIO       RATE
----------------------- ----------- -------------- -------------- -------------- -------------- -----------
0 -- 4 ................     54      $809,308,253         92.9%          1.74x          63.3%        5.498%
5 -- 8 ................     10        61,700,672          7.1           1.43x          69.8%        5.905%
                            --      ------------        -----
Total Wtd/Avg .........     64      $871,008,925        100.0%          1.72x          63.8%        5.527%
                            ==      ============        =====

                             LOAN GROUP 2 SEASONING


                                                        % OF         WEIGHTED       WEIGHTED      WEIGHTED
                         NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
       SEASONING          MORTGAGE   CUT-OFF DATE   LOAN GROUP 2   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        (MONTHS)           LOANS        BALANCE        BALANCE         DSCR         LTV RATIO       RATE
----------------------- ----------- -------------- -------------- -------------- -------------- -----------
0 -- 4 ................      23     $232,431,173         81.8%          1.30x          77.6%        5.144%
5 -- 8 ................       7       51,727,892         18.2           1.23x          77.4%        5.676%
                             --     ------------        -----
Total Wtd/Avg .........      30     $284,159,066        100.0%          1.29x          77.5%        5.241%
                             ==     ============        =====

                   MORTGAGE POOL YEAR OF MORTGAGE ORIGINATION


                                                        % OF      WEIGHTED       WEIGHTED      WEIGHTED
                         NUMBER OF      AGGREGATE     INITIAL      AVERAGE        AVERAGE      AVERAGE
        YEAR OF           MORTGAGE    CUT-OFF-DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
      ORIGINATION          LOANS         BALANCE      BALANCE       DSCR         LTV RATIO       RATE
----------------------- ----------- ---------------- --------- -------------- -------------- -----------
2003 ..................     12      $   78,162,163       6.8%        1.31x          75.1%        5.826%
2004 ..................     82       1,077,005,828      93.2         1.63x          66.6%        5.430%
                            --      --------------     -----
Total Wtd/Avg .........     94      $1,155,167,991     100.0%        1.61x          67.2%        5.457%
                            ==      ==============     =====

                   LOAN GROUP 1 YEAR OF MORTGAGE ORIGINATION


                                                        % OF         WEIGHTED       WEIGHTED      WEIGHTED
                         NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
        YEAR OF           MORTGAGE   CUT-OFF-DATE   LOAN GROUP 1   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
      ORIGINATION          LOANS        BALANCE        BALANCE         DSCR         LTV RATIO       RATE
----------------------- ----------- -------------- -------------- -------------- -------------- -----------
2003 ..................       5     $ 26,434,271          3.0%          1.46x          70.5%        6.119%
2004 ..................      59      844,574,654         97.0           1.72x          63.6%        5.509%
                             --     ------------        -----
Total Wtd/Avg .........      64     $871,008,925        100.0%          1.72x          63.8%        5.527%
                             ==     ============        =====

                   LOAN GROUP 2 YEAR OF MORTGAGE ORIGINATION


                                                        % OF         WEIGHTED       WEIGHTED      WEIGHTED
                         NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
        YEAR OF           MORTGAGE   CUT-OFF-DATE   LOAN GROUP 2   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
      ORIGINATION          LOANS        BALANCE        BALANCE         DSCR         LTV RATIO       RATE
----------------------- ----------- -------------- -------------- -------------- -------------- -----------
2003 ..................       7     $ 51,727,892         18.2%          1.23x          77.4%        5.676%
2004 ..................      23      232,431,173         81.8           1.30x          77.6%        5.144%
                             --     ------------        -----
Total Wtd/Avg .........      30     $284,159,066        100.0%          1.29x          77.5%        5.241%
                             ==     ============        =====

                    MORTGAGE POOL YEAR OF MORTGAGE MATURITY


                                                         % OF      WEIGHTED       WEIGHTED      WEIGHTED
                         NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
        YEAR OF           MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        MATURITY           LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
----------------------- ----------- ----------------- --------- -------------- -------------- -----------
2008 ..................       3      $   27,005,040       2.3%        1.25x          75.1%        5.350%
2009 ..................      10          95,299,205       8.2         1.38x          75.3%        4.503%
2010 ..................       1          16,877,117       1.5         1.32x          74.8%        5.384%
2011 ..................       9         140,300,960      12.1         1.37x          75.6%        4.845%
2012 ..................       3          33,995,819       2.9         1.41x          74.4%        5.438%
2013 ..................       2           7,834,797       0.7         1.29x          76.1%        6.337%
2014 ..................      56         678,587,621      58.7         1.80x          60.9%        5.692%
2015 ..................       3          18,082,568       1.6         1.21x          80.4%        6.327%
2016 ..................       5         115,384,864      10.0         1.30x          77.4%        5.381%
2019 ..................       2          21,800,000       1.9         1.30x          76.5%        5.828%
                             --      --------------     -----
Total/Wtd Avg .........      94      $1,155,167,991     100.0%        1.61x          67.2%        5.457%
                             ==      ==============     =====

                     LOAN GROUP 1 YEAR OF MORTGAGE MATURITY


                                                        % OF         WEIGHTED       WEIGHTED      WEIGHTED
                         NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
        YEAR OF           MORTGAGE   CUT-OFF DATE   LOAN GROUP 1   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        MATURITY           LOANS        BALANCE        BALANCE         DSCR         LTV RATIO       RATE
----------------------- ----------- -------------- -------------- -------------- -------------- -----------
2009 ..................       4     $ 60,439,713          6.9%          1.38x          74.3%        4.486%
2010 ..................       1       16,877,117          1.9           1.32x          74.8%        5.384%
2011 ..................       6      106,410,321         12.2           1.40x          74.7%        4.865%
2012 ..................       2       13,679,569          1.6           1.70x          69.3%        5.353%
2013 ..................       2        7,834,797          0.9           1.29x          76.1%        6.337%
2014 ..................      44      591,143,662         67.9           1.88x          58.7%        5.741%
2015 ..................       1        2,710,354          0.3           1.20x          80.9%        6.327%
2016 ..................       2       50,113,392          5.8           1.31x          74.6%        5.461%
2019 ..................       2       21,800,000          2.5           1.30x          76.5%        5.828%
                             --     ------------        -----
Total/Wtd Avg .........      64     $871,008,925        100.0%          1.72x          63.8%        5.527%
                             ==     ============        =====

                     LOAN GROUP 2 YEAR OF MORTGAGE MATURITY


                                                        % OF         WEIGHTED       WEIGHTED      WEIGHTED
                         NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
        YEAR OF           MORTGAGE   CUT-OFF DATE   LOAN GROUP 2   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        MATURITY           LOANS        BALANCE        BALANCE         DSCR         LTV RATIO       RATE
----------------------- ----------- -------------- -------------- -------------- -------------- -----------
2008 ..................       3     $ 27,005,040          9.5%          1.25x          75.1%        5.350%
2009 ..................       6       34,859,492         12.3           1.38x          77.0%        4.533%
2011 ..................       3       33,890,639         11.9           1.28x          78.2%        4.782%
2012 ..................       1       20,316,250          7.1           1.21x          77.8%        5.494%
2014 ..................      12       87,443,959         30.8           1.31x          76.1%        5.359%
2015 ..................       2       15,372,214          5.4           1.22x          80.3%        6.327%
2016 ..................       3       65,271,472         23.0           1.29x          79.6%        5.320%
                             --     ------------        -----
Total/Wtd Avg .........      30     $284,159,066        100.0%          1.29x          77.5%        5.241%
                             ==     ============        =====

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

          LOAN
SEQUENCE  NUMBER  PROPERTY NAME                        LOAN GROUP  PROPERTY ADDRESS
--------  ------  -------------                        ----------  ----------------
   1     57998   Quarters at Memorial                        1     3003 Memorial Court
   2     58006   Golf Villas at Oro Valley                   1     10950 N. La Canada Drive
   3     58103   GrandMarc at Seven Corners                  2     1849 Washington Avenue South
   4     58015   Woodlawn Gardens                            2     535 Woodlawn Avenue
   5     57963   Aspen Apartments                            2     425 Riverbend Parkway
   6     58026   River Pointe Apartments                     2     8310 Indian Head Highway
   7     57978   Lexington Park Apartments                   2     9060 East 39th Place
   8     8190    Orchards at Collierville                    2     400 Orchard Circle West
   9     58095   Silver Tree Apartments                      2     100 North River Drive
   10    57330   Fairway Ridge Apartments                    2     101 Fairway Ridge
   11    58016   Williamstown Apartments                     2     9200 Bissonnet Street
   12    55800   CLK - Ashford Place Apartments              2     2190 Memorial Drive
   13    8547    Bowling Green Apartments                    2     3310 East Spring Street
   14    8838    Mission Trace Apartments                    2     3801 Mission Trace Boulevard
   15    8844    Landmark Apartments - Tallahassee, FL       2     2125 Jackson Bluff Road
   16    58106   89-95 Park Drive Apartments                 2     89-95 Park Drive
   17    8267    Cordova Court                               2     900 Westgate Drive
   18    58000   Times Square Townhomes                      1     1911-1940 Times Square Way and 1204-1233 Broad Way and Queens Way
   19    57943   Cameron Park Apartments                     2     2702 Industrial Drive
   20    7343    Pavilion Heights Apartments                 2     219 East 7th Street
   21    8828    Greentree Apartments - Pasadena, TX         2     502 East Beltway 8
   22    57582   Milford Plaza                               1     200 Cherry Street
   23    58014   The Shops at Camp Lowell                    1     3275 North Swan Road
   24    8356    Centennial Plaza                            1     1401-1465 West Lake Street
   25    57952   Foothill Park Plaza                         1     140 West Foothill Boulevard
   26    57968   Promenade at Red Cliff                      1     245 Red Cliffs Drive
   27    57983   Mountain View Marketplace                   1     3131 East Thunderbird Road
   28    57986   Shoppes at Broad Street                     1     1841 -1929 E Broad Street
   29    57927   Boston Commons Plaza                        1     800 Boston Road
   30    57964   Columbus Corners Shopping Center            1     104-326 Columbus Corners Drive
   31    8530    Paseo Plaza - Las Vegas, NV                 1     2600, 2610 & 2650 West Sahara Avenue
   32    57685   Kirby Richmond Shopping Center              1     3443 Kirby Drive
   33    58092   Sterling Pointe Shopping Center             1     2300 Treasury Drive
   34    57741   Sunrise Place                               1     425 S. Sunrise Way
   35    6033    Oakley Town Center                          1     2515-2591 Main Street
   36    57949   Walgreens - Nashville, TN                   1     2500 Gallatin Avenue
   37    6461    Advocate Health Building                    1     6400 West North Avenue
   38    6981    Calvine Corners Shopping Center             1     8339-8345 and 8359 Elk Grove-Florin Road
   39    8948    Walgreens Chalmette                         1     100 West Judge Perez Drive
   40    8658    North Meridian Retail Center                1     1100 North Meridian
   41    57990   Calpine Center                              1     717 Texas Avenue
   42    57984   17 State Street                             1     17 State Street
   43    57999   369 Lexington Avenue                        1     369 Lexington Avenue
   44    8304    The Pines Corporate Center                  1     7211-7391 West Charleston Boulevard

  45.1   57815   University Office Plaza II                  1     3705 Quakerbridge Road
  45.2   57815   University Office Plaza I                   1     3635 Quakerbridge Road
   45    57815   UNIVERSITY OFFICE PLAZA I AND II (ROLL UP)  1     Multiple

   46    57913   Woodland Park Plaza Office Building         1     11490 Westheimer Road
   47    6381    6500 Linderson                              1     6500 Linderson Way SW
   48    57829   West Houston Medical Center                 1     12121 Richmond Avenue
   49    57969   T-Mobile Customer Care Center               1     2999 SW 6th Street
   50    55598   Nextel Office Building - Temple, TX         1     1600 Eberhardt Road
   51    57917   Wilshire-Kenmore Building                   1     3345 Wilshire Boulevard


                                                                                                           CUT-OFF       MATURITY
                                                        ZIP          PROPERTY             ORIGINAL          DATE           DATE
SEQUENCE  COUNTY              CITY              STATE   CODE           TYPE                BALANCE         BALANCE        BALANCE
--------  ------              ----              -----   ----           ----                -------         -------        -------
   1      Harris              Houston           TX      77007       Multifamily          $36,000,000      $35,872,239    $31,853,684
   2      Pima                Tucson            AZ      85737       Multifamily           22,500,000       22,449,748     18,587,035
   3      Hennepin            Minneapolis       MN      55454       Multifamily           19,000,000       19,000,000     16,550,721
   4      San Diego           Chula Vista       CA      91910       Multifamily           12,000,000       11,974,392     9,981,361
   5      Clarke              Athens            GA      30605       Multifamily           10,800,000       10,757,799     9,885,145
   6      Prince Georges      Fort Washington   MD      20744       Multifamily           10,500,000       10,462,052     8,597,760
   7      Marion              Indianapolis      IN      46235       Multifamily           9,100,000        9,070,063      7,564,971
   8      Shelby              Collierville      TN      38017       Multifamily           8,800,000        8,800,000      7,423,544
   9      Fulton              Atlanta           GA      30350       Multifamily           7,820,000        7,820,000      7,431,658
  10      Aiken               Aiken             SC      29803       Multifamily           7,040,000        7,009,556      5,849,990
  11      Harris              Houston           TX      77074       Multifamily           6,800,000        6,800,000      6,461,060
  12      Montgomery          Clarksville       TN      37043       Multifamily           6,160,000        6,160,000      5,311,361
  13      King                Seattle           WA      98122       Multifamily           4,665,000        4,660,406      3,969,971
  14      Leon                Tallahassee       FL      32303       Multifamily           3,775,000        3,770,590      3,494,502
  15      Leon                Tallahassee       FL      32304       Multifamily           3,719,976        3,715,833      3,456,171
  16      Suffolk             Boston            MA      02215       Multifamily           3,500,000        3,500,000      3,500,000
  17      Bossier             Bossier City      LA      71112       Multifamily           3,300,000        3,293,904      2,800,694
  18      Cass                West Fargo        ND      58078       Multifamily           2,720,000        2,716,926      2,264,677
  19      Warren              Bowling Green     KY      42101       Multifamily           2,720,000        2,708,337      2,263,078
  20      Monroe              Bloomington       IN      47408       Multifamily           2,325,000        2,317,880      1,953,788
  21      Harris              Pasadena          TX      77503       Multifamily           2,000,000        1,995,271      1,842,019
  22      New Haven           Milford           CT      06460         Retail              20,960,000       20,916,858     17,526,135
  23      Pima                Tucson            AZ      85712         Retail              11,500,000       11,500,000     8,994,382
  24      Du Page             Addison           IL      60101         Retail              11,500,000       11,457,730     9,776,620
  25      Los Angeles         Monrovia          CA      91016         Retail              10,700,000       10,666,143     8,948,072
  26      Washington          St. George        UT      84790         Retail              10,590,000       10,590,000     10,590,000
  27      Maricopa            Phoenix           AZ      85032         Retail              10,300,000       10,300,000     7,699,363
  28      Iredell             Statesville       NC      28625         Retail              10,010,000       9,998,198      8,895,157
  29      Hampden             Springfield       MA      01119         Retail              10,000,000       9,988,763      8,333,814
  30      Columbus            Whiteville        NC      28472         Retail              8,640,000        8,622,369      7,233,424
  31      Clark               Las Vegas         NV      89102         Retail              7,400,000        7,374,755      6,845,001
  32      Harris              Houston           TX      77098         Retail              6,000,000        5,964,797      5,174,170
  33      Bradley             Cleveland         TN      37323         Retail              5,200,000        5,194,792      4,413,822
  34      Riverside           Palm Springs      CA      92262         Retail              4,750,000        4,745,170      4,022,522
  35      Contra Costa        Oakley            CA      94561         Retail              4,243,000        4,230,253      3,554,669
  36      Davidson            Nashville         TN      37206         Retail              3,910,000        3,901,884      3,498,445
  37      Cook                Chicago           IL      60639         Retail              3,500,000        3,484,551      2,688,895
  38      Sacramento          Sacramento        CA      94829         Retail              3,350,000        3,345,918      2,753,315
  39      St. Bernard Parish  Chalmette         LA      70043         Retail              3,000,000        3,000,000      3,000,000
  40      Pierce              Puyallup          WA      98371         Retail              2,450,000        2,444,726      2,035,232
  41      Harris              Houston           TX      77002         Office              78,000,000       77,780,036     64,827,219
  42      New York            New York          NY      10004         Office              75,850,000       75,850,000     65,704,250
  43      New York            New York          NY      10017         Office              41,000,000       40,839,481     37,520,955
  44      Clark               Las Vegas         NV      89117         Office              18,000,000       17,944,387     15,106,370

  45.1    Mercer              Hamilton          NJ      08619         Office              11,278,008       11,242,839     9,452,008
  45.2    Mercer              Hamilton          NJ      08619         Office              6,721,992        6,701,030      5,633,647
  45      Mercer              Hamilton          NJ      08619         Office              18,000,000       17,943,869     15,085,655

  46      Harris              Houston           TX      77077         Office              16,912,500       16,877,117     15,349,083
  47      Thurston            Tumwater          WA      98501         Office              11,500,000       11,468,025     8,900,773
  48      Harris              Houston           TX      77082         Office              11,200,000       11,142,674     9,443,983
  49      Deschutes           Redmond           OR      97756         Office              10,100,000       10,068,981     8,483,822
  50      Bell                Temple            TX      76504         Office              9,200,000        9,148,442      7,446,395
  51      Los Angeles         Los Angeles       CA      90010         Office              9,000,000        8,971,749      7,535,442

                                                                                                  FIRST    INTEREST
              LOAN        MORTGAGE    ADMINISTRATIVE   SUB-SERVICING       NET          NOTE     PAYMENT   ACCRUAL   MONTHLY
SEQUENCE      TYPE         RATE        FEE RATE (I)      FEE RATE     MORTGAGE RATE     DATE       DATE    METHOD    PAYMENT
--------      ----         ----        ------------      --------     -------------     ----       ----    ------    -------
   1        Balloon       4.902%          0.062%          0.050%         4.840%       3/25/2004   5/1/2004 ACT/360   $191,105
   2        Balloon       5.075%          0.112%          0.100%         4.963%       4/30/2004   6/1/2004 ACT/360    121,818
   3      IO, Balloon     5.193%          0.112%          0.100%         5.081%       5/25/2004   7/1/2004 ACT/360    104,249
   4        Balloon       5.291%          0.112%          0.100%         5.179%       4/13/2004   6/1/2004 ACT/360    66,570
   5        Balloon       4.410%          0.062%          0.050%         4.348%       3/16/2004   5/1/2004 ACT/360    54,146
   6        Balloon       4.810%          0.062%          0.050%         4.748%        4/1/2004   5/1/2004 ACT/360    55,153
   7        Balloon       5.280%          0.112%          0.100%         5.168%       3/31/2004   5/1/2004 ACT/360    50,420
   8        Balloon       5.751%          0.042%          0.030%         5.709%        6/1/2004   8/1/2004 ACT/360    51,360
   9      IO, Balloon     4.220%          0.112%          0.100%         4.108%       5/11/2004   7/1/2004 ACT/360    38,332
   10       Balloon       5.250%          0.112%          0.100%         5.138%       2/27/2004   4/1/2004 ACT/360    38,875
   11     IO, Balloon     4.186%          0.112%          0.100%         4.074%        4/8/2004   6/1/2004 ACT/360    33,198
   12     IO, Balloon     5.695%          0.112%          0.100%         5.583%       10/16/2003 12/1/2003 ACT/360    35,733
   13       Balloon       6.057%          0.062%          0.050%         5.995%       5/19/2004   7/1/2004 ACT/360    28,140
   14       Balloon       5.152%          0.082%          0.070%         5.070%       5/14/2004   7/1/2004 ACT/360    20,617
   15       Balloon       5.407%          0.082%          0.070%         5.325%       5/14/2004   7/1/2004 ACT/360    20,905
   16    Interest Only    5.293%          0.112%          0.100%         5.181%       5/27/2004   7/1/2004 ACT/360
   17       Balloon       5.954%          0.062%          0.050%         5.892%       4/29/2004   6/1/2004 ACT/360    19,688
   18       Balloon       5.330%          0.112%          0.100%         5.218%        5/3/2004   7/1/2004 ACT/360    15,155
   19       Balloon       5.290%          0.112%          0.100%         5.178%       2/18/2004   4/1/2004 ACT/360    15,087
   20       Balloon       5.630%          0.092%          0.080%         5.538%       3/15/2004   5/1/2004 ACT/360    13,391
   21       Balloon       4.800%          0.092%          0.080%         4.708%       4/29/2004   6/1/2004 ACT/360    10,493
   22       Balloon       5.460%          0.112%          0.100%         5.348%        4/8/2004   6/1/2004 ACT/360    118,483
   23     IO, Balloon     5.960%          0.112%          0.100%         5.848%       5/13/2004   7/1/2004 ACT/360    68,653
   24       Balloon       6.000%          0.062%          0.050%         5.938%       2/24/2004   4/1/2004 ACT/360    68,948
   25       Balloon       5.471%          0.112%          0.100%         5.359%        3/2/2004   5/1/2004 ACT/360    60,559
   26    Interest Only    4.290%          0.112%          0.100%         4.178%        4/8/2004   6/1/2004 30/360
   27     IO, Balloon     5.680%          0.112%          0.100%         5.568%        4/1/2004   5/1/2004 ACT/360    59,651
   28       Balloon       5.102%          0.112%          0.100%         4.990%       5/11/2004   7/1/2004 ACT/360    54,362
   29       Balloon       5.360%          0.112%          0.100%         5.248%        5/4/2004   7/1/2004 ACT/360    55,904
   30       Balloon       5.500%          0.112%          0.100%         5.388%       4/16/2004   6/1/2004 ACT/360    49,057
   31       Balloon       5.100%          0.062%          0.050%         5.038%        3/1/2004   5/1/2004 ACT/360    40,178
   32       Balloon       6.510%          0.072%          0.060%         6.438%       11/25/2003  1/1/2004 ACT/360    37,964
   33       Balloon       5.968%          0.112%          0.100%         5.856%       5/25/2004   7/1/2004 ACT/360    31,070
   34       Balloon       5.889%          0.112%          0.100%         5.777%       5/21/2004   7/1/2004 ACT/360    28,141
   35       Balloon       5.521%          0.062%          0.050%         5.459%       3/10/2004   5/1/2004 ACT/360    24,147
   36       Balloon       5.421%          0.112%          0.100%         5.309%       4/12/2004   6/1/2004 ACT/360    22,007
   37       Balloon       5.674%          0.062%          0.050%         5.612%        3/5/2004   5/1/2004 ACT/360    21,858
   38       Balloon       4.924%          0.062%          0.050%         4.862%        5/4/2004   7/1/2004 ACT/360    17,828
   39    Interest Only    4.970%          0.082%          0.070%         4.888%       5/12/2004   7/1/2004 ACT/360
   40       Balloon       5.250%          0.062%          0.050%         5.188%       4/22/2004   6/1/2004 ACT/360    13,529
   41       Balloon       5.232%          0.052%          0.040%         5.180%        4/8/2004   6/1/2004 ACT/360    428,592
   42     IO, Balloon     5.247%          0.052%          0.040%         5.195%        3/5/2004   5/1/2004 ACT/360    420,593
   43       Balloon       4.400%          0.112%          0.100%         4.288%       3/31/2004   5/1/2004 ACT/360    205,312
   44       Balloon       5.587%          0.062%          0.050%         5.525%       3/15/2004   5/1/2004 ACT/360    103,187

  45.1
  45.2
   45       Balloon       5.542%          0.112%          0.100%         5.430%       3/10/2004   5/1/2004 ACT/360    102,677

   46       Balloon       5.384%          0.112%          0.100%         5.272%       4/21/2004   6/1/2004 ACT/360    94,800
   47       Balloon       5.885%          0.062%          0.050%         5.823%        4/5/2004   6/1/2004 ACT/360    73,288
   48       Balloon       5.743%          0.112%          0.100%         5.631%       1/20/2004   3/1/2004 ACT/360    65,313
   49       Balloon       5.616%          0.112%          0.100%         5.504%       3/11/2004   5/1/2004 ACT/360    58,084
   50       Balloon       6.090%          0.112%          0.100%         5.978%       12/3/2003   2/1/2004 ACT/360    55,692
   51       Balloon       5.510%          0.112%          0.100%         5.398%       3/24/2004   5/1/2004 ACT/360    51,157


          ORIGINAL     ORIGINAL                                   REMAINING
          TERM TO    AMORTIZATION                                  TERM TO
          MATURITY       TERM        INTEREST ONLY   SEASONING     MATURITY    MATURITY     CROSS-COLLATERALIZED       RELATED
SEQUENCE  (MONTHS)  (MONTHS) (II)       PERIOD        (MONTHS)     (MONTHS)      DATE               LOANS               LOANS
--------  --------  -------------       ------        --------     --------      ----               -----               -----
   1         84          360                             3            81       4/1/2011              No                   No
   2        120          360                             2           118       5/1/2014              No                   No
   3        120          360              24             1           119       6/1/2014              No                   No
   4        120          360                             2           118       5/1/2014              No                   No
   5         60          360                             3            57       4/1/2009              No                   No
   6        120          360                             3           117       4/1/2014              No                   No
   7        120          360                             3           117       4/1/2014              No                   No
   8        120          360                                         120       7/1/2014              No                   No
   9         60          360              24             1            59       6/1/2009              No                   No
   10       120          360                             4           116       3/1/2014              No            Yes(BACM 04-3-G)
   11        60          360              24             2            58       5/1/2009              No                   No
   12       132          360              24             8           124       11/1/2014             No                   No
   13       120          360                             1           119       6/1/2014              No                   No
   14        60          360                             1            59       6/1/2009              No                   No
   15        60          360                             1            59       6/1/2009              No                   No
   16        84                           84             1            83       6/1/2011              No                   No
   17       120          360                             2           118       5/1/2014              No                   No
   18       120          360                             1           119       6/1/2014              No                   No
   19       120          360                             4           116       3/1/2014              No            Yes(BACM 04-3-G)
   20       120          360                             3           117       4/1/2014              No                   No
   21        60          360                             2            58       5/1/2009              No                   No
   22       120          360                             2           118       5/1/2014              No                   No
   23       180          360              24             1           179       6/1/2019              No            Yes(BACM 04-3-E)
   24       120          360                             4           116       3/1/2014              No                   No
   25       120          360                             3           117       4/1/2014              No                   No
   26        60                           60             2            58       5/1/2009              No                   No
   27       180          360              12             3           177       4/1/2019              No            Yes(BACM 04-3-E)
   28        84          360                             1            83       6/1/2011              No                   No
   29       120          360                             1           119       6/1/2014              No                   No
   30       120          360                             2           118       5/1/2014              No                   No
   31        60          360                             3            57       4/1/2009              No                   No
   32       120          360                             7           113       12/1/2013             No                   No
   33       120          360                             1           119       6/1/2014              No                   No
   34       120          360                             1           119       6/1/2014              No                   No
   35       120          360                             3           117       4/1/2014              No                   No
   36        84          360                             2            82       5/1/2011              No                   No
   37       120          300                             3           117       4/1/2014              No                   No
   38       120          360                             1           119       6/1/2014              No                   No
   39       120                           120            1           119       6/1/2014              No                   No
   40       120          360                             2           118       5/1/2014              No                   No
   41       120          360                             2           118       5/1/2014              No                   No
   42       120          336              24             3           117       4/1/2014              No                   No
   43        60          360                             3            57       4/1/2009              No                   No
   44       120          360                             3           117       4/1/2014              No                   No

  45.1                                                                                               No
  45.2                                                                                               No
   45       120          360                             3           117       4/1/2014              No                   No

   46        75          360                             2            73       8/1/2010              No                   No
   47       120          300                             2           118       5/1/2014              No                   No
   48       120          360                             5           115       2/1/2014              No            Yes(BACM 04-3-A)
   49       120          360                             3           117       4/1/2014              No            Yes(BACM 04-3-F)
   50       144          360                             6           138       1/1/2016              No                   No
   51       120          360                             3           117       4/1/2014              No                   No



             LOCKOUT
SEQUENCE    EXPIRATION           PREPAYMENT PENALTY DESCRIPTION (MONTHS)         YIELD MAINTENANCE TYPE
--------    ----------           ---------------------------------------         ----------------------
   1         1/1/2011                   LO(81)/OPEN(3)/DEFEASANCE
   2         2/1/2014                  LO(117)/OPEN(3)/DEFEASANCE
   3         3/1/2014                  LO(117)/OPEN(3)/DEFEASANCE
   4         2/1/2014                  LO(117)/OPEN(3)/DEFEASANCE
   5         2/1/2009                   LO(58)/OPEN(2)/DEFEASANCE
   6         1/1/2014                  LO(117)/OPEN(3)/DEFEASANCE
   7         2/1/2014                  LO(118)/OPEN(2)/DEFEASANCE
   8        3/31/2014                  LO(116)/OPEN(4)/DEFEASANCE
   9         4/1/2009                   LO(58)/OPEN(2)/DEFEASANCE
   10       12/1/2013                  LO(117)/OPEN(3)/DEFEASANCE
   11        2/1/2009                   LO(57)/OPEN(3)/DEFEASANCE
   12        8/1/2014                  LO(129)/OPEN(3)/DEFEASANCE
   13       2/28/2014                  LO(116)/OPEN(4)/DEFEASANCE
   14       2/28/2009                   LO(56)/OPEN(4)/DEFEASANCE
   15       2/28/2009                   LO(56)/OPEN(4)/DEFEASANCE
   16        6/1/2006               LO(24)/GRTR1%PPMTorYM(56)/OPEN(4)                Int Diff (MEY)
   17       1/31/2014                  LO(116)/OPEN(4)/DEFEASANCE
   18        4/1/2014                  LO(118)/OPEN(2)/DEFEASANCE
   19       12/1/2013                  LO(117)/OPEN(3)/DEFEASANCE
   20       12/31/2013                 LO(116)/OPEN(4)/DEFEASANCE
   21       4/30/2006               LO(23)/GRTR1%PPMTorYM(33)/OPEN(4)                   NPV (BEY)
   22       11/1/2013                  LO(114)/OPEN(6)/DEFEASANCE
   23        7/1/2008              LO(49)/GRTR1%PPMTorYM(128)/OPEN(3)                Int Diff (MEY)
   24       11/30/2013                 LO(116)/OPEN(4)/DEFEASANCE
   25       3/31/2009               LO(59)/GRTR1%PPMTorYM(58)/OPEN(3)              Int Diff (BEY) - B
   26       4/30/2007               LO(35)/GRTR1%PPMTorYM(22)/OPEN(3)              Int Diff (BEY) - B
   27        4/1/2008              LO(48)/GRTR1%PPMTorYM(129)/OPEN(3)              Int Diff (BEY) - B
   28        4/1/2011                   LO(82)/OPEN(2)/DEFEASANCE
   29        3/1/2014                  LO(117)/OPEN(3)/DEFEASANCE
   30        3/1/2014                  LO(118)/OPEN(2)/DEFEASANCE
   31       12/31/2008                  LO(56)/OPEN(4)/DEFEASANCE
   32       10/1/2013                  LO(118)/OPEN(2)/DEFEASANCE
   33        3/1/2014                  LO(117)/OPEN(3)/DEFEASANCE
   34        4/1/2014                  LO(118)/OPEN(2)/DEFEASANCE
   35       12/31/2013                 LO(116)/OPEN(4)/DEFEASANCE
   36        1/1/1900                   LO(82)/OPEN(2)/DEFEASANCE
   37       12/31/2013                 LO(116)/OPEN(4)/DEFEASANCE
   38       2/28/2014                  LO(116)/OPEN(4)/DEFEASANCE
   39       2/28/2014                  LO(116)/OPEN(4)/DEFEASANCE
   40       1/31/2014                  LO(116)/OPEN(4)/DEFEASANCE
   41       7/31/2006               LO(26)/GRTR1%PPMTorYM(88)/OPEN(6)              Int Diff (BEY) - B
   42        1/1/2014                  LO(117)/OPEN(3)/DEFEASANCE
   43       1/31/2009                   LO(57)/OPEN(3)/DEFEASANCE
   44       12/31/2013                 LO(116)/OPEN(4)/DEFEASANCE

  45.1
  45.2
   45        1/1/2014                  LO(117)/OPEN(3)/DEFEASANCE

   46        5/1/2010                   LO(72)/OPEN(3)/DEFEASANCE
   47       1/31/2014                  LO(116)/OPEN(4)/DEFEASANCE
   48        5/1/2006               LO(27)/GRTR1%PPMTorYM(92)/OPEN(1)              Int Diff (BEY) - B
   49        1/1/2014                  LO(117)/OPEN(3)/DEFEASANCE
   50       10/1/2015                  LO(141)/OPEN(3)/DEFEASANCE
   51        2/1/2014                  LO(118)/OPEN(2)/DEFEASANCE

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

              LOAN                                                     APPRAISAL        APPRAISAL   CUT-OFF DATE   YEAR BUILT/
SEQUENCE     NUMBER     PROPERTY NAME                                    VALUE            DATE       LTV RATIO      RENOVATED
--------     ------     -------------                                    -----            ----       ---------      ---------
   1        57998       Quarters at Memorial                          $50,100,000       2/19/2004      71.6%           2002
   2        58006       Golf Villas at Oro Valley                      28,400,000       2/26/2004      79.0%           1998
   3        58103       GrandMarc at Seven Corners                     24,700,000       4/7/2004       76.9%           2000
   4        58015       Woodlawn Gardens                               15,650,000       2/26/2004      76.5%           1958
   5        57963       Aspen Apartments                               13,500,000       1/20/2004      79.7%        1989/2001
   6        58026       River Pointe Apartments                        13,600,000       2/26/2004      76.9%        1969/2002
   7        57978       Lexington Park Apartments                      11,490,000       2/5/2004       78.9%        1964/2003
   8         8190       Orchards at Collierville                       12,100,000       4/14/2004      72.7%        1991/2001
   9        58095       Silver Tree Apartments                         10,000,000       4/4/2004       78.2%        1971/2003
   10       57330       Fairway Ridge Apartments                       8,800,000        1/13/2004      79.7%           1985
   11       58016       Williamstown Apartments                        8,600,000        2/24/2004      79.1%           1978
   12       55800       CLK - Ashford Place Apartments                 7,700,000        8/12/2003      80.0%        1974/2000
   13        8547       Bowling Green Apartments                       6,360,000        3/2/2004       73.3%           2003
   14        8838       Mission Trace Apartments                       4,750,000        3/23/2004      79.4%        1989/2003
   15        8844       Landmark Apartments - Tallahassee, FL          4,900,000        3/23/2004      75.8%        1967/1999
   16       58106       89-95 Park Drive Apartments                    5,400,000        4/21/2004      64.8%        1923/2002
   17        8267       Cordova Court                                  4,270,000        2/4/2004       77.1%        1965/2002
   18       58000       Times Square Townhomes                         3,400,000        2/16/2004      79.9%           2003
   19       57943       Cameron Park Apartments                        3,420,000        1/13/2004      79.2%        1965/2003
   20        7343       Pavilion Heights Apartments                    2,930,000       10/31/2003      79.1%           2002
   21        8828       Greentree Apartments - Pasadena, TX            4,150,000        3/5/2004       48.1%        1983/2001
   22       57582       Milford Plaza                                  26,200,000       3/4/2004       79.8%           1958
   23       58014       The Shops at Camp Lowell                       15,310,000       2/23/2004      75.1%           2002
   24        8356       Centennial Plaza                               15,560,000       4/1/2004       73.6%        1968/2004
   25       57952       Foothill Park Plaza                            14,860,000       1/17/2004      71.8%        1985/2001
   26       57968       Promenade at Red Cliff                         19,500,000       2/16/2004      54.3%           1997
   27       57983       Mountain View Marketplace                      13,200,000       1/2/2004       78.0%           1988
   28       57986       Shoppes at Broad Street                        17,250,000       2/23/2004      58.0%           2001
   29       57927       Boston Commons Plaza                           12,500,000       1/8/2004       79.9%           1993
   30       57964       Columbus Corners Shopping Center               10,800,000       2/6/2004       79.8%           2003
   31        8530       Paseo Plaza - Las Vegas, NV                    10,000,000       1/19/2004      73.7%           1996
   32       57685       Kirby Richmond Shopping Center                 7,800,000        9/20/2003      76.5%           1978
   33       58092       Sterling Pointe Shopping Center                7,200,000        4/19/2004      72.1%           2003
   34       57741       Sunrise Place                                  6,900,000       12/14/2003      68.8%           2003
   35        6033       Oakley Town Center                             7,000,000        1/9/2004       60.4%        1990/1998
   36       57949       Walgreens - Nashville, TN                      5,200,000        1/27/2004      75.0%           2003
   37        6461       Advocate Health Building                       5,200,000        4/1/2004       67.0%           1996
   38        6981       Calvine Corners Shopping Center                5,450,000        4/6/2004       61.4%           1997
   39        8948       Walgreens Chalmette                            6,400,000        3/31/2004      46.9%           2003
   40        8658       North Meridian Retail Center                   3,250,000        2/26/2004      75.2%           2003
   41       57990       Calpine Center                                160,925,000       3/5/2004       48.3%           2003
   42       57984       17 State Street                               170,000,000       2/11/2004      44.6%           1987
   43       57999       369 Lexington Avenue                           51,200,000       2/16/2004      79.8%           1927
   44        8304       The Pines Corporate Center                     24,200,000       2/9/2004       74.2%           2000

  45.1      57815       University Office Plaza II                     15,100,000       12/9/2003                      1989
  45.2      57815       University Office Plaza I                      9,000,000        12/9/2003                      1984
   45       57815       UNIVERSITY OFFICE PLAZA I AND II (ROLL UP)     24,100,000       12/9/2003      74.5%         Multiple

   46       57913       Woodland Park Plaza Office Building            22,550,000       1/1/2004       74.8%           1983
   47        6381       6500 Linderson                                 15,350,000       1/21/2004      74.7%           2003
   48       57829       West Houston Medical Center                    16,000,000       12/9/2003      69.6%           1985
   49       57969       T-Mobile Customer Care Center                  16,425,000       2/17/2004      61.3%           2004
   50       55598       Nextel Office Building - Temple, TX            15,300,000       7/17/2003      59.8%           2001
   51       57917       Wilshire-Kenmore Building                      12,400,000      12/30/2003      72.4%        1967/2002


               TOTAL
              UNITS/      UNITS/                    LOAN
                SF/        SF/                   BALANCE PER                 OCCUPANCY
               PADS/      PADS/   NET RENTABLE   UNIT/SF/PAD/   OCCUPANCY      AS OF         U/W        U/W          U/W       U/W
SEQUENCE       ROOMS      ROOMS     AREA (SF)       ROOMS        PERCENT        DATE      REVENUES    EXPENSES    CASH FLOW   DSCR
--------       -----      -----     ---------       -----        -------        ----      --------    --------    ---------   ----
   1            380       Units      453,968       $94,401        91.8%      5/27/2004   $5,711,866  $2,776,067  $2,838,899   1.24x
   2            281       Units      309,048       79,892         93.6%      4/21/2004    2,992,702  1,154,908    1,781,594   1.22
   3            183       Units      175,896       103,825        92.6%      4/25/2004    3,742,683  2,010,618    1,589,325   1.27
   4            150       Units      111,127       79,829         97.3%       2/5/2004    1,667,455   650,230      975,675    1.22
   5            120       Units      143,300       89,648         96.9%      1/20/2004    1,728,516   754,581      931,935    1.43
   6            170       Units      117,781       61,541         94.7%       3/4/2004    1,917,857   970,078      891,509    1.35
   7            362       Units      313,257       25,055         92.8%      3/29/2004    1,823,321   938,646      794,175    1.31
   8            226       Units      232,922       38,938         98.2%      4/15/2004    1,824,308   926,041      818,715    1.33
   9            133       Units      171,420       58,797         96.2%      4/30/2004    1,165,763   548,816      583,697    1.27
   10           222       Units      216,450       31,575         96.9%      3/25/2004    1,545,867   801,826      675,776    1.45
   11           272       Units      205,376       25,000         89.0%      3/20/2004    1,575,434   861,797      624,693    1.57
   12           248       Units      234,036       24,839         94.4%      3/25/2004    1,312,425   756,374      494,051    1.15
   13           34        Units       29,454       137,071        94.1%      4/13/2004     570,437    129,229      423,441    1.25
   14           96        Units      104,400       39,277         91.7%      5/16/2004     679,493    329,009      311,508    1.26
   15           128       Units      118,400       29,030         89.1%      5/12/2004     814,413    473,738      300,227    1.20
   16           49        Units       21,650       71,429         95.9%       4/5/2004     678,418    349,529      316,003    1.36
   17           156       Units      134,796       21,115         97.4%      4/29/2004     866,016    457,471      361,433    1.53
   18           32        Units       53,760       84,904         96.9%      4/13/2004     403,080    166,127      228,953    1.26
   19           127       Units      112,300       21,325         99.2%      3/25/2004     700,992    437,021      225,571    1.25
   20           28        Units       20,535       82,781        100.0%       4/7/2004     324,187    115,812      201,375    1.25
   21           144       Units      106,800       13,856         82.6%       4/8/2004     831,370    602,177      193,193    1.53
   22         178,884       SF       178,884         117          94.9%      5/18/2004    2,819,756   744,294     1,926,257   1.35
   23          85,38        SF        85,388         135          95.6%      4/20/2004    1,600,817   535,166     1,030,559   1.25
   24         121,984       SF       121,984         94           96.2%      2/24/2004    1,565,806   375,471     1,110,657   1.34
   25          43,53        SF        43,530         245         100.0%       5/1/2004    1,262,439   309,993      917,692    1.26
   26          94,94        SF        94,947         112          92.3%       4/5/2004    1,792,286   537,525     1,176,249   1.87
   27         123,172       SF       123,172         84           91.0%      2/29/2004    1,479,031   421,833      965,095    1.35
   28         142,953       SF       142,953         70           94.5%      5/11/2004    1,668,227   372,314     1,180,012   1.81
   29         103,070       SF       103,070         97          100.0%      4/27/2004    1,675,308   619,468     1,014,498   1.51
   30          93,50        SF        93,500         92           92.7%       5/1/2004    1,057,705   180,620      822,104    1.40
   31          45,76        SF        45,769         161         100.0%      2/25/2004    1,007,074   238,707      714,326    1.48
   32          54,3         SF        54,321         110          92.4%      12/31/2003   1,065,893   413,146      603,230    1.32
   33          45,00        SF        45,000         115          87.4%       6/2/2004     693,751    158,250      506,661    1.36
   34          18,8         SF        18,867         252          85.9%       5/1/2004     622,663    159,563      440,271    1.30
   35          27,47        SF        27,478         154         100.0%       4/2/2004     769,516    340,209      389,014    1.34
   36          14,5         SF        14,560         268         100.0%       4/1/2004     371,347     12,427      357,464    1.35
   37          26,50        SF        26,500         131         100.0%       3/9/2004     590,630    204,067      355,192    1.35
   38          19,2         SF        19,232         174         100.0%      3/30/2004     511,709    139,809      351,050    1.64
   39           15,         SF0       15,120         198         100.0%      3/31/2004     384,199     12,282      370,405    1.92
   40           11          SF91      11,291         217         100.0%       3/2/2004     326,522     67,900      246,648    1.52
   41         705,893       SF       705,893         110          87.0%      6/14/2004   20,822,863  8,187,095   11,799,489   2.29
   42         531,521       SF       531,521         143          94.9%       5/6/2004   22,047,169  9,732,615   11,232,779   2.23
   43         154,429       SF       154,429         264          82.2%      3/31/2004    6,158,000  2,784,716    3,042,557   1.23
   44         100,240       SF       100,240         179          95.4%      3/15/2004    2,445,927   624,594     1,712,657   1.38

  45.1        115,492       SF       115,492                      92.1%       5/1/2004
  45.2         76,68        SF        76,688                     100.0%       5/1/2004
   45         192,180       SF       192,180         93           95.3%       5/1/2004    3,329,610  1,341,210    1,676,303   1.36

   46         224,178       SF       224,178         75           93.5%      5/28/2004    3,664,925  1,725,489    1,498,402   1.32
   47          96,1         SF        96,103         119         100.0%       3/2/2004    1,464,514   235,050     1,111,256   1.26
   48         160,433       SF       160,433         69          100.0%      5/19/2004    2,759,798  1,439,755    1,104,114   1.41
   49          77,48        SF        77,484         130         100.0%      10/3/2003    1,368,793   251,045     1,020,645   1.46
   50         108,800       SF       108,800         84          100.0%      3/31/2004    1,903,106   691,932     1,131,052   1.69
   51         151,19        SF       151,197         59           93.7%       5/1/2004    2,087,144   984,486      917,440    1.49


                               U/W
                           REPLACEMENT
                             RESERVES
                 U/W        PER UNIT/              MOST                                  MOST          FULL             FULL
             REPLACEMENT     SF/ PAD/             RECENT              MOST RECENT       RECENT         YEAR             YEAR
SEQUENCE      RESERVES         ROOM           STATEMENT TYPE            END DATE         NOI         END DATE           NOI
--------      --------         ----           --------------            --------         ---         --------           ---
   1           $96,900       $255.00      Annualized Most Recent       1/31/2004       $3,305,112    12/31/2003    $2,673,494
   2           56,200         200.00      Annualized Most Recent       1/31/2004       2,099,220     12/31/2003    1,889,439
   3           142,740        780.00      Annualized Most Recent       3/31/2004       2,114,500     12/31/2003    1,573,301
   4           41,550         277.00            Full Year              2/28/2004       1,029,804     2/28/2003     1,016,793
   5           42,000         350.00      Annualized Most Recent       1/31/2004       1,151,880     12/31/2003     925,525
   6           56,270         331.00      Annualized Most Recent       2/29/2004        938,832      12/31/2003     945,584
   7           90,500         250.00            Full Year              2/29/2004        537,752
   8           79,552         352.00      Annualized Most Recent       4/30/2004        994,676      12/31/2003     826,946
   9           33,250         250.00      Annualized Most Recent       3/31/2004        594,788      12/31/2003     230,939
   10          68,265         307.50      Annualized Most Recent       3/25/2004        861,964      12/31/2002     526,453
   11          88,944         327.00      Annualized Most Recent       3/20/2004        724,784      12/31/2003     699,570
   12          62,000         250.00      Annualized Most Recent       3/31/2004        644,024      12/31/2003     584,659
   13          17,767         522.56      Annualized Most Recent       2/28/2004        478,220
   14          38,976         406.00      Annualized Most Recent       4/30/2004        364,920      12/31/2003     358,044
   15          40,448         316.00      Annualized Most Recent       4/30/2004        391,059      12/31/2003     314,125
   16          12,887         263.00      Annualized Most Recent       3/31/2004        379,252      12/31/2003     373,344
   17          47,112         302.00      Annualized Most Recent       3/31/2004        487,249      12/31/2003     399,365
   18           8,000         250.00      Annualized Most Recent       3/31/2004        281,633
   19          38,400         302.36      Annualized Most Recent       3/25/2004        309,480      12/31/2003     173,849
   20           7,000         250.00      Annualized Most Recent       3/31/2004        253,443      12/31/2003     245,912
   21          36,000         250.00      Annualized Most Recent       4/30/2004        187,049      12/31/2003     247,664
   22          35,777          0.20       Annualized Most Recent       3/31/2004       2,649,856     12/31/2003    1,970,108
   23          10,759          0.13       Annualized Most Recent       2/29/2004        811,644      12/31/2003     703,671
   24          18,298          0.15       Annualized Most Recent       1/31/2004       1,242,573     12/31/2003     938,053
   25           5,659          0.13       Annualized Most Recent       3/31/2004       1,094,928     12/31/2003     954,973
   26          14,238          0.15             Full Year              12/31/2003      1,099,842     12/31/2002     859,621
   27          27,714          0.23       Annualized Most Recent       2/29/2004       1,032,684     12/31/2003    1,179,777
   28          20,013          0.14       Annualized Most Recent       3/31/2004       1,631,540     12/31/2003    1,324,438
   29          15,461          0.15       Annualized Most Recent       3/31/2004       1,063,044     12/31/2003     924,399
   30          13,090          0.14
   31           6,865          0.15       Annualized Most Recent       3/31/2004        879,194      12/31/2003     866,178
   32          19,012          0.35       Annualized Most Recent       12/31/2003       712,508      12/31/2002     590,358
   33           7,650          0.17       Annualized Most Recent       4/30/2004        156,675
   34           1,887          0.10
   35           9,068          0.33       Annualized Most Recent       3/31/2004        416,949      12/31/2003     357,809
   36           1,456          0.10
   37           5,089          0.19       Annualized Most Recent       1/31/2004        406,576      12/31/2003     390,915
   38           4,616          0.24       Annualized Most Recent       3/31/2004        380,644      12/31/2003     357,916
   39           1,512          0.10
   40           1,694          0.15       Annualized Most Recent       4/30/2004        152,082
   41          211,768         0.30       Annualized Most Recent       3/31/2004       8,881,956
   42          185,894         0.35       Annualized Most Recent       4/30/2004       12,326,263    12/31/2003    13,404,385
   43          50,962          0.33       Annualized Most Recent       9/30/2003       2,915,707     12/31/2002    3,062,378
   44          15,036          0.15       Annualized Most Recent       2/29/2004       1,839,950     12/31/2003    1,777,843

  45.1
  45.2
   45          38,436          0.20       Annualized Most Recent       3/31/2004       1,954,932     12/31/2003    2,113,128

   46          44,871          0.20             Full Year              12/31/2003      1,229,017     12/31/2002    1,559,316
   47          14,415          0.15       Annualized Most Recent       12/31/2003       928,830
   48          31,943          0.20       Annualized Most Recent       3/31/2004       1,732,013     12/31/2003    1,625,190
   49          13,172          0.17
   50          13,056          0.12       Annualized Most Recent       3/31/2004       1,864,248     12/31/2002    1,339,341
   51          34,649          0.23       Annualized Most Recent       3/31/2004       1,631,864     12/31/2003    1,155,003



                                                          LARGEST
                                            LARGEST        TENANT
                                             TENANT         % OF           LARGEST TENANT
                                             LEASED        TOTAL               LEASE
SEQUENCE     LARGEST TENANT                    SF            SF              EXPIRATION         SECOND LARGEST TENANT
--------     --------------                    --            --              ----------         ---------------------
   1
   2
   3
   4
   5
   6
   7
   8
   9
   10
   11
   12
   13
   14
   15
   16
   17
   18
   19
   20
   21
   22        Shop Rite Supermarket            57,837        32%              1/31/2019          Bob's Stores
   23        Basha's                          54,398        64%              12/27/2022         Brake Max
   24        Food Harbor                      40,000        33%              4/30/2013          Millenium Fitness
   25        Washington Mutual (WAMU)         5,544         13%              12/31/2006         Tuesday Morning
   26        Staples                          22,959        24%               5/1/2012          Old Navy
   27        Safeway                          43,737        36%              7/31/2008          Walgreens
   28        BI-LO                            42,104        29%              12/15/2021         Rugged Warehouse
   29        Big Y Foods                      64,260        62%              9/30/2018          CVS
   30        Goodys                           20,000        21%              3/10/2014          BC Moore
   31        David's Bridal                   12,600        28%              12/31/2005         Landry's Seafood House #34
   32        Office Depot                     24,212        45%              5/31/2010          Floridita Seafood Grill
   33        New China Buffet                 6,760         15%              12/31/2013         US Dollar Mart
   34        Video Depot                      2,860         15%              3/31/2007          Panda Express
   35        Hollywood Video                  4,750         17%              1/31/2009          Washington Mutual Bank
   36        Walgreen Co.                     14,560        100%             9/30/2028
   37        Advocate Health Care Services    14,000        53%              9/30/2008          Hollywood Video
   38        Blockbuster  #06846              5,200         27%              10/31/2008         Round Table Pizza
   39        Walgreens                        15,120        100%             4/30/2079
   40        Hollywood Entertainment          5,905         52%              2/23/2014          Payless Shoes
   41        Calpine                         255,742        36%              11/30/2013         Burlington
   42        AXA Reinsurance                  90,968        17%               7/1/2012          Shareholders Communications
   43        Master Lease                     17,000        11%              3/15/2009          Sanctuary Music
   44        Santec Consulting                37,464        37%              4/30/2008          Las Vegas Metro Police Dept

  45.1       Unisys Corp                      55,524        48%               8/1/2005          Value Options
  45.2       NJ Department of Health          54,589        71%              7/31/2005          Riviera East
   45

   46        Global Industries                55,773        25%              7/30/2013          Brown & Gay Engineers
   47        State of Washington              96,103        100%             5/31/2013
   48        HCA                              15,787        10%              12/31/2004         Metro Medical Assoc, PLLC
   49        VoiceStream                      77,484        100%             3/31/2019
   50        Nextel of Texas, Inc.           108,800        100%             1/31/2016
   51        YWCA                             9,012          6%              7/31/2005          Goldschmid, Silver & Spindel


                           SECOND                                                                        THIRD
              SECOND      LARGEST      SECOND                                               THIRD       LARGEST           THIRD
             LARGEST       TENANT     LARGEST                                              LARGEST      TENANT           LARGEST
              TENANT        % OF      TENANT                                                TENANT       % OF            TENANT
              LEASED       TOTAL       LEASE                                                LEASED       TOTAL            LEASE
SEQUENCE        SF           SF     EXPIRATION       THIRD LARGEST TENANT                     SF          SF           EXPIRATION
--------        --           --     ----------       --------------------                     --          --           ----------
   1
   2
   3
   4
   5
   6
   7
   8
   9
   10
   11
   12
   13
   14
   15
   16
   17
   18
   19
   20
   21
   22         50,325        28%      1/31/2006      Jo Ann Fabrics                          12,500         7%         1/31/2008
   23         5,000          6%     11/30/2024      McDonald's (Ground Lease)               4,300          5%         12/10/2022
   24         14,752        12%      3/31/2008      Optimal Health Institute                10,000         8%         10/31/2013
   25         5,527         13%      1/14/2005      Southern Calif. Gas                     2,677          6%         7/31/2004
   26         19,317        20%      11/1/2008      Big 5 Sporting Goods                    10,058        11%         1/31/2007
   27         13,557        11%      7/31/2008      Arizona Dollar Store                    6,130          5%         6/30/2006
   28         12,000         8%      7/31/2007      Dollar Tree Stores                      10,000         7%         2/28/2007
   29         10,880        11%      1/31/2024      Family Dollar Stores                    9,680          9%         12/31/2006
   30         18,000        19%      7/31/2018      Blockbuster Video                       5,800          6%         6/30/2013
   31         11,000        24%      1/31/2026      McDonalds Corporation                   3,000          7%         12/1/2005
   32         5,000          9%      4/30/2011      Sue Mills                               2,865          5%         6/30/2005
   33         5,600         12%      5/1/2009       Cato                                    4,160          9%         12/31/2008
   34         2,800         15%      2/13/2014      Tsunami Wash (AR Equipment)             1,818         10%         3/31/2014
   35         4,080         15%      6/1/2013       Golden Chopsticks                       2,660         10%         6/30/2008
   36
   37         7,000         26%      4/30/2008      Austin Bank of Chicago                  5,500         21%         5/31/2018
   38         3,000         16%     10/31/2008      Sally Beauty Supply #2494               1,625          8%         7/31/2009
   39
   40         2,900         26%     12/31/2013      Subway                                  1,191         11%          2/5/2009
   41        250,058        35%      6/30/2015      Jones Day                               54,600         8%         11/10/2018
   42         57,546        11%      2/1/2011       Fitch, Inc.                             20,749         4%         12/31/2004
   43         15,324        10%     10/31/2006      Private Label                           13,108         8%         12/31/2006
   44         11,760        12%      4/30/2007      Mountain View Mortgage                  7,560          8%         6/30/2006

  45.1        11,984        10%      9/1/2004       Novosoft                                6,600          6%          9/1/2004
  45.2        5,249          7%      2/1/2006       JPS of NJ                               4,944          6%         2/29/2008
   45

   46         46,303        21%      7/30/2006      Science Applications International      23,344        10%         12/31/2005
   47
   48         7,965          5%      7/31/2006      Brazos Orthopedics                      7,030          4%         5/31/2005
   49
   50
   51         8,039          5%      8/31/2007      R.E. Group                              7,527          5%          9/3/2005

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

          LOAN
SEQUENCE  NUMBER  PROPERTY NAME                                                   LOAN GROUP  PROPERTY ADDRESS
--------  ------  -------------                                                   ----------  ----------------
    52   57823    Columbia Medical Center - Plano                                      1       1600 Coit Road
    53   57686    4120 International Business Park VIII                                1       4120 International Parkway
    54   58037    Cingular Wireless Office Building                                    1       4455 American Way
    55   58021    Hancock Medical Buidling                                             1       25150 Hancock Avenue
    56   57821    Las Colinas Medical Center I                                         1       6750 N. MacArthur Boulevard
    57    8158    Goodyear Financial Center                                            1       250 North Litchfield Road
    58    9149    US Bank Building - Bedford, OH                                       1       17500 Rockside Road
    59   57787    Quail Business Park                                                  1       5301 Longley Lane
    60   57910    Plumas Quail Office Park                                             1       1855 - 1895 Plumas Street
    61    8769    Summit Medical Plaza                                                 1       1000 South Rainbow Boulevard
    62    6942    Layton Market Office                                                 1       1916 North 700 West
    63    8937    Lakepoint Office Center                                              1       29001-29029 Upper Bear Creek Road
    64   57893    Womens Pavillion                                                     1       3240 Fort Worth
    65   58036    Ashworth Distribution Facility                                       1       4010 Oceanside Boulevard
    66   57388    TNT Logistics Warehouse - Moody, AL                                  1       2415 US Highway 78
    67    8662    Wynn Office & Warehouse                                              1       4625 Wynn Road
    68   58229    Sun Communities - Scio Farms                                         1       6655 Jackson Rd.

   69.1  58227    Sun Communities Portfolio 9 - Silver Star                            2       2530 N. Hiawassee Rd
   69.2  58227    Sun Communities Portfolio 9 - Candlewick Court                       2       1800 Candlewick Dr.
   69.3  58227    Sun Communities Portfolio 9 - Lincoln Estates                        2       1139 Lincoln Ave.
   69.4  58227    Sun Communities Portfolio 9 - Holly Village/Hawaiian Gardens         2       4269 Grange Hall Rd
    69   58227    SUN COMMUNITIES PORTFOLIO 9 (ROLL UP)                                2       Multiple

    70   57989    St. Clair Estates Manufactured Home Community                        2       23680 Sandpiper Drive

   71.1  58226    Sun Communities Portfolio 8 - Liberty Farms                          2       76 E. U.S. Highway 6
   71.2  58226    Sun Communities Portfolio 8 - West Glen Village                      2       1207 Rushmore Blvd East
    71   58226    SUN COMMUNITIES PORTFOLIO 8 (ROLL UP)                                2       Multiple
    72   58225    Sun Communities - Arbor Terrace                                      2       405 57th Ave West

                  SUB-TOTAL CROSSED LOANS

    73   57803    Kellam - Foxwood Village Manufactured Home Community                 2       153 Staffordboro Boulevard, L6A
    74   57650    MHC Portfolio - Greenwood Village                                    2       370 Chapman Boulevard
    75   57598    Continental Communities - Hickory Hills MHC                          1       121 Hickory Hills Drive
    76   57656    MHC Portfolio - Rancho Mesa                                          2       450 East Bradley Avenue
    77    8403    Thunderbird MHC                                                      1       28155 SW Pueblo Terrace
    78   57665    MHC Portfolio - Oak Bend                                             2       10620 SW 27th Avenue
    79   57667    MHC Portfolio - Southern Palms RV Resort                             2       1 Avocado Lane
    80   57639    MHC Portfolio - Countryside RV Resort                                2       2701 South Idaho Road
    81   57716    Pine Meadows Mobile Home Park                                        2       6300 West Pine Meadows Place
    82   57658    MHC Portfolio - McNicol Place                                        1       Sussex County Rd 269
    83    8448    Southeast MHC - Camp Springs, MD                                     2       8601 Temple Hill Road
    84   57603    Continental Communities - Timber Valley MHC                          1       2550 Smith Avenue

   85.1  57367    U-Haul Center of Central Avenue                                      1       8671 Central Avenue
   85.2  57367    U-Haul Center of Newington                                           1       8207 Terminal Road
   85.3  57367    U-Haul Center of Naperville                                          1       11238 South Route 59
   85.4  57367    U-Haul Storage Rainbow                                               1       2450 North Rainbow Boulevard
   85.5  57367    U-Haul Center Hunters Creek                                          1       13301 South Orange Blossom Trail
   85.6  57367    U-Haul Center Bruckner & 138Th St.                                   1       780 East 138th Street
   85.7  57367    U-Haul Center of Grapevine                                           1       3517 William D Tate Avenue
   85.8  57367    U-Haul Center West Craig Rd                                          1       160 West Craig Road
   85.9  57367    U-Haul Center Kirkman Road                                           1       600 South Kirkman Road
  85.10  57367    U-Haul Center of Crystal Lake                                        1       4504 West Northwest Highway


                                                                                                                         CUT-OFF
                                                                ZIP                PROPERTY                 ORIGINAL       DATE
SEQUENCE  COUNTY                    CITY            STATE       CODE                 TYPE                    BALANCE      BALANCE
--------  ------                    ----            -----       ----                 ----                    -------      -------
    52    Collin                   Plano               TX      75075                 Office                8,750,000     8,705,214
    53    Denton                   Carrollton          TX      75007                 Office                7,500,000     7,445,641
    54    East Baton Rouge Parish  Baton Rouge         LA      70816                 Office                6,955,000     6,938,891
    55    Riverside                Murrietta           CA      92562                 Office                6,400,000     6,393,323
    56    Dallas                   Irving              TX      75039                 Office                6,370,000     6,337,396
    57    Maricopa                 Goodyear            AZ      85338                 Office                5,850,000     5,833,420
    58    Cuyahoga                 Bedford             OH      44146                 Office                5,800,000     5,787,433
    59    Washoe                   Reno                NV      89511                 Office                5,500,000     5,482,700
    60    Washoe                   Reno                NV      89509                 Office                5,400,000     5,384,038
    61    Clark                    Las Vegas           NV      89145                 Office                4,200,000     4,196,013
    62    Davis                    Layton              UT      84037                 Office                2,662,500     2,651,454
    63    Jefferson                Evergreen           CO      80439                 Office                2,100,000     2,094,646
    64    Nueces                   Corpus Christi      TX      78411                 Office                1,645,000     1,635,476
    65    San Diego                Oceanside           CA      92056               Industrial              11,650,000    11,623,570
    66    Saint Clair              Moody               AL      35004               Industrial              7,675,000     7,639,865
    67    Clark                    Las Vegas           NV      89103               Industrial              4,150,000     4,132,874
    68    Washtenaw                Ann Arbor           MI      48103    Manufactured Housing Communities   40,964,950    40,964,950

   69.1   Orange                   Orlando             FL      32818    Manufactured Housing Communities   13,891,472    13,891,472
   69.2   Shiwawassee              Owosso              MI      48867    Manufactured Housing Communities   6,080,000     6,080,000
   69.3   Allegan                  Holland             MI      49423    Manufactured Housing Communities   5,460,000     5,460,000
   69.4   Oakland                  Holly               MI      48442    Manufactured Housing Communities   11,920,000    11,920,000
    69    Multiple                 Multiple         Multiple  Multiple  Manufactured Housing Communities   37,351,472    37,351,472

    70    Macomb                   Clinton Township    MI      48036    Manufactured Housing Communities   27,200,000    27,200,000

   71.1   Porter                   Valparaiso          IN      46383    Manufactured Housing Communities   6,080,000     6,080,000
   71.2   Marion                   Indianapolis        IN      46234    Manufactured Housing Communities   16,560,000    16,560,000
    71    Multiple                 Multiple            IN     Multiple  Manufactured Housing Communities   22,640,000    22,640,000
    72    Manatee                  Bradenton           FL      34207    Manufactured Housing Communities   5,280,000     5,280,000
                                                                                                         ---------------------------
                                                                                                           27,920,000    27,920,000

    73    Stafford                 Stafford            VA      22554    Manufactured Housing Communities   20,400,000    20,316,250
    74    Suffolk                  Manorville          NY      11949    Manufactured Housing Communities   17,718,064    17,563,975
    75    Northampton              Bath                PA      18014    Manufactured Housing Communities   15,350,000    15,350,000
    76    San Diego                El Cajon            CA      92021    Manufactured Housing Communities   9,600,000     9,600,000
    77    Clackamas                Wilsonville         OR      97070    Manufactured Housing Communities   6,000,000     5,983,020
    78    Marion                   Ocala               FL      34476    Manufactured Housing Communities   5,772,214     5,772,214
    79    Lake                     Eustis              FL      32726    Manufactured Housing Communities   5,732,974     5,683,116
    80    Pinal County             Apache Junction     AZ      85219    Manufactured Housing Communities   3,790,917     3,757,949
    81    Minnehaha                Sioux Falls         SD      57107    Manufactured Housing Communities   3,212,000     3,190,639
    82    Sussex                   Rehoboth Beach      DE      19971    Manufactured Housing Communities   2,710,354     2,710,354
    83    Prince Georges           Camp Springs        MD      20748    Manufactured Housing Communities   2,000,000     1,987,369
    84    Marshall                 Marshalltown        IA      50158    Manufactured Housing Communities   1,870,000     1,870,000

   85.1   Prince Georges           Capitol Heights     MD      20743              Self Storage             3,860,952     3,844,770
   85.2   Fairfax                  Newington           VA      22122              Self Storage             2,598,718     2,587,826
   85.3   Will                     Naperville          IL      60564              Self Storage             2,505,906     2,495,404
   85.4   Clark                    Las Vegas           NV      89108              Self Storage             2,450,219     2,439,950
   85.5   Orange                   Orlando             FL      32837              Self Storage             2,134,661     2,125,714
   85.6   Bronx                    Bronx               NY      10454              Self Storage             2,097,536     2,088,745
   85.7   Tarrant                  Grapevine           TX      76051              Self Storage             2,052,987     2,044,382
   85.8   Clark                    Las Vegas           NV      89032              Self Storage             2,041,849     2,033,292
   85.9   Orange                   Orlando             FL      32811              Self Storage             2,004,725     1,996,323
  85.10   McHenry                  Crystal Lake        IL      60014              Self Storage             1,893,351     1,885,416


          MATURITY                                                                                        FIRST    INTEREST
            DATE            LOAN      MORTGAGE  ADMINISTRATIVE  SUB-SERVICING       NET         NOTE     PAYMENT   ACCRUAL   MONTHLY
SEQUENCE   BALANCE          TYPE        RATE     FEE RATE (I)     FEE RATE     MORTGAGE RATE    DATE       DATE    METHOD    PAYMENT
--------   -------          ----        ----     ------------     --------     -------------    ----       ----    ------    -------
    52     7,378,112       Balloon      5.743%     0.112%          0.100%         5.631%      1/20/2004  3/1/2004   ACT/360  51,025
    53     5,804,163       Balloon      5.890%     0.112%          0.100%         5.778%      1/28/2004  3/1/2004   ACT/360  47,820
    54     5,955,451       Balloon      4.900%     0.112%          0.100%         4.788%      4/16/2004  6/1/2004   ACT/360  36,912
    55     5,398,148       Hyper Am     5.754%     0.112%          0.100%         5.642%      5/25/2004  7/1/2004   ACT/360  37,365
    56     5,371,266       Balloon      5.743%     0.112%          0.100%         5.631%      1/20/2004  3/1/2004   ACT/360  37,146
    57     4,970,311       Balloon      6.000%     0.062%          0.050%         5.938%      3/3/2004   5/1/2004   ACT/360  35,074
    58     4,813,382       Balloon      5.219%     0.072%          0.060%         5.147%      4/28/2004  6/1/2004   ACT/360  31,917
    59     4,603,579       Balloon      5.500%     0.112%          0.100%         5.388%      3/12/2004  5/1/2004   ACT/360  31,228
    60     4,561,046       Balloon      5.800%     0.112%          0.100%         5.688%      3/26/2004  5/1/2004   ACT/360  31,685
    61     3,593,870       Balloon      6.248%     0.082%          0.070%         6.166%      5/28/2004  7/1/2004   ACT/360  25,855
    62     2,071,597       Balloon      6.050%     0.062%          0.050%         5.988%      3/10/2004  5/1/2004   ACT/360  17,236
    63     1,663,623       Balloon      5.920%     0.062%          0.050%         5.858%      4/22/2004  6/1/2004   ACT/360  13,204
    64     1,522,109       Balloon      5.116%     0.112%          0.100%         5.004%      1/20/2004  3/1/2004   ACT/360   8,947
    65     9,600,698       Balloon      5.000%     0.112%          0.100%         4.888%      4/2/2004   6/1/2004   ACT/360  62,540
    66     6,349,983       Balloon      4.978%     0.112%          0.100%         4.866%      2/27/2004  4/1/2004   ACT/360  41,096
    67     2,745,830       Balloon      6.084%     0.062%          0.050%         6.022%      4/27/2004  6/1/2004   ACT/360  29,933
    68     34,538,058    IO, Balloon    5.320%     0.112%          0.100%         5.208%      6/9/2004   8/1/2004   ACT/360  227,989

   69.1    11,712,072
   69.2    5,126,123
   69.3    4,603,394
   69.4    10,049,900
    69     31,491,489    IO, Balloon    5.320%     0.112%          0.100%         5.208%      6/9/2004   8/1/2004   ACT/360  207,879

    70     24,994,332    IO, Balloon    4.660%     0.112%          0.100%         4.548%      3/31/2004  5/1/2004   ACT/360  140,416

   71.1    5,126,123
   71.2    13,961,941
    71     19,088,065    IO, Balloon    5.320%     0.112%          0.100%         5.208%      6/9/2004   8/1/2004   ACT/360  126,002
    72     4,451,633     IO, Balloon    5.320%     0.112%          0.100%         5.208%      6/9/2004   8/1/2004   ACT/360  29,386
          ------------
           23,539,698

    73     17,905,572      Balloon      5.494%     0.112%          0.100%         5.382%      2/4/2004   4/1/2004   ACT/360  115,756
    74     16,450,638      Balloon      5.350%     0.112%          0.100%         5.238%     10/17/2003  12/1/2003  ACT/360  98,940
    75     13,544,675    IO, Balloon    5.711%     0.112%          0.100%         5.599%      2/2/2004   4/1/2004   ACT/360  89,199
    76     8,412,852     IO, Balloon    6.327%     0.112%          0.100%         6.215%     10/17/2003  12/1/2003  ACT/360  59,590
    77     4,627,708       Balloon      5.782%     0.062%          0.050%         5.720%      4/16/2004  6/1/2004   ACT/360  37,863
    78     5,058,414     IO, Balloon    6.327%     0.112%          0.100%         6.215%     10/17/2003  12/1/2003  ACT/360  35,830
    79     5,322,878       Balloon      5.350%     0.112%          0.100%         5.238%     10/17/2003  12/1/2003  ACT/360  32,014
    80     3,519,741       Balloon      5.350%     0.112%          0.100%         5.238%     10/17/2003  12/1/2003  ACT/360  21,169
    81     2,864,154       Balloon      5.260%     0.112%          0.100%         5.148%     12/23/2003  2/1/2004   ACT/360  17,757
    82     2,375,189     IO, Balloon    6.327%     0.112%          0.100%         6.215%     10/17/2003  12/1/2003  ACT/360  16,824
    83       33,657    Fully Amortizing 5.364%     0.062%          0.050%         5.302%      5/3/2004   7/1/2004   ACT/360  21,571
    84     1,651,805     IO, Balloon    5.787%     0.112%          0.100%         5.675%     10/23/2003  12/1/2003  ACT/360  10,957

   85.1    3,039,329
   85.2    2,045,702
   85.3    1,972,641
   85.4    1,928,805
   85.5    1,680,398
   85.6    1,651,174
   85.7    1,616,105
   85.8    1,607,337
   85.9    1,578,113
  85.10    1,490,440


          ORIGINAL     ORIGINAL                                   REMAINING
          TERM TO    AMORTIZATION                                  TERM TO
          MATURITY       TERM        INTEREST ONLY   SEASONING     MATURITY    MATURITY     CROSS-COLLATERALIZED    RELATED
SEQUENCE  (MONTHS)  (MONTHS) (II)       PERIOD        (MONTHS)     (MONTHS)      DATE               LOANS            LOANS
--------  --------  -------------       ------        --------     --------      ----               -----            -----
    52       120        360                              5            115       2/1/2014             No             Yes(BACM 04-3-A)
    53       120        300                              5            115       2/1/2014             No                    No
    54       101        360                              2             99       10/1/2012            No             Yes(BACM 04-3-F)
    55       120        360                              1            119       6/1/2014             No                    No
    56       120        360                              5            115       2/1/2014             No             Yes(BACM 04-3-A)
    57       120        360                              3            117       4/1/2014             No                    No
    58       120        360                              2            118       5/1/2014             No                    No
    59       120        360                              3            117       4/1/2014             No                    No
    60       120        360                              3            117       4/1/2014             No                    No
    61       120        360                              1            119       6/1/2014             No                    No
    62       120        300                              3            117       4/1/2014             No                    No
    63       120        312                              2            118       5/1/2014             No                    No
    64       60         360                              5             55       2/1/2009             No             Yes(BACM 04-3-A)
    65       120        360                              2            118       5/1/2014             No                    No
    66       118        360                              4            114       1/1/2014             No                    No
    67       120        240                              2            118       5/1/2014             No                    No
    68       144        360               30                          144       7/1/2016             No             Yes(BACM 04-3-I)

   69.1                                                                                              No
   69.2                                                                                              No
   69.3                                                                                              No
   69.4                                                                                              No
    69       144        360               30                          144       7/1/2016             No             Yes(BACM 04-3-I)

    70       84         360               24             3             81       4/1/2011             No                    No

   71.1                                                                                       Yes(BACM 04-3-A)
   71.2                                                                                       Yes(BACM 04-3-A)
    71       144        360               30                          144       7/1/2016      Yes(BACM 04-3-A)      Yes(BACM 04-3-I)
    72       144        360               30                          144       7/1/2016      Yes(BACM 04-3-A)      Yes(BACM 04-3-I)



    73       96         360                              4             92       3/1/2012             No                    No
    74       60         360                              8             52       11/1/2008            No             Yes(BACM 04-3-B)
    75       120        360               24             4            116       3/1/2014             No             Yes(BACM 04-3-C)
    76       144        360               36             8            136       11/1/2015            No             Yes(BACM 04-3-B)
    77       120        300                              2            118       5/1/2014             No                    No
    78       144        360               36             8            136       11/1/2015            No             Yes(BACM 04-3-B)
    79       60         360                              8             52       11/1/2008            No             Yes(BACM 04-3-B)
    80       60         360                              8             52       11/1/2008            No             Yes(BACM 04-3-B)
    81       84         360                              6             78       1/1/2011             No                    No
    82       144        360               36             8            136       11/1/2015            No             Yes(BACM 04-3-B)
    83       120        120                              1            119       6/1/2014             No                    No
    84       120        360               24             8            112       11/1/2013            No             Yes(BACM 04-3-C)

   85.1                                                                                              No
   85.2                                                                                              No
   85.3                                                                                              No
   85.4                                                                                              No
   85.5                                                                                              No
   85.6                                                                                              No
   85.7                                                                                              No
   85.8                                                                                              No
   85.9                                                                                              No
  85.10                                                                                              No



             LOCKOUT
SEQUENCE    EXPIRATION           PREPAYMENT PENALTY DESCRIPTION (MONTHS)         YIELD MAINTENANCE TYPE
--------    ----------           ---------------------------------------         ----------------------
    52       5/1/2006            LO(27)/GRTR1%PPMTorYM(92)/OPEN(1)                 Int Diff (BEY) - B
    53       11/1/2013               LO(117)/OPEN(3)/DEFEASANCE
    54       7/1/2012                LO(98)/OPEN(3)/DEFEASANCE
    55       4/1/2014                LO(118)/OPEN(2)/DEFEASANCE
    56       5/1/2006            LO(27)/GRTR1%PPMTorYM(92)/OPEN(1)                 Int Diff (BEY) - B
    57      12/31/2013               LO(116)/OPEN(4)/DEFEASANCE
    58       1/31/2014               LO(116)/OPEN(4)/DEFEASANCE
    59       2/1/2014                LO(118)/OPEN(2)/DEFEASANCE
    60       2/1/2014                LO(118)/OPEN(2)/DEFEASANCE
    61       2/28/2014               LO(116)/OPEN(4)/DEFEASANCE
    62      12/31/2013               LO(116)/OPEN(4)/DEFEASANCE
    63       1/31/2014               LO(116)/OPEN(4)/DEFEASANCE
    64       5/1/2006            LO(27)/GRTR1%PPMTorYM(32)/OPEN(1)                 Int Diff (BEY) - B
    65       3/1/2014                LO(118)/OPEN(2)/DEFEASANCE
    66       10/1/2013               LO(115)/OPEN(3)/DEFEASANCE
    67       1/31/2014               LO(116)/OPEN(4)/DEFEASANCE
    68       1/1/2016                LO(138)/OPEN(6)/DEFEASANCE

   69.1
   69.2
   69.3
   69.4
    69       1/1/2016                LO(138)/OPEN(6)/DEFEASANCE

    70       10/1/2010               LO(78)/OPEN(6)/DEFEASANCE

   71.1
   71.2
    71       1/1/2016                LO(138)/OPEN(6)/DEFEASANCE
    72       1/1/2016                LO(138)/OPEN(6)/DEFEASANCE



    73       12/1/2011               LO(93)/OPEN(3)/DEFEASANCE
    74       7/31/2008               LO(56)/OPEN(4)/DEFEASANCE
    75       12/1/2013               LO(117)/OPEN(3)/DEFEASANCE
    76       8/1/2015                LO(141)/OPEN(3)/DEFEASANCE
    77       1/31/2014               LO(116)/OPEN(4)/DEFEASANCE
    78       8/1/2015                LO(141)/OPEN(3)/DEFEASANCE
    79       8/1/2008                LO(57)/OPEN(3)/DEFEASANCE
    80       7/31/2008               LO(56)/OPEN(4)/DEFEASANCE
    81       11/1/2010               LO(82)/OPEN(2)/DEFEASANCE
    82       8/1/2015                LO(141)/OPEN(3)/DEFEASANCE
    83       2/28/2014               LO(116)/OPEN(4)/DEFEASANCE
    84       8/1/2013                LO(117)/OPEN(3)/DEFEASANCE

   85.1
   85.2
   85.3
   85.4
   85.5
   85.6
   85.7
   85.8
   85.9
  85.10

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

           LOAN                                                                 APPRAISAL     APPRAISAL    CUT-OFF DATE  YEAR BUILT/
SEQUENCE  NUMBER  PROPERTY NAME                                                   VALUE         DATE        LTV RATIO     RENOVATED
--------  ------  -------------                                                   -----         ----        ---------     ---------
    52    57823   Columbia Medical Center - Plano                               12,500,000    12/1/2003       69.6%           1995
    53    57686   4120 International Business Park VIII                         11,000,000   11/23/2003       67.7%           2001
    54    58037   Cingular Wireless Office Building                             10,800,000    3/10/2004       64.2%           1997
    55    58021   Hancock Medical Buidling                                      8,700,000     5/15/2004       73.5%           2004
    56    57821   Las Colinas Medical Center I                                  9,100,000     12/2/2003       69.6%           1996
    57     8158   Goodyear Financial Center                                     8,150,000     1/8/2004        71.6%           2001
    58     9149   US Bank Building - Bedford, OH                                7,400,000     4/1/2004        78.2%           1993
    59    57787   Quail Business Park                                           10,135,000    12/2/2003       54.1%        1987/2003
    60    57910   Plumas Quail Office Park                                      7,250,000    12/16/2003       74.3%           2001
    61     8769   Summit Medical Plaza                                          5,815,000     3/9/2004        72.2%           1995
    62     6942   Layton Market Office                                          3,550,000     1/31/2004       74.7%           2002
    63     8937   Lakepoint Office Center                                       2,800,000     3/23/2004       74.8%        1978/1986
    64    57893   Womens Pavillion                                              2,350,000    12/10/2003       69.6%        1970/1985
    65    58036   Ashworth Distribution Facility                                18,000,000    3/12/2004       64.6%           2004
    66    57388   TNT Logistics Warehouse - Moody, AL                           12,000,000    12/2/2003       63.7%           2003
    67     8662   Wynn Office & Warehouse                                       6,100,000     3/26/2004       67.8%           1984
    68    58229   Sun Communities - Scio Farms                                  52,600,000    5/1/2004        77.9%           1985

   69.1   58227   Sun Communities Portfolio 9 - Silver Star                     17,800,000    5/1/2004                        1975
   69.2   58227   Sun Communities Portfolio 9 - Candlewick Court                7,600,000     5/1/2004                        1975
   69.3   58227   Sun Communities Portfolio 9 - Lincoln Estates                 6,825,000     5/1/2004                        1969
   69.4   58227   Sun Communities Portfolio 9 - Holly Village/Hawaiian Gardens  14,900,000    6/1/2004                        1980
    69    58227   SUN COMMUNITIES PORTFOLIO 9 (ROLL UP)                         47,125,000    Multiple        79.3%         Multiple

    70    57989   St. Clair Estates Manufactured Home Community                 34,000,000    2/8/2004        80.0%           1960

   71.1   58226   Sun Communities Portfolio 8 - Liberty Farms                   7,600,000     5/1/2004                        1965
   71.2   58226   Sun Communities Portfolio 8 - West Glen Village               20,700,000    5/1/2004                        1969
    71    58226   SUN COMMUNITIES PORTFOLIO 8 (ROLL UP)                         28,300,000    5/1/2004        80.0%         Multiple
    72    58225   Sun Communities - Arbor Terrace                               6,600,000     5/1/2004        80.0%           1972
                                                                               ------------
                  SUB-TOTAL CROSSED LOANS                                       34,900,000

    73    57803   Kellam - Foxwood Village Manufactured Home Community          26,100,000   12/31/2003       77.8%           1960
    74    57650   MHC Portfolio - Greenwood Village                             22,600,000    9/1/2003        77.7%           1981
    75    57598   Continental Communities - Hickory Hills MHC                   19,300,000    3/1/2004        79.5%        1968/2003
    76    57656   MHC Portfolio - Rancho Mesa                                   11,900,000    9/9/2003        80.7%           1970
    77     8403   Thunderbird MHC                                               9,250,000     2/9/2004        64.7%        1961/2004
    78    57665   MHC Portfolio - Oak Bend                                      7,250,000     9/3/2003        79.6%           1983
    79    57667   MHC Portfolio - Southern Palms RV Resort                      7,400,000     9/3/2003        76.8%        1970/1984
    80    57639   MHC Portfolio - Countryside RV Resort                         6,200,000     9/28/2003       60.6%        1979/1989
    81    57716   Pine Meadows Mobile Home Park                                 4,100,000    10/12/2003       77.8%           1985
    82    57658   MHC Portfolio - McNicol Place                                 3,350,000     8/28/2003       80.9%           1969
    83     8448   Southeast MHC - Camp Springs, MD                              5,375,000     2/4/2004        37.0%        1964/2003
    84    57603   Continental Communities - Timber Valley MHC                   2,500,000     9/3/2003        74.8%        1972/2003

   85.1   57367   U-Haul Center of Central Avenue                               10,400,000   11/15/2003                       1999
   85.2   57367   U-Haul Center of Newington                                    6,140,000    11/15/2003                       2003
   85.3   57367   U-Haul Center of Naperville                                   6,425,000    11/15/2003                       2002
   85.4   57367   U-Haul Storage Rainbow                                        6,600,000    11/15/2003                       1996
   85.5   57367   U-Haul Center Hunters Creek                                   5,750,000     1/15/2004                       2000
   85.6   57367   U-Haul Center Bruckner & 138Th St.                            5,630,000    11/15/2003                    1920/2000
   85.7   57367   U-Haul Center of Grapevine                                    5,530,000    11/15/2003                       1999
   85.8   57367   U-Haul Center West Craig Rd                                   5,500,000    11/15/2003                       2000
   85.9   57367   U-Haul Center Kirkman Road                                    5,400,000     5/15/2004                       1999
  85.10   57367   U-Haul Center of Crystal Lake                                 5,100,000    11/15/2003                    1961/1999


               TOTAL
              UNITS/      UNITS/                    LOAN
                SF/        SF/                   BALANCE PER                 OCCUPANCY
               PADS/      PADS/   NET RENTABLE   UNIT/SF/PAD/   OCCUPANCY      AS OF         U/W        U/W          U/W       U/W
SEQUENCE       ROOMS      ROOMS     AREA (SF)       ROOMS        PERCENT        DATE      REVENUES    EXPENSES    CASH FLOW   DSCR
--------       -----      -----     ---------       -----        -------        ----      --------    --------    ---------   ----
    52        118,279       SF      118,279           74          97.8%       5/19/2004   1,951,900   1,039,980    786,171    1.28
    53        101,478       SF      101,478           73          84.4%       5/19/2004   1,659,430    697,948     829,337    1.45
    54         70,1         SF       70,100           99         100.0%        3/9/2004   1,364,321    447,545     865,093    1.95
    55         32,85        SF       32,853           195         90.0%       5/31/2004    910,434     290,457     584,014    1.30
    56         66,02        SF       66,029           96          97.5%       5/19/2004   1,412,983    647,578     666,077    1.49
    57         43,54        SF       43,549           134         99.4%        3/3/2004    927,574     310,693     538,322    1.28
    58         78,50        SF       78,500           74         100.0%       4/27/2004    522,025      19,586     485,169    1.27
    59        169,634       SF      169,634           32          86.0%       5/15/2004   1,076,995    374,847     590,189    1.57
    60         37,4         SF       37,410           144         93.1%       5/21/2004    733,705     163,665     491,863    1.29
    61         24,25        SF       24,253           173        100.0%        5/1/2004    602,221     140,402     423,666    1.37
    62         30,1         SF       30,170           88         100.0%       2/10/2004    452,164     125,443     276,010    1.33
    63         27,3         SF       27,314           77         100.0%        3/1/2004    399,898     172,473     196,144    1.24
    64         31,3         SF       31,392           52          85.3%       5/19/2004    394,505     204,063     148,148    1.38
    65        03,779        SF      203,779           57         100.0%       4/14/2004   1,825,350    499,435    1,267,582   1.69
    66        00,000        SF      600,000           13         100.0%       2/27/2004   1,353,219    370,384     883,232    1.79
    67         96,62        SF       96,626           43          90.0%       4/27/2004    683,218     163,093     459,602    1.28
    68          913        Pads                     44,869        99.6%       2/29/2004   5,050,986   1,653,894   3,351,442   1.22

   69.1         408        Pads                                   98.8%       2/29/2004
   69.2         211        Pads                                   95.7%       2/29/2004
   69.3         191        Pads                                   96.3%       2/27/2004
   69.4         425        Pads                                  100.0%       4/30/2004
    69          35         Pads                     30,244        98.5%                   4,909,475   1,690,249   3,157,476   1.27

    70          628        Pads                     43,312        81.5%       3/30/2004   2,760,421    611,343    2,122,964   1.26

   71.1         220        Pads                                   99.6%       2/29/2004
   71.2         552        Pads                                   91.1%       2/27/2004
    71          772        Pads                     29,326        93.5%        Multiple   3,007,379    948,643    2,020,136   1.34
    72          402        Pads                     13,134       100.0%        4/5/2004    995,837     538,499     437,238    1.24



    73          498        Pads                     40,796        97.8%       3/31/2004   2,263,078    555,225    1,682,953   1.21
    74          508        Pads                     34,575        99.6%       3/31/2004   2,742,612   1,233,111   1,484,101   1.25
    75          354        Pads                     43,362        95.5%       3/31/2004   1,949,263    624,097    1,307,516   1.22
    76          158        Pads                     60,759        98.7%       3/31/2004   1,409,254    523,260     878,094    1.23
    77          270        Pads                     22,159        93.7%       4/16/2004   1,241,792    641,305     586,987    1.29
    78          262        Pads                     22,031        87.4%       4/30/2004    892,532     363,467     515,965    1.20
    79          950        Pads                      5,982        63.3%       10/7/2003   1,651,957   1,124,252    480,205    1.25
    80          560        Pads                      6,711        57.6%       10/8/2003    815,829     470,294     317,535    1.25
    81          152        Pads                     20,991        97.4%       3/26/2004    459,192     164,586     287,006    1.35
    82          93         Pads                     29,144        98.9%       3/31/2004    313,968      67,046     242,272    1.20
    83          123        Pads                     16,157        96.8%        5/1/2004    658,605     222,668     427,081    1.65
    84          145        Pads                     12,897        82.8%        3/1/2004    302,025     136,867     157,908    1.20

   85.1         96        Units      77,505                       88.0%        5/1/2004
   85.2         785       Units      59,875                       34.1%        5/1/2004
   85.3         700       Units      90,070                       48.2%        5/1/2004
   85.4         725       Units      79,080                       95.2%        5/1/2004
   85.5         746       Units      58,500                       86.6%        5/1/2004
   85.6         754       Units      41,665                       66.7%        5/1/2004
   85.7         629       Units      50,550                       94.3%        5/1/2004
   85.8         741       Units      60,300                       88.8%        5/1/2004
   85.9         581       Units      77,165                       73.7%        5/1/2004
  85.10         747       Units      77,500                       84.6%        5/1/2004



                               U/W
                           REPLACEMENT
                             RESERVES
                 U/W        PER UNIT/              MOST                                   MOST          FULL           FULL
             REPLACEMENT     SF/ PAD/             RECENT              MOST RECENT        RECENT         YEAR           YEAR
SEQUENCE      RESERVES         ROOM           STATEMENT TYPE            END DATE          NOI         END DATE         NOI
--------      --------         ----           --------------            --------          ---         --------         ---
    52        21,254           0.18        Annualized Most Recent       3/31/2004       1,224,888     12/31/2003    1,250,588
    53        15,047           0.15        Annualized Most Recent       3/31/2004       1,195,756     12/31/2003    1,156,226
    54        14,020           0.20
    55         4,928           0.15
    56        12,656           0.19        Annualized Most Recent       3/31/2004        967,076      12/31/2003     753,170
    57         6,532           0.15        Annualized Most Recent       4/30/2004        569,394      12/31/2003     431,078
    58        17,270           0.22
    59        33,198           0.20              Full Year              12/31/2003       801,727      12/31/2002     848,480
    60         5,612           0.15              Full Year              12/31/2003       411,485      12/31/2002     289,717
    61        14,139           0.58
    62         4,526           0.15        Annualized Most Recent       4/30/2004        211,991
    63         6,555           0.24        Annualized Most Recent       2/29/2004        267,749      12/31/2003     264,456
    64         6,279           0.20        Annualized Most Recent       3/31/2004        320,336      12/31/2003     269,111
    65        10,189           0.05
    66        60,000           0.10
    67        14,494           0.15        Annualized Most Recent       3/31/2004        497,425      12/31/2003     440,364
    68        45,650          50.00        Annualized Most Recent       2/29/2004       3,492,786     12/31/2003    3,574,143

   69.1
   69.2
   69.3
   69.4
    69        61,750          50.00        Annualized Most Recent       2/29/2004       3,488,334     12/31/2003    3,069,455

    70        26,114          41.58              Full Year              12/31/2003      2,213,482     12/31/2002    1,971,735

   71.1
   71.2
    71        38,600          50.00        Annualized Most Recent       2/29/2004       2,205,144     12/31/2003    2,244,424
    72        20,100          50.00        Annualized Most Recent       2/29/2004       1,237,680     12/31/2003     468,564



    73        24,900          50.00        Annualized Most Recent       3/31/2004       1,697,104     12/31/2003    1,692,531
    74        25,400          50.00        Annualized Most Recent       3/31/2004       1,899,922     12/31/2003    1,651,318
    75        17,650          49.86        Annualized Most Recent       3/31/2004       1,481,822     12/31/2003    1,223,823
    76         7,900          50.00        Annualized Most Recent       3/31/2004        986,752      12/31/2003     859,824
    77        13,500          50.00        Annualized Most Recent       2/29/2004        825,391      12/31/2003     634,394
    78        13,100          50.00        Annualized Most Recent       3/31/2004        469,134      12/31/2003     512,234
    79        47,500          50.00        Annualized Most Recent       3/31/2004       1,792,200     12/31/2003     636,060
    80        28,000          50.00        Annualized Most Recent       3/31/2004        830,163      12/31/2003     496,953
    81         7,600          50.00        Annualized Most Recent       3/31/2004        355,660      12/31/2002     301,324
    82         4,650          50.00        Annualized Most Recent       3/31/2004        252,720      12/31/2003     261,879
    83         8,856          72.00        Annualized Most Recent       4/30/2004        421,371      12/31/2003     372,600
    84         7,250          50.00        Annualized Most Recent       3/31/2004        151,938      12/31/2003     154,338

   85.1
   85.2
   85.3
   85.4
   85.5
   85.6
   85.7
   85.8
   85.9
  85.10


                                                                       LARGEST
                                                           LARGEST      TENANT
                                                            TENANT       % OF      LARGEST TENANT
                                                            LEASED      TOTAL          LEASE
SEQUENCE     LARGEST TENANT                                   SF          SF         EXPIRATION      SECOND LARGEST TENANT
--------     --------------                                   --          --         ----------      ---------------------
    52    HCA                                              14,707         12%         2/28/2005       Plano Women's Healthcare, P.A.
    53    Informatica Corp                                 29,211         29%         1/31/2006       VoiceStream
    54    BellSouth Mobility, Inc. dba Cingular Wireless   70,100         100%        10/31/2012
    55    Rancho PT                                        9,918          30%         4/28/2016       Orthopedic
    56    HCA                                              23,323         35%         12/31/2005      Las Colinas Obstetric - gyn
    57    White Tanks Physical Therapy                     4,577          11%         9/30/2011       National Benefits Alliance
    58    US Bank                                          78,500         100%        1/31/2019
    59    Cheapo Depot                                     15,733          9%         9/30/2004       The Mattress Store
    60    Masquerade French Quarters                       5,230          14%         6/30/2006       Beckley Singleton, CHTD
    61    Summit Medical Group                             16,341         67%         12/31/2017      PIPA Holdings, LLC
    62    Cantamar Executive Suites                        7,179          24%         12/30/2008      Lady Fitness
    63    BrokerOne Real Estate                            4,575          17%         9/30/2005       Frank & Finger
    64    Nueces County Women's Clinic                     19,643         63%         12/31/2004      Hospital Services
    65    Ashworth                                        203,779         100%        3/31/2024
    66    TNT Logistics North America, Inc.               600,000         100%        12/31/2013
    67    Classic Door                                     34,960         36%         10/14/2006      City Lites
    68

   69.1
   69.2
   69.3
   69.4
    69

    70

   71.1
   71.2
    71
    72



    73
    74
    75
    76
    77
    78
    79
    80
    81
    82
    83
    84

   85.1
   85.2
   85.3
   85.4
   85.5
   85.6
   85.7
   85.8
   85.9
  85.10


                           SECOND                                                                        THIRD
              SECOND      LARGEST      SECOND                                               THIRD       LARGEST           THIRD
             LARGEST       TENANT     LARGEST                                              LARGEST      TENANT           LARGEST
              TENANT        % OF      TENANT                                                TENANT       % OF            TENANT
              LEASED       TOTAL       LEASE                                                LEASED       TOTAL            LEASE
SEQUENCE        SF           SF     EXPIRATION       THIRD LARGEST TENANT                     SF          SF           EXPIRATION
--------        --           --     ----------       --------------------                     --          --           ----------
    52        13,079        11%      8/31/2004      Keith J. Reisler, M.D.                   11,250        10%         2/28/2005
    53        23,472        23%      9/30/2008      CDG Holding Co                           10,695        11%         4/30/2008
    54
    55        5,005         15%      4/28/2015      Endoscopy                                4,745         14%         5/31/2018
    56        7,962         12%      8/31/2005      MRM OB/GYN Associates LLP                5,335          8%         1/31/2008
    57        3,346          8%      4/30/2013      Goodyear Financial Center Management     3,218          7%         12/31/2007
    58
    59        6,992          4%      1/31/2006      California Closets                       5,882          3%         5/31/2008
    60        4,560         12%     11/30/2006      Sunshine Litigation Services             3,040          8%         1/31/2007
    61        5,000         21%      3/31/2008      Desert Point Dental                      2,912         12%         12/31/2005
    62        6,325         21%      6/30/2008      World Group Securities                   4,365         14%         12/30/2008
    63        4,148         15%     11/30/2005      Chong's Coalmine Dragon                  2,700         10%         4/30/2007
    64        6,584         21%      6/30/2005
    65
    66
    67        14,760        15%      1/31/2007      Sonepes                                  4,400          5%         8/31/2006
    68

   69.1
   69.2
   69.3
   69.4
    69

    70

   71.1
   71.2
    71
    72



    73
    74
    75
    76
    77
    78
    79
    80
    81
    82
    83
    84

   85.1
   85.2
   85.3
   85.4
   85.5
   85.6
   85.7
   85.8
   85.9
  85.10

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

          LOAN
SEQUENCE  NUMBER  PROPERTY NAME                           LOAN GROUP         PROPERTY ADDRESS
--------  ------  -------------                           ----------         ----------------
  85.11   57367   U-Haul Storage Colonial Blvd                 1             4457 Kernel Circle
  85.12   57367   U-Haul - Highway 6 South                     1             8518 Highway 6 South
  85.13   57367   U-Haul Center of Fox Valley                  1             195 South Route 59
  85.14   57367   U-Haul Center Chantilly                      1             3995 Westfax Drive
  85.15   57367   U-Haul - Cool Springs                        1             1619 Mallory Lane
  85.16   57367   U-Haul Center Gandy Blvd                     1             3939 W Gandy Blvd
  85.17   57367   U-Haul Center Tollway                        1             1501 North Dallas Parkway
  85.18   57367   U-Haul Center Kennesaw                       1             2085 Cobb Parkway
  85.19   57367   U-Haul Center Ocoee                          1             11410 West Colonial Drive
  85.20   57367   U-Haul Center Nellis Blvd                    1             333 North Nellis Boulevard
  85.21   57367   U-Haul Center of Alsip                       1             11855 South Cicero Avenue
  85.22   57367   U-Haul Center John T. White                  1             1101 East Loop 820
  85.23   57367   U-Haul Center Chamber Road                   1             15250 East 40th Ave
  85.24   57367   U-Haul Bell Rd and Grand                     1             13440 West Bell Road
  85.25   57367   U-Haul Center Merrillville                   1             1650 West 81st Avenue
  85.26   57367   U-Haul Storage Highway 85                    1             7242 Highway 85
  85.27   57367   U-Haul Center Dumfries                       1             10480 Dumfries Road
  85.28   57367   U-Haul Center Gatorland                      1             14651 Gatorland Drive
  85.29   57367   U-Haul Center Orange City                    1             2395 South Volusia Avenue
  85.30   57367   U-Haul Center Cave Creek                     1             20618 North Cave Creek Road
  85.31   57367   U-Haul Highlands Ranch                       1             1750 East County Line Road
  85.32   57367   U-Haul Center Prescott                       1             2122 East Highway 69
  85.33   57367   U-Haul Center Las Vegas Blvd.                1             8620 South Las Vegas Boulevard
  85.34   57367   U-Haul Storage Fountain Hills                1             9264 Technology Drive
  85.35   57367   U-Haul Center Of Lenexa                      1             9250 Marshall Drive
  85.36   57367   U-Haul Center Stoughton                      1             224 Washington Street
  85.37   57367   U-Haul Center Slaughter Lane                 1             9001 South Interstate Highway 35 North
  85.38   57367   U-Haul Center Lake Mary                      1             3851 South Orlando Drive
  85.39   57367   U-Haul Center of Lewisville                  1             525 North Stemmons Freeway
  85.40   57367   U-Haul Center I-17 & Deer Valley             1             21621 North 26th Avenue
  85.41   57367   U-Haul - O' Fallon                           1             2000 Highway K
  85.42   57367   U-Haul Center Henderson                      1             1098 Stephanie Place
  85.43   57367   U-Haul Center of Semoran                     1             2055 Semoran Boulevard
  85.44   57367   U-Haul Center Anthem Way                     1             42301 North 41st Drive
  85.45   57367   U-Haul Center of Pleasant Hill               1             1290 Pleasant Hill Road
  85.46   57367   U-Haul Center of Arlington                   1             2729 North Collins Street
  85.47   57367   U-Haul Center of Mckinney                    1             10061 West University Drive
  85.48   57367   U-Haul Center of Conyers                     1             1150 Dogwood Drive
  85.49   57367   U-Haul Center of League City                 1             351 Gulf Freeway South
  85.50   57367   U-Haul - Gastonia                            1             3919 East Franklin Boulevard
  85.51   57367   U-Haul Center Katy                           1             20435 Katy Freeway
  85.52   57367   U-Haul Center St Peters                      1             3990 North Service Road
  85.53   57367   U-Haul Center of Key Largo                   1             103530 Overseas Highway
  85.54   57367   U-Haul - Highway 290                         1             14225 Northwest Freeway
  85.55   57367   U-Haul Center Buckley Road                   1             750 South Buckley Road
  85.56   57367   U-Haul Center 87Th & Bell                    1             8746 West Bell
  85.57   57367   U-Haul Center of Highway 124                 1             2040 Scenic Highway North
  85.58   57367   U-Haul Center Cen-Tex                        1             3501 East Central Texas Expressway
  85.59   57367   U-Haul Center & Storage of Montana           1             8450 Montana Avenue
  85.60   57367   U-Haul Center Mandarin                       1             11490 San Jose Boulevard
  85.61   57367   U-Haul Center of Maitland                    1             7815 North Orange Blossom Trail
  85.62   57367   U-Haul Center Apple Valley                   1             6895 - 151st Street West
  85.63   57367   U-Haul Center Potomic Mills                  1             14523 Telegraph Road
  85.64   57367   U-Haul Center at Kingsley & Jupiter          1             11383 Amanda Lane
  85.65   57367   U-Haul Center Barksdale                      1             4100 Barksdale Boulevard


                                                                                                           CUT-OFF       MATURITY
                                                        ZIP          PROPERTY             ORIGINAL          DATE           DATE
SEQUENCE  COUNTY              CITY              STATE   CODE           TYPE                BALANCE         BALANCE        BALANCE
--------  ------              ----              -----   ----           ----                -------         -------        -------
  85.11   Lee                 Fort Myers         FL    33916         Self Storage         1,863,652       1,855,841      1,467,061
  85.12   Harris              Houston            TX    77083         Self Storage         1,856,227       1,848,447      1,461,216
  85.13   Du Page             Aurora             IL    60504         Self Storage         1,856,227       1,848,447      1,461,216
  85.14   Fairfax             Chantilly          VA    20151         Self Storage         1,781,978       1,774,509      1,402,767
  85.15   Williamson          Brentwood          TN    37027         Self Storage         1,748,566       1,741,237      1,376,465
  85.16   Hillsborough        Tampa              FL    33611         Self Storage         1,744,853       1,737,540      1,373,543
  85.17   Collin              Plano              TX    75093         Self Storage         1,741,141       1,733,843      1,370,620
  85.18   Cobb                Kennesaw           GA    30152         Self Storage         1,707,729       1,700,571      1,344,318
  85.19   Orange              Ocoee              FL    34761         Self Storage         1,670,604       1,663,602      1,315,094
  85.20   Clark               Las Vegas          NV    89110         Self Storage         1,637,192       1,630,330      1,288,792
  85.21   Cook                Alsip              IL    60803         Self Storage         1,633,480       1,626,633      1,285,870
  85.22   Tarrant             Fort Worth         TX    76120         Self Storage         1,618,630       1,611,846      1,274,180
  85.23   Denver              Denver             CO    80239         Self Storage         1,614,917       1,608,149      1,271,258
  85.24   Maricopa            Surprise           AZ    85374         Self Storage         1,596,355       1,589,664      1,256,645
  85.25   Lake                Merrillville       IN    46410         Self Storage         1,596,355       1,589,664      1,256,645
  85.26   Clayton             Riverdale          GA    30274         Self Storage         1,588,930       1,582,271      1,250,801
  85.27   Manassas City       Manassas           VA    20110         Self Storage         1,588,930       1,582,271      1,250,801
  85.28   Orange              Orlando            FL    32837         Self Storage         1,574,080       1,567,483      1,239,111
  85.29   Volushia            Orange City        FL    32763         Self Storage         1,566,655       1,560,089      1,233,266
  85.30   Maricopa            Phoenix            AZ    85024         Self Storage         1,559,231       1,552,696      1,227,421
  85.31   Douglas             Littleton          CO    80126         Self Storage         1,559,231       1,552,696      1,227,421
  85.32   Yavapai             Prescott           AZ    86301         Self Storage         1,559,231       1,552,696      1,227,421
  85.33   Clark               Las Vegas          NV    89123         Self Storage         1,522,106       1,515,727      1,198,197
  85.34   Maricopa            Fountain Hills     AZ    85268         Self Storage         1,522,106       1,515,727      1,198,197
  85.35   Johnson             Lenexa             KS    66215         Self Storage         1,522,106       1,515,727      1,198,197
  85.36   Norfolk             Stoughton          MA    02072         Self Storage         1,518,394       1,512,030      1,195,274
  85.37   Travis              Austin             TX    78744         Self Storage         1,503,544       1,497,242      1,183,585
  85.38   Seminole            Sanford            FL    32773         Self Storage         1,484,981       1,478,758      1,168,973
  85.39   Denton              Lewisville         TX    75067         Self Storage         1,484,981       1,478,758      1,168,973
  85.40   Maricopa            Phoenix            AZ    85027         Self Storage         1,484,981       1,478,758      1,168,973
  85.41   St. Charles         O' Fallon          MO    63366         Self Storage         1,484,981       1,478,758      1,168,973
  85.42   Clark               Henderson          NV    89014         Self Storage         1,484,981       1,478,758      1,168,973
  85.43   Seminole            Winter Park        FL    32792         Self Storage         1,484,981       1,478,758      1,168,973
  85.44   Maricopa            Anthem             AZ    85086         Self Storage         1,414,445       1,408,517      1,113,446
  85.45   Gwinnett            Lawrenceville      GA    30244         Self Storage         1,410,732       1,404,820      1,110,524
  85.46   Tarrant             Arlington          TX    76006         Self Storage         1,410,732       1,404,820      1,110,524
  85.47   Collin              McKinney           TX    75071         Self Storage         1,410,732       1,404,820      1,110,524
  85.48   Rockdale            Conyers            GA    30012         Self Storage         1,392,170       1,386,335      1,095,912
  85.49   Galveston           League City        TX    77573         Self Storage         1,377,320       1,371,548      1,084,222
  85.50   Gaston              Gastonia           NC    28056         Self Storage         1,373,608       1,367,851      1,081,300
  85.51   Harris              Katy               TX    77450         Self Storage         1,306,784       1,301,307      1,028,696
  85.52   St. Charles         St. Charles        MO    63301         Self Storage         1,299,359       1,293,913      1,022,851
  85.53   Monroe              Key Largo          FL    33037         Self Storage         1,265,947       1,260,641       996,549
  85.54   Harris              Houston            TX    77040         Self Storage         1,262,234       1,256,944       993,627
  85.55   Arapahoe            Aurora             CO    80017         Self Storage         1,206,547       1,201,491       949,790
  85.56   Maricopa            Peoria             AZ    85382         Self Storage         1,191,698       1,186,703       938,100
  85.57   Gwinnett            Snellville         GA    30078         Self Storage         1,187,985       1,183,006       935,178
  85.58   Bell                Killeen            TX    76543         Self Storage         1,184,273       1,179,309       932,256
  85.59   El Paso             El Paso            TX    79925         Self Storage         1,169,423       1,164,522       920,566
  85.60   Duval               Jacksonville       FL    32223         Self Storage         1,113,736       1,109,068       876,729
  85.61   Orange              Orlando            FL    32810         Self Storage         1,113,736       1,109,068       876,729
  85.62   Dakota              Apple Valley       MN    55124         Self Storage         1,113,736       1,109,068       876,729
  85.63   Prince William      Woodbridge         VA    22192         Self Storage         1,061,762       1,057,312       835,815
  85.64   Dallas              Dallas             TX    75238         Self Storage          965,238         961,192        759,832
  85.65   Bossier             Bossier City       LA    71112         Self Storage          816,740         813,317        642,935



                                                                                                  FIRST    INTEREST
              LOAN        MORTGAGE    ADMINISTRATIVE   SUB-SERVICING       NET          NOTE     PAYMENT   ACCRUAL   MONTHLY
SEQUENCE      TYPE         RATE        FEE RATE (I)      FEE RATE     MORTGAGE RATE     DATE       DATE    METHOD    PAYMENT
--------      ----         ----        ------------      --------     -------------     ----       ----    ------    -------
  85.11
  85.12
  85.13
  85.14
  85.15
  85.16
  85.17
  85.18
  85.19
  85.20
  85.21
  85.22
  85.23
  85.24
  85.25
  85.26
  85.27
  85.28
  85.29
  85.30
  85.31
  85.32
  85.33
  85.34
  85.35
  85.36
  85.37
  85.38
  85.39
  85.40
  85.41
  85.42
  85.43
  85.44
  85.45
  85.46
  85.47
  85.48
  85.49
  85.50
  85.51
  85.52
  85.53
  85.54
  85.55
  85.56
  85.57
  85.58
  85.59
  85.60
  85.61
  85.62
  85.63
  85.64
  85.65



          ORIGINAL     ORIGINAL                                   REMAINING
          TERM TO    AMORTIZATION                                  TERM TO
          MATURITY       TERM        INTEREST ONLY   SEASONING     MATURITY    MATURITY     CROSS-COLLATERALIZED       RELATED
SEQUENCE  (MONTHS)  (MONTHS) (II)       PERIOD        (MONTHS)     (MONTHS)      DATE               LOANS               LOANS
--------  --------  -------------       ------        --------     --------      ----               -----               -----

  85.11                                                                                              No
  85.12                                                                                              No
  85.13                                                                                              No
  85.14                                                                                              No
  85.15                                                                                              No
  85.16                                                                                              No
  85.17                                                                                              No
  85.18                                                                                              No
  85.19                                                                                              No
  85.20                                                                                              No
  85.21                                                                                              No
  85.22                                                                                              No
  85.23                                                                                              No
  85.24                                                                                              No
  85.25                                                                                              No
  85.26                                                                                              No
  85.27                                                                                              No
  85.28                                                                                              No
  85.29                                                                                              No
  85.30                                                                                              No
  85.31                                                                                              No
  85.32                                                                                              No
  85.33                                                                                              No
  85.34                                                                                              No
  85.35                                                                                              No
  85.36                                                                                              No
  85.37                                                                                              No
  85.38                                                                                              No
  85.39                                                                                              No
  85.40                                                                                              No
  85.41                                                                                              No
  85.42                                                                                              No
  85.43                                                                                              No
  85.44                                                                                              No
  85.45                                                                                              No
  85.46                                                                                              No
  85.47                                                                                              No
  85.48                                                                                              No
  85.49                                                                                              No
  85.50                                                                                              No
  85.51                                                                                              No
  85.52                                                                                              No
  85.53                                                                                              No
  85.54                                                                                              No
  85.55                                                                                              No
  85.56                                                                                              No
  85.57                                                                                              No
  85.58                                                                                              No
  85.59                                                                                              No
  85.60                                                                                              No
  85.61                                                                                              No
  85.62                                                                                              No
  85.63                                                                                              No
  85.64                                                                                              No
  85.65                                                                                              No


             LOCKOUT
SEQUENCE    EXPIRATION           PREPAYMENT PENALTY DESCRIPTION (MONTHS)         YIELD MAINTENANCE TYPE
--------    ----------           ---------------------------------------         ----------------------
  85.11
  85.12
  85.13
  85.14
  85.15
  85.16
  85.17
  85.18
  85.19
  85.20
  85.21
  85.22
  85.23
  85.24
  85.25
  85.26
  85.27
  85.28
  85.29
  85.30
  85.31
  85.32
  85.33
  85.34
  85.35
  85.36
  85.37
  85.38
  85.39
  85.40
  85.41
  85.42
  85.43
  85.44
  85.45
  85.46
  85.47
  85.48
  85.49
  85.50
  85.51
  85.52
  85.53
  85.54
  85.55
  85.56
  85.57
  85.58
  85.59
  85.60
  85.61
  85.62
  85.63
  85.64
  85.65

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

           LOAN                                                      APPRAISAL        APPRAISAL   CUT-OFF DATE   YEAR BUILT/
SEQUENCE  NUMBER      PROPERTY NAME                                    VALUE            DATE       LTV RATIO      RENOVATED
--------  ------      -------------                                    -----            ----       ---------      ---------
  85.11   57367       U-Haul Storage Colonial Blvd                  5,020,000         11/15/2003                     1997
  85.12   57367       U-Haul - Highway 6 South                      5,000,000          3/15/2004                  1980/1997
  85.13   57367       U-Haul Center of Fox Valley                   4,880,000         11/15/2003                     2002
  85.14   57367       U-Haul Center Chantilly                       4,800,000         11/15/2003                     1999
  85.15   57367       U-Haul - Cool Springs                         4,590,000         11/15/2003                     2003
  85.16   57367       U-Haul Center Gandy Blvd                      4,700,000          5/15/2004                  1969/2000
  85.17   57367       U-Haul Center Tollway                         4,690,000         11/15/2003                     1998
  85.18   57367       U-Haul Center Kennesaw                        4,600,000          4/15/2004                     1999
  85.19   57367       U-Haul Center Ocoee                           4,500,000          3/15/2004                     2000
  85.20   57367       U-Haul Center Nellis Blvd                     4,410,000         11/15/2003                     2000
  85.21   57367       U-Haul Center of Alsip                        4,320,000         11/15/2003                     2001
  85.22   57367       U-Haul Center John T. White                   4,360,000         11/15/2003                     1998
  85.23   57367       U-Haul Center Chamber Road                    4,230,000         11/15/2003                     2000
  85.24   57367       U-Haul Bell Rd and Grand                      4,300,000         11/15/2003                     1998
  85.25   57367       U-Haul Center Merrillville                    4,300,000         11/15/2003                  1990/2000
  85.26   57367       U-Haul Storage Highway 85                     4,280,000         11/15/2003                  1977/1996
  85.27   57367       U-Haul Center Dumfries                        4,280,000         11/15/2003                     1997
  85.28   57367       U-Haul Center Gatorland                       4,240,000         11/15/2003                     1998
  85.29   57367       U-Haul Center Orange City                     3,550,000         11/15/2003                     2003
  85.30   57367       U-Haul Center Cave Creek                      4,200,000         11/15/2003                     1999
  85.31   57367       U-Haul Highlands Ranch                        4,200,000         11/15/2003                     1999
  85.32   57367       U-Haul Center Prescott                        4,140,000         11/15/2003                     2002
  85.33   57367       U-Haul Center Las Vegas Blvd.                 4,100,000          3/15/2004                     1999
  85.34   57367       U-Haul Storage Fountain Hills                 3,940,000         11/15/2003                     2001
  85.35   57367       U-Haul Center Of Lenexa                       3,730,000         11/15/2003                  1973/2000
  85.36   57367       U-Haul Center Stoughton                       3,990,000         11/15/2003                     2001
  85.37   57367       U-Haul Center Slaughter Lane                  4,050,000         11/15/2003                     1999
  85.38   57367       U-Haul Center Lake Mary                       4,000,000          3/15/2004                     1995
  85.39   57367       U-Haul Center of Lewisville                   4,000,000         11/15/2003                     1997
  85.40   57367       U-Haul Center I-17 & Deer Valley              4,000,000          3/15/2004                     2000
  85.41   57367       U-Haul - O' Fallon                            3,940,000         11/15/2003                     2001
  85.42   57367       U-Haul Center Henderson                       3,900,000         11/15/2003                     2000
  85.43   57367       U-Haul Center of Semoran                      3,670,000         11/15/2003                     2002
  85.44   57367       U-Haul Center Anthem Way                      3,700,000         11/15/2003                     2002
  85.45   57367       U-Haul Center of Pleasant Hill                3,800,000         11/15/2003                     1998
  85.46   57367       U-Haul Center of Arlington                    3,800,000         11/15/2003                     1997
  85.47   57367       U-Haul Center of Mckinney                     3,725,000         11/15/2003                     2001
  85.48   57367       U-Haul Center of Conyers                      3,750,000         11/15/2003                     1999
  85.49   57367       U-Haul Center of League City                  3,710,000         11/15/2003                     1997
  85.50   57367       U-Haul - Gastonia                             3,700,000         11/15/2003                     1998
  85.51   57367       U-Haul Center Katy                            3,520,000         11/15/2003                     2000
  85.52   57367       U-Haul Center St Peters                       3,500,000          2/15/2004                     1999
  85.53   57367       U-Haul Center of Key Largo                    3,410,000         11/15/2003                     1975
  85.54   57367       U-Haul - Highway 290                          3,400,000          1/15/2004                     1998
  85.55   57367       U-Haul Center Buckley Road                    3,250,000         11/15/2003                     1998
  85.56   57367       U-Haul Center 87Th & Bell                     3,210,000         11/15/2003                     1999
  85.57   57367       U-Haul Center of Highway 124                  3,200,000         11/15/2003                     2000
  85.58   57367       U-Haul Center Cen-Tex                         3,190,000         11/15/2003                  1983/2001
  85.59   57367       U-Haul Center & Storage of Montana            3,150,000         11/15/2003                     1998
  85.60   57367       U-Haul Center Mandarin                        3,000,000         11/15/2003                     2000
  85.61   57367       U-Haul Center of Maitland                     3,000,000         11/15/2003                     1989
  85.62   57367       U-Haul Center Apple Valley                    2,980,000         11/15/2003                     2001
  85.63   57367       U-Haul Center Potomic Mills                   2,860,000         11/15/2003                  1977/1996
  85.64   57367       U-Haul Center at Kingsley & Jupiter           2,510,000         11/15/2003                     1996
  85.65   57367       U-Haul Center Barksdale                       2,200,000         11/15/2003                  1981/1997


               TOTAL
              UNITS/      UNITS/                    LOAN
                SF/        SF/                   BALANCE PER                 OCCUPANCY
               PADS/      PADS/   NET RENTABLE   UNIT/SF/PAD/   OCCUPANCY      AS OF         U/W        U/W          U/W       U/W
SEQUENCE       ROOMS      ROOMS     AREA (SF)       ROOMS        PERCENT        DATE      REVENUES    EXPENSES    CASH FLOW   DSCR
--------       -----      -----     ---------       -----        -------        ----      --------    --------    ---------   ----
  85.11         597       Units      74,480                        94.0%      5/1/2004
  85.12         231       Units      94,850                        64.3%      5/1/2004
  85.13         806       Units      57,425                        71.4%      5/1/2004
  85.14         450       Units      35,975                        56.9%      5/1/2004
  85.15         641       Units      53,100                        67.8%      5/1/2004
  85.16         987       Units      56,966                        82.7%      5/1/2004
  85.17         611       Units      46,300                        86.1%      5/1/2004
  85.18         782       Units      63,125                        73.2%      5/1/2004
  85.19         692       Units      54,325                        76.4%      5/1/2004
  85.20         753       Units      58,615                        93.7%      5/1/2004
  85.21         656       Units      50,675                        82.7%      5/1/2004
  85.22         719       Units      59,750                        79.0%      5/1/2004
  85.23         830       Units      62,175                        71.2%      5/1/2004
  85.24         564       Units      47,575                        94.7%      5/1/2004
  85.25         516       Units      57,800                        93.6%      5/1/2004
  85.26         634       Units      55,812                        76.1%      5/1/2004
  85.27         515       Units      38,725                        82.7%      5/1/2004
  85.28         354       Units      53,512                        81.0%      5/1/2004
  85.29         525       Units      52,785                        27.4%      5/1/2004
  85.30         530       Units      40,100                        90.9%      5/1/2004
  85.31         633       Units      47,275                        82.6%      5/1/2004
  85.32         730       Units      67,754                        82.3%      5/1/2004
  85.33         699       Units      51,475                        87.7%      5/1/2004
  85.34         655       Units      60,775                        56.6%      5/1/2004
  85.35         916       Units      73,460                        49.2%      5/1/2004
  85.36         564       Units      44,435                        68.4%      5/1/2004
  85.37         555       Units      41,150                        94.9%      5/1/2004
  85.38         816       Units      70,600                        71.2%      5/1/2004
  85.39         699       Units      53,950                        85.5%      5/1/2004
  85.40         699       Units      52,990                        80.6%      5/1/2004
  85.41         645       Units      55,375                        80.5%      5/1/2004
  85.42         686       Units      54,125                        80.3%      5/1/2004
  85.43         620       Units      47,650                        46.0%      5/1/2004
  85.44         523       Units      38,042                        54.0%      5/1/2004
  85.45         579       Units      50,525                        77.4%      5/1/2004
  85.46         654       Units      77,080                        70.6%      5/1/2004
  85.47         543       Units      57,400                        47.2%      5/1/2004
  85.48         620       Units      52,000                        87.5%      5/1/2004
  85.49         648       Units      55,850                        84.7%      5/1/2004
  85.50         686       Units      56,100                        69.0%      5/1/2004
  85.51         597       Units      52,525                        66.2%      5/1/2004
  85.52         651       Units      48,355                        94.1%      5/1/2004
  85.53         405       Units      45,180                        83.6%      5/1/2004
  85.54         636       Units      52,815                        72.1%      5/1/2004
  85.55         595       Units      40,900                        77.2%      5/1/2004
  85.56         509       Units      41,600                        96.6%      5/1/2004
  85.57         500       Units      42,100                        91.1%      5/1/2004
  85.58         500       Units      70,935                        92.0%      5/1/2004
  85.59         529       Units      43,400                        99.6%      5/1/2004
  85.60         469       Units      36,750                        98.9%      5/1/2004
  85.61         393       Units      53,861                        85.4%      5/1/2004
  85.62         515       Units      46,149                        88.6%      5/1/2004
  85.63         186       Units      23,076                        75.8%      5/1/2004
  85.64         531       Units      47,175                        57.1%      5/1/2004
  85.65         288       Units      36,350                        81.3%      5/1/2004



                               U/W
                           REPLACEMENT
                             RESERVES
                 U/W        PER UNIT/              MOST                                   MOST          FULL           FULL
             REPLACEMENT     SF/ PAD/             RECENT              MOST RECENT        RECENT         YEAR           YEAR
SEQUENCE      RESERVES         ROOM           STATEMENT TYPE            END DATE          NOI         END DATE         NOI
--------      --------         ----           --------------            --------          ---         --------         ---
  85.11
  85.12
  85.13
  85.14
  85.15
  85.16
  85.17
  85.18
  85.19
  85.20
  85.21
  85.22
  85.23
  85.24
  85.25
  85.26
  85.27
  85.28
  85.29
  85.30
  85.31
  85.32
  85.33
  85.34
  85.35
  85.36
  85.37
  85.38
  85.39
  85.40
  85.41
  85.42
  85.43
  85.44
  85.45
  85.46
  85.47
  85.48
  85.49
  85.50
  85.51
  85.52
  85.53
  85.54
  85.55
  85.56
  85.57
  85.58
  85.59
  85.60
  85.61
  85.62
  85.63
  85.64
  85.65


                                                                       LARGEST
                                                           LARGEST      TENANT
                                                            TENANT       % OF      LARGEST TENANT
                                                            LEASED      TOTAL          LEASE
SEQUENCE     LARGEST TENANT                                   SF          SF         EXPIRATION      SECOND LARGEST TENANT
--------     --------------                                   --          --         ----------      ---------------------
  85.11
  85.12
  85.13
  85.14
  85.15
  85.16
  85.17
  85.18
  85.19
  85.20
  85.21
  85.22
  85.23
  85.24
  85.25
  85.26
  85.27
  85.28
  85.29
  85.30
  85.31
  85.32
  85.33
  85.34
  85.35
  85.36
  85.37
  85.38
  85.39
  85.40
  85.41
  85.42
  85.43
  85.44
  85.45
  85.46
  85.47
  85.48
  85.49
  85.50
  85.51
  85.52
  85.53
  85.54
  85.55
  85.56
  85.57
  85.58
  85.59
  85.60
  85.61
  85.62
  85.63
  85.64
  85.65


                           SECOND                                                                        THIRD
              SECOND      LARGEST      SECOND                                               THIRD       LARGEST           THIRD
             LARGEST       TENANT     LARGEST                                              LARGEST      TENANT           LARGEST
              TENANT        % OF      TENANT                                                TENANT       % OF            TENANT
              LEASED       TOTAL       LEASE                                                LEASED       TOTAL            LEASE
SEQUENCE        SF           SF     EXPIRATION       THIRD LARGEST TENANT                     SF          SF           EXPIRATION
--------        --           --     ----------       --------------------                     --          --           ----------
  85.11
  85.12
  85.13
  85.14
  85.15
  85.16
  85.17
  85.18
  85.19
  85.20
  85.21
  85.22
  85.23
  85.24
  85.25
  85.26
  85.27
  85.28
  85.29
  85.30
  85.31
  85.32
  85.33
  85.34
  85.35
  85.36
  85.37
  85.38
  85.39
  85.40
  85.41
  85.42
  85.43
  85.44
  85.45
  85.46
  85.47
  85.48
  85.49
  85.50
  85.51
  85.52
  85.53
  85.54
  85.55
  85.56
  85.57
  85.58
  85.59
  85.60
  85.61
  85.62
  85.63
  85.64
  85.65

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

         LOAN
SEQUENCE NUMBER PROPERTY NAME                                   LOAN GROUP PROPERTY ADDRESS
-------- ------ -------------                                   ---------- ----------------
  85.66  57367  U-Haul Storage Oxford                                 1    523 Hamric Drive West
  85.67  57367  U-Haul Center Rio Rancho                              1    1401 Rio Rancho Boulevard Southeast
  85.68  57367  U-Haul Center Anthem RV                               1    42102 North Vision Way
  85.69  57367  U-Haul Center Northern Lights                         1    3850 Cleveland Avenue
  85.70  57367  U-Haul Storage Hylton Road                            1    8505 North Cresent Boulevard
  85.71  57367  U-Haul - Stillwater                                   1    5715 West 6th Street
  85.72  57367  U-Haul Center Montgomery Park                         1    499 Montgomery Street
  85.73  57367  U-Haul Center of Southpark                            1    804 West Roslyn Road
  85.74  57367  U-Haul Storage South 40th Street                      1    3425 South 40th Street
  85.75  57367  U-Haul Center of DeSoto                               1    1245 South Beckley Avenue
  85.76  57367  U-Haul Center Government Street                       1    2505 Government Boulevard
  85.77  57367  U-Haul Center South Cobb & I-285                      1    5285 South Cobb Drive
  85.78  57367  U-Haul Storage Hattiesburg                            1    1303 West 7th Street
    85   57367  U-HAUL PORTFOLIO (ROLL UP)                            1    Multiple

   86.1  58029  Extra Space Storage - Foxboro                         1    147 Green Street
   86.2  58029  Extra Space Storage - Hudson                          1    565 Main Street
   86.3  58029  Extra Space Storage - Worcester                       1    1180 Millbury Street
   86.4  58029  Extra Space Storage - Auburn                          1    245 Washington Street
   86.5  58029  Extra Space Storage - Brockton                        1    885 Centre Street
   86.6  58029  Extra Space Storage - Parlin                          1    501 Cheesequake Road
   86.7  58029  Extra Space Storage - Pittsburgh                      1    7535 Penn. Ave
   86.8  58029  Extra Space Storage - Kennedy Township                1    110 Kisow Drive
   86.9  58029  Extra Space Storage - Stoughton                       1    20 Washington Street
    86   58029  EXTRA SPACE STORAGE - EAST ONE PORTFOLIO (ROLL UP)    1    Multiple

   87.1  58027  Extra Space Storage - Raynham                         1    1664 New State Highway
   87.2  58027  Extra Space Storage - Doylestown                      1    390 North Broad Street
   87.3  58027  Extra Space Storage - Glen Rock                       1    500 Broad Street
   87.4  58027  Extra Space Storage - Lyndhurst                       1    501 Schuyler Avenue
   87.5  58027  Extra Space Storage - Fontana                         1    15713 Valley Boulevard
   87.6  58027  Extra Space Storage - Merrimack                       1    751 Daniel Webster Highway
    87   58027  EXTRA SPACE STORAGE - ESP5 PORTFOLIO (ROLL UP)        1    Multiple

    88   57627  Anchor Self Storage and Industrial Park               1    7520 and 7530 Alondra Boulevard and 16100 Garfield Avenue
    89   57930  Storage USA - Crossroads                              1    965 South Semoran Boulevard
    90    8014  Capitol Self Storage                                  1    3585 Highway 17
    91    8320  Stadium Storage                                       1    420 NW Peacock Boulevard
    92   57912  Shurgard - Rancho San Diego                           1    3750 Willow Glen Drive
    93   58045  Storage Connection                                    1    501 NW Business Center Drive
    94   57468  Doubletree Surfcomber Hotel                           1    1717 Collins Avenue
       -----------------------------------------------------------------------------------------------------------------------------
                TOTALS/WEIGHTED AVERAGE                                    94 LOANS
       =============================================================================================================================


                                                                                                          CUT-OFF       MATURITY
                                                                ZIP      PROPERTY        ORIGINAL          DATE           DATE
SEQUENCE  COUNTY                CITY                   STATE    CODE       TYPE           BALANCE         BALANCE        BALANCE
--------  ------                ----                   -----    ----       ----           -------         -------        -------

  85.66   Calhoun               Oxford                  AL      36203    Self Storage     742,491          739,379       584,486
  85.67   Sandoval              Rio Rancho              NM      87124    Self Storage     723,928          720,894       569,874
  85.68   Maricopa              Anthem                  AZ      85086    Self Storage     705,366          702,410       555,262
  85.69   Franklin              Columbus                OH      43224    Self Storage     668,242          665,441       526,038
  85.70   Camden                Pennsauken              NJ      08110    Self Storage     631,117          628,472       496,813
  85.71   Payne                 Stillwater              OK      74074    Self Storage     482,619          480,596       379,916
  85.72   Hampden               Chicopee                MA      01020    Self Storage     426,932          425,143       336,080
  85.73   Colonial Heights City Colonial Heights        VA      23834    Self Storage     415,795          414,052       327,312
  85.74   Maricopa              Phoenix                 AZ      85040    Self Storage     371,245          369,689       292,243
  85.75   Dallas                DeSoto                  TX      75115    Self Storage     371,245          369,689       292,243
  85.76   Mobile                Mobile                  AL      36606    Self Storage     259,872          258,783       204,570
  85.77   Cobb                  Smyrna                  GA      30080    Self Storage     181,910          181,148       143,199
  85.78   Forrest               Hattiesburg             MS      39401    Self Storage     167,060          166,360       131,509
    85    Multiple              Multiple             Multiple  Multiple  Self Storage   110,000,000      109,538,973    86,591,642

   86.1   Norfolk               Foxboro                 MA      02035    Self Storage    3,680,000        3,680,000     3,452,364
   86.2   Middlesex             Hudson                  MA      01749    Self Storage    2,800,000        2,800,000     2,626,798
   86.3   Worcester             Worcester               MA      01607    Self Storage    1,784,000        1,784,000     1,673,646
   86.4   Worcester             Auburn                  MA      01501    Self Storage    3,680,000        3,680,000     3,452,364
   86.5   Plymouth              Brockton                MA      02302    Self Storage    2,440,000        2,440,000     2,289,067
   86.6   Middlesex             Parlin                  NJ      08859    Self Storage    4,240,000        4,240,000     3,977,723
   86.7   Allegheny             Pittsburgh              PA      15208    Self Storage    2,960,000        2,960,000     2,776,901
   86.8   Allegheny             Kennedy Township        PA      15205    Self Storage    2,544,000        2,544,000     2,386,634
   86.9   Norfolk               Stoughton               MA      02072    Self Storage    3,080,000        3,080,000     2,889,478
    86    Multiple              Multiple             Multiple  Multiple  Self Storage    27,208,000       27,208,000    25,524,976

   87.1   Bristol               Raynham                 MA      02767    Self Storage    3,640,000        3,640,000     3,415,272
   87.2   Bucks                 Doylestown              PA      18901    Self Storage    3,824,000        3,824,000     3,587,912
   87.3   Bergen                Glen Rock               NJ      07452    Self Storage    4,080,000        4,080,000     3,828,107
   87.4   Bergen                Lyndhurst               NJ      07071    Self Storage    6,944,000        6,944,000     6,515,289
   87.5   San Bernardino        Fontana                 CA      92335    Self Storage    3,440,000        3,440,000     3,227,620
   87.6   Hillsborough          Merrimack               NH      03054    Self Storage    3,752,000        3,752,000     3,520,358
    87    Multiple              Multiple             Multiple  Multiple  Self Storage    25,680,000       25,680,000    24,094,559

    88    Los Angeles           Paramount               CA      90723    Self Storage    6,787,000        6,740,678     5,874,052
    89    Orange                Winter Park             FL      32792    Self Storage    4,905,000        4,895,870     4,158,693
    90    Clay                  Orange Park             FL      32003    Self Storage    4,525,000        4,499,158     3,488,420
    91    Saint Lucie           Port Saint Lucie        FL      34986    Self Storage    4,500,000        4,485,678     3,785,499
    92    San Diego             Rancho San Diego        CA      92019    Self Storage    3,825,000        3,825,000     3,224,680
    93    St Lucie              Port St. Lucie          FL      34986    Self Storage    3,750,000        3,750,000     3,461,672
    94    Miami-Dade            Miami Beach             FL      33139        Hotel       14,500,000       14,424,707    11,386,027
         ---------------------------------------------------------------------------------------------------------------------------
                                                                                       $1,157,890,921   $1,155,167,991 $986,754,427
         ===========================================================================================================================


                                                                                                  FIRST    INTEREST
              LOAN        MORTGAGE    ADMINISTRATIVE   SUB-SERVICING       NET          NOTE     PAYMENT   ACCRUAL   MONTHLY
SEQUENCE      TYPE         RATE        FEE RATE (I)      FEE RATE     MORTGAGE RATE     DATE       DATE    METHOD    PAYMENT
--------      ----         ----        ------------      --------     -------------     ----       ----    ------    -------
  85.66
  85.67
  85.68
  85.69
  85.70
  85.71
  85.72
  85.73
  85.74
  85.75
  85.76
  85.77
  85.78
    85      Balloon        6.845%          0.112%         0.100%         6.733%       4/29/2004   6/1/2004  ACT/360  774,340

   86.1
   86.2
   86.3
   86.4
   86.5
   86.6
   86.7
   86.8
   86.9
    86    IO, Balloon      4.763%          0.112%         0.100%         4.651%       5/4/2004    7/1/2004  ACT/360  142,146

   87.1
   87.2
   87.3
   87.4
   87.5
   87.6
    87    IO, Balloon      4.774%          0.112%         0.100%         4.662%       5/4/2004    7/1/2004  ACT/360  134,328

    88      Balloon        5.820%          0.072%         0.060%         5.748%       11/3/2003   1/1/2004  ACT/360  39,909
    89      Balloon        5.920%          0.112%         0.100%         5.808%       4/23/2004   6/1/2004  ACT/360  29,156
    90      Balloon        5.758%          0.092%         0.080%         5.666%       3/1/2004    4/1/2004  ACT/360  28,489
    91      Balloon        5.678%          0.092%         0.080%         5.586%       3/5/2004    5/1/2004  ACT/360  26,057
    92      Balloon        5.730%          0.112%         0.100%         5.618%       6/3/2004    8/1/2004  ACT/360  22,273
    93    IO, Balloon      4.660%          0.112%         0.100%         4.548%       4/30/2004   6/1/2004  ACT/360  19,667
    94      Balloon        6.309%          0.112%         0.100%         6.197%       2/27/2004   4/1/2004  ACT/360  96,182
         --------------------------------------------------------------------------------------------------------------------
                           5.457%          0.096%         0.084%         5.361%
         ====================================================================================================================



          ORIGINAL     ORIGINAL                                   REMAINING
          TERM TO    AMORTIZATION                                  TERM TO
          MATURITY       TERM        INTEREST ONLY   SEASONING     MATURITY    MATURITY     CROSS-COLLATERALIZED       RELATED
SEQUENCE  (MONTHS)  (MONTHS) (II)       PERIOD        (MONTHS)     (MONTHS)      DATE               LOANS               LOANS
--------  --------  -------------       ------        --------     --------      ----               -----               -----
  85.66                                                                                              No
  85.67                                                                                              No
  85.68                                                                                              No
  85.69                                                                                              No
  85.70                                                                                              No
  85.71                                                                                              No
  85.72                                                                                              No
  85.73                                                                                              No
  85.74                                                                                              No
  85.75                                                                                              No
  85.76                                                                                              No
  85.77                                                                                              No
  85.78                                                                                              No
    85     120              300                          2             118     5/1/2014              No                    No

   86.1                                                                                              No
   86.2                                                                                              No
   86.3                                                                                              No
   86.4                                                                                              No
   86.5                                                                                              No
   86.6                                                                                              No
   86.7                                                                                              No
   86.8                                                                                              No
   86.9                                                                                              No
    86     84               360          36              1              83     6/1/2011              No             Yes(BACM 04-3-H)

   87.1                                                                                              No
   87.2                                                                                              No
   87.3                                                                                              No
   87.4                                                                                              No
   87.5                                                                                              No
   87.6                                                                                              No
    87     84               360          36              1              83     6/1/2011              No             Yes(BACM 04-3-H)

    88     108              360                          7             101     12/1/2012             No                    No
    89     120              360                          2             118     5/1/2014              No                    No
    90     120              300                          4             116     3/1/2014              No                    No
    91     120              360                          3             117     4/1/2014              No                    No
    92     120              360                                        120     7/1/2014              No                    No
    93     84               348          30              2              82     5/1/2011              No                    No
    94     120              300                          4             116     3/1/2014              No                    No
         ---------------------------------------------------------------------------------------------------------------------------
           112              344                          3             109
         ===========================================================================================================================


             LOCKOUT
SEQUENCE    EXPIRATION           PREPAYMENT PENALTY DESCRIPTION (MONTHS)         YIELD MAINTENANCE TYPE
--------    ----------           ---------------------------------------         ----------------------
  85.66
  85.67
  85.68
  85.69
  85.70
  85.71
  85.72
  85.73
  85.74
  85.75
  85.76
  85.77
  85.78
    85       11/1/2013                  LO(114)/OPEN(6)/DEFEASANCE

   86.1
   86.2
   86.3
   86.4
   86.5
   86.6
   86.7
   86.8
   86.9
    86       4/1/2011                   LO(82)/OPEN(2)/DEFEASANCE

   87.1
   87.2
   87.3
   87.4
   87.5
   87.6
    87       4/1/2011                   LO(82)/OPEN(2)/DEFEASANCE

    88       10/1/2012                  LO(106)/OPEN(2)/DEFEASANCE
    89       3/1/2014                   LO(118)/OPEN(2)/DEFEASANCE
    90      11/30/2013                  LO(116)/OPEN(4)/DEFEASANCE
    91      12/31/2013                  LO(116)/OPEN(4)/DEFEASANCE
    92       5/1/2014                   LO(118)/OPEN(2)/DEFEASANCE
    93       2/1/2011                   LO(81)/OPEN(3)/DEFEASANCE
    94       1/1/2014                   LO(118)/OPEN(2)/DEFEASANCE
         --------------------------------------------------------------------------------------------------

         ==================================================================================================

(i)  Administrative Fee Rate includes the Sub-Servicing Fee Rate.

(ii) For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day yr. or a 365-day yr., the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day yr. consisting of twelve 30-day months. The actual amortization would be longer.

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

           LOAN                                                                 APPRAISAL     APPRAISAL    CUT-OFF DATE  YEAR BUILT/
SEQUENCE  NUMBER  PROPERTY NAME                                                   VALUE         DATE        LTV RATIO     RENOVATED
--------  ------  -------------                                                   -----         ----        ---------     ---------
  85.66    57367   U-Haul Storage Oxford                                        2,000,000     11/15/2003                      1985
  85.67    57367   U-Haul Center Rio Rancho                                     1,950,000     11/15/2003                      1985
  85.68    57367   U-Haul Center Anthem RV                                      1,800,000     11/15/2003                      2002
  85.69    57367   U-Haul Center Northern Lights                                1,750,000     11/15/2003                      1999
  85.70    57367   U-Haul Storage Hylton Road                                   1,700,000     11/15/2003                   1964/1994
  85.71    57367   U-Haul - Stillwater                                          1,300,000     11/15/2003                      1995
  85.72    57367   U-Haul Center Montgomery Park                                1,150,000     11/15/2003                   1960/2000
  85.73    57367   U-Haul Center of Southpark                                   1,120,000     11/15/2003                   1960/1997
  85.74    57367   U-Haul Storage South 40th Street                             1,000,000     11/15/2003                      1979
  85.75    57367   U-Haul Center of DeSoto                                      1,000,000     11/15/2003                      1984
  85.76    57367   U-Haul Center Government Street                               700,000      11/15/2003                      2000
  85.77    57367   U-Haul Center South Cobb & I-285                              490,000      11/15/2003                      1969
  85.78    57367   U-Haul Storage Hattiesburg                                    450,000      11/15/2003                   1980/1996
    85     57367   U-HAUL PORTFOLIO (ROLL UP)                                  292,360,000    11/15/2003     37.5%          Multiple

   86.1    58029   Extra Space Storage - Foxboro                                4,600,000      3/18/2004                      1996
   86.2    58029   Extra Space Storage - Hudson                                 3,500,000      3/18/2004                      1990
   86.3    58029   Extra Space Storage - Worcester                              2,230,000      3/3/2004                       1995
   86.4    58029   Extra Space Storage - Auburn                                 4,600,000      3/3/2004                       1998
   86.5    58029   Extra Space Storage - Brockton                               3,050,000      3/4/2004                       1999
   86.6    58029   Extra Space Storage - Parlin                                 5,300,000      3/5/2004                       1987
   86.7    58029   Extra Space Storage - Pittsburgh                             3,700,000      3/3/2004                    1903/1979
   86.8    58029   Extra Space Storage - Kennedy Township                       3,180,000      3/3/2004                    1988/2000
   86.9    58029   Extra Space Storage - Stoughton                              3,850,000      3/4/2004                       1987
    86     58029   EXTRA SPACE STORAGE - EAST ONE PORTFOLIO (ROLL UP)           34,010,000     Multiple      80.0%          Multiple

   87.1    58027   Extra Space Storage - Raynham                                4,550,000      3/4/2004                       1999
   87.2    58027   Extra Space Storage - Doylestown                             4,780,000      3/8/2004                       1988
   87.3    58027   Extra Space Storage - Glen Rock                              5,100,000      3/5/2004                       1998
   87.4    58027   Extra Space Storage - Lyndhurst                              8,680,000      3/5/2004                       1999
   87.5    58027   Extra Space Storage - Fontana                                4,300,000      3/25/2004                      2000
   87.6    58027   Extra Space Storage - Merrimack                              4,690,000      3/17/2004                      1998
    87     58027   EXTRA SPACE STORAGE - ESP5 PORTFOLIO (ROLL UP)               32,100,000     Multiple      80.0%          Multiple

    88     57627   Anchor Self Storage and Industrial Park                      9,050,000      9/25/2003     74.5%         1978/2003
    89     57930   Storage USA - Crossroads                                     6,250,000      1/13/2004     78.3%            1998
    90      8014   Capitol Self Storage                                         6,400,000      1/1/2004      70.3%            2000
    91      8320   Stadium Storage                                              6,020,000      1/12/2004     74.5%            2000
    92     57912   Shurgard - Rancho San Diego                                  6,450,000      1/8/2004      59.3%            2002
    93     58045   Storage Connection                                           5,010,000      3/15/2004     74.9%            1997
    94     57468   Doubletree Surfcomber Hotel                                  27,200,000     2/20/2004     53.0%         1948/2002
          --------------------------------------------------------------------------------------------------------------------------
                   TOTALS/WEIGHTED AVERAGE
          ==========================================================================================================================


               TOTAL
              UNITS/      UNITS/                    LOAN
                SF/        SF/                   BALANCE PER                 OCCUPANCY
               PADS/      PADS/   NET RENTABLE   UNIT/SF/PAD/   OCCUPANCY      AS OF         U/W        U/W          U/W       U/W
SEQUENCE       ROOMS      ROOMS     AREA (SF)       ROOMS        PERCENT        DATE      REVENUES    EXPENSES    CASH FLOW   DSCR
--------       -----      -----     ---------       -----        -------        ----      --------    --------    ---------   ----
  85.66         430      Units        53,450                       79.3%      5/1/2004
  85.67         312      Units        47,661                       95.2%      5/1/2004
  85.68         214      Units        45,698                       54.0%      5/1/2004
  85.69         369      Units        41,575                       45.4%      5/1/2004
  85.70         506      Units        24,225                       78.9%      5/1/2004
  85.71         331      Units        38,720                       95.8%      5/1/2004
  85.72         349      Units        16,824                       88.4%      5/1/2004
  85.73         242      Units        23,556                       96.7%      5/1/2004
  85.74         248      Units        31,266                       60.4%      5/1/2004
  85.75         269      Units        35,179                       78.8%      5/1/2004
  85.76         134      Units        17,125                       89.6%      5/1/2004
  85.77          -       Units        1,914
  85.78         156      Units        21,180                       71.2%      5/1/2004
    85       44,931      Units     3,973,835        2,438          76.8%      5/1/2004    41,581,156  15,176,017  25,806,109   2.78

   86.1         445      Units        51,240                       83.8%      /27/2004
   86.2         348      Units        46,570                       81.9%      /27/2004
   86.3         271      Units        50,400                       85.6%      /27/2004
   86.4         461      Units        55,750                       82.9%      5/6/2004
   86.5         375      Units        44,400                       74.9%      5/6/2004
   86.6         602      Units        66,180                       84.2%      /27/2004
   86.7         649      Units        49,226                       83.0%      /27/2004
   86.8         446      Units        56,250                       89.5%      /27/2004
   86.9         472      Units        52,825                       75.9%      /27/2004
    86        4,069      Units       472,841         6,687         82.5%      Multiple     4,693,545  2,216,356    2,407,658   1.41

   87.1         525      Units        56,100                       73.1%      /27/2004
   87.2         501      Units        63,725                       89.0%      /27/2004
   87.3         331      Units        35,285                       91.5%      /27/2004
   87.4         608      Units        59,175                       96.4%      /27/2004
   87.5         709      Units        86,155                       82.8%      /27/2004
   87.6         596      Units        72,600                       86.2%      /27/2004
    87        3,270      Units       373,040         7,853         86.2%      /27/2004     3,946,021  1,547,554    2,340,853   1.45

    88          640      Units       119,277        10,532         85.5%      6/6/2004     1,159,786   449,526      691,622    1.44
    89          776      Units        70,963         6,309         90.2%      5/3/2004      817,790    274,890      532,196    1.52
    90          953      Units        88,150         4,721         85.4%     1/15/2004      752,838    266,318      472,225    1.38
    91          544      Units        72,347         8,246         88.2%     4/15/2004      647,504    250,944      385,644    1.23
    92          491      Units        62,543         7,790         92.1%     4/25/2004      826,869    310,343      513,089    1.92
    93          609      Units        71,725         6,158         97.4%     5/13/2004      724,168    392,409      321,000    1.36
    94          185      Rooms        88,410        77,971         88.9%     4/30/2004     7,389,763  5,255,762    1,821,660   1.58
          --------------------------------------------------------------------------------------------------------------------------
                                                                                                                               1.61x
          ==========================================================================================================================


                               U/W
                           REPLACEMENT
                             RESERVES
                 U/W        PER UNIT/              MOST                                   MOST          FULL           FULL
             REPLACEMENT     SF/ PAD/             RECENT              MOST RECENT        RECENT         YEAR           YEAR
SEQUENCE      RESERVES         ROOM           STATEMENT TYPE            END DATE          NOI         END DATE         NOI
--------      --------         ----           --------------            --------          ---         --------         ---
  85.66
  85.67
  85.68
  85.69
  85.70
  85.71
  85.72
  85.73
  85.74
  85.75
  85.76
  85.77
  85.78
    85       599,030         13.33           Trailing 12 Months         12/31/2003      22,506,646    3/31/2003     19,740,513

   86.1
   86.2
   86.3
   86.4
   86.5
   86.6
   86.7
   86.8
   86.9
    86        69,531          17.09         Annualized Most Recent       1/31/2004       2,259,996     12/31/2003    2,665,558

   87.1
   87.2
   87.3
   87.4
   87.5
   87.6
    87        57,614          17.62         Annualized Most Recent       1/31/2004       2,312,160     12/31/2003    2,470,825

    88        18,638          29.12               Full Year              12/31/2003       752,787      12/31/2002     741,837
    89        10,704          13.79         Annualized Most Recent       2/29/2004        582,600      12/31/2002     521,894
    90        14,295          15.00                                                                    12/31/2003     452,426
    91        10,916          20.07         Annualized Most Recent       4/30/2004        355,413      12/31/2003     339,852
    92         3,437           7.00               Full Year              12/31/2003       503,651      12/31/2002      14,049
    93        10,759          17.67         Annualized Most Recent       2/29/2004        324,666      12/31/2003     394,178
    94        295,591        1597.79        Annualized Most Recent       4/30/2004       1,887,569     12/31/2003    2,857,218
         --------------------------------------------------------------------------------------------------------------------------

         ==========================================================================================================================


                                                                       LARGEST
                                                           LARGEST      TENANT
                                                            TENANT       % OF      LARGEST TENANT
                                                            LEASED      TOTAL          LEASE
SEQUENCE     LARGEST TENANT                                   SF          SF         EXPIRATION      SECOND LARGEST TENANT
--------     --------------                                   --          --         ----------      ---------------------
  85.66
  85.67
  85.68
  85.69
  85.70
  85.71
  85.72
  85.73
  85.74
  85.75
  85.76
  85.77
  85.78
    85

   86.1
   86.2
   86.3
   86.4
   86.5
   86.6
   86.7
   86.8
   86.9
    86

   87.1
   87.2
   87.3
   87.4
   87.5
   87.6
    87

    88
    89
    90
    91
    92
    93
    94



                           SECOND                                                                        THIRD
              SECOND      LARGEST      SECOND                                               THIRD       LARGEST           THIRD
             LARGEST       TENANT     LARGEST                                              LARGEST      TENANT           LARGEST
              TENANT        % OF      TENANT                                                TENANT       % OF            TENANT
              LEASED       TOTAL       LEASE                                                LEASED       TOTAL            LEASE
SEQUENCE        SF           SF     EXPIRATION       THIRD LARGEST TENANT                     SF          SF           EXPIRATION
--------        --           --     ----------       --------------------                     --          --           ----------
  85.66
  85.67
  85.68
  85.69
  85.70
  85.71
  85.72
  85.73
  85.74
  85.75
  85.76
  85.77
  85.78
    85

   86.1
   86.2
   86.3
   86.4
   86.5
   86.6
   86.7
   86.8
   86.9
    86

   87.1
   87.2
   87.3
   87.4
   87.5
   87.6
    87

    88
    89
    90
    91
    92
    93
    94

                                     ANNEX B

                              MULTIFAMILY SCHEDULE

   SEQUENCE         LOAN        PROPERTY
                    NUMBER      NAME                                              CUT-OFF BALANCE
-----------------------------------------------------------------------------------------------------
       1             57998      Quarters at Memorial                              $35,872,239
       2             58006      Golf Villas at Oro Valley                          22,449,748
       3             58103      GrandMarc at Seven Corners                         19,000,000
       4             58015      Woodlawn Gardens                                   11,974,392
       5             57963      Aspen Apartments                                   10,757,799
       6             58026      River Pointe Apartments                            10,462,052
       7             57978      Lexington Park Apartments                          9,070,063
       8             8190       Orchards at Collierville                           8,800,000
       9             58095      Silver Tree Apartments                             7,820,000
      10             57330      Fairway Ridge Apartments                           7,009,556
      11             58016      Williamstown Apartments                            6,800,000
      12             55800      CLK - Ashford Place Apartments                     6,160,000
      13             8547       Bowling Green Apartments                           4,660,406
      14             8838       Mission Trace Apartments                           3,770,590
      15             8844       Landmark Apartments - Tallahassee, FL              3,715,833
      16             58106      89-95 Park Drive Apartments                        3,500,000
      17             8267       Cordova Court                                      3,293,904
      18             58000      Times Square Townhomes                             2,716,926
      19             57943      Cameron Park Apartments                            2,708,337
      20             7343       Pavilion Heights Apartments                        2,317,880
      21             8828       Greentree Apartments - Pasadena, TX                1,995,271
-----------------------------------------------------------------------------------------------------
                                TOTAL MULTIFAMILY LOANS                         $184,854,996


                                                               STUDIO             1 BEDROOM           2 BEDROOM          3 BEDROOM
                                                              ----------------------------------------------------------------------
                                                                # OF     AVG      # OF      AVG        # OF      AVG       # OF
   SEQUENCE    UTILITIES TENANT PAYS/PAYMENT OF UTILITIES       UNITS    RENT     UNITS     RENT       UNIT      RENT      UNITS
------------------------------------------------------------------------------------------------------------------------------------
       1               Electric, Sewer, Water                                      176      $1,211      186     $1,554      18
       2                Electric, Gas, Water                                        64        738       168       953       49
       3             Electric, Gas, Sewer, Water                3        $850       35       1,131      124      1,751
       4                Electric, Gas, Sewer                    2        670        37        784        94       874       17
       5             Electric, Gas, Sewer, Water
       6                    Electric, Gas                                           17        755        84       856       51
       7                    Electric, Gas                                          121        369       240       511       1
       8                    Electric, Gas                                           56        675       130       782       40
       9             Electric, Gas, Sewer, Water                                                        118       710       15
      10                    Electric, Gas                                           56        556       136       630       30
      11               Electric, Sewer, Water                                      160        461       112       577
      12             Electric, Gas, Sewer, Water                                    82        406       146       509       20
      13                    Sewer, Water                        10       694        20        986        4       1,133
      14                      Electric                                                                   40       632       56
      15                      Electric                                              32        509        88       611       8
      16                      Electric                          17      1,034       30       1,290       2       1,688
      17                      Electric                                              52        465       104       511
      18                    Electric, Gas                                                                32      1,131
      19                    Electric, Gas                                           30        397        69       472       28
      20             Electric, Gas, Sewer, Water                3        648        17        752        8       1,502
      21               Electric, Sewer, Water                                       96        538        48       730
------------------------------------------------------------------------------------------------------------------------------------


                   3 BEDROOM    4 BEDROOM
                ----------------------------
                 AVG       # OF       AVG                      LOAN
   SEQUENCE      RENT      UNITS      RENT       ELEVATORS     GROUP
----------------------------------------------------------------------
       1        $1,925                             Yes            1
       2         1,191                              No            1
       3                     21      $2,780        Yes            2
       4         1,072                              No            2
       5                    120       316           No            2
       6          963        18      1,049          No            2
       7          645                               No            2
       8          919                               No            2
       9          939                               No            2
      10          747                               No            2
      11                                            No            2
      12          616                               No            2
      13                                           Yes            2
      14          669                               No            2
      15          778                               No            2
      16                                            No            2
      17                                            No            2
      18                                            No            1
      19          579                               No            2
      20                                           Yes            2
      21                                            No            2
----------------------------------------------------------------------

                                     ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS*


     SEQUENCE           LOAN NUMBER     PROPERTY NAME
------------------------------------------------------------------------------------------------------
        1                 57998        Quarters at Memorial
        2                 58006        Golf Villas at Oro Valley
        3                 58103        GrandMarc at Seven Corners
        4                 58015        Woodlawn Gardens
        5                 57963        Aspen Apartments
        6                 58026        River Pointe Apartments
        7                 57978        Lexington Park Apartments
        8                 8190         Orchards at Collierville
        9                 58095        Silver Tree Apartments
        10                57330        Fairway Ridge Apartments
        11                58016        Williamstown Apartments
        12                55800        CLK - Ashford Place Apartments
        13                8547         Bowling Green Apartments
        14                8838         Mission Trace Apartments
        15                8844         Landmark Apartments - Tallahassee, FL
        16                58106        89-95 Park Drive Apartments
        17                8267         Cordova Court
        18                58000        Times Square Townhomes
        19                57943        Cameron Park Apartments
        20                7343         Pavilion Heights Apartments
        21                8828         Greentree Apartments - Pasadena, TX
        22                57582        Milford Plaza
        23                58014        The Shops at Camp Lowell
        24                8356         Centennial Plaza
        25                57952        Foothill Park Plaza
        26                57968        Promenade at Red Cliff
        27                57983        Mountain View Marketplace
        28                57986        Shoppes at Broad Street
        29                57927        Boston Commons Plaza
        30                57964        Columbus Corners Shopping Center
        31                8530         Paseo Plaza - Las Vegas, NV
        32                57685        Kirby Richmond Shopping Center
        33                58092        Sterling Pointe Shopping Center
        34                57741        Sunrise Place
        35                6033         Oakley Town Center
        36                57949        Walgreens - Nashville, TN
        37                6461         Advocate Health Building
        38                6981         Calvine Corners Shopping Center
        39                8948         Walgreens Chalmette
        40                8658         North Meridian Retail Center
        41                57990        Calpine Center
        42                57984        17 State Street
        43                57999        369 Lexington Avenue
        44                8304         The Pines Corporate Center
        45                57815        University Office Plaza I and II (Roll Up)
        46                57913        Woodland Park Plaza Office Building
        47                6381         6500 Linderson
        48                57829        West Houston Medical Center
        49                57969        T-Mobile Customer Care Center
        50                55598        Nextel Office Building - Temple, TX



                                                      INITIAL DEPOSIT TO CAPITAL       INITIAL DEPOSIT TO        ANNUAL DEPOSIT TO
     SEQUENCE             PROPERTY TYPE                  IMPROVEMENT RESERVES         REPLACEMENT RESERVES     REPLACEMENT RESERVES
------------------------------------------------------------------------------------------------------------------------------------
        1                   Multifamily                           $2,500                                             $96,900
        2                   Multifamily                                                                               56,200
        3                   Multifamily                           44,750                                             142,740
        4                   Multifamily                                                                               41,550
        5                   Multifamily                           24,775                    $91,000                   42,000
        6                   Multifamily                           21,313                                              56,277
        7                   Multifamily                                                                               90,500
        8                   Multifamily                           8,438                                               62,148
        9                   Multifamily                                                                               33,250
        10                  Multifamily                           22,875                                              73,260
        11                  Multifamily                                                                               88,944
        12                  Multifamily                           5,773                     155,000                   67,270
        13                  Multifamily                                                                               8,510
        14                  Multifamily                           6,189                                               53,568
        15                  Multifamily                           2,813                                               55,776
        16                  Multifamily                           14,625                                              23,373
        17                  Multifamily                           57,438                     20,000                   78,500
        18                  Multifamily                                                                               3,516
        19                  Multifamily                                                                               38,400
        20                  Multifamily                                                                               7,000
        21                  Multifamily                           8,750                                               36,000
        22                    Retail                                                                                  26,832
        23                    Retail                                                                                  10,759
        24                    Retail                                                                                  18,300
        25                    Retail                                                                                  5,659
        26                    Retail
        27                    Retail                              8,000                                               24,634
        28                    Retail
        29                    Retail                                                                                  10,307
        30                    Retail                                                                                  13,090
        31                    Retail                                                                                  6,865
        32                    Retail                              19,335                                              21,732
        33                    Retail
        34                    Retail                                                                                  1,320
        35                    Retail                                                                                  8,793
        36                    Retail
        37                    Retail                              8,125                                               5,088
        38                    Retail
        39                    Retail
        40                    Retail                                                                                  1,128
        41                    Office                            2,827,805                     588                     7,059
        42                    Office                              54,500                                              63,735
        43                    Office                              10,750                                              50,962
        44                    Office
        45                    Office                             174,525                                              24,028
        46                    Office                              95,156                                              36,233
        47                    Office                                                                                  14,415
        48                    Office                                                        534,000
        49                    Office
        50                    Office



                         TAX AND          INITIAL DEPOSIT TO    ANNUALS DEPOSIT TO      LOAN
     SEQUENCE        INSURANCE ESCROW       TI/LC ESCROW           TI/LC ESCROW         GROUP
-----------------------------------------------------------------------------------------------
        1                    Yes                                                           1
        2                    Yes                                                           1
        3                  Tax Only                                                        2
        4                    Yes                                                           2
        5                    Yes                                                           2
        6                    Yes                                                           2
        7                    Yes                                                           2
        8                    Yes                                                           2
        9                    Yes                                                           2
        10                   Yes                                                           2
        11                   Yes                                                           2
        12                 Tax Only                                                        2
        13                   Yes                                        $7,980             2
        14                   Yes                                                           2
        15                   Yes                                                           2
        16                 Tax Only                                                        2
        17                   Yes                                                           2
        18                   Yes                                                           1
        19                   Yes                                                           2
        20                   Yes                                                           2
        21                   Yes                                                           2
        22                 Tax Only                                                        1
        23                   Yes                                                           1
        24                   Yes                                        52,572             1
        25                   Yes                  $100,000                                 1
        26                    No                                                           1
        27                   Yes                                                           1
        28                    No                                                           1
        29                 Tax Only                                                        1
        30                   Yes                                        36,000             1
        31                   Yes                                        30,000             1
        32                 Tax Only                40,000               90,000             1
        33                 Tax Only                                                        1
        34                   Yes                                        31,032             1
        35                   Yes                                        29,596             1
        36                    No                                                           1
        37                   Yes                                        30,000             1
        38                   Yes                   25,000                                  1
        39                    No                                                           1
        40                   Yes                                        10,279             1
        41                 Tax Only               8,199,108                                1
        42                 Tax Only               1,340,812            312,504             1
        43                   Yes                                       333,333             1
        44                   Yes                                                           1
        45                   Yes                   550,000             600,000             1
        46                   Yes                   287,045              99,996             1
        47                   Yes                   55,000                                  1
        48                    No                                                           1
        49                    No                                                           1
        50                    No                                                           1

                                     ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS*


     SEQUENCE           LOAN NUMBER     PROPERTY NAME
------------------------------------------------------------------------------------------------------
        51                57917        Wilshire-Kenmore Building
        52                57823        Columbia Medical Center - Plano
        53                57686        4120 International Business Park VIII
        54                58037        Cingular Wireless Office Building
        55                58021        Hancock Medical Buidling
        56                57821        Las Colinas Medical Center I
        57                8158         Goodyear Financial Center
        58                9149         US Bank Building - Bedford, OH
        59                57787        Quail Business Park
        60                57910        Plumas Quail Office Park
        61                8769         Summit Medical Plaza
        62                6942         Layton Market Office
        63                8937         Lakepoint Office Center
        64                57893        Womens Pavillion
        65                58036        Ashworth Distribution Facility
        66                57388        TNT Logistics Warehouse - Moody, AL
        67                8662         Wynn Office & Warehouse
        68                58229        Sun Communities - Scio Farms
        69                58227        Sun Communities Portfolio 9 (Roll Up)
        70                57989        St. Clair Estates Manufactured Home Community
        71                58226        Sun Communities Portfolio 8 (Roll Up)
        72                58225        Sun Communities - Arbor Terrace
        73                57803        Kellam - Foxwood Village Manufactured Home Community
        74                57650        MHC Portfolio - Greenwood Village
        75                57598        Continental Communities - Hickory Hills MHC
        76                57656        MHC Portfolio - Rancho Mesa
        77                8403         Thunderbird MHC
        78                57665        MHC Portfolio - Oak Bend
        79                57667        MHC Portfolio - Southern Palms RV Resort
        80                57639        MHC Portfolio - Countryside RV Resort
        81                57716        Pine Meadows Mobile Home Park
        82                57658        MHC Portfolio - McNicol Place
        83                8448         Southeast MHC - Camp Springs, MD
        84                57603        Continental Communities - Timber Valley MHC
        85                57367        U-Haul Portfolio (Roll Up)
        86                58029        Extra Space Storage - East One Portfolio (Roll Up)
        87                58027        Extra Space Storage - ESP5 Portfolio (Roll Up)
        88                57627        Anchor Self Storage and Industrial Park
        89                57930        Storage USA - Crossroads
        90                8014         Capitol Self Storage
        91                8320         Stadium Storage
        92                57912        Shurgard - Rancho San Diego
        93                58045        Storage Connection
        94                57468        Doubletree Surfcomber Hotel
------------------------------------------------------------------------------------------------------
                                       TOTALS
                                                      INITIAL DEPOSIT TO CAPITAL       INITIAL DEPOSIT TO        ANNUAL DEPOSIT TO
     SEQUENCE             PROPERTY TYPE                  IMPROVEMENT RESERVES         REPLACEMENT RESERVES     REPLACEMENT RESERVES
------------------------------------------------------------------------------------------------------------------------------------
        51                    Office                              23,125                                              37,799
        52                    Office
        53                    Office                                                                                  15,036
        54                    Office                              24,425
        55                    Office                                                                                  3,778
        56                    Office
        57                    Office                                                         3,000                    6,532
        58                    Office                              56,962
        59                    Office                                                                                  21,576
        60                    Office                                                                                  5,612
        61                    Office                                                                                  14,147
        62                    Office                                                                                  6,034
        63                    Office                                                         50,000                   14,472
        64                    Office
        65                  Industrial
        66                  Industrial
        67                  Industrial                                                       25,000                   14,494
        68       Manufactured Housing Communities
        69       Manufactured Housing Communities
        70       Manufactured Housing Communities                                                                     26,690
        71       Manufactured Housing Communities
        72       Manufactured Housing Communities
        73       Manufactured Housing Communities                                                                     24,900
        74       Manufactured Housing Communities
        75       Manufactured Housing Communities                 9,200                                               15,532
        76       Manufactured Housing Communities
        77       Manufactured Housing Communities                368,906                    175,000                   13,500
        78       Manufactured Housing Communities
        79       Manufactured Housing Communities
        80       Manufactured Housing Communities
        81       Manufactured Housing Communities                 54,563                                              6,840
        82       Manufactured Housing Communities
        83       Manufactured Housing Communities
        84       Manufactured Housing Communities                 11,500                                              7,248
        85                 Self Storage                                                     600,000
        86                 Self Storage                           23,250                                             125,156
        87                 Self Storage                                                                               38,409
        88                 Self Storage                           55,750                                              6,216
        89                 Self Storage                           8,813                                               4,995
        90                 Self Storage                                                                               13,224
        91                 Self Storage                                                                               10,914
        92                 Self Storage
        93                 Self Storage                                                                               14,340
        94                     Hotel                                                                                  73,896
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                                          $4,054,929                 $1,653,588               $2,027,961

                         TAX AND          INITIAL DEPOSIT TO    ANNUALS DEPOSIT TO      LOAN
     SEQUENCE        INSURANCE ESCROW       TI/LC ESCROW           TI/LC ESCROW         GROUP
-----------------------------------------------------------------------------------------------
        51                   Yes                                       100,000             1
        52                    No                                                           1
        53                   Yes                   250,000                                 1
        54                    No                                                           1
        55                   Yes                   500,000                                 1
        56                    No                                                           1
        57                   Yes                                        72,521             1
        58                   Yes                                                           1
        59                   Yes                                                           1
        60                 Tax Only                                                        1
        61                   Yes                                        24,015             1
        62                   Yes                                        43,000             1
        63                   Yes                   33,000               33,000             1
        64                    No                   57,155                                  1
        65                    No                                                           1
        66                    No                                                           1
        67                   Yes                   50,000               47,633             1
        68                    No                                                           1
        69                    No                                                           2
        70                   Yes                                                           2
        71                    No                                                           2
        72                    No                                                           2
        73                   Yes                                                           2
        74                    No                                                           2
        75                   Yes                                                           1
        76                    No                                                           2
        77                   Yes                                                           1
        78                    No                                                           2
        79                    No                                                           2
        80                    No                                                           2
        81                   Yes                                                           2
        82                    No                                                           1
        83                   Yes                                                           2
        84                 Tax Only                                                        1
        85                   Yes                                                           1
        86                   Yes                                                           1
        87                   Yes                                                           1
        88                   Yes                                                           1
        89                   Yes                                                           1
        90                   Yes                                                           1
        91                   Yes                                                           1
        92                 Tax Only                                                        1
        93                   Yes                                                           1
        94                   Yes                                                           1
-----------------------------------------------------------------------------------------------
                                                $11,487,120          $1,983,461

* Certain monthly reserves may be subject to caps.


                                                                                                                             ANNEX C
                                                                                         -------------------------------------------
[WELLS FARGO LOGO]                  BANC OF AMERICA COMMERCIAL MORTGAGE INC.             For Additional Information please contact
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2004-3                                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  07/12/2004
                                                                                           RECORD DATE:   06/30/2004

------------------------------------------------------------------------------------------------------------------------------------
                                                 DISTRIBUTION DATE STATEMENT

                                                      TABLE OF CONTENTS

                      ---------------------------------------------------------------------------------
                        STATEMENT SECTIONS                                                PAGE(S)
                        ------------------                                                -------
                        Certificate Distribution Detail                                      2
                        Certificate Factor Detail                                            3
                        Reconciliation Detail                                                4
                        Other Required Information                                           5
                        Cash Reconciliation Detail                                           6
                        Ratings Detail                                                       7
                        Current Mortgage Loan and Property Stratification Tables            8-10
                        Mortgage Loan Detail                                                 11
                        Principal Prepayment Detail                                          12
                        Historical Detail                                                    13
                        Delinquency Loan Detail                                              14
                        Specially Serviced Loan Detail                                     15-16
                        Modified Loan Detail                                                 17
                        Liquidated Loan Detail                                               18
                      ---------------------------------------------------------------------------------


                DEPOSITOR                                     MASTER SERVICER                            SPECIAL SERVICER
---------------------------------------------    -----------------------------------------    --------------------------------------
Banc of America Commercial Mortgage Inc.         Bank of America, N.A.                        Midland Loan Services, Inc.
214 North Tryon Street                           555 South Flower Street                      10851 Mastin Street, Bldg. 82
Charlotte, NC 28255                              6th Floor                                    Suite 700
                                                 Los Angeles, CA 90071                        Overland Park, KS 66210

Contact:       David Gertner                     Contact:       Anita Roglich                 Contact:       Brad Hauger
Phone Number:  (704) 388-3621                    Phone Number:  (213) 345-7357                Phone Number:  (913) 253-9000
---------------------------------------------    -----------------------------------------    --------------------------------------

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.
------------------------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                                                                       Page 1 of 18

                                      C-1

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]             BANC OF AMERICA COMMERCIAL MORTGAGE INC.                  For Additional Information please contact
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                           CTSLink Customer Service
CORPORATE TRUST SERVICES                     SERIES 2004-3                                               (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                     Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  07/12/2004
                                                                                           RECORD DATE:   06/30/2004
------------------------------------------------------------------------------------------------------------------------------------
                                                   CERTIFICATE DISTRIBUTION DETAIL


                         Pass-Through        Original        Beginning        Principal          Interest
Class         CUSIP          Rate            Balance          Balance        Distribution      Distribution
---------     -----          ----            -------          -------        ------------      ------------

  A-1                     0.000000%           0.00            0.00              0.00              0.00
  A-1A                    0.000000%           0.00            0.00              0.00              0.00
  A-2                     0.000000%           0.00            0.00              0.00              0.00
  A-3                     0.000000%           0.00            0.00              0.00              0.00
  A-4                     0.000000%           0.00            0.00              0.00              0.00
  A-5                     0.000000%           0.00            0.00              0.00              0.00
   B                      0.000000%           0.00            0.00              0.00              0.00
   C                      0.000000%           0.00            0.00              0.00              0.00
   D                      0.000000%           0.00            0.00              0.00              0.00
   E                      0.000000%           0.00            0.00              0.00              0.00
   F                      0.000000%           0.00            0.00              0.00              0.00
   G                      0.000000%           0.00            0.00              0.00              0.00
   H                      0.000000%           0.00            0.00              0.00              0.00
   J                      0.000000%           0.00            0.00              0.00              0.00
   K                      0.000000%           0.00            0.00              0.00              0.00
   L                      0.000000%           0.00            0.00              0.00              0.00
   M                      0.000000%           0.00            0.00              0.00              0.00
   N                      0.000000%           0.00            0.00              0.00              0.00
   O                      0.000000%           0.00            0.00              0.00              0.00
   P                      0.000000%           0.00            0.00              0.00              0.00
  R-I                     0.000000%           0.00            0.00              0.00              0.00
  R-II                    0.000000%           0.00            0.00              0.00              0.00
 -----                    ---------           ----            ----              ----              ----
 Totals                                       0.00            0.00              0.00              0.00
 -----                    ---------           ----            ----              ----              ----
------------------------------------------------------------------------------------------------------------------------------------

                                       Realized Loss/                                             Current
                   Prepayment         Additional Trust         Total           Ending          Subordination
 Class              Premium            Fund Expenses        Distribution       Balance           Level (1)
--------            -------            -------------        ------------       -------           ---------

  A-1                0.00                 0.00                 0.00             0.00               0.00
  A-1A               0.00                 0.00                 0.00             0.00               0.00
  A-2                0.00                 0.00                 0.00             0.00               0.00
  A-3                0.00                 0.00                 0.00             0.00               0.00
  A-4                0.00                 0.00                 0.00             0.00               0.00
  A-5                0.00                 0.00                 0.00             0.00               0.00
   B                 0.00                 0.00                 0.00             0.00               0.00
   C                 0.00                 0.00                 0.00             0.00               0.00
   D                 0.00                 0.00                 0.00             0.00               0.00
   E                 0.00                 0.00                 0.00             0.00               0.00
   F                 0.00                 0.00                 0.00             0.00               0.00
   G                 0.00                 0.00                 0.00             0.00               0.00
   H                 0.00                 0.00                 0.00             0.00               0.00
   J                 0.00                 0.00                 0.00             0.00               0.00
   K                 0.00                 0.00                 0.00             0.00               0.00
   L                 0.00                 0.00                 0.00             0.00               0.00
   M                 0.00                 0.00                 0.00             0.00               0.00
   N                 0.00                 0.00                 0.00             0.00               0.00
   O                 0.00                 0.00                 0.00             0.00               0.00
   P                 0.00                 0.00                 0.00             0.00               0.00
  R-I                0.00                 0.00                 0.00             0.00               0.00
  R-II               0.00                 0.00                 0.00             0.00               0.00
 -----               ----                 ----                 ----             ----               ----
 Totals              0.00                 0.00                 0.00             0.00               0.00
 -----               ----                 ----                 ----             ----               ----
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                        Original      Beginning                                                         Ending
Class     CUSIP      Pass-Through       Notional       Notional       Interest        Prepayment       Total           Notional
                        Rate             Amount         Amount      Distribution       Premium      Distribution        Amount
-----     -----         ----             ------         ------      ------------       -------      ------------        ------

 X                    0.000000            0.00           0.00           0.00            0.00            0.00             0.00
------------------------------------------------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 2 of 18

                                      C-2

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]              BANC OF AMERICA COMMERCIAL MORTGAGE INC.                 For Additional Information please contact
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2004-3                                                (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  07/12/2004
                                                                                           RECORD DATE:   06/30/2004
------------------------------------------------------------------------------------------------------------------------------------
                                                     CERTIFICATE FACTOR DETAIL

                                                                                             Realized Loss/
 Class\                      Beginning       Principal       Interest       Prepayment      Additional Trust       Ending
Component       CUSIP         Balance      Distribution    Distribution       Premium         Fund Expenses        Balance
---------       -----         -------      ------------    ------------       -------         -------------        -------

   A-1                      0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
   A-1A                     0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
   A-2                      0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
   A-3                      0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
   A-4                      0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
   A-5                      0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
    B                       0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
    C                       0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
    D                       0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
    E                       0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
    F                       0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
    G                       0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
    H                       0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
    J                       0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
    K                       0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
    L                       0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
    M                       0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
    N                       0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
    O                       0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
    P                       0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
   R-I                      0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
   R-II                     0.00000000      0.00000000       0.00000000     0.00000000        0.00000000          0.00000000
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
                         Beginning                                                   Ending
                          Notional          Interest             Prepayment         Notional
Class       CUSIP          Amount         Distribution            Premium            Amount
-----       -----          ------         ------------            -------            ------

 X                       0.00000000        0.00000000            0.00000000        0.00000000
 ------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 3 of 18

                                      C-3

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]              BANC OF AMERICA COMMERCIAL MORTGAGE INC.                For Additional Information please contact
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        CTSLink Customer Service
CORPORATE TRUST SERVICES                   SERIES 2004-3                                               (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  07/12/2004
                                                                                           RECORD DATE:   06/30/2004
------------------------------------------------------------------------------------------------------------------------------------

                                                       RECONCILIATION DETAIL

                ADVANCE SUMMARY                                              MASTER SERVICING FEE SUMMARY

  P & I Advances Outstanding                    0.00       Current Period Accrued Master Servicing Fees                    0.00
  Servicing Advances Outstanding                0.00       Less Master Servicing Fees on Delinquent Payments               0.00
                                                           Less Reductions to Master Servicing Fees                        0.00
  Reimbursements for Interest on P&I            0.00       Plus Master Servicing Fees on Delinquent Payments Received      0.00
  Advances paid from general collections                   Plus Adjustments for Prior Master Servicing Calculation         0.00
                                                           Total Master Servicing Fees Collected                           0.00
  Reimbursements for Interest on Servicing      0.00
  Advances paid from general collections

CERTIFICATE INTEREST RECONCILIATION
-------------------------------------------------------------------------------------------------------------  ---------------------
          Accrued        Net Aggregate     Distributable      Distributable        Additional                     Remaining Unpaid
        Certificate       Prepayment        Certificate    Certificate Interest    Trust Fund     Interest          Distributable
Class    Interest     Interest Shortfall     Interest          Adjustment           Expenses    Distribution    Certificate Interest
-------------------------------------------------------------------------------------------------------------  ---------------------
 A-1       0.00             0.00               0.00               0.00                0.00          0.00                0.00
 A-1A      0.00             0.00               0.00               0.00                0.00          0.00                0.00
 A-2       0.00             0.00               0.00               0.00                0.00          0.00                0.00
 A-3       0.00             0.00               0.00               0.00                0.00          0.00                0.00
 A-4       0.00             0.00               0.00               0.00                0.00          0.00                0.00
 A-5       0.00             0.00               0.00               0.00                0.00          0.00                0.00
  X        0.00             0.00               0.00               0.00                0.00          0.00                0.00
  B        0.00             0.00               0.00               0.00                0.00          0.00                0.00
  C        0.00             0.00               0.00               0.00                0.00          0.00                0.00
  D        0.00             0.00               0.00               0.00                0.00          0.00                0.00
  E        0.00             0.00               0.00               0.00                0.00          0.00                0.00
  F        0.00             0.00               0.00               0.00                0.00          0.00                0.00
  G        0.00             0.00               0.00               0.00                0.00          0.00                0.00
  H        0.00             0.00               0.00               0.00                0.00          0.00                0.00
  J        0.00             0.00               0.00               0.00                0.00          0.00                0.00
  K        0.00             0.00               0.00               0.00                0.00          0.00                0.00
  L        0.00             0.00               0.00               0.00                0.00          0.00                0.00
  M        0.00             0.00               0.00               0.00                0.00          0.00                0.00
  N        0.00             0.00               0.00               0.00                0.00          0.00                0.00
  O        0.00             0.00               0.00               0.00                0.00          0.00                0.00
  P        0.00             0.00               0.00               0.00                0.00          0.00                0.00
 R-I       0.00             0.00               0.00               0.00                0.00          0.00                0.00
 R-II      0.00             0.00               0.00               0.00                0.00          0.00                0.00
-------------------------------------------------------------------------------------------------------------  ---------------------
Totals     0.00             0.00               0.00               0.00                0.00          0.00                0.00
-------------------------------------------------------------------------------------------------------------  ---------------------

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 4 of 18

                                      C-4

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]             BANC OF AMERICA COMMERCIAL MORTGAGE INC.                   For Additional Information please contact
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2004-3                                                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  07/12/2004
                                                                                           RECORD DATE:   06/30/2004
------------------------------------------------------------------------------------------------------------------------------------

                                                     OTHER REQUIRED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------


Available Distribution Amount(1)                                0.00       Additional Trust Fund Expenses              0.00

                                                                                 (i)  Fees Paid to Special Servicer    0.00
Principal Distribution Amount                                   0.00             (ii) Interest on Advances             0.00
     (a) Principal portion of Monthly Payments          0.00                     (iii)Other Expenses of Trust          0.00
         and any Assumed Monthly Payments

     (b) Principal Prepayments                          0.00

     (c) Collection of Principal on a Ballon            0.00               Appraisal Reduction Amount
         Loan after its stated Maturity Date                               -------------------------------------------------------
                                                                                         Appraisal    Cumulative    Most Recent
     (d) Liquidation Proceeds and Insurance             0.00                    Loan     Reduction       ASER        App. Red.
         Proceeds received on a Mortgage Loan                                  Number    Effected       Amount         Date
                                                                           -------------------------------------------------------
     (e) Liquidiation Proceeds, Insurance Proceeds,     0.00

     Plus the excess of the prior Principal             0.00
     Distribution Amount over the principal paid to
     the Sequential Pay Certificates


Aggregate Number of Outstanding Loans                           0.00

Aggregate Stated Principal Balance of the Mortgage Pool         0.00
before distribution

Aggregate Stated Principal Balance of the Mortgage Pool         0.00
after distribution

                                                                           -------------------------------------------------------
Total Master Servicing and Special Servicing Fee paid           0.00           Total
     Master Servicing Fee paid                          0.00               -------------------------------------------------------
     Special Servicing Fee paid                         0.00


Trustee Fee paid                                                0.00

Interest Reserve Deposit                                        0.00
Interest Reserve Withdrawal                                     0.00


(1) The Available Distribution Amount includes any Prepayment Premiums.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 5 of 18

                                      C-5

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]              BANC OF AMERICA COMMERCIAL MORTGAGE INC.                 For Additional Information please contact
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         CTSLink Customer Service
CORPORATE TRUST SERVICES                   SERIES 2004-3                                              (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  07/12/2004
                                                                                           RECORD DATE:   06/30/2004
------------------------------------------------------------------------------------------------------------------------------------
                                                     CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED                                              TOTAL FUNDS DISTRIBUTED
  INTEREST:                                                          FEES:
    Interest paid or advanced                      0.00                Master Servicing Fee                            0.00
    Interest reductions due to Non-Recoverability                      Trustee Fee                                     0.00
      Determinations                               0.00                Certificate Administration Fee                  0.00
    Interest Adjustments                           0.00                Insurer Fee                                     0.00
    Deferred Interest                              0.00                Miscellaneous Fee                               0.00
    Net Prepayment Interest Shortfall              0.00                                                                    ------
    Net Prepayment Interest Excess                 0.00                  TOTAL FEES
    Extension Interest                             0.00              ADDITIONAL TRUST FUND EXPENSES:
    Interest Reserve Withdrawal                    0.00                Reimbursement for Interest on Advances          0.00
                                                       ------          ASER Amount                                     0.00
      TOTAL INTEREST COLLECTED                           0.00          Special Servicing Fee                           0.00
  PRINCIPAL:                                                           Reduction of funds due to Non-Recoverability    0.00
    Scheduled Principal                            0.00                Rating Agency Expenses                          0.00
    Unscheduled Principal                          0.00                Attorney's Fees & Expenses                      0.00
      Principal Prepayments                        0.00                Bankruptcy Expense                              0.00
      Collection of Principal after Maturity Date  0.00                Taxes Imposed on Trust Fund                     0.00
      Recoveries from Liquidation and Insurance                        Non-Recoverable Advances                        0.00
        Proceeds                                   0.00                Other Expenses                                  0.00
      Excess of Prior Principal Amounts paid       0.00                                                                    ------
      Curtailments                                 0.00                  TOTAL ADDITIONAL TRUST FUND EXPENSES
    Negative Amortization                          0.00              INTEREST RESERVE DEPOSIT
    Principal Adjustments                          0.00
                                                       ------        PAYMENTS TO CERTIFICATE HOLDERS & OTHERS:
      TOTAL PRINCIPAL COLLECTED                          0.00          Interest Distribution                           0.00
  OTHER:                                                               Principal Distribution                          0.00
    Prepayment Penalties/Yield Maintenance         0.00                Prepayment Penalties/Yield Maintenance          0.00
    Repayment Fees                                 0.00                Borrower Option Extension Fees                  0.00
    Borrower Option Extension Fees                 0.00                Equity Payments Paid                            0.00
    Equity Payments Received                       0.00                Net Swap Counterparty Payments Paid             0.00
    Net Swap Counterparty Payments Received        0.00                                                                    ------
                                                       ------            TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS
      TOTAL OTHER COLLECTED:                             0.00                                                              ------
                                                       ------
TOTAL FUNDS COLLECTED                                    0.00      TOTAL FUNDS DISTRIBUTED                                 ======
                                                       ======

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 6 of 18

                                      C-6

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]             BANC OF AMERICA COMMERCIAL MORTGAGE INC.                   For Additional Information please contact
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2004-3                                                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  07/12/2004
                                                                                           RECORD DATE:   06/30/2004
------------------------------------------------------------------------------------------------------------------------------------

                                                       RATINGS DETAIL
       ----------------------------------------------------------------------------------------------------------
                                               Original Ratings                        Current Ratings (1)
       Class            CUSIP         ---------------------------------        ----------------------------------
                                       Fitch       Moody's       S & P          Fitch       Moody's       S & P
       ----------------------------------------------------------------------------------------------------------
        A-1
        A-1A
        A-2
        A-3
        A-4
        A-5
         X
         B
         C
         D
         E
         F
         G
         H
         J
         K
         L
         M
         N
         O
         P
       ----------------------------------------------------------------------------------------------------------

       NR  -  Designates that the class was not rated by the above agency at the time of original issuance.
       X   -  Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
       N/A -  Data not available this period.

     1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.


   Fitch, Inc.                              Moody's Investors Service                   Standard & Poor's Rating Services
   One State Street Plaza                   99 Church Street                            55 Water Street
   New York, New York 10004                 New York, New York 10007                    New York, New York 10041
   (212) 908-0500                           (212) 553-0300                              (212) 438-2430

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 7 of 18

                                      C-7

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]             BANC OF AMERICA COMMERCIAL MORTGAGE INC.                  For Additional Information please contact
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        CTSLink Customer Service
CORPORATE TRUST SERVICES                 SERIES 2004-3                                                (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  07/12/2004
                                                                                           RECORD DATE:   06/30/2004
------------------------------------------------------------------------------------------------------------------------------------
                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                         SCHEDULED BALANCE                                                        STATE (3)
---------- -------------------------------------------------------   --------- -----------------------------------------------------
                                  % of                                                               % of
Scheduled    # of    Scheduled    Agg.   WAM           Weighted                 # of    Scheduled    Agg.   WAM          Weighted
 Balance    loans     Balance     Bal.   (2)   WAC    Avg DSCR (1)     State   Props.    Balance     Bal.   (2)   WAC   Avg DSCR (1)
---------- -------------------------------------------------------   --------- -----------------------------------------------------





























---------- -------------------------------------------------------   --------- -----------------------------------------------------
  Totals                                                               Totals
---------- -------------------------------------------------------   --------- -----------------------------------------------------

    See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 8 of 18

                                      C-8

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]             BANC OF AMERICA COMMERCIAL MORTGAGE INC.                  For Additional Information please contact
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2004-3                                               (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  07/12/2004
                                                                                           RECORD DATE:   06/30/2004
------------------------------------------------------------------------------------------------------------------------------------
                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                     DEBT SERVICE COVERAGE RATIO                                            PROPERTY TYPE (3)
--------------  --------------------------------------------------   -------------  ------------------------------------------------
                                     % of                                                               % of
Debt Service      # of   Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
Coverage Ratio   loans    Balance    Bal.  (2)  WAC   Avg DSCR (1)   Property Type  Props.   Balance    Bal.  (2)  WAC  Avg DSCR (1)
--------------  --------------------------------------------------   -------------  ------------------------------------------------












--------------  --------------------------------------------------   -------------  ------------------------------------------------
    Totals                                                              Totals
--------------  --------------------------------------------------   -------------  ------------------------------------------------



                              NOTE RATE                                                         SEASONING
--------------  --------------------------------------------------   -------------  ------------------------------------------------
                                     % of                                                               % of
    Note         # of    Scheduled   Agg.  WAM          Weighted                     # of   Scheduled   Agg.  WAM         Weighted
    Rate         loans    Balance    Bal.  (2)  WAC   Avg DSCR (1)     Seasoning    loans    Balance    Bal.  (2)  WAC  Avg DSCR (1)
--------------  --------------------------------------------------   -------------  ------------------------------------------------












--------------  --------------------------------------------------   -------------  ------------------------------------------------
    Totals                                                              Totals
--------------  --------------------------------------------------   -------------  ------------------------------------------------

    See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 9 of 18

                                      C-9

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]         BANC OF AMERICA COMMERCIAL MORTGAGE SECURITIES INC.           For Additional Information please contact
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         CTSLink Customer Service
CORPORATE TRUST SERVICES                 SERIES 2004-3                                                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  07/12/2004
                                                                                           RECORD DATE:   06/30/2004
------------------------------------------------------------------------------------------------------------------------------------
                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


        ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                   REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------  --------------------------------------------------   -------------  ------------------------------------------------
  Anticipated                      % of                                Remaining                       % of
   Remaining    # of   Scheduled   Agg.   WAM         Weighted           Stated     # of   Scheduled   Agg.   WAM        Weighted
    Term (2)    loans   Balance    Bal.   (2)   WAC   Avg DSCR (1)        Term      loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)
--------------  --------------------------------------------------   -------------  ------------------------------------------------












--------------  --------------------------------------------------   -------------  ------------------------------------------------
    Totals                                                              Totals
--------------  --------------------------------------------------   -------------  ------------------------------------------------


       REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                          AGE OF MOST RECENT FINANCIAL INFORMATION
--------------  --------------------------------------------------   -------------  ------------------------------------------------
                                                                     Age of Most
   Remaining                         % of                                Recent                        % of
  Amortization   # of    Scheduled    Agg.  WAM       Weighted         Financial    # of   Scheduled   Agg.   WAM         Weighted
      Term       loans    Balance     Bal.  (2)  WAC  Avg DSCR (1)    Information   loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)
--------------  --------------------------------------------------   -------------  ------------------------------------------------












--------------  --------------------------------------------------   -------------  ------------------------------------------------
    Totals                                                              Totals
--------------  --------------------------------------------------   -------------  ------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new financial information becomes available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 10 of 18

                                      C-10

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]             BANC OF AMERICA COMMERCIAL MORTGAGE INC.                  For Additional Information please contact
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         CTSLink Customer Service
CORPORATE TRUST SERVICES                   SERIES 2004-3                                                (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  07/12/2004
                                                                                           RECORD DATE:   06/30/2004
------------------------------------------------------------------------------------------------------------------------------------
                                                        MORTGAGE LOAN DETAIL

                                                                                                Anticipated                   Neg.
Loan               Property                           Interest      Principal         Gross      Repayment     Maturity      Amort
Number    ODCR     Type (1)       City      State      Payment       Payment         Coupon        Date          Date        (Y/N)
------------------------------------------------------------------------------------------------------------------------------------

























------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------


              Beginning           Ending           Paid          Appraisal        Appraisal          Res.         Mod.
Loan          Scheduled         Scheduled          Thru          Reduction        Reduction         Strat.        Code
Number         Balance           Balance           Date             Date            Amount           (2)           (3)
------------------------------------------------------------------------------------------------------------------------------------

























------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

    (1) Property Type Code                            (2) Resolution Strategy Code                        (3) Modification Code
    ----------------------                            ----------------------------                        ---------------------

MF - Multi-Family     OF - Office        1 - Modification  6 - DPO             10 - Deed In Lieu Of      1 - Maturity Date Extension
RT - Retail           MU - Mixed Use     2 - Foreclosure   7 - REO                  Foreclosure          2 - Authorization Change
HC - Health Care      LO - Lodging       3 - Bankruptcy    8 - Resolved        11 - Full Payoff          3 - Principal Write-Off
IN - Industrial       SS - Self Storage  4 - Extension     9 - Pending Return  12 - Reps and Warranties  4 - Combination
WH - Warehouse        OT - Other         5 - Note Sale         to Master       13 - Other or TBD
                                                               Servicer
MH - Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 11 of 18

                                      C-11

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]             BANC OF AMERICA COMMERCIAL MORTGAGE INC.                   For Additional Information please contact
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2004-3                                                (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  07/12/2004
                                                                                           RECORD DATE:   06/30/2004
------------------------------------------------------------------------------------------------------------------------------------
                                                     PRINCIPAL PREPAYMENT DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                          Principal Prepayment Amount                        Prepayment Penalties
               Offering Document    ---------------------------------------    --------------------------------------------------
Loan Number     Cross-Reference      Payoff Amount      Curtailment Amount      Prepayment Premium      Yield Maintenance Charge
------------------------------------------------------------------------------------------------------------------------------------






















------------------------------------------------------------------------------------------------------------------------------------
  Totals
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 12 of 18

                                      C-12

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]              BANC OF AMERICA COMMERCIAL MORTGAGE INC.                 For Additional Information please contact
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         CTSLink Customer Service
CORPORATE TRUST SERVICES                    SERIES 2004-3                                               (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  07/12/2004
                                                                                           RECORD DATE:   06/30/2004
------------------------------------------------------------------------------------------------------------------------------------
                                                         HISTORICAL DETAIL

-------------------------------------------------------------------------------------------------------------
                                             Delinquencies
-------------------------------------------------------------------------------------------------------------
Distribution    30-59 Days    60-89 Days    90 Days or More    Foreclosure         REO          Modifications
   Date         #  Balance    #  Balance    #       Balance    #   Balance     #   Balance       #   Balance
-------------------------------------------------------------------------------------------------------------




















-------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             Prepayments                              Rate and Maturities
--------------------------------------------------------------------------------
 Curtailments            Payoff            Next Weighted Avg.
 #   Balance          #   Balance          Coupon      Remit              WAM






















--------------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 13 of 18

                                      C-13

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]             BANC OF AMERICA COMMERCIAL MORTGAGE INC.                  For Additional Information please contact
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        CTSLink Customer Service
CORPORATE TRUST SERVICES                 SERIES 2004-3                                                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  07/12/2004
                                                                                           RECORD DATE:   06/30/2004
------------------------------------------------------------------------------------------------------------------------------------
                                                      DELINQUENCY LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------

                     Offering            # of                                  Current           Outstanding         Status of
                     Document            Months          Paid Through           P & I              P & I             Mortgage
Loan Number      Cross-Reference         Delinq.            Date               Advances           Advances           Loan (1)
------------------------------------------------------------------------------------------------------------------------------------




























------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                 Resolution                                             Currnet         Outstanding
                 Strategy          Servicing         Foreclosure       Servicing         Servicing          Bankruptcy       REO
Loan Number      Code (2)        Transfer Date           Date          Advances          Advances              Date          Date
------------------------------------------------------------------------------------------------------------------------------------




























------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------


                        (1) Status of Mortgage Loan                                     (2) Resolution Strategy Code
                        ---------------------------                                     ----------------------------

A - Payments Not Received      2 - Two Months Delinquent            1 - Modification 6 - DPO                10 - Deed In Lieu Of
    But Still in Grace Period  3 - Three or More Months Delinquent  2 - Foreclosure  7 - REO                     Master Servicer
B - Late Payment But Less      4 - Assumed Scheduled Payment        3 - Bankruptcy   8 - Resolved           11 - Full Payoff
    Than 1 Month Delinquent        (Performing Matured Loan)        4 - Extension    9 - Pending Return     12 - Reps and Warranties
0 - Current                    7 - Foreclosure                      5 - Note Sale        to Master Servicer 13 - Other or TBD
1 - One Month Delinquent       9 - REO

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 14 of 18

                                      C-14

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]                  BANC OF AMERICA COMMERCIAL MORTGAGE INC.             For Additional Information please contact
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    CTSLink Customer Service
CORPORATE TRUST SERVICES                          SERIES 2004-3                                        (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  07/12/2004
                                                                                           RECORD DATE:   06/30/2004
------------------------------------------------------------------------------------------------------------------------------------

                                              SPECIALLY SERVICED LOAN DETAIL - PART 1

------------------------------------------------------------------------------------------------------------------------------------
                                  Offering            Servicing        Resolution
Distribution      Loan            Document             Transfer         Strategy        Scheduled        Property
    Date         Number       Cross-Reference            Date            Code (1)        Balance         Type (2)        State
------------------------------------------------------------------------------------------------------------------------------------































------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                      Net                                                                              Remaining
Interest           Actual          Operating          NOI                         Note           Maturity            Amortization
  Rate            Balance            Income           Date          DSCR          Date            Date                  Term
------------------------------------------------------------------------------------------------------------------------------------































------------------------------------------------------------------------------------------------------------------------------------

                                (1) Resolution Strategy Code                                    (2) Property Type Code
                                ----------------------------                                    ----------------------

1 - Modification        6 - DPO                      10 - Deed In Lieu Of            MF - Multi-Family           OF - Office
2 - Foreclosure         7 - REO                           Foreclosure                RT - Retail                 MU - Mixed use
3 - Bankruptcy          8 - Resolved                 11 - Full Payoff                HC - Health Care            LO - Lodging
4 - Extension           9 - Pending Return           12 - Reps and Warranties        IN - Industrial             SS - Self Storage
5 - Note Sale               to Master Servicer       13 - Other or TBD               WH - Warehouse              OT - Other
                                                                                     MH - Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 15 of 18

                                      C-15

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]             BANC OF AMERICA COMMERCIAL MORTGAGE INC.                  For Additional Information please contact
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         CTSLink Customer Service
CORPORATE TRUST SERVICES                 SERIES 2004-3                                                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  07/12/2004
                                                                                           RECORD DATE:   06/30/2004
------------------------------------------------------------------------------------------------------------------------------------
                                              SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------

                         Offering      Resolution     Site
Distribution   Loan      Document       Strategy   Inspection                Appraisal  Appraisal     Other REO
   Date       Number  Cross-Reference   Code (1)      Date     Phase 1 Date     Date      Value    Property Revenue      Comment
------------------------------------------------------------------------------------------------------------------------------------





























------------------------------------------------------------------------------------------------------------------------------------

                                                  1) Resolution Strategy Code
                                                  ---------------------------

                1 - Modification                6 - DPO                             10 - Deed In Lieu Of
                2 - Foreclosure                 7 - REO                                  Foreclosure
                3 - Bankruptcy                  8 - Resolved                        11 - Full Payoff
                4 - Extension                   9 - Pending Return                  12 - Reps and Warranties
                5 - Note Sale                       to Master Servicer              13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 16 of 18

                                      C-16

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]             BANC OF AMERICA COMMERCIAL MORTGAGE INC.                  For Additional Information please contact
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2004-3                                                 (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  07/12/2004
                                                                                           RECORD DATE:   06/30/2004
------------------------------------------------------------------------------------------------------------------------------------
                                                        MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------


                        Offering
        Loan            Document          Pre-Modification
        Number      Cross-Reference            Balance          Modification Date               Modification Description
------------------------------------------------------------------------------------------------------------------------------------























------------------------------------------------------------------------------------------------------------------------------------
       Totals
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 17 of 18

                                      C-17

                                                                                         -------------------------------------------
[WELLS FARGO LOGO]             BANC OF AMERICA COMMERCIAL MORTGAGE INC.                  For Additional Information please contact
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          CTSLink Customer Service
CORPORATE TRUST SERVICES                 SERIES 2004-3                                                   (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                    Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                         -------------------------------------------

                                                                                           PAYMENT DATE:  07/12/2004
                                                                                           RECORD DATE:   06/30/2004
------------------------------------------------------------------------------------------------------------------------------------
                                                       LIQUIDATED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------

                   Final Recovery            Offering
   Loan             Determination            Document              Appraisal        Appraisal          Actual            Gross
  Number                Date              Cross-Reference             Date            Value            Balance         Proceeds
------------------------------------------------------------------------------------------------------------------------------------
























------------------------------------------------------------------------------------------------------------------------------------
 Current Total
------------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                  Gross Proceeds             Aggregate             Net           Net Proceeds                            Repurchased
   Loan             as a % of               Liquidation        Liquidation        as a % of           Realized            by Seller
  Number          Actual Balance             Expenses *          Proceeds       Actual Balance          Loss                (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
























------------------------------------------------------------------------------------------------------------------------------------
 Current Total
------------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------------------------------------

       * Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 18 of 18

                                      C-18

                                                                       ANNEX D-1

                              AMORTIZATION SCHEDULE
                    OF THE U-HAUL PORTFOLIO SENIOR COMPONENT

PERIOD                DATE                 ENDING BALANCE             PRINCIPAL
  0                 5/1/2004               110,000,000.00                      -
  1                 6/1/2004               109,786,451.32             213,548.68
  2                 7/1/2004               109,538,972.57             247,478.75
  3                 8/1/2004               109,409,288.77             129,683.80
  4                 9/1/2004               109,278,884.79             130,403.98
  5                 10/1/2004              109,128,180.54             150,704.25
  6                 11/1/2004              108,996,215.48             131,965.06
  7                 12/1/2004              108,843,992.12             152,223.36
  8                 1/1/2005               108,710,448.88             133,543.24
  9                 2/1/2005               108,576,164.03             134,284.85
  10                3/1/2005               108,382,782.82             193,381.21
  11                4/1/2005               108,246,678.34             136,104.48
  12                5/1/2005               108,090,426.84             156,251.50
  13                6/1/2005               107,952,698.82             137,728.02
  14                7/1/2005               107,794,867.43             157,831.39
  15                8/1/2005               107,655,498.08             139,369.35
  16                9/1/2005               107,515,354.77             140,143.31
  17                10/1/2005              107,355,173.02             160,181.75
  18                11/1/2005              107,213,361.91             141,811.11
  19                12/1/2005              107,051,557.20             161,804.71
  20                1/1/2006               106,908,060.02             143,497.18
  21                2/1/2006               106,763,765.96             144,294.06
  22                3/1/2006               106,561,293.96             202,472.00
  23                4/1/2006               106,415,074.20             146,219.76
  24                5/1/2006               106,248,979.36             166,094.84
  25                6/1/2006               106,101,025.22             147,954.14
  26                7/1/2006               105,933,242.63             167,782.59
  27                8/1/2006               105,783,535.11             149,707.52
  28                9/1/2006               105,632,996.22             150,538.89
  29                10/1/2006              105,462,698.36             170,297.86
  30                11/1/2006              105,310,377.76             152,320.60
  31                12/1/2006              105,138,346.09             172,031.67
  32                1/1/2007               104,984,224.27             154,121.82
  33                2/1/2007               104,829,246.56             154,977.71
  34                3/1/2007               104,617,071.23             212,175.33
  35                4/1/2007               104,460,054.61             157,016.62
  36                5/1/2007               104,283,453.17             176,601.44
  37                6/1/2007               104,124,583.86             158,869.31
  38                7/1/2007               103,946,179.54             178,404.32
  39                8/1/2007               103,785,437.25             160,742.29
  40                9/1/2007               103,623,802.31             161,634.94
  41                10/1/2007              103,442,706.71             181,095.60
  42                11/1/2007              103,279,168.48             163,538.23
  43                12/1/2007              103,096,220.76             182,947.72
  44                1/1/2008               102,930,758.39             165,462.37
  45                2/1/2008               102,764,377.16             166,381.23
  46                3/1/2008               102,560,253.77             204,123.39
  47                4/1/2008               102,391,815.01             168,438.76


                                     D-1-1

                              AMORTIZATION SCHEDULE
                    OF THE U-HAUL PORTFOLIO SENIOR COMPONENT

PERIOD                DATE                 ENDING BALANCE             PRINCIPAL
  48                5/1/2008               102,204,098.50             187,716.51
  49                6/1/2008               102,033,681.90             170,416.60
  50                7/1/2008               101,844,040.73             189,641.17
  51                8/1/2008               101,671,624.62             172,416.11
  52                9/1/2008               101,498,251.03             173,373.59
  53                10/1/2008              101,305,732.36             192,518.67
  54                11/1/2008              101,130,326.86             175,405.50
  55                12/1/2008              100,935,830.91             194,495.95
  56                1/1/2009               100,758,371.24             177,459.67
  57                2/1/2009               100,579,926.08             178,445.16
  58                3/1/2009               100,346,436.62             233,489.46
  59                4/1/2009               100,165,703.86             180,732.76
  60                5/1/2009                99,966,023.86             199,680.00
  61                6/1/2009                99,783,178.55             182,845.31
  62                7/1/2009                99,581,442.79             201,735.76
  63                8/1/2009                99,396,461.78             184,981.01
  64                9/1/2009                99,210,453.52             186,008.26
  65                10/1/2009               99,005,639.85             204,813.67
  66                11/1/2009               98,817,461.24             188,178.61
  67                12/1/2009               98,610,535.56             206,925.68
  68                1/1/2010                98,420,162.81             190,372.75
  69                2/1/2010                98,228,732.86             191,429.95
  70                3/1/2010                97,983,450.08             245,282.78
  71                4/1/2010                97,789,594.93             193,855.15
  72                5/1/2010                97,577,145.33             212,449.60
  73                6/1/2010                97,381,033.84             196,111.49
  74                7/1/2010                97,166,388.56             214,645.28
  75                8/1/2010                96,967,996.02             198,392.54
  76                9/1/2010                96,768,501.74             199,494.28
  77                10/1/2010               96,550,564.61             217,937.13
  78                11/1/2010               96,348,752.21             201,812.40
  79                12/1/2010               96,128,559.27             220,192.94
  80                1/1/2011                95,924,403.35             204,155.92
  81                2/1/2011                95,719,113.68             205,289.67
  82                3/1/2011                95,461,242.94             257,870.74
  83                4/1/2011                95,253,381.21             207,861.73
  84                5/1/2011                95,027,301.57             226,079.64
  85                6/1/2011                94,817,030.03             210,271.54
  86                7/1/2011                94,588,605.37             228,424.66
  87                8/1/2011                94,375,897.61             212,707.76
  88                9/1/2011                94,162,008.62             213,888.99
  89                10/1/2011               93,930,063.76             231,944.86
  90                11/1/2011               93,713,698.92             216,364.84
  91                12/1/2011               93,479,344.77             234,354.15
  92                1/1/2012                93,260,476.95             218,867.82
  93                2/1/2012                93,040,393.69             220,083.26
  94                3/1/2012                92,785,753.93             254,639.76


                                     D-1-2

                              AMORTIZATION SCHEDULE
                    OF THE U-HAUL PORTFOLIO SENIOR COMPONENT

PERIOD                DATE                 ENDING BALANCE             PRINCIPAL
  95                4/1/2012                92,563,034.39             222,719.54
  96                5/1/2012                92,322,496.38             240,538.01
  97                6/1/2012                92,097,204.22             225,292.16
  98                7/1/2012                91,854,162.76             243,041.46
  99                8/1/2012                91,626,269.80             227,892.96
 100                9/1/2012                91,397,111.29             229,158.51
 101                10/1/2012               91,150,307.41             246,803.88
 102                11/1/2012               90,918,505.73             231,801.68
 103                12/1/2012               90,669,129.75             249,375.98
 104                1/1/2013                90,434,655.94             234,473.81
 105                2/1/2013                90,198,880.03             235,775.91
 106                3/1/2013                89,913,320.40             285,559.63
 107                4/1/2013                89,674,649.36             238,671.04
 108                5/1/2013                89,418,588.68             256,060.68
 109                6/1/2013                89,177,170.24             241,418.44
 110                7/1/2013                88,918,436.03             258,734.21
 111                8/1/2013                88,674,240.09             244,195.94
 112                9/1/2013                88,428,688.05             245,552.04
 113                10/1/2013               88,165,931.37             262,756.68
 114                11/1/2013               87,917,556.54             248,374.83
 115                12/1/2013               87,652,052.95             265,503.59
 116                1/1/2014                87,400,824.39             251,228.56
 117                2/1/2014                87,148,200.69             252,623.70
 118                3/1/2014                86,847,339.20             300,861.49
 119                4/1/2014                86,591,641.83             255,697.37
 120                5/1/2014                            -          86,591,641.83







                                     D-1-3

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                                                                       ANNEX D-2

                              AMORTIZATION SCHEDULE
                     OF THE CALPINE CENTER SENIOR COMPONENT

PERIOD               DATE                 ENDING BALANCE            PRINCIPAL
  0                5/1/2004                78,000,000.00                     0
  1                6/1/2004                77,897,807.37            102,192.63
  2                7/1/2004                77,780,036.32            117,771.05
  3                8/1/2004                77,701,942.89             78,093.43
  4                9/1/2004                77,623,493.90             78,448.99
  5                10/1/2004               77,533,286.77             90,207.13
  6                11/1/2004               77,454,069.86             79,216.91
  7                12/1/2004               77,363,116.20             90,953.66
  8                1/1/2005                77,283,124.49             79,991.71
  9                2/1/2005                77,202,768.56             80,355.93
  10               3/1/2005                77,088,029.29            114,739.27
  11               4/1/2005                77,006,785.07             81,244.22
  12               5/1/2005                76,913,860.56             92,924.51
  13               6/1/2005                76,831,823.33             82,037.23
  14               7/1/2005                76,738,127.90             93,695.43
  15               8/1/2005                76,655,290.53             82,837.37
  16               9/1/2005                76,572,075.99             83,214.54
  17               10/1/2005               76,477,236.04             94,839.95
  18               11/1/2005               76,393,210.80             84,025.24
  19               12/1/2005               76,297,582.73             95,628.07
  20               1/1/2006                76,212,739.50             84,843.23
  21               2/1/2006                76,127,509.98             85,229.52
  22               3/1/2006                76,008,348.71            119,161.27
  23               4/1/2006                75,922,188.57             86,160.14
  24               5/1/2006                75,824,485.06             97,703.51
  25               6/1/2006                75,737,487.76             86,997.30
  26               7/1/2006                75,638,970.41             98,517.35
  27               8/1/2006                75,551,128.44             87,841.97
  28               9/1/2006                75,462,886.51             88,241.93
  29               10/1/2006               75,363,159.20             99,727.31
  30               11/1/2006               75,274,061.43             89,097.77
  31               12/1/2006               75,173,502.11            100,559.32
  32               1/1/2007                75,083,540.80             89,961.31
  33               2/1/2007                74,993,169.89             90,370.91
  34               3/1/2007                74,869,343.65            123,826.24
  35               4/1/2007                74,777,997.48             91,346.17
  36               5/1/2007                74,675,252.37            102,745.11
  37               6/1/2007                74,583,022.47             92,229.90
  38               7/1/2007                74,479,418.26            103,604.21
  39               8/1/2007                74,386,296.71             93,121.55
  40               9/1/2007                74,292,751.16             93,545.55
  41               10/1/2007               74,187,867.94            104,883.22
  42               11/1/2007               74,093,418.92             94,449.02
  43               12/1/2007               73,987,657.39            105,761.53
  44               1/1/2008                73,892,296.79             95,360.60
  45               2/1/2008                73,796,502.00             95,794.79
  46               3/1/2008                73,678,593.32            117,908.68
  47               4/1/2008                73,581,825.51             96,767.81



                                     D-2-1

                              AMORTIZATION SCHEDULE
                     OF THE CALPINE CENTER SENIOR COMPONENT

PERIOD               DATE                 ENDING BALANCE            PRINCIPAL
  48               5/1/2008                73,473,809.78            108,015.73
  49               6/1/2008                73,376,109.57             97,700.21
  50               7/1/2008                73,267,187.40            108,922.17
  51               8/1/2008                73,168,546.40             98,641.00
  52               9/1/2008                73,069,456.28             99,090.12
  53               10/1/2008               72,959,182.92            110,273.36
  54               11/1/2008               72,859,139.55            100,043.37
  55               12/1/2008               72,747,939.48            111,200.07
  56               1/1/2009                72,646,934.28            101,005.20
  57               2/1/2009                72,545,469.20            101,465.08
  58               3/1/2009                72,411,576.79            133,892.41
  59               4/1/2009                72,309,040.10            102,536.69
  60               5/1/2009                72,195,416.15            113,623.95
  61               6/1/2009                72,091,895.25            103,520.90
  62               7/1/2009                71,977,314.51            114,580.74
  63               8/1/2009                71,872,800.56            104,513.95
  64               9/1/2009                71,767,810.75            104,989.81
  65               10/1/2009               71,651,802.01            116,008.74
  66               11/1/2009               71,545,805.97            105,996.04
  67               12/1/2009               71,428,819.02            116,986.95
  68               1/1/2010                71,321,807.71            107,011.31
  69               2/1/2010                71,214,309.16            107,498.55
  70               3/1/2010                71,074,942.35            139,366.81
  71               4/1/2010                70,966,319.79            108,622.56
  72               5/1/2010                70,846,779.48            119,540.31
  73               6/1/2010                70,737,118.07            109,661.41
  74               7/1/2010                70,616,567.84            120,550.23
  75               8/1/2010                70,505,858.24            110,709.60
  76               9/1/2010                70,394,644.57            111,213.67
  77               10/1/2010               70,272,585.32            122,059.25
  78               11/1/2010               70,160,309.53            112,275.79
  79               12/1/2010               70,037,217.74            123,091.79
  80               1/1/2011                69,923,870.29            113,347.45
  81               2/1/2011                69,810,006.76            113,863.53
  82               3/1/2011                69,664,864.76            145,142.00
  83               4/1/2011                69,549,821.94            115,042.82
  84               5/1/2011                69,424,040.19            125,781.75
  85               6/1/2011                69,307,900.87            116,139.32
  86               7/1/2011                69,181,053.16            126,847.71
  87               8/1/2011                69,063,807.49            117,245.67
  88               9/1/2011                68,946,027.98            117,779.51
  89               10/1/2011               68,817,585.76            128,442.22
  90               11/1/2011               68,698,685.18            118,900.58
  91               12/1/2011               68,569,153.11            129,532.07
  92               1/1/2012                68,449,121.38            120,031.73
  93               2/1/2012                68,328,543.13            120,578.25
  94               3/1/2012                68,187,344.36            141,198.77


                                     D-2-2

                              AMORTIZATION SCHEDULE
                     OF THE CALPINE CENTER SENIOR COMPONENT

PERIOD               DATE                 ENDING BALANCE            PRINCIPAL
  95               4/1/2012                68,065,574.21            121,770.15
  96               5/1/2012                67,933,252.49            132,321.72
  97               6/1/2012                67,810,325.42            122,927.07
  98               7/1/2012                67,676,879.01            133,446.41
  99               8/1/2012                67,552,784.65            124,094.36
 100               9/1/2012                67,428,125.26            124,659.39
 101               10/1/2012               67,292,994.78            135,130.48
 102               11/1/2012               67,167,152.55            125,842.23
 103               12/1/2012               67,030,872.16            136,280.39
 104               1/1/2013                66,903,836.44            127,035.72
 105               2/1/2013                66,776,222.31            127,614.13
 106               3/1/2013                66,618,603.87            157,618.44
 107               4/1/2013                66,489,691.04            128,912.83
 108               5/1/2013                66,350,425.59            139,265.45
 109               6/1/2013                66,220,291.72            130,133.87
 110               7/1/2013                66,079,839.22            140,452.50
 111               8/1/2013                65,948,473.33            131,365.89
 112               9/1/2013                65,816,509.32            131,964.01
 113               10/1/2013               65,674,277.66            142,231.66
 114               11/1/2013               65,541,065.20            133,212.46
 115               12/1/2013               65,397,619.86            143,445.34
 116               1/1/2014                65,263,147.74            134,472.12
 117               2/1/2014                65,128,063.35            135,084.39
 118               3/1/2014                64,963,666.86            164,396.49
 119               4/1/2014                64,827,218.90            136,447.96
 120               5/1/2014                            -         64,827,218.90

















                                     D-2-3

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                                                                       ANNEX D-3

                              AMORTIZATION SCHEDULE
                     OF THE 17 STATE STREET SENIOR COMPONENT

PERIOD              DATE                  ENDING BALANCE            PRINCIPAL
  0               4/1/2004                75,850,000.00                      0
  1               5/1/2004                75,850,000.00                      -
  2               6/1/2004                75,850,000.00                      -
  3               7/1/2004                75,850,000.00                      -
  4               8/1/2004                75,850,000.00                      -
  5               9/1/2004                75,850,000.00                      -
  6               10/1/2004               75,850,000.00                      -
  7               11/1/2004               75,850,000.00                      -
  8               12/1/2004               75,850,000.00                      -
  9               1/1/2005                75,850,000.00                      -
  10              2/1/2005                75,850,000.00                      -
  11              3/1/2005                75,850,000.00                      -
  12              4/1/2005                75,850,000.00                      -
  13              5/1/2005                75,850,000.00                      -
  14              6/1/2005                75,850,000.00                      -
  15              7/1/2005                75,850,000.00                      -
  16              8/1/2005                75,850,000.00                      -
  17              9/1/2005                75,850,000.00                      -
  18              10/1/2005               75,850,000.00                      -
  19              11/1/2005               75,850,000.00                      -
  20              12/1/2005               75,850,000.00                      -
  21              1/1/2006                75,850,000.00                      -
  22              2/1/2006                75,850,000.00                      -
  23              3/1/2006                75,850,000.00                      -
  24              4/1/2006                75,850,000.00                      -
  25              5/1/2006                75,760,770.24              89,229.76
  26              6/1/2006                75,683,471.42              77,298.82
  27              7/1/2006                75,593,426.08              90,045.34
  28              8/1/2006                75,515,280.37              78,145.71
  29              9/1/2006                75,436,739.18              78,541.19
  30              10/1/2006               75,345,485.47              91,253.71
  31              11/1/2006               75,266,085.00              79,400.47
  32              12/1/2006               75,173,995.51              92,089.49
  33              1/1/2007                75,093,727.17              80,268.34
  34              2/1/2007                75,013,052.61              80,674.56
  35              3/1/2007                74,895,232.14             117,820.47
  36              4/1/2007                74,813,553.05              81,679.09
  37              5/1/2007                74,719,247.29              94,305.76
  38              6/1/2007                74,636,677.58              82,569.71
  39              7/1/2007                74,541,505.57              95,172.01
  40              8/1/2007                74,458,036.36              83,469.21
  41              9/1/2007                74,374,144.73              83,891.63
  42              10/1/2007               74,277,686.96              96,457.77
  43              11/1/2007               74,192,882.62              84,804.34
  44              12/1/2007               74,095,537.12              97,345.50
  45              1/1/2008                74,009,810.97              85,726.15
  46              2/1/2008                73,923,650.98              86,159.99
  47              3/1/2008                73,812,918.89             110,732.09



                                     D-3-1

                              AMORTIZATION SCHEDULE
                     OF THE 17 STATE STREET SENIOR COMPONENT

PERIOD              DATE                  ENDING BALANCE            PRINCIPAL
  48              4/1/2008                73,725,762.48              87,156.41
  49              5/1/2008                73,626,129.27              99,633.21
  50              6/1/2008                73,538,027.56              88,101.71
  51              7/1/2008                73,437,474.91             100,552.65
  52              8/1/2008                73,348,418.47              89,056.44
  53              9/1/2008                73,258,911.34              89,507.13
  54              10/1/2008               73,156,991.72             101,919.62
  55              11/1/2008               73,066,515.83              90,475.89
  56              12/1/2008               72,963,653.95             102,861.88
  57              1/1/2009                72,872,199.62              91,454.33
  58              2/1/2009                72,780,282.46              91,917.16
  59              3/1/2009                72,652,255.99             128,026.47
  60              4/1/2009                72,559,225.76              93,030.23
  61              5/1/2009                72,453,879.43             105,346.33
  62              6/1/2009                72,359,845.26              94,034.17
  63              7/1/2009                72,253,522.46             106,322.80
  64              8/1/2009                72,158,474.34              95,048.12
  65              9/1/2009                72,062,945.20              95,529.14
  66              10/1/2009               71,955,168.34             107,776.86
  67              11/1/2009               71,858,610.32              96,558.02
  68              12/1/2009               71,749,832.72             108,777.60
  69              1/1/2010                71,652,235.55              97,597.17
  70              2/1/2010                71,554,144.46              98,091.09
  71              3/1/2010                71,420,513.32             133,631.14
  72              4/1/2010                71,321,249.54              99,263.78
  73              5/1/2010                71,209,840.22             111,409.32
  74              6/1/2010                71,109,510.28             100,329.94
  75              7/1/2010                70,997,063.97             112,446.31
  76              8/1/2010                70,895,657.22             101,406.75
  77              9/1/2010                70,793,737.28             101,919.94
  78              10/1/2010               70,679,744.47             113,992.81
  79              11/1/2010               70,576,731.85             103,012.62
  80              12/1/2010               70,461,676.26             115,055.59
  81              1/1/2011                70,357,560.05             104,116.21
  82              2/1/2011                70,252,916.94             104,643.11
  83              3/1/2011                70,113,337.89             139,579.05
  84              4/1/2011                70,007,458.83             105,879.06
  85              5/1/2011                69,889,615.22             117,843.61
  86              6/1/2011                69,782,603.95             107,011.27
  87              7/1/2011                69,663,659.12             118,944.83
  88              8/1/2011                69,555,504.34             108,154.78
  89              9/1/2011                69,446,802.22             108,702.12
  90              10/1/2011               69,326,212.80             120,589.42
  91              11/1/2011               69,216,350.29             109,862.51
  92              12/1/2011               69,094,632.22             121,718.07
  93              1/1/2012                68,983,597.74             111,034.48
  94              2/1/2012                68,872,001.34             111,596.40
  95              3/1/2012                68,737,353.48             134,647.86
  96              4/1/2012                68,624,510.90             112,842.58
  97              5/1/2012                68,499,894.30             124,616.60
  98              6/1/2012                68,385,850.00             114,044.30
  99              7/1/2012                68,260,064.56             125,785.44



                                     D-3-2

                              AMORTIZATION SCHEDULE
                     OF THE 17 STATE STREET SENIOR COMPONENT

PERIOD              DATE                  ENDING BALANCE            PRINCIPAL
 100              8/1/2012                68,144,806.54             115,258.02
 101              9/1/2012                68,028,965.23             115,841.31
 102              10/1/2012               67,901,431.95             127,533.28
 103              11/1/2012               67,784,358.99             117,072.96
 104              12/1/2012               67,655,627.75             128,731.24
 105              1/1/2013                67,537,310.83             118,316.92
 106              2/1/2013                67,418,395.14             118,915.69
 107              3/1/2013                67,265,859.48             152,535.66
 108              4/1/2013                67,145,570.04             120,289.44
 109              5/1/2013                67,013,710.33             131,859.71
 110              6/1/2013                66,892,144.82             121,565.51
 111              7/1/2013                66,759,043.96             133,100.86
 112              8/1/2013                66,636,189.65             122,854.31
 113              9/1/2013                66,512,713.61             123,476.04
 114              10/1/2013               66,377,754.48             134,959.13
 115              11/1/2013               66,252,970.56             124,783.92
 116              12/1/2013               66,116,739.34             136,231.22
 117              1/1/2014                65,990,634.49             126,104.85
 118              2/1/2014                65,863,891.46             126,743.03
 119              3/1/2014                65,704,250.17             159,641.29
 120              4/1/2014                                       65,576,057.81















                                     D-3-3

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                                  Prospectus


                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                   DEPOSITOR




                       MORTGAGE PASS-THROUGH CERTIFICATES

--------------------------------------------------------------------------------

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 11 IN THIS PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured by any governmental agency.

The certificates will represent interests only in the related trust and will not represent interests in or obligations of Banc of America Commercial Mortgage Inc. or any of its affiliates, including Bank of America Corporation.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

--------------------------------------------------------------------------------

THE TRUST --

o may periodically issue mortgage pass-through certificates in one or more series with one or more classes; and

o    will own --

o    multifamily and commercial mortgage loans;

o    mortgage-backed securities; and

o    other property described in the accompanying prospectus supplement.

THE CERTIFICATES --

o will represent interests in the trust and will be paid only from the trust assets;

o provide for the accrual of interest based on a fixed, variable or adjustable interest rate;

o may be offered through underwriters, which may include Banc of America Securities LLC, an affiliate of Banc of America Commercial Mortgage Inc.; and

o    will not be listed on any securities exchange.

THE CERTIFICATEHOLDERS --

o will receive interest and principal payments based on the rate of payment of principal and the timing of receipt of payments on mortgage loans.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                 June 18, 2004

                     (This Page Intentionally Left Blank)

--------------------------------------------------------------------------------

                             FOR MORE INFORMATION

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC's Public Reference Room at the following locations:

 o      SEC Public Reference Section
        450 Fifth Street, N.W.
        Room 1204
        Washington, D.C. 20549

 o      SEC Midwest Regional Offices
        Citicorp Center
        500 West Madison Street
        Suite 1400
        Chicago, Illinois 60661-2511

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at Bank of America Corporate Center, 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-2400.

See also the sections captioned "Available Information" and "Incorporation of Certain Information by Reference" appearing at the end of this prospectus.

--------------------------------------------------------------------------------


                               TABLE OF CONTENTS

                                                               PAGE
                                                              -----
SUMMARY OF PROSPECTUS .......................................   6
RISK FACTORS ................................................  11
  The Limited Liquidity of Your Certificates May Have
     an Adverse Impact on Your Ability to Sell Your
     Certificates ...........................................  11
  The Limited Assets of Each Trust May Adversely
     Impact Your Ability To Recover Your Investment in
     the Event of Loss on the Underlying Mortgage
     Assets .................................................  11
  Credit Support is Limited and May Not Be Sufficient
     to Prevent Loss on Your Certificates ...................  12
  Prepayments on the Underlying Mortgage Loans
     Will Affect the Average Life of Your Certificates,
     and the Rate and Timing of those Prepayments
     May Be Highly Unpredictable ............................  12
  Certificates Purchased at a Premium or a Discount
     Will Be Sensitive to the Rate of Principal Payment......  13
  The Nature of Ratings Are Limited and Will Not
     Guarantee that You Will Receive Any Projected
     Return on Your Certificates ............................  14
  Certain Factors Affecting Delinquency, Foreclosure
     and Loss of the Mortgage Loans .........................  14
  Inclusion of Delinquent Mortgage Loans in a
     Mortgage Asset Pool ....................................  18
PROSPECTUS SUPPLEMENT .......................................  18
CAPITALIZED TERMS USED IN THIS PROSPECTUS ...................  19
DESCRIPTION OF THE TRUST FUNDS ..............................  20
  General ...................................................  20
  Mortgage Loans ............................................  20
  MBS .......................................................  24
  Certificate Accounts ......................................  25
  Credit Support ............................................  25
  Cash Flow Agreements ......................................  25
YIELD AND MATURITY CONSIDERATIONS ...........................  26
  General ...................................................  26
  Pass-Through Rate .........................................  26
  Payment Delays ............................................  26
  Certain Shortfalls in Collections of Interest .............  26
  Yield and Prepayment Considerations .......................  26
  Weighted Average Life and Maturity ........................  28
  Other Factors Affecting Yield, Weighted Average Life
     and Maturity ...........................................  29
THE DEPOSITOR ...............................................  31
DESCRIPTION OF THE CERTIFICATES .............................  31
  General ...................................................  31
  Distributions .............................................  32
  Distributions of Interest on the Certificates .............  32
  Distributions of Principal of the Certificates ............  33

                                                               PAGE
                                                              -----
    Distributions on the Certificates Concerning
      Prepayment Premiums or Concerning Equity
      Participations ........................................ 34
    Allocation of Losses and Shortfalls ..................... 34
    Advances in Respect of Delinquencies .................... 34
    Reports to Certificateholders ........................... 35
    Voting Rights ........................................... 37
    Termination ............................................. 37
    Book-Entry Registration and Definitive Certificates ..... 37
 THE POOLING AND SERVICING AGREEMENTS ....................... 39
    General ................................................. 39
    Assignment of Mortgage Loans; Repurchases ............... 39
    Representations and Warranties; Repurchases ............. 41
    Collection and Other Servicing Procedures ............... 42
    Sub-Servicers ........................................... 44
    Certificate Account ..................................... 44
    Modifications, Waivers and Amendments of
      Mortgage Loans ........................................ 47
    Realization Upon Defaulted Mortgage Loans ............... 47
    Hazard Insurance Policies ............................... 49
    Due-on-Sale and Due-on-Encumbrance Provisions ........... 50
    Servicing Compensation and Payment of Expenses .......... 50
    Evidence as to Compliance ............................... 51
    Certain Matters Regarding the Master Servicer, the
      Special Servicer, the REMIC Administrator and the
      Depositor ............................................. 52
    Events of Default ....................................... 53
    Rights Upon Event of Default ............................ 54
    Amendment ............................................... 54
    List of Certificateholders .............................. 55
    The Trustee ............................................. 56
    Duties of the Trustee ................................... 56
    Certain Matters Regarding the Trustee ................... 56
    Resignation and Removal of the Trustee .................. 56
 DESCRIPTION OF CREDIT SUPPORT .............................. 57
    General ................................................. 57
    Subordinate Certificates ................................ 57
    Insurance or Guarantees Concerning the Mortgage
      Loans ................................................. 58
    Letter of Credit ........................................ 58
    Certificate Insurance and Surety Bonds .................. 58
    Reserve Funds ........................................... 58
    Cash Collateral Account ................................. 59
    Credit Support with respect to MBS ...................... 59
 CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS..................... 60
    General ................................................. 60
    Types of Mortgage Instruments ........................... 60
    Leases and Rents ........................................ 60
    Personalty .............................................. 61
    Foreclosure ............................................. 61

                                                           PAGE
                                                          -----
    Bankruptcy Laws .....................................   64
    Environmental Considerations ........................   66
    Due-on-Sale and Due-on-Encumbrance Provisions .......   68
    Junior Liens; Rights of Holders of Senior Liens .....   68
    Subordinate Financing ...............................   69
    Default Interest and Limitations on Prepayments .....   69
    Applicability of Usury Laws .........................   70
    Certain Laws and Regulations ........................   70
    Americans with Disabilities Act .....................   70
    Servicemembers Civil Relief Act .....................   71
    Forfeiture for Drug and Money Laundering
      Violations ........................................   71
    Federal Deposit Insurance Act; Commercial
      Mortgage Loan Servicing ...........................   71
 CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................   72
    General .............................................   72
    REMICs ..............................................   73
    Grantor Trust Funds .................................   90
 STATE AND OTHER TAX CONSEQUENCES .......................   99
 CERTAIN ERISA CONSIDERATIONS ...........................  100
    General .............................................  100
    Plan Asset Regulations ..............................  100
    Insurance Company General Accounts ..................  101
    Consultation With Counsel ...........................  102
    Tax Exempt Investors ................................  102
 LEGAL INVESTMENT .......................................  102
 USE OF PROCEEDS ........................................  104
 METHOD OF DISTRIBUTION .................................  104
 LEGAL MATTERS ..........................................  105
 FINANCIAL INFORMATION ..................................  105
 RATING .................................................  105
 AVAILABLE INFORMATION ..................................  106
 INCORPORATION OF CERTAIN INFORMATION BY
    REFERENCE ...........................................  107
 GLOSSARY ...............................................  108

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this prospectus. It does not contain all the information you need to consider in making your investment decision. You should carefully review this prospectus and the related prospectus supplement in their entirety before making any investment in the certificates of any series. As used in this prospectus, "you" refers to a prospective investor in certificates, and "we" refers to the depositor, Banc of America Commercial Mortgage Inc. A "Glossary" appears at the end of this prospectus.


SECURITIES OFFERED

Mortgage pass-through certificates.


DEPOSITOR

Banc of America Commercial Mortgage Inc., a Delaware corporation and a subsidiary of Bank of America, N.A., has its principal executive offices at 214 North Tryon Street, Charlotte, North Carolina 28255, and its telephone number is (704) 386-2400.


TRUSTEE

The trustee for each series of certificates will be named in the related prospectus supplement.


MASTER SERVICER

If the trust includes mortgage loans, the master servicer for the corresponding series of certificates will be named in the prospectus supplement.


SPECIAL SERVICER

If the trust includes mortgage loans, the special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed, will be described in the prospectus supplement.


MBS ADMINISTRATOR

If the trust includes mortgage-backed securities, the entity responsible for administering the mortgage-backed securities will be named in the prospectus supplement.


REMIC ADMINISTRATOR

The person responsible for the various tax-related administration duties for a series of certificates concerning real estate mortgage investment conduits will be named in the prospectus supplement.


THE MORTGAGE LOANS

Each series of certificates will, in general, consist of a pool of mortgage loans referred to as a mortgage asset pool secured by first or junior liens on--

   o residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

   o office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

However, no one of the following types of properties will be overly-represented in the trust at the time the trust is formed:

(1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities.

The mortgage loans will not be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or by any other person.

If specified in the prospectus supplement, some mortgage loans may be delinquent as of the date the trust is formed.

As described in the prospectus supplement, a mortgage loan may--

   o provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

   o provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may permit negative amortization;

   o be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

   o may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments; and

   o provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at any other interval as specified in the prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. No mortgage loan will have been originated by Banc of America Commercial Mortgage Inc., although one of its affiliates may have originated some of the mortgage loans.

If any mortgage loan, or group of related mortgage loans, involves unusual credit risk, financial statements or other financial information concerning the related mortgaged property will be included in the related prospectus supplement.

As described in the prospectus supplement, the trust may also consist of mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities that evidence an interest in, or are secured by a pledge of, one or more mortgage loans similar to the other mortgage loans in the trust and which may or may not be issued, insured or guaranteed by the United States or any governmental agency.

THE CERTIFICATES

Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement and will represent in total the entire beneficial ownership interest in the trust.

As described in the prospectus supplement, the certificates of each series may consist of one or more classes that--

   o are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

   o are "stripped principal certificates" entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;


   o are "stripped interest certificates" entitled to distributions of interest, with disproportionate, nominal or no distributions of principal;

   o provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

   o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the trust;

   o provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

   o provide for distribution based on collections on the mortgage assets in the trust attributable to prepayment premiums, yield maintenance payments or equity participations.

If specified in the prospectus supplement, a series of certificates may include one or more "controlled amortization classes," which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more other classes of the same series.

Each class of certificates, other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates will have an initial stated principal amount. Each class of certificates, other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of stripped interest certificates, on a notional amount, based on a pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate for each class of certificates.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

Interest on each class of certificates (other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates) of each series will accrue at the applicable pass-through rate on the certificate balance and will be paid on a distribution date. However, in the case of certain classes of stripped interest certificates, the notional amount outstanding from time to time will be paid to certificateholders as provided in the prospectus supplement on a specified distribution date.

Distributions of interest concerning one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates. Interest accrued concerning a class of accrual certificates prior to the occurrence of such an event will either be added to the certificate balance or otherwise deferred as described in the prospectus supplement. Distributions of interest concerning one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the prospectus supplement.


DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

Each class of certificates of each series (other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that the holders are then entitled to receive in respect of principal from future cash flow on the assets in the trust. The initial total certificate balance of all classes of a series of certificates will not be greater than the outstanding principal balance of the related mortgage assets as of a specified cut-off date, after application of scheduled payments due on or before that date, whether or not received. As described in the prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class certificates of the series then entitled until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates--

   o may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the assets in the trust;

   o may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

   o may be made, subject to certain limitations, based on a specified principal payment schedule; or

   o may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the trust are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates of that class.

CREDIT SUPPORT AND CASH FLOW AGREEMENTS

If specified in the prospectus supplement, partial or full protection against certain defaults and losses on the assets in the trust may be provided to one or more classes of certificates by (1) subordination of one or more other classes of certificates to classes in the same series, or by (2) one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund, cash collateral account, overcollateralization or other credit support. If so provided in the prospectus supplement, the trust may include--

   o guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

   o certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates.

Certain relevant information regarding any applicable credit support or cash flow agreement will be set forth in the prospectus supplement for a series of certificates.

ADVANCES

As specified in the prospectus supplement, if the trust includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support, and/or another specified person may be obligated to make, or have the option of making, certain advances concerning delinquent scheduled payments of principal and/or interest on mortgage loans. Any advances made concerning a particular mortgage loan will be reimbursable from subsequent recoveries relating to the particular mortgage loan and as described in the prospectus supplement. If specified in the prospectus supplement, any entity making advances may be entitled to receive interest for a specified period during which those advances are outstanding, payable from amounts in the trust. If the trust includes mortgaged-backed securities, any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related mortgage-backed securities agreement, will be described in the prospectus supplement.

OPTIONAL TERMINATION

If specified in the prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the trust. If provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a specified party may be authorized or required to solicit bids for the purchase of all of the assets of the trust, or of a sufficient portion of those assets to retire that class or classes.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES


The certificates of each series will constitute or evidence ownership of either--


   o "regular interests" and "residual interests" in the trust, or a designated portion of the trust, treated as a REMIC under Sections 860A through 860G of the Code; or


   o certificates in a trust treated as a grantor trust under applicable provisions of the Code.


Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" in this prospectus and in the prospectus supplement.


CERTAIN ERISA CONSIDERATIONS


Fiduciaries of retirement plans and certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans, and collective investment funds and separate individual retirement accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, or any materially similar provisions of federal, state or local law should review with their legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited.


LEGAL INVESTMENT


If so specified in the prospectus supplement, certain classes of certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors for assistance in determining whether and to what extent the certificates constitute legal investments for them.


See "Legal Investment" in this prospectus.


RATING


At their respective dates of issuance, each class of certificates will be rated as of investment grade by one or more nationally recognized statistical rating agencies.

                                 RISK FACTORS

     In considering an investment in the certificates of any series, you should consider carefully the following risk factors and the risk factors in the prospectus supplement.


THE LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR CERTIFICATES.

     The certificates of any series may have limited or no liquidity. You may be forced to bear the risk of investing in the certificates for an indefinite period of time. In addition, you may have no redemption rights, and the certificates are subject to early retirement only under certain circumstances.

     Lack of a Secondary Market May Limit the Liquidity of Your Certificate. We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide certificateholders with liquidity of investment or that it will continue for as long as the certificates remain outstanding.

     The prospectus supplement may indicate that an underwriter intends to establish a secondary market in the certificates, although no underwriter will be obligated to do so. Any secondary market may provide less liquidity to investors than any comparable market for securities relating to single-family mortgage loans. Unless specified in the prospectus supplement, the certificates will not be listed on any securities exchange.

     The Limited Nature of Ongoing Information Regarding Your Certificate May Adversely Affect Liquidity. The primary source of ongoing information regarding the certificates, including information regarding the status of the related mortgage assets and any credit support for the certificates, will be the periodic reports to certificateholders to be delivered pursuant to the related pooling and servicing agreement.

     We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of the information concerning a series of certificates may adversely affect liquidity, even if a secondary market for the certificates does develop.

     The Liquidity of Your Certificate May Be Affected by External Sources Including Interest Rate Movement. If a secondary market does develop for the certificates, the market value of the certificates will be affected by several factors, including--

    o perceived liquidity;

    o the anticipated cash flow (which may vary widely depending upon the prepayment and default assumptions concerning the underlying mortgage loans); and

    o prevailing interest rates.

     The price payable at any given time for certain classes of certificates may be extremely sensitive to small fluctuations in prevailing interest rates. The relative change in price for a certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the certificate in response to an equal but opposite movement in those rates. Therefore, the sale of certificates by a holder in any secondary market that may develop may be at a discount from the price paid by the holder. We are not aware of any source through which price information about the certificates will be generally available on an ongoing basis.


THE LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS.

     Unless specified in the prospectus supplement, neither the certificates nor the mortgage assets in the trust will be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates, by any governmental agency or by any other person or entity. No certificate will represent a claim against or security interest in the trust funds for any other series. Therefore, if the related trust fund has insufficient assets to make payments, no other assets will be available for payment of the deficiency, and the holders of one or more classes of the certificates will be required to bear the consequent loss.

     Amounts on deposit from time to time in certain accounts constituting part of the trust, including the certificate account and any accounts maintained as credit support, may be withdrawn for purposes other than the payment of principal of or interest on the related series of certificates under certain conditions. On any distribution occurring after losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of those losses or shortfalls will be borne on a disproportionate basis among classes of certificates.


CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR CERTIFICATES.

     The prospectus supplement for a series of certificates will describe any credit support. The credit support may not cover all potential losses. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of certificates.

     A series of certificates may include one or more classes of subordinate certificates, if provided in the prospectus supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of certificates of that series have been repaid in full.

     The impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a later right of payment.

     If a form of credit support covers the certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of certificates of one (or more) series will disproportionately benefit from that credit support, to the detriment of the holders of certificates of one (or more) other series.

     The amount of any applicable credit support supporting one or more classes of certificates will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experience on the related mortgage assets will not exceed such assumed levels. If the losses on the related mortgage assets do exceed such assumed levels, the holders of one or more classes of certificates will be required to bear such additional losses.


PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF YOUR CERTIFICATES, AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE.

     As a result of prepayments on the mortgage loans in the trust, the amount and timing of distributions of principal and/or interest on the certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in the trust will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Therefore, the prepayment experience on the mortgage loans in the trust may affect the average life of one or more classes of certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the mortgage rates borne by the mortgage loans included in the trust, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans included in the trust, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans.

     We cannot assure you what as to the actual rate of prepayment on the mortgage loans in the trust will be, or that the rate of prepayment will conform to any model in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in the trust, the retirement of any class of certificates of the related series could occur significantly earlier or later, and its average life could be significantly shorter or longer, than expected.

     The extent to which prepayments on the mortgage loans in trust ultimately affect the average life of any class of certificates of the related series will depend on the terms and provisions of the certificates. A class of certificates may provide that on any distribution date the holders of the certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the trust fund that are distributable on that date.

     A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the trust increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. This type of early retirement risk is sometimes referred to as "call risk."

     A class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the trust increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. This type of prolonged retirement risk is sometimes referred to as "extension risk."

     As described in the prospectus supplement, the respective entitlements of the various classes of certificate-holders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the trust may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of that series) or subject to certain contingencies (e.g., prepayment and default rates with respect to those mortgage loans).

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for the certificates. Prepayment risk concerning a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series.

     As described in the prospectus supplement, a companion class may entitle the holders to a disproportionately large share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively fast, and/or may entitle the holders to a disproportionately small share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively slow. A companion class absorbs some (but not all) of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the trust were allocated on a pro rata basis.

CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENT.

     A series of certificates may include one or more classes offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the trust fund. If the amount of interest payable with respect to a class is disproportionately large as compared to the amount of principal, as with certain classes of stripped interest certificates, a holder might fail to recover its original investment under some prepayment scenarios. The yield to maturity of any class of certificates may vary from the anticipated yield due to the degree to which the certificates are purchased at a discount or premium and the amount and timing of distributions.

     You should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.


THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE ANY PROJECTED RETURN ON YOUR CERTIFICATES.

     Any rating assigned by a rating agency to a class of certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related pooling and servicing agreement. Such rating will not constitute an assessment of the likelihood that--

    o principal prepayments on the related mortgage loans will be made;

    o the degree to which the rate of such prepayments might differ from that originally anticipated; or

    o the likelihood of early optional termination of the trust.

     Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of certificates.

     The amount, type and nature of credit support given a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the certificates of any series may be insufficient to fully protect the holders of such certificates from losses on the related mortgage asset pool.


CERTAIN FACTORS AFFECTING DELINQUENCY, FORECLOSURE AND LOSS OF THE MORTGAGE
LOANS.

     Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss than loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Therefore, the value of an income-producing property is directly related to the net operating income derived from such property.

     If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied properties or on properties leased to a single tenant or in which only a few tenants produce a material amount of the rental income. As the primary component of the net operating income of a property, rental income (and maintenance payments from tenant stockholders of a Cooperative) and the value of any property are subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be secured by owner-occupied properties or properties leased to a single tenant. Therefore, a decline in the financial condition of the borrower or a single tenant may have a disproportionately greater effect on the net operating income from such properties than would be the case with respect to properties with multiple tenants.

     Changes in the expense components of the net operating income of a property due to the general economic climate or economic conditions in a locality or industry segment, such as (1) increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs, (2) changes in governmental rules, regulations and fiscal policies, including environmental legislation, and (3) acts of God may also affect the net operating income and the value of the property and the risk of default on the related mortgage loan. In some cases leases of properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses. However, because leases are subject to default risks as well as when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.

     Additional considerations may be presented by the type and use of a particular property. For instance, properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. The transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or the restaurant, whether through purchase or foreclosure, is subject to local law requirements.

     In addition, the concentration of default, foreclosure and loss risks in mortgage loans in the trust will generally be greater than for pools of single-family loans because mortgage loans in the trust generally will consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Limited Recourse Nature of the Mortgage Loans May Make Recovery Difficult in the Event that a Mortgage Loan Defaults. We anticipate that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. In this type of mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery concerning a defaulted mortgage loan in excess of the liquidation value of the related property.

     Cross-Collateralization Provisions May Have Limitations on Their Enforceability. A mortgage pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group. Cash flows generated on these type of mortgage loans are available to support debt service on, and ultimate repayment of, the total indebtedness. These arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     If the properties securing a group of mortgage loans which are cross-collateralized are not all owned by the same entity, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent, was rendered insolvent by such obligation or transfer or had unreasonably small capital for its business. A creditor seeking to enforce remedies against a property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert that--

    o such borrower was insolvent at the time the cross-collateralized mortgage loans were made; and

    o such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other mortgage loans in the group of cross-collateralized mortgage loans, receive fair consideration or reasonably equivalent value for, in effect, "guaranteeing" the performance of the other borrowers.

     Although the borrower making such "guarantee" will be receiving "guarantees" from each of the other borrowers in return, we cannot assure you that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value.

     The cross-collateralized mortgage loans may be secured by mortgage liens on properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because foreclosure actions are usually brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

     Increased Risk of Default Associated With Balloon Payments. Some of the mortgage loans included in the trust may be nonamortizing or only partially amortizing over their terms to maturity. These types of mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. These loans involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related property. The ability of a borrower to accomplish either of these goals will be affected by--

    o the value of the related property;

    o the level of available mortgage rates at the time of sale or refinancing;

    o the borrower's equity in the related property;

    o the financial condition and operating history of the borrower and the related property;

    o tax laws;

    o rent control laws (pertaining to certain residential properties);

    o Medicaid and Medicare reimbursement rates (pertaining to hospitals and nursing homes);

    o prevailing general economic conditions; and

    o the availability of credit for loans secured by multifamily or commercial property.

     Neither Banc of America Commercial Mortgage Inc. nor any of its affiliates will be required to refinance any mortgage loan.

     As specified in the prospectus supplement, the master servicer or the special servicer will be permitted (within prescribed limits) to extend and modify mortgage loans that are in default or as to which a payment default is imminent. Although the master servicer or the special servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, we cannot assure you that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

     The Lender Under a Mortgage Loan May Have Difficulty Collecting Rents Upon the Default and/or Bankruptcy of the Related Borrower. Each mortgage loan included in the trust secured by property that is subject to leases typically will be secured by an assignment of leases and rents. Under such an assignment, the mortgagor assigns to the mortgagee its right, title and interest as lessor under the leases of the related property, and the income derived, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     The Enforceability of Due-on-Sale and Debt-Acceleration Clauses May Be Limited in Certain Situations. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related property or its interest in the property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

     Certain Special Hazard Losses May Subject Your Certificates to an Increased Risk of Loss. Unless otherwise specified in a prospectus supplement, the master servicer and special servicer for the trust will be required to cause the borrower on each mortgage loan in the trust to maintain such insurance coverage in respect of the property as is required under the related mortgage, including hazard insurance. As described in the prospectus supplement, the master servicer and the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any property through acquisition of a blanket policy.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water- related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by credit support, such losses may be borne, at least in part, by the holders of one or more classes of certificates of the related series.

     The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Certificates. The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. or MERS, solely as nominee for the mortgage loan seller and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, then any related expenses will be paid by the trust and will reduce the amount available to pay principal of and interest on the certificates.

     The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.


INCLUSION OF DELINQUENT MORTGAGE LOANS IN A MORTGAGE ASSET POOL.

     If provided in the prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. As specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by the special servicer. The same entity may act as both master servicer and special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments concerning the subject mortgage asset pool and the yield on the certificates of such series.


                             PROSPECTUS SUPPLEMENT

     To the extent appropriate, the prospectus supplement relating to each series of offered certificates will contain--

    o a description of the class or classes of such offered certificates, including the payment provisions with respect to each such class, the aggregate principal amount (if any) of each such class, the rate at which interest accrues from time to time (if at all), with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount (if any) or on a specified notional amount (if at all);

    o information with respect to any other classes of certificates of the same series;

    o the respective dates on which distributions are to be made;

    o information as to the assets, including the mortgage assets, constituting the related trust fund;

    o the circumstances, if any, under which the related trust fund may be subject to early termination;

    o additional information with respect to the method of distribution of such offered certificates;

    o whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person responsible for the various tax-related duties in respect of each REMIC to be created;

    o the initial percentage ownership interest in the related trust fund to be evidenced by each class of certificates of such series;

    o information concerning the trustee of the related trust fund;

    o if the related trust fund includes mortgage loans, information concerning the master servicer and any special servicer of such mortgage loans and the circumstances under which all or a portion, as specified, of the servicing of a mortgage loan would transfer from the master servicer to the special servicer;


    o information as to the nature and extent of subordination of any class of certificates of such series, including a class of offered certificates; and


    o whether such offered certificates will be initially issued in definitive or book-entry form.


                   CAPITALIZED TERMS USED IN THIS PROSPECTUS


     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

                        DESCRIPTION OF THE TRUST FUNDS


GENERAL

     The primary assets of each trust fund will consist of mortgage assets which will include--

    o various types of multifamily or commercial mortgage loans;

    o mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

    o a combination of such mortgage loans and mortgage backed securities.

     We will establish each trust fund and select each mortgage asset. We will purchase mortgage assets to be included in the trust fund and select each mortgage asset from the Mortgage Asset Seller who may not have originated the mortgage asset or issued the MBS and may be our affiliate.

     We will not insure or guaranty the mortgage assets nor will any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "-- Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.


MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (referred to in this prospectus as mortgage notes) notes secured by mortgages, deeds of trust or similar security instruments (referred to in this prospectus as mortgages) that create first or junior liens on fee or leasehold estates in properties consisting of--

    o residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

    o office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

     These multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. However, no one of the following types of commercial properties will represent security for a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or
(4) nursing homes, hospitals or other health care-related facilities. Unless otherwise specified in the related prospectus supplement, each mortgage will create a first priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, such person may be or may have been our affiliate.

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear--

    o the risk of delay in distributions while a deficiency judgment against the borrower is obtained; and

    o the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

     If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

    o the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date);

    o the income capitalization method (a projection of value based upon the property's projected net cash flow); and

    o or upon a selection from or interpolation of the values derived from such methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect that and a liquidation loss may occur.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--General" and "--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Increased Risk of Default Associated With Balloon Payments".

     Payment Provisions of the Mortgage Loans. All of the mortgage loans will
(1) have had original terms to maturity of not more than 40 years and (2) provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly, quarterly, semi-annually or annually. A mortgage loan may--

    o provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate;

    o provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in its interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

    o may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date; and

    o may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan, as described in the related prospectus supplement. See "Certain Legal Aspects of the Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of prepayment premiums and yield maintenance charges.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which, to the extent then applicable, will generally include the following:

    o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

    o the type or types of property that provide security for repayment of the mortgage loans;

    o the earliest and latest origination date and maturity date of the mortgage loans;

    o the original and remaining terms to maturity of the mortgage loans, or the respective ranges of such terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

    o the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Loan-to-Value-Ratios, and the weighted average of such Loan-to-Value Ratios;

    o the Mortgage Rates borne by the mortgage loans, or the range of the Mortgage Rate, and the weighted average Mortgage Rate borne by the mortgage loans;

    o with respect to mortgage loans with adjustable Mortgage Rates, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of such mortgage loan;

    o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums;

    o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range Debt Service Coverage Ratios, and the weighted average of such Debt Service Coverage Ratios, and

    o the geographic distribution of the mortgaged properties on a state-by-state basis. In appropriate cases, the related prospectus supplement will also contain certain information available us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to provide the specific information described above at the time any offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following their issuance.

     If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.


     If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer's servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer's multifamily and/or commercial mortgage loan servicing portfolio.


MBS


     MBS may include (1) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (2) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation, provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.


     Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each MBS included in a mortgage asset pool: (a) either will (1) have been previously registered under the Securities Act of 1933, as amended, (2) be exempt from such registration requirements or (3) have been held for at least the holding period specified in Rule 144(k) under the Securities Act of 1933, as amended; and (b) will have been acquired (other than from us or any of our affiliates) in bona fide secondary market transactions.


     Any MBS will have been issued pursuant to a MBS agreement which is a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will be parties to the MBS agreement, generally together with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.


     The MBS may have been issued in one or more classes with characteristics similar to the classes of the offered certificates described in this prospectus. Distributions in respect of the MBS will be made by the issuer of the MBS, the servicer of the MBS, or the trustee of the MBS agreement or the MBS trustee on the dates specified in the related prospectus supplement. The issuer of the MBS or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.


     Reserve funds, subordination or other credit support similar to that described for the offered certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available--

    o the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund;

    o the original and remaining term(s) to stated maturity of the MBS, if applicable;

    o the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s);

    o the payment characteristics of the MBS;

    o the issuer of the MBS, servicer of the MBS and trustee of the MBS, as applicable, of each of the MBS;

    o a description of the related credit support, if any;

    o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

    o the terms on which mortgage loans may be substituted for those originally underlying the MBS;

    o the type of mortgage loans underlying the MBS and, to the extent available and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements"; and

    o the characteristics of any cash flow agreements that relate to the MBS.


CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described in this prospectus and in the related prospectus supplement. See "The Pooling and Servicing Agreements-- Certificate Account".


CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination of subordination and credit support. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors-- Credit Support Limitations" and "Description of Credit Support".


CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The related trust fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to the termination of the cash flow agreement, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under any such cash flow agreement.

                       YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Effect of Prepayments on Average Life of Certificates". The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.


PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.

     The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.


PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the Distribution Date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.


CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any Distribution Date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. If a prepayment on any mortgage loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.


YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation the principal payments to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of mortgage loans, may change periodically to accommodate adjustments to the corresponding Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificates). An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent increase (or decrease) in the rate of principal payments.

     In general, the notional amount of a class of Stripped Interest Certificates will either--

    o be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

    o equal the Certificate Balances of one or more of the other classes of certificates of the same series.

     Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation--

    o the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located;

    o the quality of management of the mortgaged properties;

    o the servicing of the mortgage loans; and

    o possible changes in tax laws and other opportunities for investment.

     In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

     The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such adjustable rate mortgage loans decline in a manner consistent with the prevailing market interest rates, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" such rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.


WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Unless otherwise specified in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable, which deferred interest may be added to the Certificate Balance of the certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

     Negative amortization may occur in respect of an adjustable rate mortgage loan that--

    o limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate;

    o provides that its scheduled payment will adjust less frequently than its Mortgage Rate; or

    o provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate.

     Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether such offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount of a Stripped Interest Certificate). See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of such loss or shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion (which may during specified periods range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of such series, may provide for distributions of principal from--

    o amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates;

    o Excess Funds; or

    o any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.


                                 THE DEPOSITOR

     We are Banc of America Commercial Mortgage Inc., a Delaware corporation and were organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in the mortgage assets or bonds secured by the mortgage assets. We are a subsidiary of Bank of America, N.A. We maintain our principal office at 214 North Tryon Street, Charlotte, North Carolina 28255. Our telephone number is (704) 386-2400.

     Unless otherwise noted in the related prospectus supplement, neither we nor any of our affiliates will insure or guarantee distributions on the certificates of any series.


                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the certificates of such series being offered for sale, may consist of one or more classes of certificates that, among other things:

    o provide for the accrual of interest on the Certificate Balance or Notional Amount at a fixed, variable or adjustable rate;

    o constitute Senior Certificates or Subordinate Certificates;

    o constitute Stripped Interest Certificates or Stripped Principal Certificates;

    o provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

    o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

    o provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

    o provide for distributions based on collections on the mortgage assets in the related trust fund attributable to Prepayment Premiums and Equity Participations.

     If so specified in the related prospectus supplement, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders of Stripped Interest Certificates to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued in fully registered definitive form) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with that transfer or exchange. Interests in a class of certificates offered in book-entry format will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, societe anonyme, or the Euroclear System (in Europe) if they are participants in DTC.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related prospectus supplement. Except as otherwise specified in the related prospectus supplement, the Distribution Date for a series of certificates will be the 11th day of each month (or, if any such 11th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of certificates is issued.


     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective percentage interests evidenced by those certificates unless otherwise specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificate-holder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates (whether issued in fully registered definitive form or in book-entry format) will be made only upon presentation and surrender of such certificates at the location specified in the notice to certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date or under the circumstances specified in the related prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance of such Accrual Certificates on each Distribution Date or otherwise deferred as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Effect of Prepayments on Average Life of Certificates" and "--Effect of Prepayments on Yield of Certificates" and "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, by the amount of any Accrued Certificate Interest in respect of such Accrual Certificate (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each Distribution Date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to Controlled Amortization Classes may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to Companion Classes may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES CONCERNING PREPAYMENT PREMIUMS OR CONCERNING EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each Distribution Date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, we or any of our affiliates may retain such items or by any other specified person and/or may be excluded as trust assets.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates. See "Description of Credit Support".

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting credit support) respecting which such advances were made and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of Subordinate Certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from recoveries on the mortgage loans or another specifically identified source; and, if previously made by a master servicer, special servicer or trustee, such an advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related pooling and servicing agreement and described in such prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the agreement pursuant to which the MBS was issued.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each such holder, a Distribution Date Statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

    o the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance of such class;

    o the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

    o the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and
      (B) payments on account of Equity Participations;

    o the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

    o if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

    o if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

    o information regarding the aggregate principal balance of the related mortgage assets on or about such Distribution Date;

    o if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

    o if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular Distribution Date);

    o the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

    o if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

    o the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

    o if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

    o the amount of credit support being afforded by any classes of Subordinate Certificates.

     In the case of information furnished pursuant to the first 3 bulleted items above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in the first 3 bulleted items above, aggregated for such calendar year or the applicable portion during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended, are from time to time in force. See, however, "--Book-Entry Registration and Definitive Certificates" below.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.


VOTING RIGHTS


     The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.


     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. See "The Pooling and Servicing Agreements--
Amendment". The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC administrator. See "The Pooling and Servicing Agreements--Events of Default", "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee".


TERMINATION


     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following (1) the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and
(2) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such pooling and servicing agreement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.


     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated in the prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES


     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.


     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between its participating organizations through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participating organizations are on file with the Securities and Exchange Commission.

     Purchases of book-entry certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of DTC's participating organizations acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the book-entry certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. DTC's participating organizations will remain responsible for keeping account of their holdings on behalf of their customers.


     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC's participating organizations to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such participating organization (and not of DTC, the depositor or any trustee, master servicer, special servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related prospectus supplement, the only Certificateholder of book-entry certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through DTC's participating organization who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more Direct Participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued in fully registered definitive form to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (1) the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or (2) the depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Certificates agree to initiate such termination. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Direct Participants of the availability through DTC of Certificates in fully registered form. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Certificates in fully registered definitive form to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as "certificateholders" under and within the meaning of the related pooling and servicing agreement.


                     THE POOLING AND SERVICING AGREEMENTS


GENERAL

     The certificates of each series will be issued pursuant to a Pooling and Servicing Agreement. In general, the parties to a Pooling and Servicing Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, the REMIC administrator. However, a Pooling and Servicing Agreement that relates to a trust fund that includes MBS may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the depositor, or the mortgage asset seller may perform the functions of master servicer, special servicer, manager or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling and Servicing Agreement or any affiliate of any party may own certificates issued under the Pooling and Servicing Agreement; however, unless other specified in the related prospectus supplement, except with respect to required consents to certain amendments to a Pooling and Servicing Agreement, certificates issued under the Pooling and Servicing Agreement that are held by the master servicer or special servicer for the related Series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the certificates to be issued under the Pooling and Servicing Agreement and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description of the Pooling and Servicing Agreement contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related agreement that provided for the issuance of the MBS. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. We will provide a copy of the Pooling and Servicing Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified in this prospectus under "The Depositor".


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.


     In addition, unless otherwise specified in the related prospectus supplement, we will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below) the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee), the mortgage with evidence of recording indicated (except for any mortgage not returned from the public recording office), an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if we deliver or cause to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original mortgage note has been lost or destroyed. In addition, if we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. We will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated after receipt of such mortgage from the public recording office. If we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such mortgage or assignment has been lost, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording. Unless otherwise specified in the related prospectus supplement, assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of us or the originator of such mortgage loan. Notwithstanding the foregoing, with respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and instead, the mortgage loan seller shall take all actions as are necessary to cause the Trust to be shown as, and the trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system or recording transfers of beneficial ownership of mortgages maintained by MERS.


     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the Purchase Price, or at such other price as will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither we nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

     The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement. Any such custodian may be one of our affiliates.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties covering, by way of example--

    o the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling and Servicing Agreement;

    o the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

    o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

    o the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the mortgage asset seller; however, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling and Servicing Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related Pooling and Servicing Agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling and Servicing Agreement, such mortgage loans and any instrument of credit support included in the related trust fund. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (1) such procedures are consistent with the terms of the related Pooling and Servicing Agreement and
(2) do not impair recovery under any instrument of credit support included in the related trust fund. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, unless otherwise specified in the related prospectus supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any mortgage loan.

     The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise; and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of--

    o mortgage loans that are delinquent in respect of a specified number of scheduled payments;

    o mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and


    o REO Properties.


     If so specified in the related prospectus supplement, a Pooling and Servicing Agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of the mortgage loan, in whole or in part, to the related special servicer. Unless otherwise provided in the related prospectus supplement, when the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer)), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support".


     A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws."


     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

     In the case of mortgage loans secured by junior liens on the related mortgaged properties, unless otherwise provided in the related prospectus supplement, the master servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under a senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured by that senior lien, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer will each be required to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related certificateholders and/or to preserve the security of the related mortgage loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the senior lien, if such advance is in the best interests of the related certificateholders and the master servicer or special servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related mortgage loan.


SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans to one or more third-party sub-servicers; provided that, unless otherwise specified in the related prospectus supplement, such master servicer or special servicer will remain obligated under the related Pooling and Servicing Agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor. Unless otherwise provided in the related prospectus supplement, each subservicing agreement between a master servicer and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling and Servicing Agreement. Unless otherwise provided in the related prospectus supplement, the master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers such removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer or special servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's or special servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling and Servicing Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".


CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held in the Certificate Account may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, trustee or special servicer as additional compensation. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling and Servicing Agreement--

    o all payments on account of principal, including principal prepayments, on the mortgage loans;

    o all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion of such default interest retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

    o all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;


    o any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;


    o any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;


    o any amounts paid under any cash flow agreement;


    o all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--
      Termination";


    o to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

    o all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "--Hazard Insurance Policies";

    o any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

    o any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes--

    o to make distributions to the certificateholders on each Distribution
      Date;

    o to pay the master servicer or the special servicer any servicing fees not previously retained by the master servicer or special servicer, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

    o to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to particular mortgage loans in the trust fund and particular properties acquired in respect of the trust fund. Reimbursement for advances made or expenses incurred that are related to particular mortgage loans or properties will normally only be made out of amounts that represent late payments collected on those mortgage loans, Liquidation Proceeds, Insurance and Condemnation Proceeds collected on those mortgage loans and properties, any form of credit support related to those mortgage loans and net income collected on those properties. However, if in the judgment of the master servicer, the special servicer or such other person, as applicable, the advances and/or expenses will not be recoverable from the above amounts, the reimbursement will be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

    o if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in the bulleted clause immediately listed above incurred by it while such remain outstanding and unreimbursed;

    o to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

    o to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" and "--Certain Matters Regarding the Trustee";

    o if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of credit support;

    o if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

    o to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

    o to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

    o if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

    o to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of certificateholders;

    o to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related prospectus supplement; and

    o to clear and terminate the Certificate Account upon the termination of the trust fund.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable "Servicing Standard" as defined in the related prospectus supplement; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will--

    o not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

    o will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due; and

    o will not adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,--

    o a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable or imminent;

    o such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

    o unless inconsistent with the applicable "servicing standard", such modification, waiver or amendment will not materially adversely affect the coverage under any applicable instrument of credit support.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise comparably convert ownership of, or acquire title to the related mortgaged property, by operation of law or otherwise. In connection with such foreclosure or other conversion of ownership, the special servicer shall follow the servicing standard. A Pooling and Servicing Agreement may grant the special servicer the right to direct the master servicer to advance costs and expenses to be incurred in any such proceedings, and such advances may be subject to reimbursement requirements. A Pooling and Servicing Agreement may require the special servicer to consult with independent counsel regarding the order and manner should foreclose upon or comparably proceed against such properties if a mortgage loan or group of cross-collateralized mortgage loans are secured by real properties in multiple states including certain states with a statute, rule or regulation comparable to California's "one action" rule. Unless otherwise provided in the related prospectus supplement, when applicable state law permits the special servicer to select between judicial and non-judicial foreclosure in respect of any mortgaged property, a special servicer may make such selection so long as the selection is made in a manner consistent with the servicing standard. Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

       (1) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

       (2) the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations".

     A Pooling and Servicing Agreement may grant to the master servicer, the special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. In the absence of any such sale, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion above.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property before the close of the third calendar year following the year of acquisition, unless (1) the IRS grants an extension of time to sell such property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property unless the method of operation that produces such income would produce a greater after-tax return than a different method of operation of such property. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling and Servicing Agreement.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting credit support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

     Except as otherwise provided in the prospectus supplement, if any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration.


HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced by the special servicer) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's (or special servicer's) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling and Servicing Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund, which may contain a deductible clause (not in excess of a customary amount). If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited in the Certificate Account under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder to require, such coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer (or special servicer) will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. If and to the extent described in the related prospectus supplement, a special servicer's primary compensation with respect to a series of certificates may consist of any or all of the following components--

    o a specified portion of the interest payments on each mortgage loan in the related trust fund, whether or not serviced by it;

    o an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

    o subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

     Insofar as any portion of the master servicer's or special servicer's compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each master servicer's and special servicer's compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer.

     In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed by the trustee and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified in the prospectus supplement, may be required to be borne by the trust fund.


EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related trustee a report of a firm of independent certified public accountants stating that (1) it has obtained a letter of representation regarding certain matters from the management of the master servicer which includes an assertion that the master servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the master servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (2) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers. The prospectus supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the trustee.

     Each Pooling and Servicing Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the master servicer and special servicer shall each deliver to the related trustee an annual statement signed by one or more officers of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the master servicer or the special servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status of such default. Such statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

     Unless otherwise specified in the related prospectus supplement, copies of the annual accountants' statement and the annual statement of officers of a master servicer or special servicer may be obtained by certificateholders upon written request to the trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC ADMINISTRATOR AND THE DEPOSITOR

     Any entity serving as master servicer, special servicer or REMIC administrator under a Pooling and Servicing Agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling and Servicing Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations under the Pooling and Servicing Agreement only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling and Servicing Agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under such Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator, any extension adviser and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the related series of certificateholders under the Pooling and Servicing Agreement. In such event, the legal expenses and costs of such action, and any liability resulting from such action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor, as the case may be, will be entitled to charge the related Certificate Account for this expense.


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

     Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling and Servicing Agreement.


     Unless otherwise specified in the related prospectus supplement, a REMIC administrator will be entitled to perform any of its duties under the related Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.


EVENTS OF DEFAULT


     Unless otherwise provided in the prospectus supplement for a series of certificates, Events of Default under the related Pooling and Servicing Agreement will include, without limitation--


    o any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;


    o any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;


    o any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling and Servicing Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;


    o any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such notice has been given to the REMIC administrator by any other party to the related Pooling and Servicing Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;


    o certain events involving a determination by a rating agency that the master servicer or the special servicer is no longer approved by such rating agency to serve in such capacity; and


    o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, when a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity will (except where related only to a Rating Agency's evaluation of the acceptability of such entity to act in a particular capacity) constitute an event of default in each capacity.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing Agreement (except that if the defaulting party is required to make advances under the Pooling and Servicing Agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

     If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under "--Resignation and Removal of the Trustee" below.

     No certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the trustee written notice of default and the continuance of such default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee under the Pooling and Servicing Agreement and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling and Servicing Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such litigation.


AMENDMENT

     Except as otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such Pooling and Servicing Agreement, (1) to cure any ambiguity, (2) to correct or supplement any provision in the Pooling and Servicing Agreement which may be inconsistent with any other provision in the Pooling and Servicing Agreement or to correct any error, (3) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not result in the withdrawal, downgrade or qualification of any of the then-current ratings on the certificates, as evidenced by a letter from each applicable rating agency, (4) if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions
(A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion of the trust fund) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that
(1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the Pooling and Servicing Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be withdrawn, downgraded or qualified, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee (See "Certain Federal Income Tax Consequences--REMICs--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" in this prospectus supplement), (5) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder, or (6) to amend specified provisions that are not material to holders of any class of certificates offered by this prospectus.


     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected by an amendment evidencing, in each case, not less than 662/3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such Pooling and Servicing Agreement then outstanding.


     Notwithstanding the foregoing, if one or more REMIC elections have been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC.


LIST OF CERTIFICATEHOLDERS


     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling and Servicing Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders' request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.


THE TRUSTEE

     The trustee under each Pooling and Servicing Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.


DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.


CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 331/3% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything in this prospectus to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit support may be in the form of a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds and/or cash collateral accounts, overcollateralization, or another method of credit support described in the related prospectus supplement, or any combination of the foregoing. If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of credit support may provide credit enhancement for more than one series of certificates.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling and Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by such credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of--

    o the nature and amount of coverage under such credit support;

    o any conditions to payment under the credit support not otherwise described in this prospectus;

    o the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced; and

    o the material provisions relating to such credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of credit support. See "Risk Factors--Credit Support Limitations".

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.



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INSURANCE OR GUARANTEES CONCERNING THE MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.


LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by one or more letters of credit, issued by a bank or other financial institution (which may be an affiliate of the depositor) specified in such prospectus supplement. Under a letter of credit, the providing institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the providing institution under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.


CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.


RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained in such reserve funds may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to


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such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.


CASH COLLATERAL ACCOUNT


     If so specified in the related prospectus supplement, all or any portion of credit enhancement for a series of certificates may be provided by the establishment of a cash collateral account. A cash collateral account will be similar to a reserve fund except that generally a cash collateral account is funded initially by a loan from a cash collateral lender, the proceeds of which are invested with the cash collateral lender or other eligible institution. The loan from the cash collateral lender will be repaid from such amounts as are specified in the related prospectus supplement. Amounts on deposit in the cash collateral account will be available in generally the same manner described above with respect to a reserve fund. As specified in the related prospectus supplement, a cash collateral account may be deemed to be part of the assets of the related Trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related prospectus supplement and pledged for the benefit of the holders of one or more classes of certificates of a series.


CREDIT SUPPORT WITH RESPECT TO MBS


     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each such form of credit support, the information indicated above with respect thereto, to the extent such information is material and available.


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                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "mortgage loan" includes a mortgage loan underlying an MBS.


GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered by that mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from such leases and rents, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.


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     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without lender's consent or a hearing at which the lender's interest in the room rates is given adequate protection (e.g., the lender receives cash payments from otherwise unencumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws".

     In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under bankruptcy law, a tenant has the option of assuming (continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years' lease payments). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.


PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the mortgage loan, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.


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     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.


     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other


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things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Limited Recourse Nature of the Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency


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judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee could lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, requires the lessor to grant the mortgagee a new lease if the existing lease is rejected in a bankruptcy proceeding, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by such automatic stay can be significant. Also, under the


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Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the Section entitled "-- Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues extends (unless the bankruptcy court orders otherwise based on the equities of the case) to such post-petition rents or revenues and is intended to overrule those cases that held that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (1) assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Pursuant to the federal doctrine of "substantive consolidation" or to the (predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles.


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Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the trust fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

     For each mortgagor that is described as a "special purpose entity", "single purpose entity" or "bankruptcy remote entity" in the related prospectus supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.


ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. CERCLA, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so-called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection of lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the


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

mortgaged property. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 also provides that a lender will continue to have the benefit of the secured-creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of the Resource Conservation and Recovery Act governs underground petroleum storage tanks. Under the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection of secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders of the related series.

     To reduce the likelihood of such a loss, unless otherwise specified in the related prospectus supplement, the Pooling and Servicing Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans".

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to


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good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn Act generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated under the Garn Act. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.


JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. In addition to the risks faced by the holder of a first lien, holders of mortgage loans secured by junior liens also face the risk that adequate funds will not be received in connection with a foreclosure on the related mortgaged property to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the mortgage loan may be nonrecourse.

     The rights of the trust fund (and therefore the certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the master servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order


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

as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.


SUBORDINATE FINANCING

     The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some


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

circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states and the Bankruptcy Code of provisions providing for prepayment fees of penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.


CERTAIN LAWS AND REGULATIONS

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.


AMERICANS WITH DISABILITIES ACT

     Under the ADA, in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as


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

owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower's active duty status. Unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor of California, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military and Veterans Code. Application of the Relief Act or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with such certificates. In addition, application of the Relief Act or the California Military and Veterans Code imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.


FORFEITURE FOR DRUG AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.


FEDERAL DEPOSIT INSURANCE ACT; COMMERCIAL MORTGAGE LOAN SERVICING

     Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Bank of America, N.A. or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Bank of America, N.A. and other banks, were to find that any obligation of Bank of America, N.A. or such other bank under the related pooling and servicing agreement or other agreement or any activity of Bank of America, N.A. or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Bank of America, N.A. or such other bank among other things to rescind such contractual obligation or terminate such activity.

     In March 2003, the OCC issued a temporary cease and desist order against a national bank (as to which no conservator or receiver had been appointed) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate if for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements).

     While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Bank of America, N.A. or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Bank of America, N.A. or another bank or (iii) any other obligation of Bank of America, N.A. or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Bank of America, N.A. or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Bank of America, N.A. or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth in this prospectus. Counsel to the depositor for each series will be Cadwalader, Wickersham & Taft LLP, and a copy of the legal opinion of such counsel rendered in connection with any series of certificates will be filed by the depositor with the Securities and Exchange Commission on a Current Report on Form 8-K within 15 days after the Closing Date for such series of certificates. This discussion is directed primarily to certificateholders that hold the certificates as "capital assets" within the meaning of Section 1221 of the Code (although portions thereof may also apply to certificateholders who do not hold certificates as capital assets) and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. In addition to the federal income tax consequences described in this prospectus, potential investors are advised to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences". Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.


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

     The following discussion addresses securities of two general types: (1) REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code, and (2) Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no such election will be made. The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a certificate.

     The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements other than guaranteed investment contracts are included in a trust fund, the anticipated material tax consequences associated with such cash flow agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Funds--Cash Flow Agreements".

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the OID Regulations, and in part upon the REMIC Provisions and the REMIC Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.


REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the depositor will give its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement and any other governing documents, the related trust fund (or each applicable portion thereof) will qualify as one or more REMICs and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in a REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor have prepared or reviewed the statements in this prospectus under the heading "Certain Federal Income Tax Consequences -- REMICs," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any trust fund (or applicable portion thereof) as one or more REMICs for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust


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

fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related prospectus supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, except as otherwise provided in the applicable prospectus supplement, the REMIC Regular Certificates will be "qualified mortgages" for a REMIC within the meaning of
Section 860G(a)(3) of the Code and "permitted assets" for a financial asset securitization investment trust within the meaning of Section 860L(c) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.


Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or, as discussed below under "Variable Rate REMIC Regular Certificates," at a qualified variable rate.

     If the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID


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

Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period", that is, unless otherwise stated in the related prospectus supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the Certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate


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

can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of REMIC Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to REMIC Regular Certificates. However, if final regulations dealing with contingent interest with respect to REMIC Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest REMIC Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a REMIC Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, REMIC Regular Certificates that qualify as regular interests under this rule will be treated in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that REMIC Regular Certificate generally to be determined by assuming that interest will be payable for the life of the REMIC Regular Certificate based on the initial rate for the relevant class. Unless otherwise specified in the applicable prospectus supplement, variable interest will be treated as qualified stated interest, other than variable interest on an interest-only class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, REMIC Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates, will be treated as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those REMIC Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans for the initial interest accrual period will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the REMIC Regular Certificates.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, including de minimis market discount discussed in the following paragraph. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates-- Market Discount" above. Although final Treasury regulations issued under Section 171 of the Code do not by their terms apply to prepayable obligations such as REMIC Regular Certificates, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount) will also apply in amortizing bond premium.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its Certificate Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in


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

distributions attributable to defaults or delinquencies on the mortgage loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.


Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate from the seller of such Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it is possible that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.


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

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans (including interest, market discount and, if applicable, original issue discount and less premium) and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, such Class's fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of such interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     The method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption), but without regard to the de minimis rule applicable to REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis in that mortgage loan, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a


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

mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described in that section will not apply.

     If a class of REMIC Regular Certificates is issued with an Issue Premium, the REMIC will have additional income in each taxable year in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC.


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

However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates--General" above.

     Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale of disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these proposed regulations.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (2) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United


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

States withholding tax imposed on distributions to REMIC Residual
Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require the transferee to provide an affidavit to certify to the matters in the preceding sentence. The transferor must have no actual knowledge or reason to know that those statements are false.

     In addition to the three conditions set forth above, the REMIC Regulations contain a fourth requirement that must be satisfied in one of two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer:

     (1) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

          (i) the present value of any consideration given to the transferee to acquire the interest;

          (ii) the present value of the expected future distributions on the interest; and

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

          (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the minimum tax rate specified in Section 55 of the Code. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

     (2) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

          (ii) the transferee must agree in writing that it will transfer the REMIC Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

          (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC Residual Certificate will not be paid by the transferee.

     The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. The IRS has issued regulations, relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this requirement, a REMIC Residual Certificate will not be treated as a security and thus generally may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to certain types of holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to such types of holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (2) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year.


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

The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such certificates.

     Under tax legislation enacted in 2001, the limitations on deductions under
Section 68 will be phased out beginning in 2006 and will be eliminated after 2009.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this prospectus provides for tax rates for individuals on ordinary income that are higher than the tax rates for long-term capital gains of individuals for property held for more than one year. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes. Investors that recognize a loss on a sale or exchange of a REMIC Regular Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to such certificate), determined as of the date of purchase of such REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates-- Market Discount" and "--Premium".

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury Department regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. As provided in each Pooling and Servicing Agreement, a REMIC may recognize "net income from foreclosure property" subject to federal income tax to the extent that the REMIC Administrator determines that such method of operation will result in a greater after-tax return to the trust fund than any other method of operation.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax or contributions tax will be borne by the related REMIC administrator, master servicer, special servicer, manager or trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a REMIC administrator, a master servicer, special servicer, manager or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.


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

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in such entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.

     If an "electing large partnership" holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, a "disqualified organization" means (1) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (2) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (3) any organization described in Section 1381(a)(2)(C) of the Code. In addition, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an "electing large partnership" means a partnership (other than a service partnership or certain commodity pools) having more than 100 members that has elected to apply certain simplified reporting provisions under the Code.


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

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the holder of the largest percentage interest in a class of REMIC Residual Certificates will be the "tax matters person" with respect to the related REMIC, and the REMIC administrator will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as agent of, and attorney-in-fact for, the tax matters person with respect to the REMIC in all respects.

     As the tax matters person, the REMIC administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury Department regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury Department regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other nonindividuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury Department regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless otherwise specified in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator.


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

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 28% (which rate will be increased to 31% after 2010) if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Certificateholders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a U.S. Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a U.S. Person and providing the name and address of such Certificateholder). It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

     Treasury regulations provide new methods of satisfying the beneficial ownership certification requirement described above, including a new series of forms. These regulations require, in the case of REMIC Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule applies in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.


GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, in the opinion of counsel to the depositor for such series, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the


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depositor has prepared or reviewed the statements in this prospectus under the heading "Certain Federal Income Tax Consequences--Grantor Trust Funds," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.


Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.


Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under
Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be


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reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Under tax legislation enacted in 2001, this limitation on deductions under
Section 68 will be phased out beginning in 2006 and will be eliminated after 2009. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates --Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the


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

depositor, the master servicer, the special servicer, any sub-servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon).


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

If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. For a definition of "stated redemption price," see "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans by the trustee or master servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such

Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such mortgage loan at the beginning of the accrual period that includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount", that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by (or, in the case of accrual basis Certificateholders, due to) the trust fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the holder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

     Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the mortgage loans.

     Further, under the rules described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a Certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Proposed Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such mortgage loan.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Treasury Department regulations have been promulgated regarding contingent payment debt instruments, but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of such Regulations, may also be excepted from such regulations. Like the OID Regulations, the contingent payment regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of
Section 1286 of the Code.

     If the contingent payment rules similar to those under the OID Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the comparable yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The comparable yield referred to above is a rate that, as of the issue date, reflects the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to the contingent payment debt instrument, including general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the comparable yield.

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this prospectus generally provides for tax rates of noncorporate taxpayers on ordinary income that are higher than the rates on long-term capital gains (generally, property held for more than one year). No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Investors that recognize a loss on a sale or exchange of a Grantor Trust Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the trustee or master servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and such other customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or master servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described above in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "-- REMICs--Foreign Investors in REMIC Certificates" above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

     On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust" under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.


                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                         CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to
Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.


PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets included in a related trust fund to be deemed assets of such Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined in the Plan Asset Regulations. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

     The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" Ginnie Mae, Freddie Mac, Farmer Mac and Fannie Mae Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations; potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing certificates if such MBS are included in the trust fund.

     The DOL has granted to certain underwriters administrative exemptions, each an "Exemption", for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. An Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the offered certificates, underwritten by the underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemptions include mortgage loans such as the mortgage assets. However, it should be noted that in issuing the Exemptions, the DOL may not have considered interests in pools of the exact nature as some of the offered certificates. If all of the conditions of an Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the mortgage assets, the acquisition, holding and resale of the offered certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.


INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of PTCE 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of any of the Exemptions solely because they
(1) are subordinated to other classes of certificates in the trust and/or (2) have not received a rating at the time of the acquisition in one of the four highest rating categories from a nationally recognized statistical rating agency. All other conditions of one of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL has issued final regulations providing guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

     Any Plan fiduciary which proposes to purchase offered certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection with any planned purchase.


TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Plan will be considered unrelated business taxable income and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions".


                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, certain classes of the offered certificates will constitute "mortgage related securities" for purposes of SMMEA. Generally, the only classes of the offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those Classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities", other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.


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

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class or series constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.


                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.


                            METHOD OF DISTRIBUTION

     The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

     The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

     1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, which may include Banc of America Securities LLC, an affiliate of the depositor;

     2. By placements by the depositor with institutional investors through dealers; and

     3.   By direct placements by the depositor with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

     In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect to such liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Banc of America Securities LLC in connection with offers and sales related to market-making transactions in offered certificates previously offered hereunder in transactions with respect to which Banc of America Securities LLC acts as principal. Banc of America Securities LLC may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.


                                 LEGAL MATTERS

     Certain legal matters relating to the certificates will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP. Certain legal matters relating to the certificates will be passed upon for the underwriter by the counsel described in the related prospectus supplement under "Legal Matters". Certain federal income tax matters and other matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP.


                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.


                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


                             AVAILABLE INFORMATION

     The depositor has filed with the Securities and Exchange Commission a Registration Statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus or in such prospectus supplement, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

     No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this prospectus or any related prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or any other person. Neither the delivery of this prospectus or any related prospectus supplement nor any sale made under this prospectus or any related prospectus supplement shall under any circumstances create an implication that there has been no change in the information in this prospectus since the date of this prospectus or in such prospectus supplement since the date of the prospectus supplement. This prospectus and any related prospectus supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

     The master servicer, the trustee or another specified person will cause to be provided to registered holders of the offered certificates of each series periodic unaudited reports concerning the related trust fund. If beneficial interests in a class or series of offered certificates are being held and transferred in book-entry format through the facilities of The DTC as described in this prospectus, then unless otherwise provided in the related prospectus supplement, such reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates".

     The depositor will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. The depositor intends to make a written request to the staff of the Securities and Exchange Commission that the staff either (1) issue an order pursuant to Section 12(h) of the Securities Exchange Act of 1934, as amended, exempting the depositor from certain reporting requirements under the Securities Exchange Act of 1934, as amended, with respect to each trust fund or (2) state that the staff will not recommend that the Commission take enforcement action if the depositor fulfills its reporting obligations as described in its written request. If such request is granted, the depositor will file or cause to be filed with the Securities and Exchange Commission as to each trust fund the periodic unaudited reports to holders of the offered certificates referenced in the preceding paragraph; however, because of the nature of the trust funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of certificateholders expected for each series, the depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related trust fund.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The depositor hereby incorporates by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of an offering of offered certificates evidencing interests in that trust fund. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the depositor should be directed in writing to its principal executive offices at 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-2400.


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

                                   GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "401(c) Regulations" means those regulations issued by the DOL which provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.

     "Accrued Certificate Interest" means for each Distribution Date an amount equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such Distribution Date.

     "Accrual Certificates" means one or more classes of certificates that may not be entitled to distributions of interest until the occurrence of certain events, such as the retirement of one or more other classes of certificates.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "Available Distribution Amount" means unless otherwise provided in the related prospectus supplement for any series of certificates and any Distribution Date the total of all payments or other collections (or advances in lieu of such collections and advances) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date.

     "Bankruptcy Code" means the U.S. Bankruptcy Code.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Certificate Account" means for the trust fund one or more established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described this prospectus and the related prospectus supplement.

     "Certificate Balance" means the initial stated principal amount of each individual class of certificates for a given series other than real estate mortgage investment conduit residual certificates or certain classes of stripped interest certificates.

     "Certificate Owner" means the actual purchaser of a book-entry certificate.

     "Closing Date" means date of the initial issuance of the certificates of a given series.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial Property" means office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land comprising some or all of the mortgaged properties included in the trust fund.

     "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "Companion Class" means one or more classes of certificate where distributions of principal with respect to one or more other classes of certificates may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

     "Controlled Amortization Class" means one or more classes of certificates where distributions of principal may be made, subject to available funds, based on a specified principal payment schedule.

     "CPR" means the constant prepayment rate model representing an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Cut-off Date" means the specified date initial aggregate outstanding principal balance of the related mortgage assets as of a specified date.

     "Debt Service Coverage Ratio" means at any given time for a mortgage loan the ratio of--

     o the Net Operating Income derived from the related mortgaged property for a twelve-month period to

     o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     "Determination Date" means the date upon which that all scheduled payments on the mortgage loans in the trust fund are received or advanced by the master servicer, special servicer or other specified person will be distributed to certificateholders of the related series on the next succeeding Distribution Date.

     "Direct Participant" means the securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations that maintain accounts with DTC.

     "Distribution Date" means the date as described in the prospectus supplement upon which distributions on or with respect to the certificates will be made.

     "DOL" means the United States Department of Labor.

     "DTC" means The Depository Trust Company.

     "Due Date" means a specified date upon which scheduled payments of interest, principal or both are to be made under a mortgage loan and may occur monthly, quarterly, semi-annually or annually.

     "Due Period" means a specified time period (generally corresponding in length to the period between Distribution Dates).

     "Equity Participation" means a provision under a mortgage loan that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Excess Funds" means in general that portion of the amounts distributable in respect of the certificates of any series on any Distribution Date that represent--

     o interest received or advanced on the mortgage assets in the trust fund that is in excess of the interest currently accrued on the certificates of such series; or

     o Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the trust fund that do not constitute payments of interest or principal.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fannie Mae" means Federal National Mortgage Association.

     "Freddie Mac" means Federal Home Loan Mortgage Corporation.

     "Garn Act" means the Garn-St Germain Depository Institutions Act of 1982.

     "Ginnie Mae" means Governmental National Mortgage Association.

     "Grantor Trust Certificates" means certificates in a trust treated as a grantor trust under applicable provisions of the Code.

     "Grantor Trust Fractional Interest Certificate" means a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest at a pass-through rate.

     "Grantor Trust Fund" means that portion of the trust fund as to which no REMIC election has been made.

     "Grantor Trust Strip Certificate" means a Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund.

     "Indirect Participant" means those banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.

     "Insurance and Condemnation Proceeds" means proceeds applied to the restoration of a mortgaged property or released to the related borrower in connection with the full or partial condemnation of such mortgaged property.

     "IRS" means the Internal Revenue Service.

     "Issue Premium" means, in the case of a class of REMIC Regular Certificates issued at a price in excess of the stated redemption price of that class, the amount of such excess.

     "Liquidation Proceeds" means all proceeds received under any hazard, title or other insurance policy (other than Insurance and Condemnation Proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise.

     "Loan-to-Value Ratio" means for a mortgage loan the ratio (expressed as a percentage) of--

     o the then outstanding principal balance of the mortgage loan and any other loans senior that are secured by the related mortgaged property to

     o its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of the mortgage loan.

     "Lock-out Period" means the period in which prepayments are prohibited under a mortgage loan.

     "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities that may comprise the assets of the trust fund.

     "MERS" means Mortgage Electronic Registration Systems, Inc.

     "Mortgage Asset Seller" means the entity from whom the depositor purchased a mortgage asset either directly or indirectly, included in the trust fund. The Mortgage Asset Seller may or may not be the originator of the related mortgage loan or the issuer of the MBS and may be an affiliate of the depositor.

     "Mortgage Rate" means the rate at which a mortgage loan accrues interest which may be fixed over its term or that adjusts from time to time, converted at the borrower's election from an adjustable to a fixed rate, or from a fixed to an adjustable rate.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures comprising some or all of the mortgaged properties included in the trust fund.

     "Net Operating Income" means for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than--

     o    noncash items such as depreciation and amortization;

     o    capital expenditures; and

     o debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

     "NCUA" means the National Credit Union Administration.

     "Notional Amount" means the amount upon which a Stripped Interest Certificate is calculated to accrue interest which is either--

     o based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o equal to the Certificate Balances of one or more other classes of certificates of the same series.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID Regulations" means the Treasury Department regulations issued under Sections 1271-1273 and 1275 of the Code.

     "OTS" means the Office of Thrift Supervision.

     "Parties in Interest" means "parties in interest" as defined in ERISA and "disqualified person" as defined in Section 4975 of the Code.

     "Percentage Interest" means the undivided percentage interest represented by an offered certificate of a particular class which will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

     "Permitted Investments" means government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series into which funds from the Certificate Account may be invested.

     "Plan" means retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

     "Plan Asset Regulations" means Section 2510.3-101 of the regulations issued by the DOL, concerning what constitutes assets of a Plan.

     "Pooling and Servicing Agreement" means pooling and servicing agreement or other agreement specified in the related prospectus supplement pursuant to which certificates of each series will be issued.

     "Prepayment Assumption" means the prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates or, if applicable, Grantor Trust Certificates, as disclosed in the related prospectus supplement.

     "Prepayment Interest Shortfall" means the result when a prepayment on any mortgage loan is distributable to certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.

     "Prepayment Premium" means the payment of any premium or yield maintenance charge in connection with certain prepayments under a mortgage loan.

     "PTCE 95-60" means Prohibited Transaction Class Exemption 95-60.

     "Purchase Price" means the price as specified in the prospectus supplement at which a Mortgage Asset Seller will be required to repurchase a mortgage loan under the conditions set forth in the prospectus supplement.


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

     "Record Date" means last business day of the month preceding the month in which the applicable Distribution Date occurs.

     "Relief Act" means the Servicemembers Relief Act.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the REMIC Provisions of the Code.

     "REMIC Certificates" means certificates representing interests in a trust fund, or a portion of the trust fund, that the REMIC administrator will elect to have treated as REMIC.

     "REMIC Provisions" means Sections 860A through 860G of the Code.

     "REMIC Regular Certificates" means certificates evidencing or constituting ownership of "regular interests" in the trust fund or a designated portion of the trust under the REMIC Provisions.

     "REMIC Regulations" means the Treasury Department regulations issued under the REMIC Provisions.

     "REMIC Residual Certificateholder" means the holder of a REMIC Residual Certificate.

     "REMIC Residual Certificates" means certificates evidencing or constituting ownership of "residual interests" in the trust or a designated portion of the trust under the REMIC Provisions.

     "REO Properties" means mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates in a given series that are senior to one or more other classes of certificates in entitlement to certain distributions;

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means the standard prepayment assumption representing an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans.


     "Stripped Interest Certificate" means those certificates entitled to distributions of interest, with disproportionate, nominal or no distributions of principal.

     "Stripped Principal Certificate" means entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

     "Subordinate Certificates" means certificates in a given series that are subordinate to one or more other classes of certificates in entitlement to certain distributions;

     "Tiered REMIC" means designated portions of the trust fund treated as two or more REMICs.

     "Treasury Department" means the United States Treasury Department.

     "UCC" means for any jurisdiction the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means--

     o    a citizen or resident of the United States;

     o a corporation or partnership created or organized in, or under the laws of, the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes;

     o an estate whose income is subject to United States federal income tax purposes regardless of the source of its income; or

     o    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Department regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

     "Voting Rights" means the voting rights evidenced by each series of certificates.

     "Warranting Party" means a party that makes certain representations and warranties regarding the mortgage loans.

                         NOTES CONCERNING INFORMATION
                           PRESENTED IN THE ATTACHED
                               COMPUTER DISKETTE

This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is "BACM2004_3.xls" The file "BACM2004_3.xls" is a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEX A of the Prospectus Supplement.

Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A data, "click" on the worksheet labeled "ANNEX A."

----------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================
YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.

DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS UNTIL OCTOBER 12, 2004.
                        --------------------------------
                                TABLE OF CONTENTS
                                                                           PAGE
                                                                           ----
                              PROSPECTUS SUPPLEMENT
Table of Contents ......................................................    S-3
Important Notice About Information Presented in this
  Prospectus Supplement and the Accompanying Prospectus ................    S-6
Executive Summary ......................................................    S-7
Summary of Prospectus Supplement .......................................   S-11
Risk Factors ...........................................................   S-24
Description of the Mortgage Pool .......................................   S-70
Servicing of the Mortgage Loans ........................................  S-129
Description of the Certificates ........................................  S-151
The Trustee ............................................................  S-189
Yield and Maturity Considerations ......................................  S-190
Use of Proceeds ........................................................  S-198
Certain Federal Income Tax Consequences ................................  S-198
Certain ERISA Considerations ...........................................  S-200
Legal Investment .......................................................  S-203
Method of Distribution .................................................  S-204
Legal Matters ..........................................................  S-205
Ratings ................................................................  S-205
Index of Principal Definitions .........................................  S-206
ANNEX A ................................................................    A-1
ANNEX B ................................................................    B-1
ANNEX C ................................................................    C-1
ANNEX D ................................................................    D-1
                                   PROSPECTUS
Summary of Prospectus ..................................................      6
Risk Factors ...........................................................     11
Prospectus Supplement ..................................................     18
Capitalized Terms Used in This Prospectus ..............................     18
Description of the Trust Funds .........................................     19
Yield and Maturity Considerations ......................................     25
The Depositor ..........................................................     30
Description of the Certificates ........................................     30
The Pooling and Servicing Agreements ...................................     38
Description of Credit Support ..........................................     56
Certain Legal Aspects of Mortgage Loans ................................     59
Certain Federal Income Tax Consequences ................................     71
State and Other Tax Consequences .......................................     98
Certain ERISA Considerations ...........................................     99
Legal Investment .......................................................    101
Use of Proceeds ........................................................    103
Method of Distribution .................................................    103
Legal Matters ..........................................................    104
Financial Information ..................................................    104
Rating .................................................................    104
Available Information ..................................................    105
Incorporation of Certain Information by Reference ......................    106
Glossary ...............................................................    107

                                 $782,927,364
                                 (APPROXIMATE)

                                BANC OF AMERICA
                           COMMERCIAL MORTGAGE INC.
                                   DEPOSITOR

                  CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4,
               CLASS A-5, CLASS B, CLASS C, CLASS D AND CLASS E

                                BANC OF AMERICA
                           COMMERCIAL MORTGAGE INC.
                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES
                                  SERIES 2004-3

                            -------------------------
                              PROSPECTUS SUPPLEMENT
                            -------------------------

                         BANC OF AMERICA SECURITIES LLC
                            BEAR, STEARNS & CO. INC.
                             GOLDMAN, SACHS & CO.

                                 JUNE 30, 2004
================================================================================